Exhibit 10.1

Execution Version

CREDIT AGREEMENT

Dated as of December 21, 2011

among

SAMSON INVESTMENT COMPANY,

as the Borrower,

The Several Lenders

from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Collateral Agent,

Swingline Lender and a Letter of Credit Issuer,

WELLS FARGO BANK, N.A.,

as Syndication Agent,

and

J.P. MORGAN SECURITIES LLC and

WELLS FARGO SECURITIES, LLC,

as Lead Arrangers

J.P. MORGAN SECURITIES LLC,

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BMO CAPITAL MARKETS CORP.,

BARCLAYS CAPITAL,

CITIGROUP GLOBAL MARKETS INC.,

CREDIT SUISSE SECURITIES (USA) LLC,

MIZUHO CORPORATE BANK, LTD. and

RBC CAPITAL MARKETS,

as Joint Bookrunners

KKR CAPITAL MARKETS LLC,

as Joint Manager and Arranger

SECTION 5. Payments		72

5.1	Voluntary Prepayments	72
5.2	Mandatory Prepayments	73
5.3	Method and Place of Payment	74
5.4	Net Payments	75
5.5	Computations of Interest and Fees	78
5.6	Limit on Rate of Interest	78

SECTION 6. Conditions Precedent to Initial Borrowing		79

6.1	Credit Documents	79
6.2	Collateral	79
6.3	Legal Opinions	80
6.4	Contemporaneous Debt Repayment	80
6.5	Equity Contribution	80
6.6	Closing Certificates	80
6.7	Authorization of Proceedings of Each Credit Party; Organizational Documents	80
6.8	Fees	80
6.9	Representations	80
6.10	Solvency Certificate	80
6.11	Acquisition	80
6.12	Patriot Act	81
6.13	Historical Financial Statements	81
6.14	Pro Forma Financial Statements	81
6.15	Material Adverse Change	81

SECTION 7. Conditions Precedent to All Credit Events		81

7.1	No Default; Representations and Warranties	81
7.2	Notice of Borrowing	82

SECTION 8. Representations, Warranties and Agreements		82

8.1	Corporate Status	82
8.2	Corporate Power and Authority; Enforceability	82
8.3	No Violation	82
8.4	Litigation	83
8.5	Margin Regulations	83
8.6	Governmental Approvals	83
8.7	Investment Company Act	83
8.8	True and Complete Disclosure	83
8.9	Financial Condition; Financial Statements	83
8.10	Tax Matters	84
8.11	Compliance with ERISA	84
8.12	Subsidiaries	85
8.13	Intellectual Property	85
8.14	Environmental Laws	85
8.15	Properties	85
8.16	Solvency	86
8.17	Insurance	86
8.18	Gas Imbalances, Prepayments	86
8.19	Marketing of Production	86
8.20	Hedge Agreements	86
8.21	Patriot Act	86

SECTION 9. Affirmative Covenants		87

9.1	Information Covenants	87
9.2	Books, Records and Inspections	91
9.3	Maintenance of Insurance	92
9.4	Payment of Taxes	92
9.5	Consolidated Corporate Franchises	92
9.6	Compliance with Statutes, Regulations, Etc.	92
9.7	ERISA	92
9.8	Maintenance of Properties	93
9.9	Transactions with Affiliates	94
9.10	End of Fiscal Years; Fiscal Quarters	95
9.11	Additional Guarantors, Grantors and Collateral	95
9.12	Use of Proceeds	96
9.13	Further Assurances	97
9.14	Reserve Reports	97
9.15	Title Information	98
9.16	Change in Business	98

SECTION 10. Negative Covenants		99

10.1	Limitation on Indebtedness	99
10.2	Limitation on Liens	103
10.3	Limitation on Fundamental Changes	105
10.4	Limitation on Sale of Assets	107
10.5	Limitation on Investments	109
10.6	Limitation on Dividends	111
10.7	Limitations on Debt Payments and Amendments	114
10.8	Negative Pledge Agreements	115
10.9	Limitation on Subsidiary Distributions	116
10.10	Hedge Agreements	117
10.11	Consolidated Total Debt to Consolidated EBITDAX Ratio	118

SECTION 11. Events of Default		119

11.1	Payments	119
11.2	Representations, Etc.	119
11.3	Covenants	119
11.4	Default Under Other Agreements	120
11.5	Bankruptcy, Etc.	120
11.6	ERISA	120
11.7	Guarantee	121
11.8	Security Documents	121
11.9	Judgments	121
11.10	Change of Control	121
11.11	Equity Cure	122

SECTION 12. The Agents		123

12.1	Appointment	123
12.2	Delegation of Duties	124
12.3	Exculpatory Provisions	124
12.4	Reliance by Agents	124

12.5	Notice of Default	125
12.6	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	125
12.7	Indemnification	126
12.8	Agents in Its Individual Capacities	126
12.9	Successor Agents	127
12.10	Withholding Tax	127
12.11	Security Documents and Collateral Agent under Security Documents and Guarantee	128
12.12	Right to Realize on Collateral and Enforce Guarantee	128
12.13	Administrative Agent May File Proofs of Claim	128

SECTION 13. Miscellaneous		129

13.1	Amendments, Waivers and Releases	129
13.2	Notices	130
13.3	No Waiver; Cumulative Remedies	131
13.4	Survival of Representations and Warranties	131
13.5	Payment of Expenses; Indemnification	131
13.6	Successors and Assigns; Participations and Assignments	132
13.7	Replacements of Lenders under Certain Circumstances	136
13.8	Adjustments; Set-off	137
13.9	Counterparts	137
13.10	Severability	138
13.11	Integration	138
13.12	GOVERNING LAW	138
13.13	Submission to Jurisdiction; Waivers	138
13.14	Acknowledgments	138
13.15	WAIVERS OF JURY TRIAL	139
13.16	Confidentiality	139
13.17	Release of Collateral and Guarantee Obligations	140
13.18	USA PATRIOT Act	141
13.19	Payments Set Aside	141
13.20	Reinstatement	141
13.21	Disposition of Proceeds	142
13.22	Collateral Matters; Hedge Agreements	142

SCHEDULES

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Debt Repayment
Schedule 1.1(c)	Excluded Stock
Schedule 1.1(d)	Excluded Subsidiaries
Schedule 1.1(e)	Existing Letters of Credit
Schedule 1.1(f)	Closing Date Subsidiary Guarantors
Schedule 1.1(g)	Closing Date Hedge Banks
Schedule 1.1(h)	Closing Date Mortgaged Properties
Schedule 6.3	Local Counsels
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 8.18	Closing Date Gas Imbalances
Schedule 8.19	Closing Date Marketing Agreements
Schedule 8.20	Closing Date Hedge Agreements
Schedule 9.9	Closing Date Affiliate Transactions
Schedule 9.13(b)	Further Assurances
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2	Closing Date Liens
Schedule 10.4	Scheduled Dispositions
Schedule 10.5	Closing Date Investments
Schedule 10.8	Closing Date Negative Pledge Agreements
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Reserve Report Certificate
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Letter of Credit Request
Exhibit D	Form of Guarantee
Exhibit E	Form of Security Agreement
Exhibit F	Form of Pledge Agreement
Exhibit G	Form of Mortgage/Deed of Trust (Texas)
Exhibit H	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
Exhibit I	Form of Credit Party Closing Certificate
Exhibit J	Form of Assignment and Acceptance
Exhibit K	Form of Promissory Note
Exhibit L	Form of Intercompany Note
Exhibit M	Form of Solvency Certificate
Exhibit N	Form of Non-Bank Tax Certificate

CREDIT AGREEMENT, dated as of December 21, 2011, among SAMSON INVESTMENT COMPANY, a Nevada corporation (the “Borrower”), (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1), the banks, financial institutions and other lending institutions from time to time parties as lenders hereto (each a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party hereto.

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of November 22, 2011 (together with all exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time, the “Stock Purchase Agreement”), among Samson Resources Corporation (“Holdings”), the Borrower and the Selling Stockholders named (and as defined) therein (collectively, the “Seller”), Holdings will, directly or indirectly, acquire from the Seller all of the issued and outstanding shares of capital stock of the Borrower (the “Acquisition”);

WHEREAS, to fund, in part, the Acquisition, it is intended that the Co-Investors will contribute an amount in cash to Holdings and/or a direct or indirect parent thereof in exchange for Stock (such contribution, the “Equity Investments”), which shall be no less than 40% of the pro forma total capitalization of the Holdings and its Subsidiaries after giving effect to the Transactions (the “Minimum Equity Amount”);

WHEREAS, to consummate the transactions contemplated by the Stock Purchase Agreement, it is intended that the Borrower will enter into a senior unsecured interim loan agreement, dated as of the Closing Date (as amended, supplemented or otherwise modified from time to time, the “Senior Interim Loan Agreement”), by and among the Borrower, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Borrower will borrow senior unsecured loans in an aggregate principal amount of $2,250,000,000 (the “Senior Interim Loans”);

WHEREAS, in connection with the foregoing, (I) the Borrower has requested that the Lenders extend credit in the form of Loans made available to the Borrower on the Closing Date in an aggregate principal amount of approximately $1,350,000,000 (the “Closing Date Loans”) and at any time and from time to time after the Closing Date subject to the Available Commitment, (II) the Borrower has requested that the Letter of Credit Issuer issue Letters of Credit (subject to the Available Commitment) at any time and from time to time prior to the L/C Maturity Date, in an aggregate Stated Amount at any time outstanding not in excess of $200,000,000 and (III) the Borrower has requested that the Swingline Lender extend credit in the form of Swingline Loans (subject to the Available Commitment) at any time and from time to time prior to the Swingline Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $50,000,000;

WHEREAS, the net proceeds of the Closing Date Loans, together with the net proceeds of the Senior Interim Loans and the net proceeds of the Equity Investments, will be used on the Closing Date to consummate the Acquisition, to effect the Debt Repayments and to pay Transaction Expenses;

WHEREAS, following the Closing Date, the proceeds of the Loans will be used by the Borrower for the acquisition, development and exploration of Oil and Gas Properties and for working capital and other general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions) and the Letters of Credit will be used by the Borrower and its Subsidiaries for general corporate purposes and to support deposits required under purchase agreements pursuant to which the Borrower or its Subsidiaries may acquire Oil and Gas Properties and other assets;

WHEREAS, the Lenders, the Swingline Lender and the Letter of Credit Issuer are willing to make available to the Borrower such revolving credit, swingline and letter of credit facilities upon the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1. Definitions

1.1 Defined Terms.

(a) As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus  1⁄2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on such day by reference to the rate appearing on the Reuters Screen LIBOR01 Page (or any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to the Reuters Screen LIBOR01 Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for a period equal to one-month. The “prime rate” is a rate set by the Administrative Agent based upon various factors, including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the ABR due to a change in such rate announced by the Administrative Agent, in the Federal Funds Effective Rate or in the one-month LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Acquired EBITDAX” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDAX of such Pro Forma Entity (determined using such definitions as if references to the Borrower and its Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDAX.”

“Acquisition” shall have the meaning provided in the recitals to this Agreement.

“Additional Lender” shall have the meaning provided in Section 2.16(a).

“Adjusted Financial Performance Covenant” means the Financial Performance Covenant; provided that each figure to the left of the word “to” in the “Ratio” column in the table set forth in Section 10.11 shall be decreased by (x) until the second anniversary following the Closing Date, 0.50 and (y) thereafter 0.25. For example, for the Test Period ending June 30, 2012, the “Ratio” shall be 4.50 to 1.00 (instead of 5.00 to 1.00).

“Adjusted Total Commitment” shall mean, at any time, the Total Commitment less the aggregate amount of Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” (“controlling”) and “controlled” shall have meanings correlative thereto.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall mean this Credit Agreement.

“Applicable Equity Amount” shall mean, at any time (the “Applicable Equity Amount Reference Time”), an amount equal to, without duplication,

(a) the amount of any capital contributions made in cash to, or any proceeds of an equity issuance received by, the Borrower during the period from and including the Business Day immediately following the Closing Date, through and including the Applicable Equity Amount Reference Time, including proceeds from the issuance of Stock or Stock Equivalents of any direct or indirect parent of the Borrower, but excluding all proceeds from the issuance of Disqualified Stock; minus

(b) the sum, without duplication, of:

(i) the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary pursuant to Section 10.5(g)(iii)(B), Section 10.5(h)(ii) and Section 10.5(i)(B) after the Closing Date, and prior to the Applicable Equity Amount Reference Time;

(ii) the aggregate amount of any Dividends made by the Borrower pursuant to Section 10.6(j) after the Closing Date, and prior to the Applicable Equity Amount Reference Time; and

(iii) the aggregate amount of prepayments, repurchases, redemptions and defeasances made by the Borrower or any Restricted Subsidiary pursuant to Section 10.7(c)(iii) after the Closing Date and prior to the Applicable Equity Amount Reference Time.

“Applicable Margin” shall mean, for any day, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:

Borrowing Base Utilization Grid
Borrowing Base	X < 30%	> 30% X <60%	>60% X <80%	> 80% X <90%	X > 90%
Utilization Percentage
LIBOR Loans	1.50%	1.75%	2.00%	2.25%	2.50%
ABR Loans	0.50%	0.75%	1.00%	1.25%	1.50%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

Each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” shall mean (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) W. D. Van Gonten & Co. Petroleum Engineering, (d) LaRoche Petroleum Consultants, Ltd. and (e) at the Borrower’s option, any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit J or such other form as may be approved by the Administrative Agent.

“Authorized Officer” shall mean as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(b).

“Available Commitment” shall mean, at any time, (a) the Loan Limit at such time minus (b) the aggregate Total Exposures of all Lenders at such time.

“Bank Price Deck” shall mean the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with the terms of this Agreement.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“benefited Lender” shall have the meaning provided in Section 13.8.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the introductory paragraph hereto.

“Borrowing” shall mean the incurrence of one Type of Loan on a given date (or resulting from conversions on a given date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Loans).

“Borrowing Base” shall mean, at any time, an amount equal to the amount determined in accordance with Section 2.14, as the same may be adjusted from time to time pursuant to the provisions thereof.

“Borrowing Base Deficiency” occurs if, at any time, the aggregate Total Exposures of all Lenders exceeds the Borrowing Base then in effect. The amount of the Borrowing Base Deficiency is the amount by which Total Exposures of all Lenders exceeds the Borrowing Base then in effect.

“Borrowing Base Properties” shall mean the Oil and Gas Properties of the Credit Parties included in the Initial Reserve Report and thereafter in the most recently delivered Reserve Report delivered pursuant to Section 9.14.

“Borrowing Base Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding at least 90% of the Adjusted Total Commitment at such date or (b) if the Total Commitment has been terminated, Lenders having or holding at least 90% of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Borrowing Base Utilization Percentage” shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the aggregate Total Exposures of all Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Tulsa, Oklahoma are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a LIBOR Loan, (b) any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or (c) any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person; provided that leases that are recharacterized as Capital Leases due to a change in GAAP after January 1, 2011 shall not be treated as Capital Leases for any purpose under this Agreement but shall instead be treated as they would have been in accordance with GAAP as in effect on January 1, 2011.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP; provided that obligations that are recharacterized as Capitalized Lease Obligations due to a change in GAAP after January 1, 2011 shall not be treated as Capitalized Lease Obligations for any purpose under this Agreement but shall instead be treated as they would have been in accordance with GAAP as in effect on January 1, 2011.

“Cash Collateralize” shall have the meaning provided in Section 3.8(c).

“Cash Management Agreement” shall mean any agreement entered into from time to time by Holdings, the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any Person that either (a) at the time it provides Cash Management Services, (b) on the Closing Date or (c) at any time after it has provided any Cash Management Services, is a Lender or an Agent or an Affiliate of a Lender or an Agent.

“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreement.

“Casualty Event” shall mean, with respect to any Collateral, (a) any damage to, destruction of, or other casualty or loss involving, any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any property or asset.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender with any guideline, request, directive or order enacted or promulgated after the Closing Date by any central bank or other governmental or quasi governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Closing Date regardless of the date adopted, enacted or promulgated and shall be included as a Change in Law only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a)(ii) and (c) of Section 2.10 generally on other borrowers of loans under United States reserve-based credit facilities.

“Change of Control” shall mean and be deemed to have occurred if:

(a) (i) at any time prior to a Qualifying IPO, (x) the Permitted Holders shall at any time cease, directly or indirectly, to have the power to vote or direct the voting of at least 35% of the Voting Stock of Holdings or (y) any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and its Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of a percentage of the voting power of the outstanding Voting Stock of Holdings that is greater than the percentage of such voting power of such Voting Stock in the aggregate, directly or indirectly, beneficially owned by the Permitted Holders or (ii) at any time on and after a Qualifying IPO, any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (or any holding company parent of Holdings owned directly or indirectly by the Permitted Holders), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of Holdings having more than the greater of (A) 35% of the ordinary voting power for the election of directors of Holdings and (B) the percentage of the ordinary voting power for the election of directors of Holdings owned in the aggregate, directly or indirectly, beneficially, by the Permitted Holders, unless in the case of either clause (i) or (ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of Holdings; or

(b) at any time Continuing Directors shall not constitute at least a majority of the Board of Directors of Holdings; or

(c) the failure of Holdings, directly or indirectly, through wholly owned subsidiaries to own beneficially and of record, all of the Stock of the Borrower (other than in respect to a Qualifying IPO by the Borrower); or

(d) a “Change of Control” (as defined in the Senior Interim Loan Agreement or Senior Notes Indenture) shall have occurred;

provided that (x) at any time when at least a majority of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity, all references in clause (a) and clause (b) to “Holdings” (other than in this proviso) shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock of Holdings and (y) at any time when Holdings does not own a majority of the outstanding Voting Stock of the Borrower, all references in clause (a) and clause (b) to “Holdings” shall be deemed to refer to the Borrower.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Existing Loans, Extended Loans (of the same Extension Series) or Swingline Loans, when used in reference to any Commitment, refers to whether such Commitment is an Existing Commitment, an Extended Commitment (of each Extension Series) or a Swingline Commitment and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a single class.

“Closing Date” shall mean December 21, 2011.

“Closing Date Loans” shall have the meaning provided in the recitals to this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Co-Investors” shall mean the Sponsors and Itochu.

“Collateral” shall have the meaning provided for such term in each of the Security Documents; provided that with respect to any Mortgages, “Collateral”, as defined herein, shall include “Mortgaged Property” as defined therein.

“Collateral Agent” shall mean JPMorgan Chase Bank, N.A., as collateral agent under the Security Documents, or any successor collateral agent appointed in accordance with the provisions of Section 12.9.

“Collateral Coverage Minimum” shall mean that the Collateral, including the Mortgaged Properties, shall represent (a) from the date that is 90 days following the Closing Date up to (but excluding) the date that is 120 days following the Closing Date, at least 50% of the PV-9 of the Credit Parties’ total Proved Reserves and (b) from the date that is 120 days following the Closing Date and thereafter, at least 80% of the PV-9 of the Credit Parties’ total Proved Reserves, in each case, included either in the Initial Reserve Report or in the most recent Reserve Report delivered pursuant to Section 9.14.

“Commitment” shall mean, (a) with respect to each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Commitment, in each case as the same may be changed from time to time pursuant to terms of this Agreement. The aggregate amount of the Commitments as of the Closing Date is $2,250,000,000.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Commitment Fee Rate” shall mean, for any day, with respect to the Available Commitment on any day, the applicable rate per annum set forth next to the row heading “Commitment Fee Rate” in the definition of “Applicable Margin” and based upon the Borrowing Base Utilization Percentage in effect on such day.

“Commitment Percentage” shall mean, at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the amount of the Total Commitment at such time; provided that at any time when the Total Commitment shall have been terminated, each Lender’s Commitment Percentage shall be the percentage obtained by dividing (i) such Lender’s Total Exposure at such time by (ii) the aggregate Total Exposures of all Lenders at such time.

“Company Representations” shall mean the representations and warranties made by the Seller or Samson, in either case, with respect to the Samson Acquired Business in the Stock Purchase Agreement as are material to the interests of the Lenders, but only to the extent that Holdings (or one of its Affiliates) has the right to terminate its obligations under the Stock Purchase Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties in the Stock Purchase Agreement.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Consolidated EBITDAX” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Borrower and the Restricted Subsidiaries for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations, bank fees and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital, including U.S. federal, state, non-U.S., franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations,

(iii) depreciation, depletion and amortization, including the amortization of intangible assets established through purchase accounting and the amortization of deferred financing fees or costs,

(iv) Non-Cash Charges,

(v) restructuring charges, accruals or reserves or related charges (including restructuring costs related to acquisitions after the Closing Date),

(vi) the amount of management, monitoring, consulting, advisory and similar fees and indemnities and related expenses (it being understood that this clause (vii) is not intended to address ordinary course general and administrative expenses) paid or accrued in such period to (or on behalf of) the Co-Investors to the extent otherwise permitted by Section 9.9(g) and (j),

(vii) exploration expenses or costs (to the extent the Borrower adopts the “successful efforts” method),

(viii) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Stock or Stock Equivalents of the Borrower (other than Disqualified Stock),

(ix) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption,

(x) losses on asset Dispositions, disposals or abandonments (other than asset Dispositions, disposals or abandonments in the ordinary course of business),

(xi) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDAX in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDAX pursuant to paragraph (b) below for any previous period and not added back,

(xii) the amount of “run rate” net cost savings, operating expense reductions and synergies in connection with, as a result of, or related to, the Transactions projected by the Borrower in good faith to be realized as a result of specified actions either taken or expected to be taken (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable, (B) such actions have either been taken or are expected to be taken within 18 months after the Closing Date and (C) the Borrower reasonably expects to realize such savings, operating expense reductions or synergies within 36 months after the Closing Date (it is understood and agreed that (x) “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken, or expected to be taken, net of the amount of actual benefits realized during such period from such actions and (y) amounts added back pursuant to this clause (xii) shall not be duplicative of restructuring or other charges under clause (v) above or of any Pro Forma Adjustment)),

(xiii) the amount of any loss attributable to a new plant or facility, until the date that is 12 months after the date of commencing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Borrower and (B) losses attributable to such plant or facility after 12 months from the date of commencing such construction of or acquiring such plant or facility, as the case may be, shall not be included in this clause (xiii),

(xiv) with respect to any joint venture that is not a Restricted Subsidiary and solely to the extent relating to any net income referred to in clause (h) of the definition of “Consolidated Net Income”, an amount equal to the proportion of those items described in clauses (ii) and (iii) above relating to such joint venture corresponding to the Borrower’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), and

(xv) one-time costs associated with commencing Public Company Compliance,

less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDAX in any prior period),

(ii) gains on asset Dispositions, disposals and abandonments (other than asset Dispositions, disposals and abandonments in the ordinary course of business),

(iii) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at Consolidated EBITDAX in any period to the extent non-cash losses relating to such income were added in the calculation of Consolidated EBITDAX pursuant to paragraph (a) above for any previous period and not deducted, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that:

(A) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDAX currency translation and transaction gains and losses,

(B) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDAX for any period any non-cash gain or loss attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain or loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Codification No. 815 and its related pronouncements and interpretations,

(C) there shall be included in determining Consolidated EBITDAX for any period, without duplication, (A) the Acquired EBITDAX of any Person or business or attributable to any property or asset, acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDAX of any related Person or business or any Acquired EBITDAX attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise Disposed of by the Borrower or such Restricted Subsidiary (each such Person, business, property or asset acquired and not subsequently so Disposed of, an “Acquired Entity or Business”) and the Acquired EBITDAX of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDAX of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, and (B) an adjustment equal to the amount of the Pro Forma Adjustment shall be added back to Consolidated EBTDAX for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in a Pro Forma Adjustment Certificate and delivered to the Administrative Agent (for further delivery to the Lenders), and

(D) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDAX for any period, the Disposed EBITDAX of any Person or business or attributable to any property or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise Disposed of or closed by the Borrower or any Restricted Subsidiary during such period (each such Person, business, property or asset so sold or Disposed of or closed, a “Sold Entity or Business”), and the Disposed EBITDAX of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDAX of such Pro Forma Entity for such period (including the portion thereof occurring prior to such sale, transfer, abandonment or Disposition, closure or conversion) determined on a historical Pro Forma Basis.

Notwithstanding anything to the contrary contained herein and subject to adjustment as provided in clauses (C) and (D) of the immediately preceding proviso with respect to acquisitions and Dispositions occurring following the Closing Date and adjustments as provided under clauses (a)(xii) or (xiii) above, Consolidated EBITDAX shall be deemed to be $296,600,000 and $266,800,000 for the fiscal-quarters ended June 30, 2011 and September 30, 2011, respectively.

Notwithstanding the foregoing, the aggregate amount of addbacks made pursuant to subclauses (xii) and (xiii) of clause (a) above in any Test Period shall not exceed 15% of Consolidated EBITDA (prior to giving effect to such addbacks) for such Test Period.

“Consolidated Net Income” shall mean, for any period, the net income (loss) attributable to the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) any extraordinary, unusual or non-recurring charges and gains for such period (less all fees and expenses relating thereto), including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives, severance costs, relocation costs, signing costs, retention or completion bonuses, transition costs, costs related to the closure and/or consolidation of facilities and costs from curtailments or modifications to pension and post-retirement employee benefit plans for such period,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c) Transaction Expenses, to the extent incurred on or prior to December 31, 2012,

(d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset Disposition, issuance, incurrence or Refinancing of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring acquisition costs incurred during such period as a result of any such transaction,

(e) any income (or loss) for such period attributable to the early extinguishment of Indebtedness (other than Hedging Obligations),

(f) any unrealized income (or loss) for such period attributable to Hedging Obligations or other derivative instruments,

(g) accruals and reserves established or adjusted, or other charges required as a result of, the adoption or modification of accounting policies during such period, and

(h) any net income (or loss) for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually received by the Borrower or a Restricted Subsidiary in cash or Permitted Investments (or to the extent converted into cash or Permitted Investment).

There shall be excluded from Consolidated Net Income for any period the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date, the Transactions and any Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions) or the amortization or write-off of any amounts thereof.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” shall mean, as of any date of determination, all Indebtedness of the types described in clauses (a) and (b) (other than intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit) and clause (f) of the definition thereof, in each case actually owing by the Borrower and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP) minus (b) the aggregate cash and Permitted Investments (in each case, free and clear of all Liens, other than Permitted Liens and other nonconsensual Liens permitted by Section 10.2 and Liens permitted by Sections 10.2(a), (h), (i) and (l) and clauses (i) and (ii) of Section 10.2(n)) included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Total Debt to Consolidated EBITDAX Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the most recent Test Period ended on or prior to such date of determination to (b) Consolidated EBITDAX for such Test Period.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the Borrower on the Closing Date, (b) who, as of the date of determination, has been a member of such board of directors for at least the twelve preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by a Co-Investor or Persons nominated by a Co-Investor or (d) who has been nominated or designated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDAX.”

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDAX.”

“Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, each Letter of Credit, any promissory notes issued by the Borrower under this Agreement, any Extension Amendment, any Incremental Agreement and any intercreditor agreement with respect to the Facility entered into after the Closing Date to which the Collateral Agent is party.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Party” shall mean each of the Borrower and the Guarantors.

“Crestview” shall mean Crestview Partners II GP, L.P.

“Cure Amount” shall have the meaning provided in Section 11.11(a).

“Cure Deadline” shall have the meaning provided in Section 11.11(a).

“Cure Right” shall have the meaning provided in Section 11.11(a).

“Debt Repayment” shall mean the purchase, repayment, prepayment, repurchase or redemption of the Indebtedness of the Credit Parties that is identified on Schedule 1.1(b).

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Disposed EBITDAX” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDAX of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDAX were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“Disposition” shall have the meaning provided in Section 10.4. “Dispose” shall have a correlative meaning.

“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Stock or Stock Equivalents provide that such Stock or Stock Equivalents shall not be required to be repurchased or redeemed until the Latest Maturity Date has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is 91 days after the Latest Maturity Date hereunder; provided that, if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors or managers of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.

“Disregarded Entity” shall mean any Domestic Subsidiary that is disregarded for U.S. federal income tax purposes.

“Dividends” shall have the meaning provided in Section 10.6.

“Documentation Agent” shall have the meaning provided in the recitals to this Agreement.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).

“Engineering Reports” shall have the meaning provided in Section 2.14(c).

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by or on behalf of the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings arising under or based upon any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Equity Investment” shall have the meaning provided in the recitals to this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event of Default” shall have the meaning provided in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later.

“Excluded Stock” shall mean (a) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost or other consequences of pledging such Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) solely in the case of any pledge of Stock or Stock Equivalents of any Foreign Corporate Subsidiary or FSHCO to secure the Obligations, any Stock or Stock Equivalents that is Voting Stock of such Foreign Corporate Subsidiary or FSHCO in excess of 66% of the outstanding Stock and Stock Equivalents of such class and, solely in the case of a pledge of Stock or Stock Equivalents of any Disregarded Entity substantially all of whose assets consist of Stock and Stock Equivalents of Foreign Corporate Subsidiaries to secure the Obligations, any Stock or Stock Equivalents of such Disregarded Entity in excess of 66% of the outstanding Stock and Stock Equivalents of such entity (such percentages to be adjusted upon any change of law as may be required to avoid adverse U.S. federal income tax consequences to the Borrower or any Subsidiary), (c) any Stock or Stock Equivalents to the extent the pledge thereof would be prohibited by any Requirement of Law, (d) in the case of (i) any Stock or Stock Equivalents of any Subsidiary to the extent the pledge of such Stock or Stock Equivalents is prohibited by Contractual Requirements or (ii) any Stock or Stock Equivalents of any Subsidiary that is not wholly owned by the Borrower and its Restricted Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of each such Subsidiary described in clause (i) or (ii) to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (1) such other party is a Credit Party or a wholly owned Restricted Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent)) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or a wholly owned Restricted Subsidiary) to any Contractual Requirement governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the Uniform Commercial Code or other applicable Requirement of Law), (e) the Stock or Stock Equivalents of any Immaterial Subsidiary and any Unrestricted Subsidiary, (f) the Stock or Stock Equivalents of any Subsidiary of a Foreign Corporate Subsidiary, (g) any Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Stock or Stock Equivalents would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower and (h) any Stock or Stock Equivalents set forth on Schedule 1.1(c) which have been identified on or prior to the Closing Date in writing to the Administrative Agent by an Authorized Officer of the Borrower and agreed to by the Administrative Agent.

“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary listed on Schedule 1.1(d) and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary, (b) each Domestic Subsidiary that is not a wholly owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.11 (for so long as such Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) any Disregarded Entity substantially all the assets of which consist of Stock and Stock Equivalents of Foreign Corporate Subsidiaries, (d) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (e) each Domestic Subsidiary that is a Subsidiary of a Foreign Corporate Subsidiary, (f) each other Domestic Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 10.1(j) and permitted by the proviso to subclause (C) of Section 10.1(j) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing or granting a Lien on any of its assets to secure the Obligations, (g) any other Domestic Subsidiary with respect to which, (x) in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) providing such a Guarantee would result in material adverse tax consequences as reasonably determined by the Borrower, and (h) each Unrestricted Subsidiary.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Credit Documents or any transactions contemplated thereunder), (ii) except in the case of a Lender that is an assignee pursuant to a request by the Borrower under Section 13.7, in the case of a Non-U.S. Lender, any United States federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that (A) is required to be imposed on amounts payable to such Non-U.S. Lender pursuant to laws in force at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Party with respect to such withholding Tax pursuant to Section 5.4 or (B) is attributable to such Non-U.S. Lender’s failure to comply with Section 5.4(e) or (iii) any United States federal withholding Tax imposed under FATCA.

“Existing Class” shall have the meaning provided in Section 2.17.

“Existing Commitment” shall have the meaning provided in Section 2.17.

“Existing Letters of Credit” shall mean each letter of credit existing on the Closing Date and identified on Schedule 1.1(e) and any amendments, extensions and renewals thereof.

“Existing Loans” shall have the meaning provided in Section 2.17.

“Extended Commitments” shall have the meaning provided in Section 2.17.

“Extended Loans” shall have the meaning provided in Section 2.17.

“Extending Lender” shall have the meaning provided in Section 2.17.

“Extension Amendment” shall have the meaning provided in Section 2.17.

“Extension Date” shall have the meaning provided in Section 2.17.

“Extension Election” shall have the meaning provided in Section 2.17.

“Extension Request” shall have the meaning provided in Section 2.17.

“Extension Series” shall mean all Extended Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, maturity and other terms.

“Facility” shall mean this Agreement and the Commitments and the extensions of credit made hereunder.

“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower.

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations promulgated thereunder or official administrative interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any date that is a Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

“Financial Performance Covenant” shall mean the covenant of the Borrower set forth in Section 10.11.

“Foreign Corporate Subsidiary” shall mean a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“FSHCO” shall mean any direct or indirect Subsidiary that has no material assets other than the Stock of one or more direct or indirect Foreign Corporate Subsidiaries

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Granting Lender” shall have the meaning provided in Section 13.6(g).

“Guarantee” shall mean the Guarantee made by any Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean Holdings and each Domestic Subsidiary listed on Schedule 1.1(f) and each other Domestic Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise.

“Gulf Coast and Offshore Reorganization” shall have the meaning provided in the Stock Purchase Agreement.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedge Agreements.

“Hedge Bank” shall mean (a) any Person (other than the Borrower or any of its Subsidiaries) that (x) at the time it enters into a Hedge Agreement is a Lender or Agent or an Affiliate of a Lender or Agent, or (y) at any time after it enters into a Hedge Agreement it becomes a Lender or Agent or an Affiliate of a Lender or Agent or (b) with respect to any Hedge Agreement that is in effect on the Closing Date, any Person (other than the Borrower or any of its Subsidiaries) that (x) is a Lender or Agent or an Affiliate of a Lender or Agent on the Closing Date or (y) is listed on Schedule 1.1(g) (and, in the case of this clause (y), any Affiliate of such Person).

“Hedge PV” shall mean, with respect to any commodity Hedge Agreement, the present value, discounted at 9% per annum, of the future receipts expected to be paid to the Borrower or the Restricted Subsidiaries under such Hedge Agreement netted against the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(i); provided, however, that the “Hedge PV” shall never be less than $0.00.

“Hedging Condition” shall mean the circumstance that as of the later of (x) the date that is 90 days following the Closing Date and (y) April 1, 2012, the Borrower shall have entered into Hedge Agreements in respect of commodities the net notional volumes for which are not less than 50% of the reasonably anticipated projected Hydrocarbon production from the Credit Parties’ total Proved Developed Producing Reserves as forecast based upon the Initial Reserve Report for a term of five years (or for a shorter period if an equal amount of such notional volumes is hedged on a weighted-average basis (e.g., 100% of such anticipated production for a period of 2.5 years)).

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Historical Financial Statements” shall mean (a) the audited consolidated balance sheets of Samson and its consolidated Subsidiaries as of June 30, 2010 and 2011, and the related audited statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for each of the fiscal years in the three-year period ended June 30, 2011 and (b) the unaudited interim consolidated balance sheets of Samson and its consolidated Subsidiaries as of September 30, 2010 and 2011, and the related statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for the quarters ended September 30, 2010 and 2011.

“Holdings” shall have the meaning provided in the recitals to this Agreement.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

“Immaterial Subsidiary” shall mean any Subsidiary that is not a Material Subsidiary.

“Increasing Lender” shall have the meaning provided in Section 2.16.

“Incremental Agreement” shall have the meaning provided in Section 2.16.

“Incremental Increase” shall have the meaning provided in Section 2.16.

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person (other than (i) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) obligations resulting under firm transportation contracts or take or pay contracts entered into in the ordinary course of business), (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all indebtedness (excluding prepaid interest thereon) of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) net Hedging Obligations of such Person, (h) all obligations of such Person in respect of Disqualified Stock, (i) obligations to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments, other than obligations relating to net oil, natural gas liquids or natural gas balancing arrangements arising in the ordinary course of business, (j) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (k) without duplication, all Guarantee Obligations of such Person; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Borrower and its Restricted Subsidiaries, all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (v) any obligation in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

For purposes hereof, the amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by, any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document other than (a) Excluded Taxes, (b) Other Taxes and (c) any interest, penalties or expenses caused by an Agent’s or Lender’s gross negligence or willful misconduct.

“Industry Investment” shall mean Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas business jointly with third parties, including: (1) ownership interests in oil and gas properties or gathering, transportation, processing, or related systems; and (2) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties.

“Initial Loans” shall have the meaning provided in Section 2.1(a).

“Initial Maturity Date” shall mean the fifth anniversary of the Closing Date, or, if such anniversary is not a Business Day, the Business Day immediately following such anniversary.

“Initial Reserve Report” shall mean the reserve engineers’ report as of September 30, 2011 of Netherland, Sewell & Associates, Inc., with respect to the Oil and Gas Properties of the Credit Parties.

“Intercompany Note” shall mean the Intercompany Subordinated Note, dated as of the Closing Date, substantially in the form of Exhibit L executed by the Borrower and each other Subsidiary of the Borrower.

“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Interim Redetermination” shall have the meaning provided in Section 2.14.

“Interim Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.14.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person) (including any partnership or joint venture), (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or (d) the purchase or other acquisition (in one transaction or a series of transactions) of (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 10.5.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.

“Itochu” shall mean ITOCHU Corporation and its Affiliates.

“Joint Bookrunners” shall mean J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Barclays Capital, the investment banking division of Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Mizuho Corporate Bank, Ltd. and RBC Capital Markets, LLC, each in its capacity as joint bookrunner in respect of the Facility.

“KKR” shall mean Kohlberg Kravis Roberts & Co., L.P.

“Latest Maturity Date” shall mean at any date of determination, the latest Maturity Date applicable to any Class of Commitments or Loans that is outstanding hereunder on such date of determination, as extended in accordance with this Agreement from time to time.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Maturity Date” shall mean the date that is five Business Days prior to the Maturity Date.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Lead Arrangers” shall mean J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, each in its capacity as lead arranger in respect of the Facility.

“Lender” shall have the meaning provided in the preamble to this Agreement. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or participations in Letters of Credit or Swingline Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any Letter of Credit Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Facility, (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations under the Facility or (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” shall mean, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of (i) the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof or (ii) an undisclosed administration pursuant to the laws of the Netherlands.

“Letter of Credit” shall have the meaning provided in Section 3.1 and shall include the Existing Letters of Credit.

“Letter of Credit Commitment” shall mean $200,000,000, as the same may be reduced from time to time pursuant to Section 3.1.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (b) such Lender’s Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)) minus the amount of cash or deposit account balances held by the Administrative Agent to Cash Collateralize outstanding Letters of Credit and Unpaid Drawings under Section 3.8.

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Letter of Credit Issuer” shall mean (a) JPMorgan Chase Bank, N.A., any of its Affiliates or any replacement or successor appointed pursuant to Section 3.6, (b) Bank of Montreal and any of its Affiliates, (c) Compass Bank and any of its Affiliates, and (d) if requested by the Borrower (subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned) any other Person who is at the time of such request a Lender (it being understood that if any such Person ceases to be a Lender hereunder, such Person will remain a Letter of Credit Issuer with respect to any Letters of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Lender). If the Borrower requests JPMorgan Chase Bank, N.A. to issue a Letter of Credit, JPMorgan Chase Bank, N.A. may, in its discretion, arrange for such Letter of Credit to be issued by Affiliates of the Administrative Agent or any Lender, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate or Lender with respect to Letters of Credit issued by such Affiliate or Lender. References herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Request” shall have the meaning provided in Section 3.2.

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate principal amount of all Unpaid Drawings in respect of all Letters of Credit.

“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate (other than an ABR Loan bearing interest by reference to the LIBOR Rate by virtue of clause (c) of the definition of ABR).

“LIBOR Rate” shall mean, for any Interest Period with respect to any Borrowing of a LIBOR Loan, the interest rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to those currently provided on Reuters Screen LIBOR01 Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” with respect to such Borrowing of such LIBOR Loan for such Interest

Period shall be determined by the Administrative Agent by reference to such other comparable publicly available service for displaying the offered rate for dollar deposits in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, then such rate shall be the rate at which dollar deposits of an amount comparable to the Borrowing of such LIBOR Loan and for a maturity comparable to such Interest Period are offered by the principal office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement or a financing lease, consignment or bailment for security purposes or (b) Production Payments and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.

“Liquidity” shall mean, as of any date of determination, the sum of (a) the Available Commitment on such date and (b) the aggregate amount of cash and cash equivalents (in each case, free and clear of all Liens, other than Permitted Liens and nonconsensual Liens permitted by Section 10.2 and Liens permitted by Sections 10.2(a), (h), (i) and (l) and clauses (i) and (ii) of Section 10.2(n)) included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, less the amount, if any, of the Borrowing Base Deficiency existing on such date of determination.

“Loan Limit” shall mean, at any time, the lesser of (a) the Total Commitment at such time and (b) the Borrowing Base at such time (including as it may be reduced pursuant to Section 2.14(h)).

“Loan” shall mean any Initial Loan, Extended Loan or Swingline Loan made by any Lender hereunder.

“Majority Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding a majority of the Adjusted Total Commitment at such date, or (b) if the Total Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Mandatory Borrowing” shall have the meaning provided in Section 2.1(c).

“Material Adverse Change” shall mean any effect, change, event, occurrence, development, or state of facts that, individually or in the aggregate with all other such effects, changes, events, occurrences, developments, or states of fact, (A) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Borrower and the Borrower’s Subsidiaries, taken as a whole, or (B) would, or would reasonably be expected to, prevent or materially impair the ability of the Borrower or the Seller to consummate the transactions contemplated by the Stock Purchase Agreement, but expressly excluding in each case any such effect, change, event, occurrence, development, or state of facts to the extent arising out of or resulting from: (i) general economic conditions (or changes in such conditions) in the United States or conditions in the global economy generally that do not affect the Borrower and its Subsidiaries, taken as a whole, disproportionately when considered in the context of the oil and gas exploration and production industry generally (in which case only such disproportionate impact shall be considered), (ii) conditions (or changes in such conditions) generally affecting the oil and gas exploration and production industry that do not affect the Borrower and its Subsidiaries, taken as a whole, disproportionately (in which case only such disproportionate impact shall be considered), (iii) conditions (or changes in such conditions) in the financial markets, credit markets or capital markets in the United States or any other country or region, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries or (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in each case, that do not affect the Borrower and its Subsidiaries together as a whole disproportionately when considered in the context of the oil and gas exploration and production industry generally (in which case only such disproportionate impact shall be considered), (iv) changes in national, regional, state, local or foreign wholesale or retail markets or prices for Hydrocarbons (as defined in the Stock Purchase Agreement) or the gathering, transportation, treatment or processing thereof, (v) conditions resulting from the announcement of the identity of Holdings (or its Affiliates) as the purchaser of the Borrower under the Stock Purchase Agreement, (vi) any actions taken or omitted to be taken at the written request of Holdings (with the written consent of the Lead Arrangers), (vii) any changes in any Laws or any accounting regulations or principles that do not affect the Borrower and its Subsidiaries, taken as a whole, disproportionately when considered in the context of the oil and gas exploration and production industry generally (in which case only such disproportionate impact shall be considered), (viii) natural declines in well performance or reclassification or recalculation of reserves in the ordinary course of business; provided that, for purposes of Section 3.15 of the Stock Purchase Agreement, or any certificate delivered pursuant to the Stock Purchase Agreement as it relates to Section 3.15 thereof, this clause (viii) shall be deemed to reference only such declines, reclassification or recalculation occurring after the date of the Initial Reserve Report, or (ix) any failure by the Borrower and its Subsidiaries to meet their internal budgets, plans or forecasts of their revenues, earnings or other financial performance or results of operations; provided, however, that, for purposes of this clause (ix), the facts underlying such failures, and the underlying causes of such failures, may be considered for purposes of determining whether a Material Adverse Change has occurred.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Agents and the Lenders under this Agreement or under any of the other Credit Documents.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period for which Section 9.1 Financials have been delivered were equal to or greater than 5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries.”

“Maturity Date” shall mean, as to the applicable Loan, the Initial Maturity Date, any maturity date related to any Extension Series of Extended Commitments, or the Swingline Maturity Date, as applicable.

“Minimum Borrowing Amount” shall mean, with respect to any Borrowing of Loans, $500,000 (or, if less, the entire remaining Commitments at the time of such Borrowing).

“Minimum Equity Amount” shall have the meaning provided in the recitals to this Agreement.

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Stock or Stock Equivalents.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit G (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Collateral Agent.

“Mortgaged Property” shall mean, initially, each parcel of real estate and improvements thereto owned by a Credit Party and identified on Schedule 1.1(h), and each other parcel of real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 9.11.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NGP” shall mean Natural Gas Partners IX, L.P.

“New Borrowing Base Notice” shall have the meaning provided in Section 2.14(d).

“Non-Cash Charges” shall mean, without duplication, (a) losses on non-ordinary course asset Dispositions, disposals or abandonments, (b) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets and investments in debt and equity securities pursuant to GAAP, including ceiling test writedowns, (c) all losses from Investments recorded using the equity method, (d) stock-based, partnership interest-based or similar incentive-based awards or arrangements, compensation expense or costs, including any such charges arising from stock options, restricted stock grants or other equity incentive grants, (e) the non-cash impact of purchase accounting and the non-cash impact of accounting changes or restatements, (f) the accretion of discounted liabilities and (g) other non-cash charges (including reserve impairments) (provided that if any non-cash charges referred to in this clause (g) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDAX to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(b).

“Non-U.S. Lender” shall mean any Lender that is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3(a) and substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent (acting reasonably).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement, in each case, entered into with the Borrower or any of its Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document. Notwithstanding the foregoing, (a) at the option of the Borrower, the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Credit Documents shall not require the consent of the holders of Hedge Obligations under Secured Hedge Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements.

“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Ongoing Hedges” shall have the meaning provided in Section 10.10(a).

“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar taxes (including interest, fines, penalties, additions to tax and related, reasonable, out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower, or (ii) Excluded Taxes.

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or the Letter of Credit Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as a partnership) of Holdings and/or the Borrower, as applicable.

“Participant” shall have the meaning provided in Section 13.6(c).

“Participant Register” shall have the meaning provided in Section 13.6(c).

“Patriot Act” shall have the meaning provided in Section 13.18.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Stock or Stock Equivalents, so long as (a) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with Requirements of Law; (b) if such acquisition involves the acquisition of Stock or Stock Equivalents of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Stock becoming a Restricted Subsidiary and, to the extent required by Section 9.11, a Guarantor; (c) such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Stock or any assets so acquired to the extent required by Section 9.11; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (e) after giving effect to such acquisition, the Borrower and its Subsidiaries shall be in compliance with Section 9.16; and (f) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist pursuant to Section 10.1(j), and any related Pro Forma Adjustment), with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such acquisition had occurred on the first day of such Test Period.

“Permitted Acquisition Consideration” shall mean in connection with any Permitted Acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (a) the purchase consideration paid or payable in cash for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantee Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Indebtedness incurred or assumed in connection with such Permitted Acquisition; provided, in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof for the Borrower or its Restricted Subsidiaries.

“Permitted Additional Debt” shall mean unsecured senior, senior subordinated or subordinated Indebtedness issued by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 91st day after the Latest Maturity Date (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums determined by the Borrower to be “market” rates, fees, discounts and premiums at the time of issuance or incurrence of any such Indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event are not more restrictive on the Borrower and its Restricted Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence) and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) if such Indebtedness is senior subordinated or subordinated Indebtedness, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations and (d) no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such Indebtedness.

“Permitted Holders” shall mean the Co-Investors and officers, directors, employees and other members of management of the Borrower (or its direct or indirect parent) or any of its Restricted Subsidiaries who are or become holders of Stock or Stock Equivalents of the Borrower (or its direct or indirect parent company) and each Person to whom any Co-Investor transfers Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof in connection with the primary equity syndication following the Closing Date.

“Permitted Investments” shall mean:

(a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;

(b) securities issued by any state, territory or commonwealth of the United States of America or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(d) time deposits with, or domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the Dollar equivalent thereof) in the case of foreign banks;

(e) repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;

(f) marketable short-term money market and similar funds (i) either having assets in excess of $500,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (f) above; and

(h) in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made.

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP, or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;

(b) Liens in respect of property or assets of the Borrower or any of the Restricted Subsidiaries imposed by law, such as landlords’, vendors’, suppliers’, carriers’, warehousemen’s, repairmens’, construction contractors’, workers’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;

(d) Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure the performance of tenders, statutory obligations, plugging and abandonment obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of such bonds or to support the issuance thereof) incurred in the ordinary course of business or otherwise constituting Investments permitted by Section 10.5;

(e) ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(f) easements, rights-of-way, licenses, restrictions (including zoning restrictions), title defects, exceptions, deficiencies or irregularities in title, encroachments, protrusions, servitudes, permits, conditions and covenants and other similar charges or encumbrances (including in any rights of way or other property of the Borrower or its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil or other minerals or timber, and other like purposes, or for joint or common use of real estate, rights of way, facilities and equipment) not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole and, to the extent reasonably agreed by the Administrative Agent, any exception on the title reports issued in connection with any Borrowing Base Property;

(g) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense permitted by this Agreement;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued for the account of the Borrower or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit or bankers’ acceptance to the extent permitted under Section 10.1;

(j) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(k) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries;

(l) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(m) Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual and customary in the oil and gas business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto; and

(n) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

The parties acknowledge and agree that no intention to subordinate the priority afforded the Liens granted in favor of the Collateral Agent, for the benefit of the Secured Parties, under the Security Documents is to be hereby implied or expressed by the permitted existence of such Permitted Liens.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(h) or 10.1(j), the direct and contingent obligors with respect to such Permitted Refinancing Indebtedness are not changed (except that a Credit Party may be added as an additional obligor), (C) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 10.1(g), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the

Refinanced Indebtedness, and (D) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(h) or 10.1(j)), terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, fees, floors, funding discounts and redemption or prepayment premiums); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.

“Pledge Agreement” shall mean the Pledge Agreement entered into by the Borrower, the other pledgors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit F.

“Post Acquisition Period” shall mean, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Present Fair Salable Value” shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post Acquisition Period, with respect to the Acquired EBITDAX of the applicable Pro Forma Entity or the Consolidated EBITDAX of the Borrower, the pro forma increase or decrease in such Acquired EBITDAX or such Consolidated EBITDAX, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken or expected to be taken prior to or during such Post Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings, operating expense reductions and cost synergies or (b) any additional costs incurred prior to or during such Post Acquisition Period, in each case in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and the Restricted Subsidiaries; provided that (i) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Pro Forma Entity to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,000 and (ii) so long as such actions are taken prior to or during such Post Acquisition Period or such costs are incurred prior to or during such Post Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDAX or such Consolidated EBITDAX, as the case may be, that the applicable amount of such cost savings, operating expense reductions and cost synergies will be realizable during the entirety of such Test Period, or the applicable amount of such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDAX or such Consolidated EBITDAX, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDAX or such Consolidated EBITDAX, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(c) or Section 9.1(g).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (ii) any retirement or repayment of Indebtedness, and (iii) any incurrence, issuance or assumption of Indebtedness by the Borrower or any of the Restricted Subsidiaries in connection therewith (it being agreed that if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above (but without duplication thereof) the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDAX and give effect to events (including operating expense reductions) that are (1) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (2) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDAX.”

“Production Payment” means a production payment obligation (whether volumetric or dollar denominated) of the Borrower or any of its Restricted Subsidiaries which are payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.

“Projections” shall have the meaning provided in Section 9.1(l).

“Proposed Acquisition” shall have the meaning provided in Section 10.10(a).

“Proposed Borrowing Base” shall have the meaning provided in Section 2.14(c)(i).

“Proposed Borrowing Base Notice” shall have the meaning provided in Section 2.14(c)(ii).

“Proved Developed Producing Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Developed Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves.”

“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“Public Company Compliance” shall mean compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors and officers’ insurance, legal and other professional fees, and listing fees.

“PV-9” shall mean, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(i).

“Qualifying IPO” shall mean the issuance by the Borrower or any direct or indirect parent of the Borrower of its common Stock generating (individually or in the aggregate together with any prior initial public offering) gross proceeds exceeding $100,000,000, in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Redetermination Date” shall mean, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.14(d).

“Refinance” shall have the meaning provided in the definition of “Permitted Refinancing Indebtedness.”

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents and members of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the 30-day notice period has been waived.

“Required Lenders” shall mean, at any date, (a) Non-Defaulting Lenders having or holding at least 66- 2⁄3% of the Adjusted Total Commitment at such date or (b) if the Total Commitment has been terminated, Non-Defaulting Lenders having or holding at least 66- 2⁄3% of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserve Report” shall mean the Initial Reserve Report and any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each June 30th or December 31st (or such other date in the event of certain Interim Redeterminations) the Proved Reserves and the Proved Developed Reserves attributable to the Borrowing Base Properties of the Borrower and the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(i); provided that in connection with any Interim Redeterminations of the Borrowing Base pursuant to the last sentence of Section 2.14(b), (i.e., as a result of the Borrower having acquired Oil and Gas Properties with Proved Reserves which are to be Borrowing Base Properties having a PV-9 (calculated at the time of acquisition) in excess of 5% of the Borrowing Base in effect immediately prior to such acquisition), the Borrower shall be required, for purposes of updating the Reserve Report, to set forth only such additional Proved Reserves and related information as are the subject of such acquisition.

“Reserve Report Certificate” shall mean a certificate of an Authorized Officer in substantially the form of Exhibit A certifying as to the matters set forth in Section 9.14(c).

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Samson” shall mean the Borrower prior to the consummation of the Transactions.

“Samson Acquired Business” shall mean Samson after giving effect to the Gulf Coast and Offshore Reorganization and Selling Stockholder Transaction.

“Scheduled Dispositions” shall have the meaning provided in Section 10.4(i).

“Scheduled Redetermination” shall have the meaning provided in Section 2.14(b).

“Scheduled Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.14.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 2.17 Additional Amendment” shall have the meaning provided in Section 2.17(c).

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b), together with the accompanying Authorized Officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(c).

“Secured Cash Management Agreement” shall mean any agreement related to Cash Management Services by and between the Borrower or any of its Restricted Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” shall mean any Hedge Agreement by and between the Borrower or any of its Restricted Subsidiaries and any Hedge Bank.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is a party to any Secured Cash Management Agreement and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the Security Agreement entered into by the Borrower, the other grantors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Pledge Agreement, (c) the Mortgages, and (d) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11 or 9.13 or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Obligations.

“Segmented Financial Statements” shall mean the unaudited segmented consolidated balance sheets of Samson Acquired Business and its consolidated Subsidiaries, as of June 30, 2011 and September 30, 2011, and the related statements of income for the fiscal year ended June 30, 2011, the quarter ended September 30, 2011 and the last 12 months ended September 30, 2011.

“Seller” shall have the meaning provided in the recitals to this Agreement.

“Selling Stockholder Transaction” shall have the meaning provided in the Stock Purchase Agreement.

“Senior Interim Loan Agreement” shall have the meaning provided in the recitals to this Agreement.

“Senior Interim Loans” shall have the meaning provided in the recitals to this Agreement.

“Senior Notes” shall mean (a) senior notes to be issued in connection with the refinancing or exchange of the Senior Interim Loans in sales pursuant to Rule 144A and Regulation S under the Securities Act, under the Senior Notes Indenture or Senior Interim Loan Agreement, as applicable, in each case together with interest, fees and all other amounts payable in connection therewith, generating aggregate gross proceeds of up to $2,250,000,000 plus additional principal amounts to fund the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing (less the amount of any Senior Interim Loans that remain outstanding after the issuance of the Senior Notes) and (b) any Permitted Refinancing Indebtedness in respect of the foregoing.

“Senior Notes Indenture” shall mean the indenture to be entered into in connection with the refinancing or exchange of the Senior Interim Loans, among the Borrower, the guarantors party thereto and a trustee, pursuant to which the Senior Notes shall be issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDAX”.

“Solvent” shall mean, with respect to any Person, that as of the Closing Date, (i) the Fair Value of the assets of such Person exceeds its Stated Liabilities and Identified Contingent Liabilities; (ii) the Present Fair Salable Value of the assets of such Person exceeds its Stated Liabilities and Identified Contingent Liabilities; (iii) for the period from the date hereof through the Initial Maturity Date, such Person after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period, in light of the nature of the particular business or businesses conducted or to be conducted, and based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by such Person as reflected in projected financial statements and in light of anticipated credit capacity; and (iv) for the period from the date hereof through the Maturity Date, such Person will have sufficient assets and cash flow to pay its Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable, in light of the business conducted or anticipated to be conducted by such Person as reflected in projected financial statements and in light of anticipated credit capacity.

“Specified Existing Commitment” shall mean any Existing Commitments belonging to a Specified Existing Commitment Class.

“Specified Existing Commitment Class” shall have the meaning provided in Section 2.17(a).

“Specified Representations” shall mean the representations and warranties with respect to the Borrower set forth in Sections 8.2, 8.3(c), 8.5, 8.7, 8.16 and 8.21 of this Agreement and in Section 3.2(a) and (b) of the Security Agreement.

“Specified Subsidiary” shall mean, at any date of determination any Restricted Subsidiary (i) whose Total Assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 15% of the

Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date, or (ii) whose revenues during such Test Period were equal to or greater than 15% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Specified Transaction” shall mean, with respect to any period, any Investment, any Disposition of assets, incurrence, issuance or Refinancing of Indebtedness, Dividend, Subsidiary designation, Incremental Increase or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor Development Plan” shall mean the Sponsors’ Plan of Development for Oil and Gas Properties and related Hydrocarbon Interests as of the Closing Date, and any subsequent Sponsors’ Plan of Development for Oil and Gas Properties and related Hydrocarbon Interests delivered to the Administrative Agent from time to time pursuant to Section 9.14(c)(vi).

“Sponsors” shall mean any of (i) KKR and its Affiliates, (ii) Crestview and its Affiliates and (iii) NGP and its Affiliates, in each case excluding any operating portfolio companies of any of the foregoing.

“SPV” shall have the meaning provided in Section 13.6(g).

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Stated Liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

“Stock” shall mean any and all shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Stock Purchase Agreement” shall have the meaning provided in the recitals to this Agreement.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary that is a Guarantor.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Swap Termination Value” shall mean, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” shall mean, the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.1 in an aggregate principal amount at any one time outstanding not to exceed $50,000,000.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall equal its Commitment Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans hereunder.

“Swingline Loan” shall have the meaning provided in Section 2.1(b).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Maturity Date.

“Syndication Agent” shall mean Wells Fargo Bank, N.A., as syndication agent for the Lenders under this Agreement and the other Credit Documents.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Termination Date” shall mean the earlier to occur of (a) the Maturity Date and (b) the date on which the Total Commitment shall have terminated.

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been delivered to the Administrative Agent.

“Total Assets” shall mean, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.

“Total Commitment” shall mean the sum of the Commitments of the Lenders.

“Total Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Loans of such Lender then outstanding, (b) such Lender’s Letter of Credit Exposure at such time and (c) such Lender’s Commitment Percentage of the aggregate principal amount of all outstanding Swingline Loans at such time.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates (including the Co-Investors, Samson and its Subsidiaries) in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the Acquisition and the consummation of the other transactions contemplated by the Stock Purchase Agreement or related thereto, this Agreement, the Senior Interim Loan Agreement (including the Take-out Notes Offering (as defined therein)), the Equity Investment, the Debt Repayment, the payment of Transaction Expenses on the Closing Date and the other transactions contemplated by this Agreement and the Credit Documents (including the Closing Date Loans).

“Transferee” shall have the meaning provided in Section 13.6(e).

“Type” shall mean, as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the Fair Market Value of the assets allocable thereto.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of (a) and (b), (i) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the Fair Market Value of the Borrower’s investment therein and such designation shall be permitted only to the extent permitted under Section 10.5 on the date of such designation, (ii) in the case of clause (b), such designation shall be deemed to be a Disposition of the assets owned by such Restricted Subsidiary on the date of such designation for the purposes of Section 10.4(b) and (iii) no Default or Event of Default would result from such designation after giving Pro Forma Effect thereto and (c) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted Additional Debt or any Permitted Refinancing Indebtedness in respect of any of the foregoing. The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (A) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such re-designation had occurred on the first day of such Test Period (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (B) no Default or Event of Default would result from such re-designation.

“U.S. Lender” shall have the meaning provided in Section 5.4(h).

“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(i) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(j) The word “will” shall be construed to have the same meaning as the word “shall”.

(k) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDAX Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

1.4 Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight or standard, as applicable).

1.7 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.9) or performance shall extend to the immediately succeeding Business Day.

1.8 Currency Equivalents Generally.

(a) For purposes of any determination under Section 9, Section 10 (other than Section 10.11) or Section 11 or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with Section 10 with respect to the amount of any Indebtedness, Investment, Disposition, Dividend or payment under Section 10.7 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Dividend or payment under Section 10.7 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.8 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Dividend or payment under Section 10.7 may be made at any time under such Sections. For purposes of Section 10.11, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered financial statements pursuant to Section 9.1(a) or (b).

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Debt to Consolidated EBITDAX Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

1.9 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Extended Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Extended Loan”).

SECTION 2. Amount and Terms of Credit

2.1 Commitments.

(a) (i) Subject to and upon the terms and conditions herein set forth, each Lender severally, but not jointly, agrees to make a loan or loans denominated in Dollars (each an “Initial Loan” and, collectively, the “Initial Loans”) to the Borrower, which Loans (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Termination Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans; provided that all Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Total Exposure at such time exceeding such Lender’s Commitment Percentage at such time of the Loan Limit and (v) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the aggregate amount of all Lenders’ Total Exposures at such time exceeding the Loan Limit.

(ii) Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).

(b) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(c), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Total Exposure at such time exceeding the Total Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. Each outstanding Swingline Loan shall be repaid in full on the earlier of (a) 15 Business Days after such Swingline Loan is initially borrowed and (b) the Swingline Maturity Date. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower, the Administrative Agent or any Lender stating that an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Event of Default in accordance with the provisions of Section 13.1.

(c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to each Lender that all then-outstanding Swingline Loans shall be funded with a Borrowing of Loans, in which case Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by each Lender pro rata based on each Lender’s Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make such Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages, provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof and Swingline Loans shall be in a minimum amount of $100,000 and in a multiple of $10,000 in excess thereof (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(c) and Loans to reimburse the Letter of Credit Issuer with respect to any Unpaid Drawing shall be made in the amounts required by Sections 3.3 or 3.4, as applicable). More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than ten Borrowings of LIBOR Loans under this Agreement.

2.3 Notice of Borrowing.

(a) Whenever the Borrower desires to incur Loans (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans if such Loans are to be initially LIBOR Loans (or prior to 9:00 a.m. (New York City time) two Business Days’ prior written notice in the case of a Borrowing of Loans to be made on the Closing Date initially as LIBOR Loans) and (ii) written notice (or telephonic notice promptly confirmed in writing) prior to 12:00 noon (New York City time) on the date of each Borrowing of Loans that are to be ABR Loans. Such notice (together with each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(b), a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day), (C) whether the respective Borrowing shall consist of ABR Loans and/or LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration) and (D) the amount of the then effective Borrowing Base, the current aggregate Total Exposures (without regard to the requested Borrowing) of all Lenders and the pro forma aggregate Total Exposures (giving effect to the requested Borrowing) of all Lenders. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Loans, of such Lender’s Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(b) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 3:00 p.m. (New York City time) on the date of such Borrowing. Each such notice shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

(c) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(d) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(e) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4 Disbursement of Funds.

(a) No later than 1:00 p.m. (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds shall be made available by 10:00 a.m. (New York City time) or such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions; provided further that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 3:30 p.m. (New York City time) on the date requested.

(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing or wiring to an account as designated by the Borrower in the Borrowing Notice to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5 Repayment of Loans; Evidence of Debt.

(a) The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the Initial Maturity Date, the then outstanding Initial Loans, (ii) on the relevant maturity date for any Extension Series of Extended Commitments, all then outstanding Extended Loans in respect of such Extension Series and (iii) on the Swingline Maturity Date, the then outstanding Swingline Loans.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.

(c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder (whether such Loan is an Initial Loan, an Extended Loan or Swingline Loan, as applicable), the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (b) and (c) of this Section 2.5 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6 Conversions and Continuations.

(a) Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount (and in multiples of $100,000 in excess thereof) of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period; provided that (A) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (B) ABR Loans may not be converted into LIBOR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such conversion, (C) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, and (D) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (1) three Business Days’, in the case of a continuation of or conversion to LIBOR Loans or (2) the date of conversion, in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

(c) Notwithstanding anything to the contrary herein, the Borrower may deliver a Notice of Conversion or Continuation pursuant to which the Borrower elects to irrevocably continue the outstanding principal amount of any Revolving Loans subject to an interest rate Hedge Agreement as LIBOR Loans for each Interest Period until the expiration of the term of such applicable Hedge Agreement; provided that any Notice of Conversion or Continuation delivered pursuant to this Section 2.6(c) shall include a schedule attaching the relevant interest rate Hedge Agreement or related trade confirmation.

2.7 Pro Rata Borrowings. Each Borrowing of Initial Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Commitment Percentages with respect to the applicable Class. Each Borrowing of Extended Loans under this Agreement shall be granted by the Lenders of the relevant Extension Series thereof pro rata on the basis of their then-applicable Extended Commitments for the applicable Extension Series. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8 Interest.

(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the ABR, in each case, in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the relevant LIBOR Rate, in each case, in effect from time to time.

(c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (A) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (B) in the case of any overdue interest, to the extent permitted by applicable Requirements of Law, the rate described in Section 2.8(a) plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan, (A) on any prepayment (on the amount prepaid), (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three or six or (if available to all the Lenders making such LIBOR Loans as determined by such Lenders in good faith based on prevailing market conditions) a 9- or 12-month period or any period shorter than one-month requested by the Borrower; provided that, notwithstanding the foregoing, the initial Interest Period beginning on the Closing Date may be for a period less than one month if agreed upon by the Borrower, the Administrative Agent and each of the Lenders.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the Maturity Date.

2.10 Increased Costs, Illegality, Etc.

(a) In the event that (x) in the case of clause (i) below, the Majority Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of the Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (B) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii) that, due to a Change in Law occurring at any time or after the Closing Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Credit Document or any LIBOR Loan made by it (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans or participating in Letters of Credit (in each case hereunder) increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or

(iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lenders (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly (but no later than fifteen days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.

(b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (i) if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the Closing Date, any Change in Law relating to capital adequacy of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly (but in any event no later than fifteen days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

2.11 Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of LIBOR Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a LIBOR Loan on the date specified in a Notice of Conversion or Continuation, (d) any LIBOR Loan is not continued as a LIBOR Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.14 Borrowing Base.

(a) Initial Borrowing Base. For the period from and including the Closing Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $2,250,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.14(e), (f) and (g).

(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.14 (a “Scheduled Redetermination”), and, subject to Section 2.14(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders on April 1st and October 1st of each year, commencing October 1, 2012. In addition, the Borrower may at any time (including prior to the first Scheduled Redetermination date of October 1, 2012), by notifying the Administrative Agent thereof not more than twice during any period of 12 consecutive calendar months, and the Administrative Agent, following the first Scheduled Redetermination date of October 1, 2012, may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time during any period of 12 consecutive calendar months, in each case elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.14; provided that the Required Lenders may direct the Administrative Agent to initiate an Interim Redetermination prior to the first Scheduled Redetermination of October 1, 2012 in the event that the Hedging Condition is not satisfied (in which case, such Interim Redetermination shall not count against the first such Interim Redetermination otherwise permitted to be initiated pursuant to this Section 2.14(b) by the Administrative Agent). In addition to, and not including and/or limited by the annual Interim Redetermination allowed above, the Borrower may, by notifying the Administrative Agent thereof, at any time between Scheduled Redeterminations, request additional Interim Redeterminations of the Borrowing Base in the event it acquires Oil and Gas Properties with Proved Reserves which are to be Borrowing Base Properties having a PV-9 (calculated at the time of acquisition) in excess of 5% of the Borrowing Base in effect immediately prior to such acquisition.

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the Reserve Report Certificate, and (B) such other reports, data and supplemental information, including the information provided pursuant to Section 9.14(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such Reserve Report Certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall in good faith propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Borrowing Base Properties as described in the Engineering Reports and the existence of any Hedge Agreements or any other Indebtedness) as the Administrative Agent deems appropriate in good faith in accordance with its usual and customary oil and gas lending criteria as it exists at the particular time.

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely manner, then on or before the March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.14(c)(i); and

(B) in the case of an Interim Redetermination, promptly, and in any event, within 15 days after the Administrative Agent has received the required Engineering Reports.

(iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by the Borrowing Base Required Lenders in each such Lender’s sole discretion and consistent with each such Lender’s normal and customary oil and gas lending criteria as it exists at the particular time as provided in this Section 2.14(c)(iii) and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by Lenders constituting at least the Required Lenders in each such Lender’s sole discretion and consistent with each such Lender’s normal and customary oil and gas lending criteria as it exists at the particular time as provided in this Section 2.14(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have 15 days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such 15-day period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, the Borrowing Base Required Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.14(d). If, however, at the end of such 15-day period, the Borrowing Base Required Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall promptly thereafter poll the Lenders to ascertain the highest Borrowing Base then acceptable to the Borrowing Base Required Lenders (in the case of any increase to the Borrowing Base) or a number of Lenders sufficient to constitute the Required Lenders (in any other case) and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.14(d).

(d) Effectiveness of a Redetermined Borrowing Base. Subject to Section 2.14(h), after a redetermined Borrowing Base is approved or is deemed to have been approved by the Borrowing Base Required Lenders or the Required Lenders, as applicable, pursuant to Section 2.14(c)(iii), the Administrative Agent shall promptly thereafter notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely and complete manner, on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.

Subject to Section 2.14(h), such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.14(e), (f), (g) or (h), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e) Reduction of Borrowing Base Upon Incurrence of Permitted Additional Debt. Upon the issuance or incurrence of any Permitted Additional Debt in accordance with Section 10.1(o) (other than Permitted Additional Debt constituting Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, but only to the extent that the aggregate principal amount of Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness does not result in an increase in the principal amount thereof above the principal amount originally incurred or issued up to the original principal amount of the Refinanced Debt), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Additional Debt (without regard to any original issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Letter of Credit Issuers and the Lenders on such date until the next redetermination or modification thereof hereunder.

(f) Reduction of Borrowing Base Upon Termination of Hedge Positions. If the Borrower or any Restricted Subsidiary shall terminate or create any off-setting positions in respect of any commodity hedge positions (whether evidenced by a floor, put or Hedge Agreement) upon which (i) the Lenders relied in determining the Borrowing Base and (ii) the Hedge PV (as calculated at the time of any such termination or creation of off-setting positions) of such terminated and/or offsetting positions (after taking into account any other Hedge Agreement, executed contemporaneously with the taking of such actions) exceeds 5% of the effective Borrowing Base, then the Required Lenders shall have the right to adjust the Borrowing Base in an amount equal to the Borrowing Base value, if any, attributable to such terminated or off-setting hedge positions in the calculation of the then-effective Borrowing Base and (if the Required Lenders in fact make any such adjustment) the Administrative Agent shall promptly notify the Borrower in writing of the Borrowing Base value, if any, attributable to such hedge positions in the calculation of the then-effective Borrowing Base and upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount. For the avoidance of doubt, the parties acknowledge that the Borrowing Base value of a Hedge Agreement may be more or less than the mark-to-market or termination value of such Hedge Agreement.

(g) Reduction of Borrowing Base Upon Asset Dispositions. If (i) the Borrower or one of the other Credit Parties Disposes of Oil and Gas Properties or Disposes of any Stock or Stock Equivalents in any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties, (ii) such Disposition involves Borrowing Base Properties included in the most recently delivered Reserve Report and (iii) the aggregate PV-9 (calculated at the time of such Disposition) of all such Borrowing Base Properties Disposed of since the later of (A) the last Scheduled Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to this Section 2.14(g) exceeds 5% of the then-effective Borrowing Base, then, after the Administrative Agent has received the notice required to be delivered by the Borrower pursuant to Section 10.4(b), no later than two Business Days’ after the date of consummation of any such Disposition, the Required Lenders shall have the right to adjust the Borrowing Base in an amount equal to the Borrowing Base value, if any, attributable to such Disposed of Borrowing Base Properties in the calculation of the then-effective Borrowing Base and, if the Required Lenders in fact make any such adjustment, the Administrative Agent shall promptly notify the Borrower in writing of the Borrowing Base value, if any, attributable to such Disposed of Borrowing Base Properties in the calculation of the then-effective Borrowing Base and upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount.

(h) Borrower’s Right to Elect Reduced Borrowing Base. Within three Business Days of its receipt of a New Borrowing Base Notice, the Borrower may provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Borrowing Base Notice until the next succeeding Scheduled Redetermination Date, the Borrowing Base will be a lesser amount than the amount set forth in such New Borrowing Base Notice, whereupon such specified lesser amount will become the new Borrowing Base. The Borrower’s notice under this Section 2.14(h) shall be irrevocable, but without prejudice to its rights to initiate Interim Redeterminations.

(i) Administrative Agent Data. The Administrative Agent hereby agrees to provide, promptly, and in any event within 3 Business Days, following its receipt of a request by the Borrower, an updated Bank Price Deck. In addition, the Administrative Agent and the Lenders agree, upon request, to meet with the Borrower to discuss their evaluation of the reservoir engineering of the Oil and Gas Properties included in the Reserve Report and their respective methodologies for valuing such properties and the other factors considered in calculating the Borrowing Base.

2.15 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a);

(b) The Commitment and Total Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders or Borrowing Base Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 13.1 (other than Section 13.1(x)) or requiring the consent of each affected Lender pursuant to Section 13.1(i) or (ix), shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment) and (ii) any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e., the Commitment Percentage of the Borrowing Base) of a Defaulting Lender may not be increased without the consent of such Defaulting Lender;

(c) If any Swingline Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such Swingline Exposure and Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitment Percentages; provided that (A) each Non-Defaulting Lender’s Total Exposure may not in any event exceed the Commitment Percentage of the Loan Limit of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuers or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s Swingline Exposure or Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.15(c)(i) or otherwise, the Borrower shall within two Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the applicable Letter of Credit Issuer’ only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 3.8 for so long as such Letter of Credit Exposure is outstanding, (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to Section 2.15(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized, (iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to Section 2.15(c), then the Letter of Credit Fees payable for the account of the Lenders pursuant to Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Commitment Percentages and the Borrower shall not be required to pay any Swingline or Letter of Credit Fees to the Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or (v) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.15(c), then, without prejudice to any rights or remedies of the Letter of Credit Issuer or any Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the Letter of Credit Issuer until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;

(d) So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Letter of Credit Issuer will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the Stated Amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless the Letter of Credit Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with clause (c) above or otherwise in a manner reasonably satisfactory to the Letter of Credit Issuer, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.15(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) If the Borrower, the Administrative Agent , the Swingline Lender and each Letter of Credit Issuer agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Letter of Credit Exposure of such Lender reallocated pursuant to Section 2.15(c) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(f) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting

Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Letter of Credit Issuer and the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuers or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Letter of Credit Issuer or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.15(f). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.8 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

2.16 Increase of Total Commitment.

(a) Subject to the conditions set forth in Section 2.16(b), the Borrower may increase the Total Commitment then in effect (any such increase an “Incremental Increase”) by increasing the Commitment of a Lender (an “Increasing Lender”) or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”).

(b) Any increase in the Total Commitment shall be subject to the following additional conditions:

(i) such increase shall not be less than $10,000,000 (and increments of $1,000,000 above that minimum) unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Total Commitment would exceed $4,250,000,000;

(ii) no Event of Default shall have occurred and be continuing after giving effect to such increase;

(iii) no Lender’s Commitment may be increased without the consent of such Lender;

(iv) the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer must consent to the increase in Commitments of an Increasing Lender and the addition of any Additional Lender, in each case, such consent not to be unreasonably withheld or delayed;

(v) the maturity date of such increase shall be the same as the Maturity Date; and

(vi) the increase shall be on the exact same terms and pursuant to the exact same documentation applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such Incremental Increase) (provided that the Applicable Margin of the Facility may be increased to be consistent with that for such Incremental Increases).

(c) Any increase in the Total Commitment shall be implemented using customary documentation (any such documentation, an “Incremental Agreement”).

2.17 Extension Offers.

(a) The Borrower may at any time and from time to time request that all or a portion of the Commitments of any Class, existing at the time of such request (each, an “Existing Commitment” and any related revolving credit loans under any such facility, “Existing Loans”; each Existing Commitment and related Existing Loans together being referred to as an “Existing Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Loans related to such Existing Commitments (any such Existing Commitments which have been so Extended, “Extended Commitments” and any related revolving credit loans, “Extended Loans”) and to provide for other terms consistent with this Section 2.17. Prior to entering into any Extension Amendment with respect to any Extended Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Commitments and which such request shall be offered equally to all Lenders) (an “Extension Request”) setting forth the proposed terms of the Extended Commitments to be established thereunder, which terms shall be substantially similar to those applicable to the Existing Commitments from which they are to be Extended (the “Specified Existing Commitment Class”) except that (w) all or any of the final maturity dates of such Extended Commitments may be delayed to later dates than the final maturity dates of the Existing Commitments of the Specified Existing Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Commitments may be different from those for the Existing Commitments of the Specified Existing Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A), (y)(1) the undrawn revolving credit commitment fee rate with respect to the Extended Commitments may be different from such rate for Existing Commitments of the Specified Existing Commitment Class and (2) the Extension Amendment may provide for other covenants and terms that apply to any period after the Latest Maturity Date; provided that, notwithstanding anything to the contrary in this Section 2.17 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments (which shall be governed by clause (3) below)) of the Extended Loans under any Extended Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Loans of the Specified Existing Commitment Class (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing and replacement procedures of the Specified Existing Commitment Class), (2) assignments and participations of Extended Commitments and Extended Loans shall be governed by the assignment and participation provisions set forth in Section 13.6 and (3) subject to the applicable limitations set forth in Section 4.2, permanent repayments of Extended Loans (and corresponding permanent reduction in the related Extended Commitments) shall be permitted as may be agreed between the Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Loans or Commitments of any Existing Class converted into Extended Loans or Extended Commitments pursuant to any Extension Request. Any Extended Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Commitments of the Specified Existing Commitment Class and from any other Existing Commitments (together with any other Extended Commitments so established on such date).

(b) The Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.15. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Commitments (or any earlier Extended Commitments) of an Existing Class subject to such Extension Request converted into Extended Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Commitments (and/or any earlier Extended Commitments) which it has elected to convert into Extended Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Commitments (and any earlier Extended Commitments) subject to Extension Elections exceeds the amount of Extended Commitments requested pursuant to the Extension Request, Commitments and (and any earlier Extended Commitments) subject to Extension Elections shall be converted to Extended Commitments on a pro rata basis based on the amount of Commitments (and any earlier Extended Commitments) included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Amendment. Notwithstanding the conversion of any Existing Commitment into an Extended Commitment, such Extended Commitment shall be treated identically to all Existing Commitments of the Specified Existing Commitment Class for purposes of the obligations of a Lender in respect of Swingline Loans under Section 2.1(c) and Letters of Credit under Section 3, except that the applicable Extension Amendment may provide that the Swingline Maturity Date and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Amendment) so long as the applicable Swingline Lender and/or the applicable Letter of Credit Issuer, as applicable, have consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c) Extended Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. It is understood and agreed that each Lender hereunder has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Credit Documents authorized by this Section 2.17 and the arrangements described above in connection therewith. No Extension Amendment shall provide for any tranche of Extended Commitments in an aggregate principal amount that is less than $200,000,000. Notwithstanding anything to the contrary in this Section 2.17(c) and without limiting the generality or applicability of Section 13.1 to any Section 2.17 Additional Amendments (as defined below), any Extension Amendment may provide for additional terms an/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.17 Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.17 Additional Amendments are within the requirements of Section 2.17(a) and do not become effective prior to the time that such Section 2.17 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Loans provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.17 Additional Amendments to become effective in accordance with Section 13.1.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Class of Existing Commitments is converted to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), in the case of the Existing Commitments of each Extending Lender under any Specified Existing Commitment Class, the aggregate principal amount of such Existing Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and such Extended Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Commitment Class and from any other Existing Commitments (together with any other Extended Commitments so established on such date) and (B) if, on any Extension Date, any Existing Loans of any Extending Lender are outstanding under the Specified Existing Commitment Class, such Existing Loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Commitments to Extended Commitments.

(e) No exchange of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.17 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 3. Letters of Credit

3.1 Letters of Credit.

(a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the L/C Maturity Date, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 3, to issue upon the request of the Borrower and for the direct or indirect benefit of the Borrower and the Restricted Subsidiaries, a letter of credit or letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form and with such Issuer Documents as may be approved by the Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant of, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Restricted Subsidiary.

(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of all Lenders’ Total Exposures at such time to exceed the Loan Limit then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance or such longer period of time as may be agreed by the applicable Issuing Lender, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer or as provided under Section 3.2(b); provided that any Letter of Credit may provide for automatic renewal thereof for additional periods of up to 12 months or such longer period of time as may be agreed by the applicable Letter of Credit Issuer, subject to the provisions of Section 3.2(b); provided, further, that in no event shall such expiration date occur later than the L/C Maturity Date unless arrangements which are reasonably satisfactory to the Letter of Credit Issuer to Cash Collateralize (or backstop) such Letter of Credit have been made, (iv) each Letter of Credit shall be denominated in Dollars, (v) no Letter of Credit shall be issued if it would be illegal under any applicable Requirement of Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor and (vi) no Letter of Credit shall be issued by a Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Majority Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice (A) of rescission of such notice from the party or parties originally delivering such notice, (B) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (C) that such Default or Event of Default is no longer continuing.

(c) Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.

3.2 Letter of Credit Requests.

(a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least two (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days prior to the proposed date of issuance. Each notice shall be executed by the Borrower and shall be in the form of Exhibit C or such other form (including by electronic or fax transmission) as reasonably agreed between the Borrower, the Administrative Agent and the Letter of Credit Issuer (each a “Letter of Credit Request”). No Letter of Credit Issuer shall issue any Letters of Credit unless such Letter of Credit Issuer shall have received notice from the Administrative Agent that the conditions to such issuance have been met, which notice shall be deemed given (i) if the Letter of Credit Issuer has not received notice from the Administrative Agent that the conditions to such issuance have been met within two Business Days after the date of the applicable Letter of Credit Request or (ii) if the aggregate amount of Letters of Credit Outstanding issued by such Letter of Credit Issuer then outstanding does not exceed the amount theretofore agreed to by the Borrower, the Administrative Agent and such Letter of Credit Issuer, and the Administrative Agent has not otherwise notified such Letter of Credit Issuer that it may no longer rely on this clause (i).

(b) If the Borrower so requests in any applicable Letter of Credit Request, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (i) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Majority Lenders have elected not to permit such extension or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.

(c) Each Letter of Credit Issuer (other than the Administrative Agent or any of its Affiliates) shall, at least once each week, provide the Administrative Agent with a list of all Letters of Credit issued by it that are outstanding at such time; provided that, upon written request from the Administrative Agent, such Letter of Credit Issuer shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Letter of Credit Issuer; provided further that the notification requirements of this Section 3.2(c) shall not apply with respect to any Existing Letter of Credit.

(d) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

3.3 Letter of Credit Participations.

(a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit (and on the Closing Date, with respect to the Existing Letters of Credit), the Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender (each such Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Commitment Percentage, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.

(b) In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that (i) any documents required to be delivered under such Letter of Credit have been delivered, (ii) the Letter of Credit Issuer has examined the documents with reasonable care and (iii) the documents appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

(c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. Each L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant’s Commitment Percentage of the amount of such payment no later than 1:00 p.m. (New York City time) on the first Business Day after the date notified by the Letter of Credit Issuer in immediately available funds. If and to the extent such L/C Participant shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Commitment Percentage of any such payment.

(d) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.

(e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of a Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of the Letter of Credit Issuer.

3.4 Agreement to Repay Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer by making payment in Dollars to the Administrative Agent for the account of the Letter of Credit Issuer in immediately available funds, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) (i) within one

Business Day of the date of such payment or disbursement if the Letter of Credit Issuer provides notice to the Borrower of such payment or disbursement prior to 11:00 a.m. (New York City time) on such next succeeding Business Day (from the date of such payment or disbursement or (ii) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, on such Business Day (the “Reimbursement Date”)), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, from and including the date of such payment or disbursement to but excluding the Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 11:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders make Loans (which shall be ABR Loans) on the Reimbursement Date in an amount equal to the amount at such drawing, and (ii) the Administrative Agent shall promptly notify each Letter of Credit Participant of such drawing and the amount of its Loan to be made in respect thereof, and each Letter of Credit Participant shall be irrevocably obligated to make a Loan to the Borrower in the manner deemed to have been requested in the amount of its Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York City time) on such Reimbursement Date by making the amount of such Loan available to the Administrative Agent. Such Loans made in respect of such Unpaid Drawing on such Reimbursement Date shall be made without regard to the Minimum Borrowing Amount and without regard to the satisfaction of the conditions set forth in Section 7. The Administrative Agent shall use the proceeds of such Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that the Letter of Credit Issuer shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Loans that have not paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Loans when due in accordance with the terms of this Agreement.

(b) The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of the Letter of Credit Issuer.

3.5 Increased Costs. If, after the Closing Date, the adoption of any Change in Law shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions, costs or expenses affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly (and in any event no later than 15 days) after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or an L/C Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Requirement of Law as in effect on the Closing Date. A certificate submitted to the Borrower by the relevant Letter of Credit Issuer or an L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6 New or Successor Letter of Credit Issuer.

(a) The Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may replace the Letter of Credit Issuer for any reason upon written notice to the Letter of Credit Issuer and the Administrative Agent and may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If the Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and such new Letter of Credit Issuer, another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of a Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as a Letter of Credit Issuer hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder. After the resignation or replacement of a Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall have a Stated Amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to a Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

(b) To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7 Role of Letter of Credit Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders, (b) any action taken or omitted in the absence of gross negligence or willful misconduct or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.8 Cash Collateral.

(a) Upon the request of the Majority Lenders if, as of the L/C Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the then Letters of Credit Outstanding.

(b) If any Event of Default shall occur and be continuing, the Majority Lenders may require that the L/C Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5 with respect to the Borrower, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Majority Lenders shall be required.

(c) For purposes of this Agreement, “Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the amount of the Letters of Credit Outstanding required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuer and the L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such cash Collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Borrower, but under the “control” (as defined in Section 9-104 of the UCC) of the Administrative Agent.

3.9 Existing Letters of Credit. Subject to the terms and conditions hereof, each Existing Letter of Credit that is outstanding on the Closing Date, listed on Schedule 1.1(e) shall, effective as of the Closing Date and without any further action by the Borrower, be continued as a Letter of Credit hereunder and from and after the Closing Date shall be deemed a Letter of Credit for all purposes hereof and shall be subject to and governed by the terms and conditions hereof.

3.10 Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower when a Letter of Credit is issued, (a) the rules of the ISP shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

3.11 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.12 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

SECTION 4. Fees; Commitments

4.1 Fees.

(a) The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender (in each case pro rata according to the respective Commitment Percentages of the Lenders), a commitment fee (the “Commitment Fee”) for each day from the Closing Date until but excluding the Termination Date. Each Commitment Fee shall be payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (ii) on the Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitment (assuming for this purpose that there is no reference to “Swingline Exposure” in the definition of Total Exposure) in effect on such day.

(b) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit until the termination or expiration date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for LIBOR Loans on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).

(c) The Borrower agrees to pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination or expiration date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum (or such other amount a may be agreed in a separate writing between the Borrower and any Letter of Credit Issuer) on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the Letter of Credit Issuer). Such Fronting Fees shall be due and payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).

(d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

(e) The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.

4.2 Voluntary Reduction of Commitments.

(a) Upon at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Commitments of any Class, as determined by the Borrower, in whole or in part; provided that (a) with respect to the Commitments, any such termination or reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders of such Class, except that, notwithstanding the foregoing, (1) the Borrower may allocate any termination or reduction of Commitments among classes of Commitments either (A) ratably among Classes or (B) first to the Commitments with respect to any Existing Commitments and second to any Extended Commitments and (2) in connection with the establishment on any date of any Extended Commitments pursuant to Section 2.17, the Existing Commitments of any one or more Lenders providing any such Extended Commitments on such date shall be reduced in an amount equal to the amount of Specified Existing Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Loans made on such date, the Total Exposure of any such Lender does not exceed the Commitment thereof (such Total Exposure and Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.17 of Existing Commitments and Existing Loans into Extended Commitments and Extended Loans respectively, and prior to any reduction being made to the Commitment of any other Lender), (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000 and (c) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Total Exposures shall not exceed the Loan Limit.

(b) The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than two (2) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.15(f) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Letter of Credit Issuer, the Swingline Lender or any Lender may have against such Defaulting Lender.

4.3 Mandatory Termination of Commitments.

(a) The Total Commitment shall terminate at 5:00 p.m. (New York City time) on the Termination Date.

(b) The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) on the earlier of (x) the Swingline Maturity Date and (y) the Termination Date.

SECTION 5. Payments

5.1 Voluntary Prepayments. The Borrower shall have the right to prepay Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

(a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) being prepaid, which notice shall be given by the Borrower no later than 1:00 p.m. (New York City time) (i) in the case of LIBOR Loans, three Business Days prior to and (ii) in the case of ABR Loans on the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders;

(b) each partial prepayment of (i) LIBOR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, and (ii) any ABR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof; provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such LIBOR Loans; and

(c) any prepayment of LIBOR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11.

Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loans of a Defaulting Lender.

Notwithstanding the foregoing (and as provided in clause (1) of the proviso to Section 2.17(a)), the Borrower may not prepay Extended Loans of any Extension Series unless such prepayment is accompanied by a pro rata repayment of Existing Loans of the Specified Existing Commitment Class of the Existing Class from which such Extended Loans and Extended Commitments were converted (or such Loans and Commitments of the Existing Class have otherwise been repaid and terminated in full).

5.2 Mandatory Prepayments.

(a) Repayment following Optional Reduction of Commitments. If, after giving effect to any termination or reduction of the Commitments pursuant to Section 4.2(a), the aggregate Total Exposures of all Lenders exceeds the Loan Limit (as reduced), then the Borrower shall on the same Business Day (i) prepay the Swingline Loans and, after all Swingline Loans have been paid in full, the remaining Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, pay to the Administrative Agent on behalf of the Letter of Credit Issuer and the L/C Participants an amount in cash equal to such excess to be held as cash collateral as provided in Section 3.8.

(b) Repayment of Loans Following Redetermination or Adjustment of Borrowing Base.

(i) Upon any redetermination of the Borrowing Base in accordance with Section 2.14(b), if the aggregate Total Exposures of all Lenders exceeds the redetermined Borrowing Base, then the Borrower shall, within 10 Business Days after its receipt of a New Borrowing Base Notice indicating such Borrowing Base Deficiency, inform the Administrative Agent of the Borrower’s election to: (A) within 30 days following such election prepay the Loans in an aggregate principal amount equal to such excess, (B) prepay the Loans in six equal monthly installments, commencing on the 30th day following its receipt of such New Borrowing Base Notice with each payment being equal to 1/6th of the aggregate principal amount of such excess, (C) within 30 days following such election, provide additional Collateral in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other Collateral reasonably acceptable to the Administrative Agent having a Borrowing Base value (as proposed by the Administrative Agent and approved by the Required Lenders) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(i) to eliminate any such excess or (D) undertake a combination of clauses (A), (B) and (C); provided that if, because of Letter of Credit Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize such remaining Borrowing Base Deficiency as provided in Section 3.8; provided further, that all payments required to be made pursuant to this Section 5.2(b)(i) must be made on or prior to the Termination Date.

(ii) Upon any adjustment to the Borrowing Base pursuant to Section 2.14(e), (f) or (g), if the aggregate Total Exposures of all Lenders exceeds the Borrowing Base, as adjusted, then the Borrower shall (A) prepay the Loans in an aggregate principal amount equal to such excess and (B) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, Cash Collateralize such excess as provided in Section 3.8. The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral no later than two Business Days following the date it receives written notice from the Administrative Agent of the adjustment of the Borrowing Base and the resulting Borrowing Base Deficiency; provided that all payments required to be made pursuant to this clause must be made on or prior to the Termination Date.

(c) Application to Loans. With respect to each prepayment of Loans elected under Section 5.1 or required by Section 5.2, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) being repaid and (ii) the Loans to be prepaid; provided that (A) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans and (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of any Defaulting Lender unless otherwise agreed in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(d) LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any LIBOR Loan, other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit, on behalf of the Borrower, with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. Such deposit shall constitute cash collateral for the LIBOR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(e) Application of Proceeds. The application of proceeds pursuant to this Section 5.2 shall not reduce the aggregate amount of Commitments under the Facility and amounts prepaid may be reborrowed subject to the Available Commitment.

5.3 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto or the Letter of Credit Issuer or the Swingline Lender entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower; it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day in the sole discretion of the Administrative Agent) like funds relating to the payment of principal or interest or fees ratably to the Lenders or the Letter of Credit Issuer, as applicable, entitled thereto.

(b) For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4 Net Payments.

(a) Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor or the Administrative Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the Borrower or such Guarantor or the Administrative Agent shall make such deductions or withholdings as are reasonably determined by the Borrower, such Guarantor or the Administrative Agent to be required by any applicable Requirement of Law, (ii) the Borrower, such Guarantor or the Administrative Agent, as applicable, shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent, the Collateral Agent, any Letter of Credit Issuer or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Letter of Credit Issuer or Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Letter of Credit Issuer or Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. After any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(b) The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).

(c) The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d) Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e) Without limiting the generality of the foregoing, each Non-U.S. Lender with respect to any Loan made to the Borrower shall, to the extent it is legally entitled to do so:

(i) deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit N hereto) representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and the interest payments in question are not effectively connected with the United States trade or business conducted by such Lender), (B) Internal Revenue Service Form W-8BEN or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, as required) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and from time to time thereafter if reasonably requested by the Borrower and the Administrative Agent;

unless in any such case any Change in Law has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender promptly so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(f) If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it had received and retained a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Credit Document, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower or any Guarantor, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. In such event, such Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, the Administrative Agent or the Collateral Agent may delete any information therein that it deems confidential). A Lender, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent nor the Collateral Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this clause (f) or any other provision of this Section 5.4.

(g) If the Borrower determines that a reasonable basis exists for contesting a Tax, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(g). Nothing in this Section 5.4(g) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(h) Each Lender and Agent that is a United States person under Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such Lender or Agent is exempt from United States federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(i) If a payment made to any Lender or any Agent under this Agreement or any other Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j) For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Letter of Credit Issuer and any Swingline Lender

(k) The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5 Computations of Interest and Fees.

(a) Except as provided in the next succeeding sentence, Interest on LIBOR Loans and ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Administrative Agent’s prime rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6 Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

(d) Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

SECTION 6. Conditions Precedent to Initial Borrowing.

The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 13.1.

6.1 Credit Documents. The Administrative Agent shall have received:

(a) this Agreement, executed and delivered by a duly Authorized Officer of each of the Borrower, each Agent, each Lender (including the Swingline Lender) and each Letter of Credit Issuer;

(b) the Guarantee, executed and delivered by a duly Authorized Officer of each Person that is a Guarantor as of the Closing Date;

(c) the Security Agreement, executed and delivered by a duly Authorized Officer of the Borrower, the Collateral Agent and each Person that is a Guarantor as of the Closing Date; and

(d) the Pledge Agreement, executed and delivered by a duly Authorized Officer of Holdings, the Borrower, the Collateral Agent and each other pledgor party thereto as of the Closing Date.

6.2 Collateral. Except for any items referred to on Schedule 9.13(b):

(a) All documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted under Section 10.2.

(b) All Stock of the Borrower and all Stock of each Restricted Subsidiary of the Borrower directly or indirectly owned by the Borrower or any Subsidiary Guarantor, in each case as of the Closing Date, shall have been pledged pursuant to the Pledge Agreement (except that such Credit Parties shall not be required to pledge any Excluded Stock) and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Pledge Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank.

(c) (i) Except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Subsidiary Guarantor shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.

(ii) All Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Credit Party shall be evidenced by the Intercompany Note, which shall be executed and delivered by the Borrower and each of the Restricted Subsidiaries and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent shall have received such Intercompany Note, together with undated instruments of transfer with respect thereto endorsed in blank.

(d) The Guarantee shall be in full force and effect.

6.3 Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (a) Simpson Thacher & Bartlett LLP, counsel to the Borrower, substantially in the form of Exhibit H, and (b) local counsel to the Borrower in the jurisdictions listed on Schedule 6.3 in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

6.4 Contemporaneous Debt Repayment. Substantially simultaneously with the initial Borrowing under the Facility, the Debt Repayment shall have been consummated.

6.5 Equity Contribution. Equity Investments in an amount not less than the Minimum Equity Amount shall have been made.

6.6 Closing Certificates. The Administrative Agent shall have received a certificate of the Credit Parties, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each Credit Party, and attaching the documents referred to in Section 6.7 and such other closing certificates as it may reasonably request.

6.7 Authorization of Proceedings of Each Credit Party; Organizational Documents. The Administrative Agent shall have received (a) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors or managers of each Credit Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder and (b) true and complete copies of each of the organizational documents of each Person that is a Credit Party as of the Closing Date.

6.8 Fees. All fees required to be paid on the Closing Date pursuant to any fee letter previously agreed in writing between the Agents, the Lead Arranger, the Joint Bookrunners and Holdings or the Borrower and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to any commitment letter in respect of the Commitments as agreed in writing between the Agents, the Lead Arranger, the Joint Bookrunners and Holdings or the Borrower, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), shall, upon the initial Borrowings hereunder, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Closing Date Loans).

6.9 Representations. On the Closing Date, the Company Representations and Specified Representations shall be true and correct in all material respects.

6.10 Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from the Chief Financial Officer, the Treasurer, the Vice President-Finance or any other senior financial officer of the Borrower substantially in the form of Exhibit M.

6.11 Acquisition. The Acquisition shall, substantially concurrently with the initial borrowing under this Agreement, be consummated in all material respects in accordance with the terms of the Stock Purchase Agreement, without giving effect to any modifications, amendments or express waivers thereto that are materially adverse to the Lenders without the consent of the Lead Arrangers (not to be unreasonably withheld or delayed) (it being understood and agreed that any reduction in the purchase price shall not be deemed to be materially adverse to the Lenders but shall be allocated ratably in proportion to the actual percentages that the amount of the Equity Investment, the Senior Interim Loan and the Closing Date Loans bear to the pro forma total capitalization of the Borrower and its Subsidiaries after giving effect to the Transactions).

6.12 Patriot Act. The Administrative Agent and the Joint Bookrunners shall have received all documentation and other information about the Borrower and the Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Joint Bookrunners at least seven calendar days prior to the Closing Date and as is mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

6.13 Historical Financial Statements. The Lead Arrangers shall have received true, correct and complete copies of the Historical Financial Statements and the Segmented Financial Statements.

6.14 Pro Forma Financial Statements. The Lead Arrangers shall have received a pro forma balance sheet as of September 30, 2011, and pro forma related statement of income for the last 12 months ended September 30, 2011, in each case, reflecting the removal of the properties and businesses pursuant to the Gulf Coast and Offshore Reorganization and Selling Stockholder Transaction and prepared after giving effect to the Transactions as if the Transactions had occurred as of such dates (in the case of such balance sheet) or at the beginning of such periods (in the case of such other income statement).

6.15 Material Adverse Change. Except (i) as set forth in the Disclosure Schedule to the Stock Purchase Agreement, (ii) for matters related to the assets, liabilities and operations of Samson’s Offshore Division and Gulf Coast Division and (iii) for matters related to the assets conveyed to Schusterman (as defined in the Stock Purchase Agreement) pursuant to the Selling Stockholder Transaction, since June 30, 2011, no Material Adverse Change has occurred. The preceding sentence is subject to the qualification that each item in a particular section of the Disclosure Schedules applies to the corresponding section of the Stock Purchase Agreement and to any other section of the Stock Purchase Agreement as to which its relevance is reasonably apparent on the face of such item.

SECTION 7. Conditions Precedent to All Credit Events

The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings and Loans required to be made by the Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4), and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date (other than any Existing Letter of Credit), is subject to the satisfaction of the following conditions precedent:

7.1 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (other than the initial Credit Event to occur on the Closing Date) (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

7.2 Notice of Borrowing.

(a) Prior to the making of each Loan (other than any Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3(a).

(b) Prior to the issuance of each Letter of Credit (other than any Existing Letter of Credit), the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

SECTION 8. Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes, on the Closing Date, the Specified Representations and on each other date as required or otherwise set forth in this Agreement, the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

8.1 Corporate Status. Each of the Borrower and each Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

8.2 Corporate Power and Authority; Enforceability. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

8.3 No Violation. None of the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party or the compliance with the terms and provisions thereof will (a) contravene any material applicable provision of any material Requirement of Law, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

8.4 Litigation. Except as set forth on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

8.5 Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

8.6 Governmental Approvals. The execution, delivery and performance of each Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

8.7 Investment Company Act. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure.

(a) None of the written factual information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower, any of the Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Lead Arranger, any Joint Bookrunner and/or any Lender on or before the Closing Date (including all such information and data contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections or estimates (including financial estimates, forecasts and other forward-looking information) and information of a general economic or general industry nature.

(b) The projections (including financial estimates, forecasts and other forward-looking information) contained in the information and data referred to in Section 8.8(a) were based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made; it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

8.9 Financial Condition; Financial Statements.

(a) The Historical Financial Statements present fairly in all material respects the consolidated financial position of Samson and its consolidated Subsidiaries at the date of such information and for the period covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any, subject, in the case of the unaudited financial information, to changes resulting from audit, normal year end audit adjustments and to the absence of footnotes. Since the Closing Date, there has been no Material Adverse Effect.

(b) As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness (including Disqualified Stock), any material guarantee obligations, contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, are not reflected or provided for in the Historical Financial Statements, except as would not reasonably be expected to result in a Material Adverse Effect.

8.10 Tax Matters. Except where the failure of which would not be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all material taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP and (b) to the extent then due and payable, the Borrower and each of the Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of management of the Borrower or such Subsidiary) in accordance with GAAP for the payment of, all federal, state, provincial and foreign taxes applicable for the current fiscal year to the Closing Date.

8.11 Compliance with ERISA.

(a) Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower or any ERISA Affiliate; no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); on and after the effectiveness of the Pension Act, each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 4010(d)(2) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreement in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans, the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

(b) All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12 Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date (after giving effect to the Transactions). Each Guarantor, Material Subsidiary and Unrestricted Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

8.13 Intellectual Property. The Borrower and each of the Restricted Subsidiaries have obtained all intellectual property, free from burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights would not reasonably be expected to have a Material Adverse Effect.

8.14 Environmental Laws.

(a) Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of the Subsidiaries and all Oil and Gas Properties are in compliance with all Environmental Laws; (ii) neither the Borrower nor any Subsidiary has received written notice of any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or disposal area containing Hazardous Materials has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, is located at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Subsidiaries.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under Environmental Law.

8.15 Properties.

(a) Each Credit Party has good and defensible title to the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (other than those (i) disposed of in compliance with Section 10.4 since delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent), and good title to all its material personal properties, in each case, free and clear of all Liens other than Liens permitted by Section 10.2. After giving full effect to the Liens permitted by Section 10.2, the Borrower or the Restricted Subsidiary specified as the owner owns the working interests and net revenue interests attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such property.

(b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.

(c) The rights and properties presently owned, leased or licensed by the Credit Parties including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.

(d) All of the properties of the Borrower and the Restricted Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would reasonably be expected to have a Material Adverse Effect.

8.16 Solvency. On the Closing Date (after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Closing Date Loans and the use of proceeds of such Closing Date Loans on the Closing Date), the Borrower on a consolidated basis with its Restricted Subsidiaries will be Solvent.

8.17 Insurance. The properties of the Borrower and the Restricted Subsidiaries are insured in the manner contemplated by Section 9.3.

8.18 Gas Imbalances, Prepayments. On the Closing Date, except as set forth on Schedule 8.18, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding 2.5 Bcfe of Hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Credit Parties’ Oil and Gas Properties that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

8.19 Marketing of Production. On the Closing Date, except as set forth on Schedule 8.19, no material agreements exist (which are not cancelable on 60 days’ notice or less without penalty or detriment) for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Borrower’s average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months from the Closing Date.

8.20 Hedge Agreements. Schedule 8.20 sets forth, as of the Closing Date, a true and complete list of all material commodity Hedge Agreements of each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as of the last Business Day of the most recent fiscal quarter preceding the Closing Date and for which a mark to market value is reasonably available), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

8.21 Patriot Act. On the Closing Date, each Credit Party is in compliance in all material respects with the material provisions of the Patriot Act, and the Borrower has provided to the Administrative Agent all information related to the Credit Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or any Lender.

SECTION 9. Affirmative Covenants

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the Letter of Credit Issuer following the termination of the Total Commitment) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable), are paid in full:

9.1 Information Covenants. The Borrower will furnish (or in the case of Section 9.1(l), use commercially reasonable efforts to prepare and furnish) to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year (120 days in the case of the fiscal year ending June 30, 2012)), the audited consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years (or, in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand), all in reasonable detail and prepared in accordance with GAAP, and, except with respect to such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of the Maturity Date within one year from the date such opinion is delivered or (y) any potential inability to satisfy the Financial Performance Covenant on a future date or in a future period), together in any event with a certificate of such accounting firm stating that in the course of either (i) its regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards or (ii) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Event of Default relating to the Financial Performance Covenant that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof. Notwithstanding the foregoing, the obligations in this Section 9.1(a) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries and the Borrower and its consolidated Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 9.1(a), such materials are accompanied by an opinion of an independent registered public accounting firm of recognized national standing, which opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of the Maturity Date within one year from the date such opinion is delivered or (y) any potential inability to satisfy the Financial Performance Covenant on a future date or in a future period).

(b) Quarterly Financial Statements. As soon as available and in any event within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such quarterly accounting period (or, in the case of the first three quarters of fiscal year 2012, 75 days)), the consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand), all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 9.1(b) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof’s), as applicable, Form 10 Q filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries and the Borrower and its consolidated Restricted Subsidiaries on a standalone basis, on the other hand.

(c) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) beginning with the fiscal quarter ending March 31, 2012, the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the Financial Performance Covenant as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Restricted Subsidiaries, Material Subsidiaries, Guarantors and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Material Subsidiaries, Guarantors and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be and (iii) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the Applicable Equity Amount as at the end of the fiscal year to which such financial statements are applicable.

(d) Notice of Default; Litigation. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(e) Environmental Matters. Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i) any pending or threatened Environmental Claim against any Credit Party or any Oil and Gas Properties;

(ii) any condition or occurrence on any Oil and Gas Properties that (A) would reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (B) would reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Oil and Gas Properties;

(iii) any condition or occurrence on any Oil and Gas Properties that would reasonably be anticipated to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and

(iv) the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Oil and Gas Properties.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(f) Other Information. (i) Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8), (ii) copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Subsidiaries, in each case in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, (iii) with reasonable promptness, but subject to the limitations set forth in the last sentences of Section 9.2(a) and Section 13.6, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(g) Certificate of Authorized Officer – Hedge Agreements. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth as of the last Business Day of the most recently ended fiscal year or period, as applicable, a true and complete list of all material commodity Hedge Agreements of the Borrower and each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof (as of the last Business Day of such fiscal year or period, as applicable and for which a mark to-market value is reasonably available), any new credit support agreements relating thereto not listed on Schedule 8.20 or on any previously delivered certificate delivered pursuant to this clause (g), any margin required or supplied under any credit support document and the counterparty to each such agreement.

(h) Certificate of Authorized Officer – Gas Imbalances. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, certifying that as of the last Business Day of the most recently ended fiscal year or period, as applicable, except as specified in such certificate, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding 2.5 Bcfe of Hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Credit Parties’ Oil and Gas Properties that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

(i) Certificate of Authorized Officer – Production Report and Lease Operating Statement. Concurrently with any delivery of each Reserve Report in connection with a Scheduled Redetermination, a certificate of an Authorized Officer of the Borrower, setting forth, for each calendar month during the then current fiscal year to date, the volume of production of Hydrocarbons and sales attributable to production of Hydrocarbons (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto for each such calendar month.

(j) Lists of Purchasers. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth a list of Persons purchasing Hydrocarbons from the Borrower or any other Credit Party who collectively account for at least 85% of the revenues resulting from the sale of all Hydrocarbons from the Borrower and such other Credit Parties during the fiscal year for which such financial statements relate.

(k) Pro Forma Adjustment Certificate. Not later than any date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

(l) Projections. Within 90 days after the end of each fiscal year (beginning with (and 120 days in the case of) the fiscal year ending on or about June 30, 2012) of the Borrower or, if not delivered by the Borrower and requested in writing by the Administrative Agent and any Lender, as soon thereafter as is commercially reasonable, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the Borrower for its internal use (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of an Authorized Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections.

(m) Certificate of Authorized Officer – Marketing Agreements. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth as of the last Business Day of the most recently ended fiscal year or period, as applicable, a true and complete list of all material marketing agreements (which are not cancellable on 60 days’ notice or less without penalty or detriment) for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other parties rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Borrower’s average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months from the last day of such fiscal year or period, as applicable

Documents required to be delivered pursuant to Sections 9.1(a) and (b) and Section 9.1(f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 13.2 or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent; provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 9.1(c) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

9.2 Books, Records and Inspections.

(a) The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Majority Lenders (as accompanied by the Administrative Agent) to visit and inspect any of the properties or assets of the Borrower or such Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of the Borrower and any such Subsidiary and discuss the affairs, finances and accounts of the Borrower and of any such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Majority Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, and (ii) only one such visit shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Majority Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in Section 9.1(f)(iii) or this Section 9.2, neither the Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(b) The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

9.3 Maintenance of Insurance. The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Secured Parties shall be the additional insureds on any such liability insurance as their interests may appear and, if casualty insurance is obtained, the Collateral Agent shall be the additional loss payee under any such casualty insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such casualty insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby. The Borrower shall deliver to the Administrative Agent within 45 Business Days following the Closing Date (or such later date as the Administrative Agent may reasonably agree), copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Subsidiaries pursuant to this Section 9.3.

9.4 Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Restricted Subsidiaries; provided that neither the Borrower nor any of the Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management of the Borrower) with respect thereto to the extent required by, and in accordance with, GAAP or the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.

9.5 Consolidated Corporate Franchises. The Borrower will do, and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Restricted Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.6 Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.7 ERISA.

(a) Promptly after the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

(b) Promptly following any request therefor, on and after the effectiveness of the Pension Act, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower, any of its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, the applicable Subsidiary(ies) or the ERISA Affiliate(s) shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

9.8 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, except in each case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect:

(a) operate its Oil and Gas Properties and other material properties or cause such Oil and Gas Properties and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material properties, including all equipment, machinery and facilities; and

(c) to the extent a Credit Party is not the operator of any property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 9.8.

9.9 Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions involving aggregate payments or consideration in excess of $10,000,000 with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors or managers of the Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to:

(a) the payment of Transaction Expenses,

(b) the issuance of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) to the Co-Investors or the management of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clauses (f) and (k) below,

(c) equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Stock or Stock Equivalents by the Borrower (or any direct or indirect parent thereof) permitted under Section 10.6,

(d) the payment of indemnities and reasonable expenses incurred by the Co-Investors and their Affiliates in connection with management or monitoring or the provision of other services rendered to the Borrower (or any parent entity thereof) or any of its Subsidiaries,

(e) loans, advances and other transactions between or among the Borrower, any Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or such Subsidiary, but for the Borrower’s or such Subsidiary’s ownership of Stock or Stock Equivalents in such joint venture or such Subsidiary) to the extent permitted under Section 10,

(f) employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower (or any direct or indirect parent thereof) and the Subsidiaries and their respective directors, officers, employees or consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Stock or Stock Equivalents pursuant to put/call rights or similar rights with current or former employees, officers, directors or consultants and equity option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors or managers of the Borrower (or any direct or indirect parent thereof),

(g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower (or any direct or indirect parent thereof), the Co-Investors and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of, or in connection with any services provided to, the Borrower and the Subsidiaries,

(h) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 9.9 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect,

(i) Dividends, redemptions, repurchases and other actions permitted under Section 10.6 and Section 10.7,

(j) customary payments (including reimbursement of fees and expenses) by the Borrower and any Subsidiaries to the Co-Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated), which payments are approved by the majority of the members of the board of directors or managers or a majority of the disinterested members of the board of directors or managers of the Borrower (or any direct or indirect parent thereof), in good faith,

(k) any issuance of Stock or Stock Equivalents or other payments, awards or grants in cash, securities, Stock, Stock Equivalents or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the board of directors or board of managers of the Borrower (or any direct or indirect parent thereof),

(l) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its Subsidiaries,

(m) payments by the Borrower (or any direct or indirect parent thereof) and the Subsidiaries pursuant to tax sharing agreements among the Borrower (and any such parent) and the Subsidiaries on customary terms; provided that payments by Borrower and the Subsidiaries under any such tax sharing agreements shall not exceed the excess (if any) of the amount they would have paid on a standalone basis over the amount they actually pay directly to Governmental Authorities,

(n) sales or conveyances of net profits interests for cash at Fair Market Value allowed under Section 10.4 and

(o) customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.

9.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause each of its, and each of its Restricted Subsidiaries’, fiscal years and fiscal quarters to end on dates consistent with past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11 Additional Guarantors, Grantors and Collateral.

(a) Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) and (ii) any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 30 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute (A) a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement, substantially in the form of Annex A, Exhibit 1 or Annex A, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee, a grantor under the Security Agreement, a pledgor under the Pledge Agreement and (B) a joinder to the Intercompany Note, substantially in the form of Annex I thereto.

(b) Subject to any applicable limitations set forth in the Pledge Agreement, the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11(a)) to pledge, to the Collateral Agent, for the benefit of the Secured Parties, (i) all of the Stock (other than any Excluded Stock) of each Subsidiary owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Guarantor pursuant to Section 9.11(a)), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto and, (ii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Guarantor (or Person required to become a Guarantor pursuant to Section 9.11(a)) (which shall be evidenced by a promissory note), in each case pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto.

(c) The Borrower agrees that all Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Credit Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 9.11(a)) shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement.

(d) In connection with each redetermination (but not any adjustment) of the Borrowing Base, the Borrower shall review the applicable Reserve Report, if any, and the list of current Mortgaged Properties (as described in Section 9.14(c)), to ascertain whether the PV-9 of the Collateral (calculated at the time of redetermination) meets the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, Dispositions and production. In the event that the PV-9 of the Mortgaged Properties (calculated at the time of redetermination) does not meet the Collateral Coverage Minimum, then the Borrower shall, and shall cause its Credit Parties to, grant, within 60 days of delivery of the certificate required under Section 9.14(c) (or such longer period as the Administrative Agent may agree in its reasonable discretion), to the Collateral Agent as security for the Obligations a first-priority Lien interest (subject to Liens permitted by Section 10.2) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that, after giving effect thereto, the PV-9 of the Collateral (calculated at the time of redetermination) meets the Collateral Coverage Minimum. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Sections 9.11(a), (b) and (c).

9.12 Use of Proceeds.

(a) The Borrower will use the proceeds of the Closing Date Loans, together with the net proceeds of the Senior Interim Loans and the net proceeds of the Equity Investments, on the Closing Date to consummate the Acquisition, to effect the Debt Repayments and to pay Transaction Expenses. Following the Closing Date, the Borrower will use the proceeds of Loans for the acquisition, development and exploration of Oil and Gas Properties and for working capital and other general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions).

(b) The Borrower will use Swingline Loans and Letters of Credit for general corporate purposes and to support deposits required under purchase agreements pursuant to which the Borrower or its Subsidiaries may acquire Oil and Gas Properties and other assets.

9.13 Further Assurances.

(a) Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture, filings, assignments of as-extracted collateral, mortgages, deeds of trust and other documents) that may be required under any applicable Requirements of Law, or that the Collateral Agent or the Majority Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b) The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.13(b) as soon as commercially reasonable and by no later than the date set forth in Schedule 9.13(b) with respect to such action or such later date as the Administrative Agent may reasonably agree.

(c) Notwithstanding anything herein to the contrary, if the Collateral Agent and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

9.14 Reserve Reports.

(a) On or before March 1st and September 1st of each year, commencing September 1, 2012, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, as of the immediately preceding December 31st and June 30th, the Proved Reserves of the Borrower and the Credit Parties located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America) that the Borrower desires to have included in any calculation of the Borrowing Base. Each Reserve Report as of December 31 and June 30 shall be prepared, at the election of the Borrower (x) by one or more Approved Petroleum Engineers or (y) by or under the supervision of the chief engineer of the Borrower or by the Borrower; provided that Reserve Reports as of June 30 of each year that are prepared by or under the supervision of the chief engineer of the Borrower or by the Borrower shall in each case be audited by one or more Approved Petroleum Engineers.

(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent a Reserve Report prepared by one or more Approved Petroleum Engineers or by or under the supervision of the chief engineer of the Borrower or by the Borrower. For any Interim Redetermination pursuant to Section 2.14(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent, as soon as possible, but in any event no later than 30 days, in the case of any Interim Redetermination requested by the Borrower or 45 days, in the case of any Interim Redetermination requested by the Administrative Agent or the Lenders, following the receipt of such request.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a Reserve Report Certificate from an Authorized Officer of the Borrower certifying that in all material respects:

(i) in the case of Reserve Reports prepared by or under the supervision of the chief engineer of the Borrower or by the Borrower (other than June 30 Reserve Reports), such Reserve Report has been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding June 30 Reserve Report or the Initial Reserve Report, if no June 30 Reserve Report has been delivered;

(ii) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects;

(iii) except as set forth in an exhibit to such certificate, the Borrower or another Credit Party has good and defensible title to the Borrowing Base Properties evaluated in such Reserve Report (other than those (x) Disposed of in compliance with Section 10.4 since delivery of such Reserve Report, (y) leases that have expired in accordance with their terms and (z) with title defects disclosed in writing to the Administrative Agent) and such Borrowing Base Properties are free of all Liens except for Liens permitted by Section 10.2;

(iv) except as set forth on an exhibit to such certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.18 with respect to the Credit Parties’ Oil and Gas Property evaluated in such Reserve Report that would require the Borrower or any other Credit Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor;

(v) none of the Borrowing Base Properties have been Disposed since the date of the last Borrowing Base determination except those Borrowing Base Properties listed on such certificate as having been Disposed; and

(vi) the certificate shall also attach, as schedules thereto, (A) a list of (1) all material marketing agreements (which are not cancellable on 60 days’ notice or less without penalty or detriment) entered into subsequent to the later of the Closing Date and the most recently delivered Reserve Report for the sale of production of the Credit Parties’ Hydrocarbons (including calls on, or other parties rights to purchase, production, whether or not the same are currently being exercised) that have a maturity date or expiry date of longer than six months from the last day of such fiscal year or period, as applicable and (2) all Borrowing Base Properties evaluated by such Reserve Report that are Collateral and demonstrating that the PV-9 of the Collateral (calculated at the time of delivery of such Reserve Report) meets the Collateral Coverage Minimum and (B) during the period commencing on the Closing Date through and including April 1, 2014, the Sponsor Development Plan then in effect.

9.15 Title Information. On or before the date of delivery to the Administrative Agent of each Reserve Report required by Section 9.14(a), the Borrower will use commercially reasonable efforts to deliver, if requested by the Administrative Agent, title information consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located, taking into account the size, scope and number of leases and wells of the Borrower and its Restricted Subsidiaries.

9.16 Change in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business of Industry Investments by the Borrower and its Restricted Subsidiaries and other business activities incidental or reasonably related to any of the foregoing.

SECTION 10. Negative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the Letter of Credit Issuer following the termination of the Total Commitment) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable), are paid in full:

10.1 Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:

(a) Indebtedness arising under the Credit Documents (including pursuant to Sections 2.16 and 2.17 and any Permitted Refinancing Debt incurred to Refinance such Indebtedness);

(b) Indebtedness (including Guarantee Obligations thereunder) in respect of the Senior Interim Loans, the Senior Notes and any fees, underwriting discounts, premiums and other costs and expenses incurred in connection with the foregoing and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;

(c) Indebtedness of (i) the Borrower or any Guarantor owing to the Borrower or any Subsidiary; provided that any such Indebtedness owing by a Credit Party to a Subsidiary that is not a Guarantor shall (x) be evidenced by the Intercompany Note or (y) otherwise be outstanding on the Closing Date so long as such Indebtedness is evidenced by an intercompany note substantially in the form of Exhibit L or otherwise subject to subordination terms substantially identical to the subordination terms set forth in Exhibit L, in each case, to the extent permitted by Requirements of Law and not giving rise to material adverse tax consequences, (ii) any Subsidiary that is not a Guarantor owing to any other Subsidiary that is not a Guarantor and (iii) to the extent permitted by Section 10.5, any Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor;

(d) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(e) subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 10.1(e) guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (A) if the Indebtedness being guaranteed under this Section 10.1(e) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (B) no guarantee by any Restricted Subsidiary of any Permitted Additional Debt (or Indebtedness under clause (b) above) shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee;

(f) Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors, licensees or sublicensees or (ii) otherwise constituting Investments permitted by Sections 10.5(d), (g), (h), (i), (q), (r) and (s);

(g) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction, lease, repair, replacement, expansion or improvement of fixed or capital assets to finance the acquisition, construction, lease, repair, replacement expansion, or improvement of such fixed or capital assets; (ii) Indebtedness arising under Capital Leases, other than (A) Capital Leases in effect on the Closing Date and (B) Capital Leases entered into pursuant to subclause (i) above (provided that, in the case of each of the foregoing subclauses (i) and (ii), the Borrower shall be in compliance on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such incurrence had occurred on the first day of such Test Period); and (iii) any Permitted Refinancing Indebtedness issued or incurred to Refinance any such Indebtedness;

(h) Indebtedness outstanding on the date hereof listed on Schedule 10.1 and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;

(i) Indebtedness in respect of Hedge Agreements, subject to the limitations set forth in Section 10.10;

(j) (i) Indebtedness of a Person or Indebtedness attaching to the assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to the assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition; provided that:

(A) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof,

(B) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries),

(C) (1) the Stock of such Person is pledged to the Collateral Agent to the extent required under Section 9.11(b) and (2) such Person executes a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement and a joinder to the Intercompany Note, in each case to the extent required under Section 9.11; provided that the assets covered by such pledges and security interests may, to the extent permitted by Section 10.2, equally and ratably secure such Indebtedness assumed with the Secured Parties subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent; provided, further, that the requirements of this clause (C) shall not apply to any Indebtedness of the type that could have been incurred under Section 10.1(g), and

(D) after giving effect to the assumption of any such Indebtedness, to such acquisition and to any related Pro Forma Adjustment, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such assumption and acquisition had occurred on the first day of such Test Period;

(ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(k) (i) Indebtedness incurred to finance a Permitted Acquisition; provided that:

(A) (1) the Stock of such Person is pledged to the Collateral Agent to the extent required under Section 9.11(b) and (2) such Person executes a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement and a joinder to the Intercompany Note, in each case to the extent required under Section 9.11;

(B) after giving effect to the incurrence of any such Indebtedness, to such acquisition and to any related Pro Forma Adjustment, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such incurrence and acquisition had occurred on the first day of such Test Period;

(C) the maturity of such Indebtedness is not earlier than, and no mandatory repayment or redemption (other than customary change of control or asset sale offers or upon any event of default) is required prior to, 91 days after the Latest Maturity Date of any Facility hereunder (determined at the time of issuance or incurrence); and

(D) such Indebtedness is not guaranteed in any respect by the Borrower or any Subsidiary Guarantor except to the extent (1) permitted under Section 10.5 and (2) that after giving effect to the incurrence of any such Indebtedness, to such acquisition and to any related Pro Forma Adjustment, the Borrower shall be in compliance on a Pro Forma Basis with the Adjusted Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period as if such incurrence and acquisition had occurred on the first day of such Test Period;

(ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(l) Indebtedness consisting of secured financings by a Foreign Subsidiary in which no Credit Party’s assets are used to secure such Indebtedness;

(m) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice;

(n) (i) other additional Indebtedness and (ii) any Permitted Refinancing Indebtedness issued as incurred to Refinance such Indebtedness; provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this clause (n) shall not at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, exceed the greater of $500,000,000 and 4.5% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred based upon the financial statements most recently available prior to such date);

(o) Indebtedness in respect of Permitted Additional Debt and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; provided that (i) after giving effect to the incurrence or issuance thereof, the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant as such covenant is recomputed as of the last day of the most recently ended Test Period as if such incurrence or issuance had occurred on the first day of such Test Period and (ii) the Borrowing Base shall be adjusted as set forth in Section 2.14(e);

(p) Cash Management Obligations, Cash Management Services and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(q) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(r) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Stock permitted hereunder;

(s) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) obligations contained in firm transportation or supply agreements or other take or pay contracts, in each case arising in the ordinary course of business;

(t) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(u) Indebtedness consisting of promissory notes issued by the Borrower or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) permitted by Section 10.6;

(v) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, Permitted Acquisitions or any other Investment permitted hereunder;

(w) Indebtedness associated with bonds or surety obligations required by Requirements of Law or by Governmental Authorities in connection with the operation of Oil and Gas Properties in the ordinary course of business;

(x) Indebtedness consisting of the undischarged balance of any Production Payment, subject to adjustment of the Borrowing Base as set forth in Section 2.14(g) to the extent required under Section 10.4(b);

(y) Indebtedness of the Borrower or any Restricted Subsidiary to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the Cash Management Services (including with respect to intercompany self-insurance arrangements) of the Borrower and its Restricted Subsidiaries; and

(z) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (y) above.

10.2 Limitation on Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents to secure the Obligations (including Liens contemplated by Section 3.8) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(b) Permitted Liens;

(c) (x) Liens (including liens arising under Capital Leases to secure Capital Lease Obligations) securing Indebtedness permitted pursuant to Section 10.1(g); provided that such Liens attach concurrently with or within 270 days after the acquisition, lease, repair, replacement, construction, expansion or improvement (as applicable) being financed with such Indebtedness, (ii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (y) Liens on the assets of a Restricted Subsidiary that is not a Credit Party securing Indebtedness permitted pursuant to Section 10.1(n);

(d) Liens existing on the date hereof; provided that any Lien securing Indebtedness in excess of (i) $5,000,000 individually or (ii) $10,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (d) that are not listed on Schedule 10.2) shall only be permitted to the extent such Lien is listed on Schedule 10.2;

(e) (i) the modification, replacement, extension or renewal of any Lien permitted by clauses (a), (b), (c), (d), (f) and (s) of this Section 10.2 upon or in the same assets theretofore subject to such Lien or upon or in after-acquired property that is (A) affixed or incorporated into the property covered by such Lien, (B) in the case of Liens permitted by clauses (f) and (s), subject to a Lien securing Indebtedness permitted under Section 10.1, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (C) the proceeds and products thereof or (ii) Liens securing Indebtedness incurred in replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of secured Indebtedness, to the extent the replacement, extension or renewal of the Indebtedness secured thereby is permitted by Section 10.1;

(f) Liens existing on the assets of any Person that becomes a Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j); provided that such Liens attach at all times only to the same assets that such Liens (or upon or in after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing Indebtedness permitted under Section 10.1(j), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) attached to, and secure only, the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1) that such Liens secured, immediately prior to such Permitted Acquisition;

(g) Liens placed upon the Stock and Stock Equivalents of any Person that becomes a Restricted Subsidiary pursuant to a Permitted Acquisition, or the assets of such a Restricted Subsidiary, in each case, to secure Indebtedness incurred pursuant to Section 10.1(k); provided that such Liens attach at all times only to the Stock and Stock Equivalents or assets so acquired;

(h) Liens securing Indebtedness or other obligations (i) of the Borrower or a Restricted Subsidiary in favor of a Credit Party and (ii) of any Restricted Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party;

(i) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(j) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

(m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(o) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) Liens in respect of Production Payments, subject to adjustment of the Borrowing Base as set forth in Section 2.14(g) to the extent required under Section 10.4(b);

(r) the prior right of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(s) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(t) Liens on Stock in a joint venture securing obligations of such joint venture so long as the assets of such joint venture do not constitute Collateral;

(u) Liens securing any Indebtedness permitted by Section 10.1(l);

(v) Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9607(l), or other Environmental Law, unless such Lien (i) by action of the lienholder, or by operation of law, takes priority over any Liens arising under the Credit Documents on the property upon which it is a Lien, and (ii) relates to a liability of the Borrower or any Restricted Subsidiary that is reasonably likely to exceed $5,000,000; and

(w) additional Liens on property not constituting Borrowing Base Properties so long as the aggregate principal amount of the obligations secured thereby at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, does not exceed the greater of $150,000,000 and 1.50% of Consolidated Total Assets (measured as of the date such Lien or the Indebtedness secured is incurred based upon the financial statements most recently available prior to such date).

10.3 Limitation on Fundamental Changes. Except as permitted by Sections 10.4 or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all its business units, assets or other properties, except that:

(a) any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (i) the Borrower shall be the continuing or surviving Person or, in the case of a merger, amalgamation or consolidation with or into the Borrower, the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing at the date of such merger, amalgamation or consolidation or would result from such consummation of such merger, amalgamation or consolidation, and (iv) if such merger, amalgamation or consolidation involves the Borrower and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Subsidiary of the Borrower (A) the Successor Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation or consolidation, with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, (B) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (C) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Credit Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation or unless the Successor Borrower is the Borrower, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any supplements to the Credit Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, (F) if reasonably requested by the Administrative Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Credit Document; provided, further, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement and (G) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5;

(b) any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee, the Security Agreement, the Pledge Agreement and any applicable Mortgage, and a joinder to the Intercompany Note, each in form and substance reasonably satisfactory to the Collateral Agent in order for the surviving Person to become a Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Intercompany Note, (iii) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing on the date of such merger, amalgamation or consolidation or would result from the consummation of such merger, amalgamation or consolidation and (iv) if such merger, amalgamation or consolidation involves a Subsidiary and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Restricted Subsidiary of the Borrower, (A) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation or consolidation, with the Financial Performance Covenant, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, (B) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to any Credit Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Agreement and (C) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5;

(c) any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower;

(d) any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor, (ii) merge, amalgamate or consolidate with or into any other Subsidiary which is not a Guarantor or Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Subsidiary that is not a Guarantor; provided that if such Subsidiary Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be, and any such Disposition shall be, an “Investment” and subject to the limitations set forth in Section 10.5 and (iii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor;

(e) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise Disposed of or transferred in accordance with Section 10.4 or 10.5, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;

(f) the Borrower and its Restricted Subsidiaries may consummate the Transactions; and

(g) to the extent that no Borrowing Base Deficiency, Default or Event of Default would result from the consummation of such Disposition, the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 10.4.

10.4 Limitation on Sale of Assets. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (x) convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose (each of the foregoing a “Disposition”) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (y) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Stock and Stock Equivalents, except that:

(a) the Borrower and the Restricted Subsidiaries may Dispose of (i) inventory and other goods held for sale, including Hydrocarbons, obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable) in the ordinary course of business (including equipment that is no longer necessary for the business of the Borrower or its Restricted Subsidiaries or is replaced by equipment of at least comparable value and use), (ii) Permitted Investments, and (iii) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b) the Borrower and the Restricted Subsidiaries may Dispose of any Oil and Gas Properties or any interest therein or the Stock or Stock Equivalents of any Restricted Subsidiary or of any Minority Investment owning Oil and Gas Properties (and including, but without limitation, Dispositions in respect of Production Payments and in connection with net profits interests, operating agreements, farm-ins, joint exploration and development agreements and other agreements customary in the oil and gas industry for the purpose of developing such Oil and Gas Properties); provided that such Disposition is for Fair Market Value; provided, further, that if such Disposition of Oil and Gas Properties or of any Stock or Stock Equivalents of any Restricted Subsidiary or Minority Investment owning Oil and Gas Properties involves Borrowing Base Properties included in the most recently delivered Reserve Report and the aggregate PV-9 (calculated at the time of such Disposition) of all such Borrowing Base Properties Disposed of since the later of (i) the last Scheduled Redetermination Date and (ii) the last adjustment of the Borrowing Base made pursuant to Section 2.14(g) exceeds 5% of the then-effective Borrowing Base, then no later than two Business Days’ after the date of consummation of any such Disposition, the Borrower shall provide notice to the Administrative Agent of such Disposition and the Borrowing Base Properties so Disposed

and the Borrowing Base shall be adjusted in accordance with the provisions of Section 2.14(g); provided, further, that to the extent that the Borrower is notified by the Administrative Agent that a Borrowing Base Deficiency could result from an adjustment to the Borrowing Base resulting from such Disposition, after the consummation of such Disposition(s), the Borrower shall have received net cash proceeds, or shall have cash on hand, sufficient to eliminate any such potential Borrowing Base Deficiency;

(c) the Borrower and the Restricted Subsidiaries may Dispose of property or assets to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Credit Party (i) the transferee thereof must either be a Credit Party or (ii) such transaction is permitted under Section 10.5;

(d) the Borrower and any Restricted Subsidiary may effect any transaction permitted by Section 10.3, 10.5 or 10.6;

(e) the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(f) Dispositions (including like-kind exchanges) of property (other than Borrowing Base Properties) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;

(g) Dispositions of Hydrocarbon Interests to which no Proved Reserves are attributable and farm-outs of undeveloped acreage to which no Proved Reserves are attributable and assignments in connection with such farm-outs;

(h) Dispositions of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements to the extent the same would be permitted under Section 10.5(i);

(i) Dispositions listed on Schedule 10.4 (“Scheduled Dispositions”);

(j) transfers of property subject to a (i) Casualty Event or in connection with any condemnation proceeding with respect to Collateral upon receipt of the net cash proceeds of such Casualty Event or condemnation proceeding or (ii) in connection with any Casualty Event or any condemnation proceeding, in each case with respect to property that does not constitute Collateral;

(k) Dispositions of accounts receivable (i) in connection with the collection or compromise thereof or (ii) to the extent the proceeds thereof are used to prepay any Loans then outstanding;

(l) the unwinding of any Hedge Agreement (subject to the terms of Section 2.14(f));

(m) Dispositions of Oil and Gas Properties and other assets not included in the Borrowing Base; and

(n) Disposition of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (m) above.

10.5 Limitation on Investments. The Borrower will not, and will not permit any of the Restricted Subsidiaries, to make any Investment except:

(a) extensions of trade credit and purchases of assets and services (including purchases of inventory, supplies and materials) in the ordinary course of business;

(b) Investments in assets that constituted Permitted Investments at the time such Investments were made;

(c) loans and advances to officers, directors, employees and consultants of the Borrower (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Stock or Stock Equivalents shall be contributed to the Borrower in cash) and (iii) for purposes not described in the foregoing subclauses (i) and (ii); provided that the aggregate principal amount outstanding pursuant to subclause (iii) shall not exceed $20,000,000;

(d) (i) Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date as set forth on Schedule 10.5, (ii) Investments existing on the Closing Date of the Borrower or any Subsidiary in any other Subsidiary and (iii) any extensions, renewals or reinvestments thereof, so long as the amount of any Investment made pursuant to this clause (d) is not increased at any time above the amount of such Investment set forth on Schedule 10.5;

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f) Investments to the extent that payment for such Investments is made with Stock or Stock Equivalents (other than Disqualified Stock not otherwise permitted by Section 10.1) of the Borrower (or any direct or indirect parent thereof);

(g) Investments (i) by the Borrower in any Guarantor or by any Guarantor in the Borrower, (ii) by any Restricted Subsidiary that is not a Guarantor in the Borrower or any other Restricted Subsidiary, and (iii) by the Borrower or any Guarantor in any Restricted Subsidiary that is not a Guarantor, valued at the Fair Market Value (determined by the Borrower in good faith) of such Investment at the time each such Investment is made, in an aggregate amount pursuant to this Section 10.5(g)(iii) that, at the time such Investement is made, would not exceed the sum of (A) the greater of $125,000,000 and 1.25% of Consolidated Total Assets (measured as of the date such Investment is made based upon the financial statements most recently available prior to such date), (B) the Applicable Equity Amount at such time and (C) to the extent not otherwise included in the determination of the Applicable Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made) (it being understood that to the extent any Investment made pursuant to this Section 10.5(g)(iii) was made by using the Applicable Equity Amount, then the amounts referred to in clause (C) shall, to the extent of the original usage of the Applicable Equity Amount, be deemed to reconstitute such amounts).

(h) Investments constituting Permitted Acquisitions; provided that the aggregate amount of Permitted Acquisition Consideration of such Permitted Acquisitions made or provided by the Borrower or any Subsidiary Guarantor to acquire any Restricted Subsidiary that does not become a Subsidiary Guarantor or merge, consolidate or amalgamate into the Borrower or a Subsidiary Guarantor or any assets that shall not, immediately after giving effect to such Permitted Acquisition, be owned by the Borrower or a Subsidiary Guarantor, shall not exceed the sum of (i) the greater of $250,000,000 and 2.50% of Consolidated Total Assets after giving effect to such Permitted Acquisitions, (ii) the Applicable Equity Amount at such time and (iii) to the extent not otherwise included in the determination of the Applicable Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made) (it being understood that to the extent any Investment made pursuant to this Section 10.5(h) was made by using the Applicable Equity Amount, then the amounts referred to in this clause (iii) shall, to the extent of the original usage of the Applicable Equity Amount, be deemed to reconstitute such amounts);

(i) Investments (including but not limited to (i) Minority Investments and Investments in Unrestricted Subsidiaries, (ii) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries, (iii) Investments in Subsidiaries that are not Credit Parties, (iv) Permitted Acquisitions and (v) Investments in respect of royalty trusts and master limited partnerships), in each case valued at the Fair Market Value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount pursuant to this Section 10.5(i) that, at the time each such Investment is made, would not exceed the sum of (A) the greater of (1) $125,000,000 and (2) 1.25% of Consolidated Total Assets (measured as of the date such Investment is made based upon the financial statements most recently available prior to such date) plus (B) the Applicable Equity Amount at such time plus (C) to the extent not otherwise included in the determination of the Applicable Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made) (it being understood that to the extent any Investment made pursuant to this Section 10.5(i) was made by using the Applicable Equity Amount, then the amounts referred to in the clause (C) shall, to the extent of the original usage of the Applicable Equity Amount, be deemed to reconstitute such amounts); provided that the foregoing limits shall not apply during the period in which, and Investments may be made pursuant to this Section 10.5(i) without limit at any such time during which, after giving Pro Forma Effect to the making of any such Investment, (1) no Event of Default shall have occurred and be continuing and (2) Liquidity is not less than 10% of the then effective Borrowing Base (on a Pro Forma Basis after giving effect to such Investment); provided, further, that intercompany current liabilities incurred in the ordinary course of business and consistent with past practices, in connection with the cash management operations of the Borrower and the Subsidiaries shall not be included in calculating any limitations in this paragraph at any time;

(j) Investments constituting non-cash proceeds of Dispositions of assets to the extent permitted by Section 10.4;

(k) Investments made to repurchase or retire Stock or Stock Equivalents of the Borrower or any direct or indirect parent thereof owned by the Co-Investors or its Affiliates or any employee or any stock ownership plan or key employee stock ownership plan of the Borrower (or any direct or indirect parent thereof);

(l) Investments consisting of Dividends permitted under Section 10.6;

(m) loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of, Dividends to the extent permitted to be made to such parent in accordance with Section 10.6;

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(o) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(q) guarantee obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r) Investments held by a Person acquired (including by way of merger or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s) Investments in Industry Investments and in interests in additional Oil and Gas Properties and gas gathering systems related thereto or Investments related to farm-out, farm-in, joint operating, joint venture, joint development or other area of mutual interest agreements, other similar industry investments, gathering systems, pipelines or other similar oil and gas exploration and production business arrangements whether through direct ownership or ownership through a joint venture or similar arrangement;

(t) To the extent constituting Investments, the Transactions;

(u) Investments in Hedge Agreements permitted by Section 10.1 and Section 10.10;

(v) Investments consisting of Indebtedness, fundamental changes, Dispositions and Dividends permitted under Sections 10.1, 10.3, 10.4 and 10.6 (other than 10.6(c)); and

(w) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business.

10.6 Limitation on Dividends. The Borrower will not pay any dividends (other than Dividends payable solely in its Stock that is not Disqualified Stock) or return any capital to its equity holders or make any other distribution, payment or delivery of property or cash to its equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or the Stock or Stock Equivalents of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof), now or hereafter outstanding (all of the foregoing, “Dividends”); except that:

(a) the Borrower may (or may pay Dividends to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents in exchange for another class of its (or such parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents; provided that such new Stock or Stock Equivalents contain terms and provisions at least as advantageous to the Lenders in all material respects to their interests as those contained in the Stock or Stock Equivalents redeemed thereby, and the Borrower may pay Dividends payable solely in the Stock and Stock Equivalents (other than Disqualified Stock not otherwise permitted by Section 10.1) of the Borrower;

(b) the Borrower may (i) (or may pay dividends to permit any direct or indirect parent thereof to) redeem, acquire, retire or repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, estates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees or immediate family members) of the Borrower and its Subsidiaries or any parent thereof, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement, the aggregate amount of all cash paid in respect of all such shares of Stock or Stock Equivalents so redeemed, acquired, retired or repurchased in any calendar year does not exceed the sum of (A) $50,000,000 (which shall increase to $100,000,000 subsequent to the consummation of Qualifying IPO) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $75,000,000 in any calendar year (which shall increase to $150,000,000 subsequent to the consummation of a Qualifying IPO) plus (B) all net cash proceeds obtained by the Borrower during such calendar year from the sale of such Stock or Stock Equivalents to other present or former officers, consultants, employees, directors and managers in connection with any permitted compensation and incentive arrangements plus (C) all net cash proceeds obtained from any key-man life insurance policies received during such calendar year; notwithstanding the foregoing, 100% of the unused amount of payments in respect of Section 10.6(b)(i) (before giving effect to any carry forward) may be carried forward to the two immediately succeeding fiscal years (but not any other) and utilized to make payments pursuant to this Section 10.6(b)(i) (any amount so carried forward shall be deemed to be used last in the subsequent fiscal year); and (ii) pay Dividends in an amount equal to withholding or similar Taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options so long as the amount of such payments does not exceed $25,000,000 in the aggregate;

(c) to the extent constituting Dividends, the Borrower may make Investments permitted by Section 10.5;

(d) to the extent constituting Dividends, the Borrower may enter into and consummate transactions expressly permitted by any provision of Section 10.3;

(e) the Borrower may repurchase Stock or Stock Equivalents of the Borrower (or any direct or indirect parent thereof) upon exercise of stock options or warrants if such Stock or Stock Equivalents represents all or a portion of the exercise price of such options or warrants;

(f) the Borrower may make and pay Dividends to Holdings or any other direct or indirect parent entity of the Borrower:

(i) the proceeds of which will be used to pay (or to make Dividends to allow Holdings or any other direct or indirect parent of the Borrower to pay): (A) franchise and excise taxes, and other fees and expenses, required to maintain its organizational existence, and (B) Taxes of a consolidated, combined, affiliated or unitary group that includes any of the Borrower or its Subsidiaries, to the extent such Taxes are attributable to the Borrower or its Restricted Subsidiaries or, to the extent attributable to its Unrestricted Subsidiaries, to the extent of the amount actually received from its Unrestricted Subsidiaries, provided that in each case, the amount of such payments in any fiscal year does not exceed the amount that the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would have been required to pay in respect of such foreign, federal, state or local taxes for such fiscal year had the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer (separate from Holdings or any other direct or indirect parent company of the Borrower) for all fiscal years ending after the Closing Date;

(ii) the proceeds of which shall be used to allow any direct or indirect parent of the Borrower to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $25,000,000 in any fiscal year plus any actual, reasonable and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof);

(iii) the proceeds of which shall be used by such parents to pay Dividends contemplated by Section 10.6(b);

(iv) the proceeds of which shall be used to make Dividends to allow any direct or indirect parent thereof to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity issuance or offering or debt issuance, incurrence or offering, Disposition or acquisition or investment transaction permitted by this Agreement;

(v) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, employees and consultants of any direct or indirect parent thereof, to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and

(vi) in the form of Stock or Stock Equivalents of the Borrower (other than Disqualified Stock not otherwise permitted by Section 10.1);

(g) the Borrower or any of the Restricted Subsidiaries may (i) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) so long as, after giving Pro Forma Effect thereto, (A) no Default or Event of Default shall have occurred and be continuing and (B) no Borrowing Base Deficiency exists, honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(h) the Borrower may pay any Dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(i) so long as, after giving Pro Forma Effect thereto, together with any concurrent Dividends being paid under Sections 10.6(i) and (j), (i) no Event of Default shall have occurred and be continuing, and (ii) Liquidity is not less than 10% of the then effective Borrowing Base (on a Pro Forma Basis after giving effect to such Dividend), the Borrower may declare and pay additional Dividends without limit in cash or other otherwise to the holders of its Stock and Stock Equivalents; provided, that, in the case of any Dividend in the form of assets other than cash, no such Dividend shall be made if a Borrowing Base Deficiency would result from an adjustment to the Borrowing Base resulting from such Dividend (unless the Borrower shall have cash on hand sufficient to eliminate any such potential Borrowing Base Deficiency);

(j) in addition to the foregoing Dividends and so long as no Event of Default shall have occurred and be continuing or would result therefrom and after giving effect to the making of any such Dividend, together with any concurrent Dividends being paid under Sections 10.6(i) and (j), the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant as such covenant is re-computed as of the last day of the most recently ended Test Period as if (i) such Dividend had been paid on the first day of such Test Period and (ii) the amount of any Cure Amount made during such Test Period were not made to the extent (A) the amount of the Applicable Equity Amount after making the proposed Dividend is less than or equal to the amount of such Cure Amount and (B) such Cure Amount was necessary for the Borrower to be in compliance on a Pro Forma Basis with the Financial Performance Covenant, the Borrower may declare and pay Dividends in an aggregate amount not to exceed the Applicable Equity Amount at the time such Dividend is paid; and

(k) the Borrower may make payments described in Sections 9.9(a), (f), (g), (h), (j) and (l) (subject to the conditions set out therein).

10.7 Limitations on Debt Payments and Amendments.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease the Senior Interim Loans, the Senior Notes or any Permitted Additional Debt comprised of senior subordinated or subordinated Indebtedness (it being understood that payments of regularly scheduled cash interest in respect of the Senior Interim Loans, the Senior Notes or such Permitted Additional Debt shall be permitted); provided, however, that the Borrower or any Subsidiary may prepay, repurchase, redeem or defease the Senior Interim Loans, the Senior Notes or any such Permitted Additional Debt (A) with the proceeds of any Permitted Refinancing Indebtedness (including, in the case of the Senior Interim Loans, with the proceeds of any Senior Notes), (B) by converting or exchanging the Senior Interim Loans, the Senior Notes or any such Permitted Additional Debt to Stock (other than Disqualified Stock) of the Borrower or any of its direct or indirect parent or (C) so long as, after giving Pro Forma Effect thereto, (1) no Event of Default has occurred and is continuing and (2) Liquidity is not less than 10% of the then effective Borrowing Base (on a Pro Forma Basis after giving effect to such prepayment, repurchase, redemption or defeasance);

(b) The Borrower will not amend or modify the Senior Interim Loan Agreement, the Senior Notes Indenture or the documentation governing any senior subordinated or subordinated Permitted Additional Debt or the terms applicable thereto to the extent that any such amendment or modification, taken as a whole, would be adverse to the Lenders in any material respect; and

(c) Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 10.7 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Collateral Agent instructing it not to make or permit the Borrower and/or the Restricted Subsidiaries to make any such repayment or prepayment, (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer or (iii) the prepayment, repurchase, redemption or other defeasance of the Senior Interim Loans, the Senior Notes or any Permitted Additional Debt comprised of senior subordinated or subordinated Indebtedness with an aggregate amount not to exceed the Applicable Equity Amount (with the Applicable Equity Amount being re-computed as of the last day of the most recently ended Test Period as if (i) such prepayment, repurchase, redemption or other defeasance had occurred on the first day of such Test Period and (ii) the amount of any Cure Amount made during such Test Period were not made to the extent (A) the amount of the Applicable Equity Amount after making the proposed prepayment, repurchase, redemption or other defeasance is less than or equal to the amount of such Cure Amount and (B) such Cure Amount was necessary for the Borrower to be in compliance on a Pro Forma Basis with the Financial Performance Covenant) at the time of such prepayment, repurchase, redemption or defeasance.

10.8 Negative Pledge Agreements. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Requirement (other than this Agreement or any other Credit Document or any documentation in respect of secured Indebtedness otherwise permitted hereunder) that limits the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing shall not apply to Contractual Requirements that (i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.8) are listed on Schedule 10.8 and (y) to the extent Contractual Requirements permitted by clause (x) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or obligation so long as such Permitted Refinancing Indebtedness does not expand the scope of such Contractual Requirement, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Requirements were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor to the extent such Indebtedness is permitted by Section 10.1 so long as such Contractual Requirement applies only to such Subsidiary, (iv) arise pursuant to agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets under such sale, transfer, lease or other Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 10.5 and applicable solely to such joint venture or otherwise arise in agreements which restrict the Disposition or distribution of assets or property in oil and gas leases, joint operating agreements, joint exploration and/or development agreements, participation agreements and other similar agreements entered into in the ordinary course of the oil and gas exploration and development business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.1, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) restrict the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are imposed by Applicable Law, (xiii) exist under any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any

Indebtedness but only to the extent such Contractual Requirement was contained in the document evidencing the Indebtedness being refinanced, (xiv) customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation and (xv) any restrictions regarding licenses or sublicenses by the Borrower and its Restricted Subsidiaries of Intellectual Property in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property).

10.9 Limitation on Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Stock or with respect to any other interest or participation in, or measured by, its profits or transfer any property to the Borrower or any Restricted Subsidiary except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the Credit Documents and any Hedging Obligations;

(b) the Senior Interim Loan Agreement, the Senior Interim Loans, the Senior Notes Indenture, the Senior Notes and related guarantees;

(c) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on transferring the property so acquired;

(d) Requirement of Law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Stock or assets of such Subsidiary;

(g) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 10.1 and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Borrower, taken as a whole, as determined by the board of directors of the Borrower in good faith, than the provisions contained in this Agreement as in effect on the Closing Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the board of directors of the Borrower in good faith, to make scheduled payments of cash interest on the notes when due;

(j) customary provisions in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business; and

(l) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.10 Hedge Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedge Agreements with any Person other than:

(a) Subject to Section 10.10(b), Hedge Agreements in respect of commodities entered into not for speculative purposes the net notional volumes for which (when aggregated with other commodity Hedge Agreements then in effect, other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Hedge Agreements) do not exceed, as of the date the latest hedging transaction is entered into under a Hedge Agreement, 85% of (i) during the period commencing on the Closing Date through and including April 1, 2014, reasonably projected Hydrocarbon production volumes (as forecast in (A) initially, the Sponsor Development Plan delivered on the Closing Date, and (B) at any time after the Sponsor Development Plan is required to be delivered pursuant to Section 9.14(c)(vi), the most recent Sponsor Development Plan delivered pursuant thereto) and (ii) at any time thereafter, the reasonably anticipated Hydrocarbon production from the Credit Parties’ total Proved Reserves (as forecast based upon the most recent Reserve Report delivered pursuant to Section 9.14(a)), in the case of each of clauses (i) and (ii) above, for the 66 month period from the date such hedging arrangement is created (the “Ongoing Hedges”). In addition to the Ongoing Hedges, in connection with a proposed Permitted Acquisition (a “Proposed Acquisition”), the Credit Parties may also enter into incremental hedging contracts with respect to the Credit Parties’ reasonably anticipated projected production from the total Proved Reserves of the Credit Parties as forecast based upon the most recent Reserve Report having notional volumes not in excess of 15% of the Credit Parties’ existing projected production prior to the consummation of such Proposed Acquisition for a period not exceeding 36 months from the date such hedging arrangement is created during the period between (i) the date on which such Credit Party signs a definitive acquisition agreement in connection with a Proposed Acquisition and (ii) the earliest of (A) the date such Proposed Acquisition is consummated, (B) the date such acquisition is terminated and (C) 90 days after such definitive acquisition agreement was executed (or such longer period as to which the Administrative Agent may agree). However, all such incremental hedging contracts entered into with respect to a Proposed Acquisition must be terminated or unwound within 90 days following the date such acquisition is terminated. It is understood that commodity Hedge Agreements which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes.

(b) If, after the end of any calendar month, the Borrower determines that the aggregate volume of all commodity hedging transactions for which settlement payments were calculated in such calendar month exceeded 100% of actual production of Hydrocarbons in such calendar month, then the Borrower shall terminate, create off-setting positions, allocate volumes to other production for which the Borrower or any Restricted Subsidiaries is marketing, or otherwise unwind existing Hedge Agreements such that, at such time, future hedging volumes will not exceed 100% of reasonably anticipated projected production for the then-current and any succeeding calendar months.

(c) Other Hedge Agreements (other than any Hedge Agreements in respect of equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions) entered into not for speculative purposes.

(d) It is understood that for purposes of this Section 10.10, the following Hedge Agreements shall not be deemed speculative or entered into for speculative purposes: (i) any commodity Hedging Agreement intended, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedge Agreement intended, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that the Borrower or its Restricted Subsidiaries may have to counterparties under other Hedge Agreements such that the combination of such Hedge Agreements is not speculative taken as a whole.

(e) For purposes of entering into or maintaining Ongoing Hedges under Section 10.10(a) and Section 10.10(b), respectively, forecasts of reasonably projected Hydrocarbon production volumes (as forecast in the Sponsor Development Plan) and reasonably anticipated Hydrocarbon production from the Credit Parties’ total Proved Reserves based upon the most recent Reserve Report delivered pursuant to Section 9.14(a), shall be revised to account for any increase or decrease therein anticipated because of information obtained by Borrower or any other Credit Party subsequent to the publication of such Reserve Report including the Borrower’s or any other Credit Party’s internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and acquisitions coming on stream or failing to come on stream.

10.11 Consolidated Total Debt to Consolidated EBITDAX Ratio. The Borrower will not permit the Consolidated Total Debt to Consolidated EBITDAX Ratio for any Test Period ending on each date set forth below to be greater than the ratio set forth below opposite such date:

Test Period Ending	Ratio
March 31, 2012	5.00 to 1.00
June 30, 2012	5.00 to 1.00
September 30, 2012	5.00 to 1.00
December 31, 2012	5.00 to 1.00
March 31, 2013	4.75 to 1.00
June 30, 2013	4.75 to 1.00
September 30, 2013	4.75 to 1.00

December 31, 2013	4.75 to 1.00
March 31, 2014	4.50 to 1.00
June 30, 2014	4.50 to 1.00
September 30, 2014	4.50 to 1.00
December 31, 2014	4.50 to 1.00
March 31, 2015	4.50 to 1.00
June 30, 2015	4.50 to 1.00
September 30, 2015	4.50 to 1.00
December 31, 2015	4.50 to 1.00
March 31, 2016	4.50 to 1.00
June 30, 2016	4.50 to 1.00
September 30, 2016	4.50 to 1.00
Maturity Date	4.50 to 1.00

SECTION 11. Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Unpaid Drawings, fees or of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in clause (a) above).

11.2 Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

11.3 Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i), 9.5 (solely with respect to the Borrower) or Section 10; or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice thereof by the Borrower from the Administrative Agent.

11.4 Default Under Other Agreements.

(a) The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than Indebtedness described in Section 11.1) in excess of $125,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, (1) with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements and (2) secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or

(b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, (i) with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements and (ii) other than secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), prior to the stated maturity thereof.

11.5 Bankruptcy, Etc. The Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy”; or (b) in the case of any Foreign Subsidiary that is a Specified Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case, proceeding or action or, in connection with any such voluntary proceeding or action, the Borrower or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors.

11.6 ERISA.

(a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof);

(b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and

(c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect.

11.7 Guarantee. The Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee.

11.8 Security Documents. The Security Agreement, Mortgage or any other Security Document pursuant to which the assets of the Borrower or any Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement, the Mortgage or any other Security Document.

11.9 Judgments. One or more monetary judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $125,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof.

11.10 Change of Control. A Change of Control shall occur.

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Majority Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a), (b) and (d) below shall occur automatically without the giving of any such notice): (a) declare the Total Commitment and Swingline Commitment terminated, whereupon the Commitment of each Lender and the Swingline Lender, as the case may be, shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (c) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (d) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower, it will pay) to the Administrative

Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrower’s respective reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

(i) first, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent and/or Collateral Agent in each Person’s capacity as such;

(ii) second, to the Secured Parties, an amount equal to all Obligations due and owing to them on the date of distribution and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amount thereof; and

(iii) third, pro rata to any other Obligations then due and owing; and

(iv) fourth, any surplus then remaining, after all of the Obligations then due shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may award.

11.11 Equity Cure. (a) Notwithstanding anything to the contrary contained in this Article 11, in the event that the Borrower fails to comply with the Financial Performance Covenant, then until the expiration of the tenth Business Day subsequent to the date the compliance certificate for calculating such Financial Performance Covenant is required to be delivered pursuant to Section 9.1(c) (the “Cure Deadline”), the Borrower shall have the right to cure such failure (the “Cure Right”) by causing cash net equity proceeds derived from an issuance of Stock or Stock Equivalents (other than Disqualified Stock) to be contributed as common equity to the Borrower, and upon receipt by the Borrower of such cash proceeds (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDAX shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of the Financial Performance Covenant with respect to any Test Period that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(ii) Consolidated Total Debt for such Test Period shall be decreased solely to the extent proceeds of the Cure Amount are actually applied to prepay any Indebtedness (provided that any such Indebtedness so prepaid shall be a permanent repayment of such Indebtedness and termination of commitments thereunder) included in the calculation of Consolidated Total Debt; and

(iii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement; provided that (i) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is made, (ii) there shall be a maximum of five Cure Rights made during the term of this Agreement, (iii) each Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Performance Covenant (such amount, the “Necessary Cure Amount”); provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter then the Cure Amount shall be equal to the amount reasonably determined by the Borrower in good faith that is required for purposes of complying with the Financial Performance Covenant for such fiscal quarter (such amount, the “Expected Cure Amount”), (iv) all Cure Amounts shall be disregarded for the purposes of any financial ratio determination under the Credit Documents other than for determining compliance with the Financial Performance Covenant and (v) no Lender or Letter of Credit Issuer shall be required to make any extension of credit hereunder during the 10 Business Day period referred to above, unless the Borrower shall have received the Cure Amount.

(b) Expected Cure Amount. Notwithstanding anything herein to the contrary, to the extent that the Expected Cure Amount is (i) greater than the Necessary Cure Amount, then such difference may be used for the purposes of determining the Applicable Equity Amount and (ii) less than the Necessary Cure Amount, then not later than the applicable Cure Deadline, the Borrower must receive cash proceeds from issuance of Stock or Stock Equivalents (other than Disqualified Stock) or a cash capital contribution, which cash proceeds received by Borrower shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount.

SECTION 12. The Agents

12.1 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Lead Arrangers, the Joint Bookrunners, the Syndication Agent and the Documentation Agent and Section 12.9 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent, the Swingline Lender, each Lender and each Letter of Credit Issuer hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, the Swingline Lender, each Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Swingline Lender, the Lenders or the Letter of Credit Issuers, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c) Each of the Syndication Agent, the Documentation Agent, the Lead Arrangers and the Joint Bookrunners, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

12.2 Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, sub-agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

12.3 Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender, the Swingline Lender or any Letter of Credit Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

12.4 Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Section 6 and 7 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

12.6 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender, the Swingline Lender or any Letter of Credit Issuer. Each Lender, the Swingline Lender and each Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s or the Collateral Agent’s, as applicable, gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence, bad faith or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8 Agents in Its Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9 Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders, the Swingline Lender, the Letter of Credit Issuer and the Borrower. If the Administrative Agent, Swingline Lender and/or Collateral Agent becomes a Defaulting Lender, then such Administrative Agent, Swingline Lender or Collateral Agent, may be removed as the Administrative Agent, Swingline Lender or Collateral Agent, as the case may be, at the reasonable request of the Borrower and the Required Lenders. Upon receipt of any such notice of resignation or removal, as the case may be, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If, in the case of a resignation of a retiring Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, the Swingline Lender and the Letter of Credit Issuer, appoint a successor Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

Any resignation of any Person as Administrative Agent pursuant to this Section shall also constitute its resignation as Letter of Credit Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer, (b) the retiring Letter of Credit Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

12.10 Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. For the avoidance of doubt, for purposes of this Section 12.10, the term “Lender” includes any Letter of Credit Issuer and any Swingline Lender.

12.11 Security Documents and Collateral Agent under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented or (c) release any Guarantor from the Guarantee with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented.

12.12 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

12.13 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under Section 11.5, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 13.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 13. Miscellaneous

13.1 Amendments, Waivers and Releases. Except as expressly set forth in this Agreement, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce any portion of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(e)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment (provided that any Lender, upon the request of the Borrower, may extend the final expiration date of its Commitment without the consent of any other Lender, including the Majority Lenders) or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the amount of the Commitment of any Lender (provided that, any Lender, upon the request of the Borrower, may increase the amount of its Commitment without the consent of any other Lender, including the Majority Lenders), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1, or amend or modify any of the provisions of Section 13.8(a) to the extent it would alter the ratable allocation of payments thereunder, or reduce the percentages specified in the definitions of the terms “Majority Lenders”, “Required Lenders” or “Borrowing Base Required Lenders”, consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3) or alter the order of application set forth in the final paragraph of Section 11 or modify any definition used in such final paragraph if the effect thereof would be to alter the order of payment specified therein, in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or (iv) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of each Letter of Credit Issuer to whom Section 3 then applies in a manner that directly and adversely affects such Person, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or (vi) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (vii) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (viii) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (ix) increase the Borrowing Base without the written consent of the Borrowing Base Required Lenders (other than Defaulting Lenders), decrease or maintain the Borrowing Base without the written consent of the Required Lenders or otherwise modify Section 2.14(b), (c), (d), (e), (f) or (g) without the written consent of Borrowing Base Required Lenders (other than Defaulting Lenders); provided that a Scheduled Redetermination may be postponed by the Majority Lenders, or (x) affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement or any other Credit Document without the prior written consent of such Agent; provided, further, that any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

13.2 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender or the Letter of Credit Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Letter of Credit Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii)(A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.

13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5 Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP and Vinson & Elkins LLP, in their capacity as counsel to the Lead Arrangers and the Joint Bookrunners, and one counsel in each appropriate local jurisdiction (other than any allocated costs of in-house counsel), (b) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, Collateral Agent and the other Agents (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own counsel), (c) to pay, indemnify, and hold harmless each Lender, Letter of Credit Issuer and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender, Letter of Credit Issuer and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed) retain its own counsel), with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the operations of the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties, (ii) any material breach (or, in the case of a proceeding brought by the Borrower, any breach) of any Credit Document by the party to be indemnified or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent in its capacity as such). No Person entitled to indemnification under clause (d) of this Section 13.5 shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor shall any such Person, the Borrower or any of its Subsidiaries have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts payable under this Section 13.5 shall be paid within 10 Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to any claims for Taxes which shall be governed exclusively by Section 5.4 and, to the extent set forth therein, Sections 2.10 and 3.5.

13.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees (other than Holdings, the Borrower, its Subsidiaries or any natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent (such consent not be unreasonably withheld or delayed; it being understood that the Borrower shall have the right to withhold or delay its consent to any assignment solely if, in order for such assignment to comply with applicable Requirements of Law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; and

(B) the Administrative Agent, the Swingline Lender and each Letter of Credit Issuer (in each case, not to be unreasonably withheld or delayed).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and increments of $1,000,000 in excess thereof, unless each of the Borrower, each Letter of Credit Issuer and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest amounts) of the Loans and L/C Obligations and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement.

The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Letter of Credit Issuer, the Swingline Lender and, solely with respect to itself, each other Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Swingline Lender or any Letter of Credit Issuer, sell participations to one or more banks or other entities other than the Borrower or any Subsidiary of the Borrower (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) or (ii) of the proviso to Section 13.1 that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the terms “Majority Lenders”, “Required Lenders” or “Borrowing Base Required Lenders”. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under clauses (a) and (b) of this Section 13.6. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit K-1 or K-2, as the case may be, evidencing the Loans and Swingline Loans, respectively, owing to such Lender.

(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of Sections 2.10, 2.11, 3.5 and 5.4 as though it were a Lender and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld).

13.7 Replacements of Lenders under Certain Circumstances.

(a) The Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4, (ii) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (iii) becomes a Defaulting Lender, with a replacement bank, lending institution or other financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (C) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts), pursuant to Section 2.10, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected or the Required Lenders and with respect to which the Majority Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

(c) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

13.8 Adjustments; Set-off.

(a) If any Lender (a “benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or the participations in Letter of Credit Obligations held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the express terms of this Agreement and the other Credit Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in Drawings to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or any increase in the Applicable Margin in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Borrower hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower (and the Credit Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.14 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, other Agents and the Lenders, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any other Agent, any Joint Bookrunner, any Lead Arranger, nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent, any Joint Bookrunner, any Lead Arranger or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Agent, any Joint Bookrunner, any Lead Arranger or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent and its Affiliates, each other Agent and each of its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, any other Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Administrative Agent, any Agent or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15 WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT, EACH LETTER OF CREDIT ISSUER AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16 Confidentiality. The Administrative Agent, each other Agent, any Letter of Credit Issuer, the Swingline Lender and each other Lender shall hold all non-public information furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Swingline Lender, the Administrative Agent, any Letter of Credit Issuer or such other Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) as required or requested by any Governmental Authority, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law, (b) to such Lender’s or the Administrative Agent’s, any Letter of Credit Issuer’s or such other Agent’s attorneys, professional advisors, independent auditors, trustees or Affiliates, in each case who need to know such information in connection with the administration of the Credit Documents and are informed of the confidential nature of such information, (c) to an investor or prospective investor in a securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (d) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, and (e) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a securitization; provided that unless specifically prohibited by applicable Requirements of Law, each Lender, the Administrative Agent, the Swingline Lender, any Letter of Credit Issuer and each other Agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent, any Letter of Credit Issuer or such other Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided further that in no event shall any Lender, the Administrative Agent, any Letter of Credit Issuer or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. In addition, each Lender, the Administrative Agent and each other Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in Hedge Agreements to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in the Section 13.16.

13.17 Release of Collateral and Guarantee Obligations.

(a) The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the Disposition of such Collateral (including as part of or in connection with any other Disposition permitted hereunder) to any Person other than another Credit Party (other than Holdings), to the extent such Disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with the second succeeding sentence and Section 5.14(b) of the Guarantee) and (vi) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated.

(b) Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped, upon request of the Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

13.18 USA PATRIOT Act. The Agents and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Agent and such Lender to identify each Credit Party in accordance with the Patriot Act.

13.19 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.20 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.21 Disposition of Proceeds. The Security Documents contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Collateral Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to their as-extracted collateral in the form of production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Documents, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

13.22 Collateral Matters; Hedge Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available on a pro rata basis to any Person (a) under any Secured Hedge Agreement, in each case, after giving effect to all netting arrangements relating to such Hedge Agreements or (b) under any Secured Cash Management Agreement. No Person shall have any voting rights under any Credit Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

SAMSON INVESTMENT COMPANY, as the Borrower

By:	/s/ Michael G. Daniel
Name: Michael G. Daniel
Title: Authorized Signatory

Signature Page

Samson Investment Company

Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Letter of Credit Issuer, Swingline Lender and Lender

By:	/s/ Ronald Dierker
Name: Ronald Dierker
Title: Managing Director

Signature Page

Samson Investment Company

Credit Agreement

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Jason M. Hicks
Name: Jason M. Hicks
Title: Managing Director

Signature Page

Samson Investment Company

Credit Agreement

BANK OF AMERICA, N.A., as Lender

By:	/s/ Christopher Renyi
Name: Christopher Renyi
Title: Vice President

Signature Page

Samson Investment Company

Credit Agreement

BMO HARRIS FINANCING, INC., as Lender

By:	/s/ James V. Ducote
Name: James V. Ducote
Title: Director

Signature Page

Samson Investment Company

Credit Agreement

BANK OF MONTREAL, as Letter of Credit Issuer

By:	/s/ Joseph A. Bliss
Name: Joseph A. Bliss
Title: Managing Director

Signature Page

Samson Investment Company

Credit Agreement

BARCLAYS BANK PLC, as Lender

By:	/s/ Ann E. Sutton
Name: Ann E. Sutton
Title: Director

Signature Page

Samson Investment Company

Credit Agreement

Citibank, N.A., as Lender

By:	/s/ Phil Ballard
Name: Phil Ballard
Title: Vice President

Signature Page

Samson Investment Company

Credit Agreement

Credit Suisse AG, Cayman Islands Branch, as Lender

By:	/s/ Bill O’Daly
Name: BILL O’DALY
Title: DIRECTOR

By:	/s/ Kevin Buddhdew
Name: KEVIN BUDDHDEW
Title: ASSOCIATE

Signature Page

Samson Investment Company

Credit Agreement

MIZUHO CORPORATE BANK, LTD., as Lender

By:	/s/ William Getz
Name: William Getz
Title: Deputy General Manager

Signature Page

Samson Investment Company

Credit Agreement

ROYAL BANK OF CANADA, as Lender

By:	/s/ Mark Lumpkin, Jr.
Name: Mark Lumpkin, Jr.
Title: Authorized Signatory

Signature Page

Samson Investment Company

Credit Agreement

UBS LOAN FINANCE LLC, as Lender

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ Joselin Fernandes
Name: Joselin Fernandes
Title; Associate Director

Signature Page

Samson Investment Company

Credit Agreement

COMPASS BANK, as Lender and Letter of Credit Issuer

By:	/s/ Dorothy Marchand
Name: Dorothy Marchand
Title: Senior Vice President

Signature Page

Samson Investment Company

Credit Agreement

COMERICA BANK, as Lender

By:	/s/ John S. Lesikar
Name: John S. Lesikar
Title: Assistant Vice President

Signature Page

Samson Investment Company

Credit Agreement

TORONTO DOMINION (NEW YORK) LLC, as Lender

By:	/s/ Vicki Ferguson
Name: Vicki Ferguson
Title: Authorized Signatory

Signature Page

Samson Investment Company

Credit Agreement

Capital One, National Association, as Lender

By:	/s/ Michael Higgins
Michael Higgins
Vice President

Signature Page

Samson Investment Company

Credit Agreement

Sumitomo Mitsui Banking Corporation, as Lender

By:	/s/ Masakazu Hasegawa
Name: Masakazu Hasegawa
Title: Managing Director

Signature Page

Samson Investment Company

Credit Agreement

Branch Banking and Trust Company, as Lender

By:	/s/ Parul June
Name: Parul June
Title: Assistant Vice President

Signature Page

Samson Investment Company

Credit Agreement

ING Capital LLC, as Lender

By:	/s/ Juli Bieser
Name: Juli Bieser
Title: Director

Signature Page

Samson Investment Company

Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Bruce E. Hernandez
Name: Bruce E. Hernandez
Title: Vice President

Signature Page

Samson Investment Company

Credit Agreement

Goldman Sachs Bank USA, as Lender

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

Signature Page

Samson Investment Company

Credit Agreement

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Signature Page

Samson Investment Company

Credit Agreement

UMB Bank N.A., as Lender

By:	/s/ R. Brad Scrivner
Name: R. Brad Scrivner
Title: President - Tulsa

Signature Page

Samson Investment Company

Credit Agreement

JEFFERIES FINANCE LLC, as Lender

By:	/s/ E. Joseph Hess
Name: E. Joseph Hess
Title: Managing Director

Signature Page

Samson Investment Company

Credit Agreement

Schedule 1.1(a)

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$213,812,500.00
Wells Fargo Bank, N.A.	$167,887,500.00
Bank of America, N.A.	$167,887,500.00
Bank of Montreal	$135,025,000.00
Barclays Bank PLC	$135,025,000.00
Citibank, N.A.	$135,025,000.00
Credit Suisse AG	$135,025,000.00
Mizuho Corporate Bank, Ltd.	$135,025,000.00
Royal Bank of Canada	$135,025,000.00
UBS Loan Finance LLC	$100,000,000.00
Union Bank, N.A.	$100,000,000.00
Compass Bank	$100,000,000.00
Comerica Bank	$100,000,000.00
Toronto Dominion (New York) LLC	$100,000,000.00
Capital One, National Association	$100,000,000.00
Sumitomo Mitsui Banking Corporation	$50,000,000.00
BB&T Capital Markets	$50,000,000.00
ING Capital LLC	$50,000,000.00
U.S. Bank National Association	$50,000,000.00
Goldman Sachs Bank USA	$25,000,000.00
Morgan Stanley Bank, N.A.	$25,000,000.00
UMB Bank, N.A.	$25,000,000.00
Jefferies Finance LLC	$15,262,500.00

TOTAL	$2,250,000,000.00

Schedule 1.1(b)

Debt Repayment

Credit Agreement, dated as of May 21, 2009, as amended, among Samson Investment Company, certain financial institutions and other lenders from time to time party thereto, and Bank of Montreal, as administrative agent.

Schedule 1.1(c)

Excluded Stock

None.

Schedule 1.1(d)

Excluded Subsidiaries

Excluded Subsidiaries
1.	Ace Company

2.	Ace II Company

3.	Ace III Company

4.	Ace IV Company

5.	Ace V Company

6.	Arch Ventures Corporation

7.	Berry Gas Company

8.	Cimarron Oil Field Supply LLC

9.	Circle L Drilling Company

10.	Compression, Inc.

11.	Dyco Petroleum Corporation

12.	Eason Drilling & Services Company

13.	Geodyne Depositary Company

14.	Geodyne Institutional Depositary Company

15.	Geodyne Nominee Corporation

16.	Ohio River Exploration LLC

17.	OSN Production Ltd.

18.	PYR Cumberland LLC

19.	PYR Energy Corporation

20.	PYR Exploration LLC

Excluded Subsidiaries

21.	PYR Mallard LLC

22.	PYR Pintail LLC

23.	S Industrial Inc.

24.	SGH Enterprises, Inc.

25.	SPI Resources, Inc. (formerly known as Samson Properties Incorporated)

26.	Samson Canada Holdings, ULC

27.	Samson Concorde Gas Marketing, Inc.

28.	Samson Euro-Asia Ltd.

29.	Samson Financing Limited Partnership

30.	Samson-International (Australia) PTY Ltd.

31.	Samson Kelley Operating Company, Ltd.

32.	Samson North Sea Limited

33.	Samson Oil & Gas Development, Inc.

34.	Samson Petrofunds, Inc.

35.	Samson R&C Company LLC

36.	Sherwood Group, LP

37.	Snyder Exploration Company

Schedule 1.1(e)

Existing Letters of Credit

Issuer	Beneficiary	L/C Number	Issue Date	Amount	Expiration
Bank of Montreal	Wy. Dept. of Environ	BMCH587750S	11/07/03	$238,546	11/06/12
Bank of Montreal	El Paso	BMCH1181140S	01/03/06	$205,000	12/31/11
Bank of Montreal	Gulf States Trans	BMCH1177710S	12/28/05	$25,000	12/31/11
Bank of Montreal	Florida Power Corp	BMCH163398OS	05/03/11	$100,000	01/31/12
Bank of Montreal	ANR Pipeline	BMCH172954OS	04/25/07	$75,000	04/25/12
Bank of Montreal	Zurich American Ins. Co.	BMCH295450OS	05/25/10	$130,000	05/24/12
Bank of Montreal	Travelers Indemnity	BMCH163910S	11/19/97	$467,527	07/31/12
Bank of Montreal	Trunkline Gas Company	BMCH354668OS	12/15/11	$50,000	12/15/12
Compass Bank	Columbia Gas/Gulf	S30643T	11/20/09	$55,035	11/30/12
Compass Bank	TX Eastern Transmission	S30607T	10/20/09	$30,000	10/31/12

Schedule 1.1(f)

Closing Date Guarantors

Closing Date Guarantors
1.	Geodyne Resources, Inc.

2.	Samson Contour Energy Co.

3.	Samson Contour Energy E & P, LLC

4.	Samson Holdings, Inc.

5.	Samson LS, LLC

6.	Samson Resources Company

7.	Samson-International, Ltd.

Schedule 1.1(g)

Closing Date Hedge Banks

Closing Date Hedge Banks
1.	BNP Paribas

2.	Macquarie Bank Limited

3.	The Bank of Nova Scotia

Schedule 1.1(h)

Closing Date Mortgaged Properties

The following properties, identified by State, and by County or Parish, have been mortgaged by the Borrower. Those subsidiaries of the Borrower owning interests in the mortgaged properties are identified below.

Oklahoma

–	Washita
–	Caddo
–	Roger Mills
–	Pittsburg
–	Canadian
–	Custer
–	Beckham
–	Grady
–	Ellis
–	Latimer
–	Beaver
–	Texas
–	Major

(Samson Resources Company and Geodyne Resources, Inc. own interests in, and Samson Resources Company operates, mortgaged properties in the State of Oklahoma.)

Texas

–	Nacogdoches
–	Hemphill(1)(2)(3)
–	Harrison
–	Wheeler(1)(3)
–	Panola
–	Rusk(1)(3)
–	Shelby
–	Lipscomb
–	Gregg

(Samson LS, LLC owns interests in, and operates, mortgaged properties in the State of Texas. Geodyne Resources, Inc. also owns interests in mortgaged properties located in the counties designated by (1), Samson Contour Energy E&P, LLC owns interests in mortgaged properties located in the county designated by (2), and Samson Resources Company owns interests in mortgaged properties located in counties designated by (3).)

Louisiana

–	DeSoto
–	Bossier
–	Red River
–	Webster
–	Natchitoches

(Samson Contour Energy E&P, LLC owns interests in, and operates, mortgaged property in the State of Louisiana.)

Wyoming

–	Converse
–	Sweetwater(1)
–	Carbon(1)

(Samson Resources Company owns interests in, and operates, mortgaged properties in the State of Wyoming. Geodyne Resources, Inc. also owns interests in mortgaged properties located in the counties designated by (1).)

North Dakota

–	Divide
–	Williams(1)

(Samson Resources Company owns interests in, and operates, mortgaged properties in the State of North Dakota. Geodyne Resources, Inc. also owns interests in mortgaged properties located in the county designated by (1).)

Colorado

–	La Plata

(Samson Resources Company owns interests in, and operates, mortgaged properties in the State of Colorado.)

Schedule 6.3

Local Counsels

Counsel	Jurisdiction
Conner & Winters	Oklahoma
Woodburn and Wedge	Nevada

Schedule 8.4

Litigation

None.

Schedule 8.12

Subsidiaries

	Subsidiary	Direct / Indirect Ownership Interest of the Borrower	Indicate Whether Subsidiary is a Guarantor, Material Subsidiary and/or Unrestricted Subsidiary
1.	Ace Company	Indirect – 62% ownership

2.	Ace II Company	Indirect – 24.18% ownership

3.	Ace III Company	Indirect – 77.02% ownership

4.	Ace IV Company	Indirect – 70.77% ownership

5.	Ace V Company	Indirect – 67% ownership

6.	Arch Ventures Corporation	Direct – 100% ownership

7.	Berry Gas Company	Indirect – 100% ownership

8.	Cimarron Oil Field Supply LLC	Direct – 100% ownership

9.	Circle L Drilling Company	Direct – 100% ownership

10.	Compression, Inc.	Direct – 100% ownership

11.	Dyco Petroleum Corporation	Direct – 100% ownership

12.	Eason Drilling & Services Company	Direct – 100% ownership

13.	Geodyne Depositary Company	Indirect – 100% ownership

14.	Geodyne Institutional Depositary Company	Indirect – 100% ownership

15.	Geodyne Nominee Corporation	Indirect – 100% ownership

16.	Geodyne Resources, Inc.	Direct – 100% ownership	Guarantor; Material Subsidiary

17.	Ohio River Exploration LLC	Indirect – 100% ownership

18.	OSN Production Ltd.	Direct – 100% ownership

19.	PYR Cumberland LLC	Indirect – 100% ownership

20.	PYR Energy Corporation	Direct – 100% ownership

	Subsidiary	Direct / Indirect Ownership Interest of the Borrower	Indicate Whether Subsidiary is a Guarantor, Material Subsidiary and/or Unrestricted Subsidiary
21.	PYR Exploration LLC	Indirect – 100% ownership

22.	PYR Mallard LLC	Indirect – 100% ownership

23.	PYR Pintail LLC	Indirect – 100% ownership

24.	S Industrial Inc.	Direct – 100% ownership

25.	Samson Canada Holdings, ULC	Indirect – 100% ownership

26.	Samson Concorde Gas Marketing, Inc.	Indirect – 100% ownership

27.	Samson Contour Energy Co.	Indirect – 100% ownership	Guarantor; Material Subsidiary

28.	Samson Contour Energy E & P, LLC	Indirect – 100% ownership	Guarantor; Material Subsidiary

29.	Samson Euro-Asia Ltd.	Indirect – 100% ownership

30.	Samson Financing Limited Partnership	Indirect – 100% LP interest; GP is PennWest

31.	Samson Holdings, Inc.	Indirect – 100% ownership	Guarantor; Material Subsidiary

32.	Samson Kelley Operating Company, Ltd.	Indirect – 100% ownership

33.	Samson LS, LLC	Indirect – 100% ownership	Guarantor; Material Subsidiary

34.	Samson North Sea Limited	Indirect – 100% ownership

35.	Samson Oil & Gas Development, Inc.	Indirect – 100% ownership

36.	Samson Petrofunds, Inc.	Indirect – 100% ownership

37.	Samson R&C Company LLC	Indirect – 100% ownership

38.	Samson Resources Company	Direct – 100% ownership	Guarantor; Material Subsidiary

39.	Samson-International (Australia) PTY Ltd.	Indirect – 100% ownership

40.	Samson-International, Ltd.	Direct – 100% ownership	Guarantor; Material Subsidiary

41.	SGH Enterprises, Inc.	Direct – 100% ownership

42.	Sherwood Group, LP	Indirect – 100% ownership

43.	Snyder Exploration Company	Indirect – 100% ownership

44.	SPI Resources, Inc. (formerly known as Samson Properties Incorporated)	Direct – 100% ownership

Schedule 8.18

Closing Date Gas Imbalances

[See Attached.]

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
013116	A CROSS RANCH #4-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	5,549
013266	A CROSS RANCH #6-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	1,238
046000	ABERCROMBIE #1-15H	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	DEWEY	15-16N-14W	201108	(39)
001005	ABRAHAM UNIT #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-14N-26W	201109	88,932
042961	A-CROSS RANCH #10-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	2,400
041740	A-CROSS RANCH #9-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	4,345
003283	ADAMS C #1-33	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	LATIMER	33-6N-19E	201010	42,033
003801	ADAMS C #2-33	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	33-6N-19E	201108	66
004104	ADAMS UNIT	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	HARPER	29-28N-24W	201108	(514)
005662	AGAN #1-23	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	23-12N-16W	201108	568
036314	AIMERITO #1 UPPER	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-5N-16E	201108	(52,792)
006541	AITKENHEAD #1-259	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	259, BLK C G&M MB&A SURVEY	201109	7,972
006540	AITKENHEAD #2-20	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	20, BLK Z-1 BS&F SURVEY S/2	201109	452
004688	ALBERT #4-3 (CHASE)	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	3-5N-26ECM	201108	(288)
003720	ALDRIDGE #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	6-7N-20E	201109	1,140
001026	ALEXANDER	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3 B&B SURVEY	201109	3,484
005755	ALEXANDER #1-7	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	7 BLK A-1 H&GN SURVEY	201108	1,896
008763	ALEXANDER #2	WAGNER OIL COMPANY	SHUT DOWN OR T&A	TEXAS	CHEROKEE	S. JARBOE A-468	201010	20,242
021029	ALEXANDER 1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	11-8N-20W	201109	9,781
040077	ALEXANDER 17 #1-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	17-18N-08W	201108	718
005373	ALEXANDER GAS UNIT #1	WAGNER OIL COMPANY	PRODUCING WELL	TEXAS	CHEROKEE	S. JARBOE A-468, J.BLANTON A-9	201108	(23,301)
035245	ALFORD 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W SW SW NE	201109	6,009
032255	ALFORD E B GU #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	E C YOUNG SVY, A-879	201109	2,328
032360	ALFORD E B GU #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	E C YOUNG SVY, A-879	201109	(12,222)
005175	ALLEE #1-4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-13N-21W	201108	(51,908)
035020	ALLEN #3-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201109	276
036661	ALLEN #4-20	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-13N-21W	201108	797
039202	ALLEN #5-20	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-13N-21W	201108	821
031019	ALLEN RANCH #1-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	11-6N-9W	201108	500
031194	ALLEN RANCH #1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201108	3,614
034488	ALLEN RANCH #2-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201108	513
021043	ALLGOOD UNIT 1-1	APACHE CORPORATION	PRODUCING WELL	TEXAS	UPSHUR		201108	2,503
001053	ALLIANCE TRUST #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	2-7N-20E	201109	526
038333	ALLISON #1-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-12N-25W	201108	(763)
005443	AMANT #1-32	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	32-15N-19W	201108	1,537
036342	AMOS 1-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	29-10N-24W	201108	(17,975)
030658	ANDERSON #1-13	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	13-2N-5W	201108	202
005688	ANDERSON #1-32	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	32-6N-8W	201108	1,101
031106	ANDREWS #1	MEWBOURNE OIL	PRODUCING WELL	OKLAHOMA	BEAVER	19-4N-25ECM	201108	11,949
003902	ANN #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	34-20N-21W	201109	(42,944)
008259	ARCHER A #1	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	TEXAS	HUTCHINSON	SECT 31, MCLAUGHLIN SVY	201108	7,196
037576	ARLINE #1-25	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	25-19N-12W	201108	535
006361	ARMSTRONG #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	29-12N-23W	201109	48,903
006732	ARMSTRONG 2-14	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	14-12N-24W	201108	1,111
033637	ARMSTRONG A #1-30	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	30-11N-22W	201108	(10,053)
034264	ARRINGTON #10-64	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 64 BLK A-2 H&GN SVY	201105	—
034673	ARRINGTON #11-64	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	HEMPHILL	SEC 64, BLK A-2, H&GN RR CO	201108	(14,280)
001086	ARRINGTON #4-54	APACHE CORPORATION	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 54 BLOCK A-2 H&GN SURVEY	201006	—
007986	ARRINGTON RANCH #2-53	DEVON ENERGY PRODUCTION, CO LP	ABANDONED WELL	TEXAS	HEMPHILL	SEC 53 BLK A-2 H&GN RR CO SUR	201001	(329)
001084	ARRINGTON, FRENCH #1&2	APACHE CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 54 BLOCK A-2 H&GN RR SURV	201108	(2,839)
006337	ARRINGTON, FRENCH #7-54	APACHE CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 54 BLK A-2 H&GN SVY	201108	(7,925)
011036	ARTHUR 2-6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	6-38N-90W	201108	(18,848)
026571	ASHBY, EVA #10-29	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-13N-14W	201108	(1,651)
026640	ASHBY, EVA #12-29	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-13N-14W	201108	1,124
026607	ASHBY, EVA #13-29	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-13N-14W	201108	8,917
026556	ASHBY, EVA #8-29	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-13N-14W	201108	1,367
026557	ASHBY, EVA #9-29	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	29-13N-14W	201108	1,045
036104	ATHERTON #4-69	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	WHEELER	SECTION 69, BLK A-7, H&GN SVY	201108	751
044764	ATTEBERRY #2-15H	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-04N-14E	201108	(5,284)
012502	AUSTIN #1-33	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-90W	201108	(15,393)
012711	AUSTIN #2-33	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-90W	201108	3,024
034564	AWG #1-36	SEECO, INC	PRODUCING WELL	ARKANSAS	FRANKLIN	36-10N-27W	201108	420
030975	BAIRD #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	11-9N-18W	201109	5,758
034492	BAKER #1-22 ST-1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	22-4N-7W	201109	(222,724)
006118	BAKER UNIT 1-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	34-11N-11W ALL	201108	(55,701)
007143	BAKER-FLENNER #1-20	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-12N-23W	201109	11,019
040215	BAKKE WIATT 1-A	OSBORN HEIRS COMPANY	PRODUCING WELL	KANSAS	KEARNY	09-24S-38W	201107	831
033103	BALDY BUTTE #1-8	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	8-17N-92W	201108	(173)
043408	BALDY BUTTE 11-8-17-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	08-17N-92W	201108	(376)
042038	BALDY BUTTE 3A-8-17-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	08-17N-92W	201108	(850)
036669	BALDY BUTTE 8-8-17-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	08-17N-92W	201108	(194)
043406	BALDY BUTTE 9-8-17-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	08-17N-92W	201108	(773)
039316	BALM #1H-14	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	14-02N-11E	201108	149
011053	BALZER 1-26	CORY, KENNETH W.	PRODUCING WELL	OKLAHOMA	TEXAS	26-4N-17E	201108	(15,184)
036626	BANDY #4-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	13-12N-21W	201108	8,346
033418	BANJO #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201108	7
036415	BANK OF MINDEN #2-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	03-17N-09W	201109	105
035642	BANK OF MINDEN TRUST 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3-17N-9W	201109	495
011054	BANKS 1-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-14N-20W	201108	190
006001	BARBARA #1-16	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	16-15N-21W	201108	46
003443	BARKER, GLEN	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	ARKANSAS	FRANKLIN	30-7N-28W	201108	410
011057	BARKER, ROY #1 HB	QUANTUM RESOURCES MANAGEMENT	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	2-13N-26W	201012	(5,858)
008930	BARROW #1-31	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	31-10N-11W	201108	(470)
008498	BARROW #1-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201108	98
034622	BARROW #2-31	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	NW/SE SEC 31-10N-11W	201108	(1,622)
007025	BARTON JOE #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 974 BLK 43 H&TC RR CO SUR	201109	387
037038	BASEY #1 [MV]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	05-33N-9W	201109	(16,180)
037039	BASEY 1A [MV]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	05-33N-9W	201109	(31,670)
006244	BASSETT #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-8N-6W CNE	201109	14,915
032257	BASSETT WILLIAM P GU #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	JAMES W BRANC SVY, A-116H	201106	15,618
032258	BASSETT WILLIAM P GU #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	MCWILLIAMS M SVY, A-565	201108	(255)
032259	BASSETT WILLIAM P GU #3	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	LANE ROBERT L SVY, A-504	201108	3,561
032288	BASSETT WILLIAM P GU #4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	FLETCHER GEORGE SVY, A-295	201108	3,535
034214	BASSETT WILLIAM P GU #6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	R LANE SVY, A-504	201104	24,224
035085	BATES 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	22 18N 8W N2 SW NE	201109	3,360
007892	BATTIEST #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	11-1N-5W	201109	(2,218)
004292	BATTLES #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	21-4N-14E	201109	3,694
025596	BAUGHN #1-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	STEPHENS	18-2N-7W	201108	(44)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
025852	BAUGHN #2-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	STEPHENS	18-02N-07W	201108	(66)
039823	BEACHY #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	04-14N-14W (SW/4)	201109	2,165
021165	BEACHY 1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	4-14N-14W	201109	414
021166	BEACHY 2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	4-14N-14W	201109	13,669
030329	BEALS 1-26	MERIT ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	26-16N-23W	201108	(6,176)
012689	BEARD #7-2	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	2-38N-90W	201108	(3,964)
037041	BEASTON #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	32-34N-9W	201109	1,946
037042	BEASTON #2A	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	32-34N-9W	201109	9,299
035587	BEATTY #2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W NW SE SW	201109	754
035297	BEATTY ET AL 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W SW SW SW	201109	323
003786	BEATY #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LE FLORE	33-10N-27E	201108	922
031193	BECK #1-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201108	336
032874	BECK, J.D. #1-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	18-12N-20W	201108	(5,728)
039525	BECKI #1-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-14N-25W	201109	1,695
039788	BEGERT #38-1	GRANITE OPERATING CO	APO ONLY	TEXAS	HEMPHILL	SEC 38 BLK A-1 H&GN RR CO SVY	201107	(313)
008860	BELCHER	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	25, 26, 35, 36-5N-11W	201108	1,100
021177	BELCHER UNIT A O #1	FOREST OIL CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	23-5N-11W	201108	2,104
006544	BELL UNIT #1	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	18 BLK M-1 H&GN SURVEY	201108	629
035270	BENNETT A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	21 18N 8W SW SE NE	201108	121
034216	BENNIE #1-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-12N-21W	201108	844
011076	BENNIGHT 2-28	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-8N-17E	201108	913
001158	BERENDS	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	33-6N-28ECM	201109	6,312
006007	BERGMAN #1-26	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	26-12N-15W	200211	26,356
001162	BERGMAN #2-30	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CUSTER	30-13N-14W	201108	8,486
001167	BERRY #1-7	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7-13N-24W	201108	(6,589)
001168	BERRY #1-8	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	8-13N-24W	201108	284,796
042953	BERRY #2R-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-25W	201108	(13,505)
007868	BERRY, BRYAN 1-6 LEASE	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	6-13N-24W	201108	(252)
004972	BERRYMAN #1-19 (SWIFT)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	19-19N-23W	201109	2,625
004971	BERRYMAN #1-30	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	30-19N-23W	201108	2,663
005215	BERRYMAN #2-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	19-19N-23W	201109	42,597
021190	BERRYMAN 1-4	CISCO OPERATING LLC	PRODUCING WELL	OKLAHOMA	ELLIS	4-18N-23W	201108	2,349
004968	BERRYMAN A #1-20	KAISER-FRANCIS OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	20-19N-23W	200901	12,472
007054	BERRYMAN, JAMES E. #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	13-17N-23W	201108	777
007060	BERRYMAN, JAMES F #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	16-17N-23W	201108	12,281
034854	BETTY ANNE #1-11	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BEAVER	11-1N-27ECM	201108	4,799
004698	BETTY JOE #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODS	32-24N-13W	201103	(2)
042588	BETTY LOU #1-28	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	KINGFISHER	W/2 SEC 27&E/2 SEC 28-16N-09W	201108	2
004829	BEUTLER #1-13	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	13-12N-21W	201109	5,458
037285	BEUTLER #5-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	13-12N-21W	201108	4,503
031169	BEVERLY ANN #11-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201108	(1,583)
037045	BIG JOHN 33-7-10 #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-7W E/2	201109	(9)
038612	BIG JOHN 33-7-10 #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-07W E/2	201109	716
030097	BIGGER #1-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-3N-14E	201108	2,634
004295	BIGGERS A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	8-3N-14E	201109	17,526
003333	BIGGERSTAFF #1-27	OGP OPERATING, INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	27-9N-31W	201108	(860)
040438	BINGHAM #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	12-24N-18W	201108	6,960
001187	BINZ #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	LOGAN	20-8N-26W	201109	838
045670	BLACK #49-3H	LINN OPERATING INC	PRODUCING WELL	TEXAS	WHEELER	SEC 49 BLK A3 H&GN SVY	201108	(5,181)
046011	BLACK #50-3H	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 31 BLK A3 H&GN SVY (SHL)	201108	106,472
012856	BLACK WOLF #4-28	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	28-14N-20W	201108	4,354
006691	BLACK WOLF 1-28	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	28-14N-20W	201108	(3,324)
011090	BLACK WOLF 2-28	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	28-14N-20W	201108	5,237
006809	BLANC 1-1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	1-11N-8W	201109	2,119
033353	BLANTON #7-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201108	753
043293	BLANTON 7-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201108	6,465
035098	BLOXOM, T C ET AL 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W NE SW NE	201109	41,430
035618	BLOXOM, T C ET AL 2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W SW NW SE	201109	1,620
004296	BLUE CREEK #1-7	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	7-2N-14E	201108	807
004160	BLUE CREEK #1-8 (HUNTON)	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	8-2N-14E	201108	43,626
043182	BLUE CREEK #1H-7	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	07-02N-14E	201109	6,691
004046	BLUE CREEK #2-7	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	7-2N-14E	201109	13,598
001204	BOARDWALK #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	7-4N-15E	201109	3,336
013559	BOATMAN #2-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	23-23N-24W	201109	23,004
043792	BOATSMAN 2-4H	PENN VIRGINIA MC ENERGY LLC	PRODUCING WELL	OKLAHOMA	WASHITA	04-11N-16W	201107	6,170
001205	BOBO UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-5N-17E	201109	3,952
035053	BODCAW 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	35 18N 9W SE NW SW	201105	(3,307)
036756	BODCAW LUMBER CO #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35-18N-09W	201109	3,846
005692	BOEHS #2-4	COMANCHE PRODUCTION, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	4-20N-15W	201108	(328)
006330	BOGGES #2-29	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	29-13N-22W	201108	5,717
033083	BOGGES #3-29	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	29-13N-22W	201108	167
035980	BOGGES #4-29	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	29-13N-22W	201108	(42)
011098	BOGGES 1-21	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-13N-22W	201109	1,307
011099	BOGGES 2-21	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	21-13N-22W	200801	13,698
004909	BOGGS #1-X	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	3-12N-23W	201108	(26,333)
034657	BOGGS #2-3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	3-12N-23W	201108	1,199
021231	BOLLINGER A-1	NADEL & GUSSMAN OPERATING	PRODUCING WELL	OKLAHOMA	CANADIAN	26-11N-8W	201108	(7,258)
003360	BOLLINGER TR#1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	FRANKLIN	19-7N-28W	201109	131,197
037046	BONDAD 33-10 #9	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	01-33N-10W	201109	24,017
037047	BONDAD 33-10 #9A (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	01-33N-10W	201109	1,995
037048	BONDAD 33-9 #20	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	05-33N-9W	201109	13,893
026744	BONICELLI #1-35H	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	HUGHES	35-04N-11E	201108	2,018
021238	BOOTH 2-22	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	22-2N-8W	201108	(37,948)
042881	BOTTOMS 2-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	23-14N-23W	201109	(368)
021248	BOWIE 3-9 (ANSON’S)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	9-8N-20W	201108	(30,025)
034164	BOWMAN #7	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-5N-17E	201108	4,646
004248	BOWMAN, PAULINE #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-5N-17E	201104	447
004392	BOWMAN, PAULINE #3	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-5N-17E	201108	13,445
005980	BOWMAN, PAULINE #5	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-5N-17E	201108	21,885
030003	BOX #3-13 #1C & #1T	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	3-16S-16W	201109	96,935
032828	BOX 3-13 #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	W/2 SEC 3-16S-16W	201109	(17,176)
007507	BOYD AE 2	SHERIDAN PRODUCTION CO LLC	PRODUCING WELL	OKLAHOMA	HARPER	19-26N-24W	201108	849
035182	BOYET 1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W SW SE SE	201108	319
035320	BOYET 2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W SW NE SE	201108	(1,458)
036347	BRACKIN 4 #1-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	04-17N-09W	201108	144
001243	BRADFORD #1A	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 686 BLK 43 H&TC RY CO	201109	1,682
003798	BRADFORD B #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	LIPSCOMB	687, BLK 43, H&TC SVY	201108	57
011104	BRADFORD, E.L. 19-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	19-16S-15W	201109	26,263

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
008723	BRADFORD, R.C. #2-A	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 686 BLK 43 H&TC SURVEY	201109	23,624
008274	BRADFORD, R.C. #3-A	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 686 BLK 43 H&TC RR SVY	201109	12,894
004890	BRADLEY #2-6	RANGE HOLDCO INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	6-24N-18W	201108	24
007866	BRADSHAW, M.G. #1-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	27-14N-24W	201109	359
037388	BRASWELL #8-5	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201109	78,261
035644	BRASWELL 8 #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8-17N-9W	201109	37,266
036111	BRASWELL 8 #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8-17N-9W	201109	1,600
036508	BRASWELL 8 #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201109	6,703
036678	BRASWELL 8 #4 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201109	9,144
035313	BRASWELL ET AL 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W SE SE NW	201109	283
030100	BRAZIL #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-4N-15E	201109	2,210
036039	BRAZIL #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-4N-15E	201109	(6)
036367	BRAZIL #3-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-04N-15E	201109	2,808
036194	BRAZZEL 16 #1 & 16 #1D ALT	EL PASO E&P COMPANY LP	SHUT DOWN OR T&A	LOUISIANA	DESOTO	16-14N-13W	200912	1,604
039901	BRIANNA #1-33 (ATOKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	33-11N-12W	201109	542
006363	BRITT #1-29	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 29 BLK RE ROBERTS & EDDLEM	201109	3,768
044657	BRITT E 8SL-11	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 8 BLK 2 B&B SVY	201108	—
044658	BRITT E 8SL-12	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 8 BLK 2 B&B SVY	201108	—
040436	BRITT RANCH E 8 #8	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 8 BLK 2 B&B SVY	201108	—
033447	BROADIE #1-36	LOBO EXPLORATION CO.	PRODUCING WELL	OKLAHOMA	BEAVER	36-6N-27ECM	201108	684
033388	BROADIE #2-36	LOBO EXPLORATION CO.	PRODUCING WELL	OKLAHOMA	BEAVER	36-6N-27ECM	201108	(551)
044859	BRONSON 31X-14	XTO ENERGY INC.	PRODUCING WELL	NORTH DAKOTA	WILLIAMS	SEC 14 & 23-159N-96W	201108	1,036
004303	BROOME #1-29	MONTGOMERY EXPLORATION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	29-8N-24E	201108	3,866
004596	BROOME #2-29	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	29-8N-24E	201108	(3,576)
037527	BROWN #1-10	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	10-09N-11W	201108	1,652
007154	BROWN #1-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	14-10N-23W	201109	6,052
012658	BROWN #2-11	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201108	(2,170)
036106	BROWN #2-14	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	14-10N-23W	201109	12,554
012690	BROWN #3-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201109	3,082
012724	BROWN #5-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201109	5,718
006959	BROWN FOUNDATION #1-14	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	14-11N-15W	201108	146
006960	BROWN FOUNDATION #2-14	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	14-11N-15W	201108	(24,888)
036133	BROWN FOUNDATION #5-14	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	14-11N-15W	201108	4,734
032260	BROWN KATHLEEN LEE GU #1	NFR ENERGY LLC	PRODUCING WELL	TEXAS	RUSK	E.R. JONES & P. CHISM SVYS	201106	1,318
032807	BROWN KATHLEEN LEE GU #3	NFR ENERGY LLC	PRODUCING WELL	TEXAS	RUSK	E.R. JONES SVY, A-466	201106	989
044434	BROWN SW MINERALS 26H-1	SWEPI LP	PRODUCING WELL	LOUISIANA	RED RIVER	26-14N-10W	201108	692
008572	BROWNEN #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	5-9N-9W	201109	7,477
007011	BROYLES M W #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 978 BLK 43, H&TC RR CO SUR	201103	—
007183	BROYLES M W #2-978	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 978 BLK 43, H&TC RR CO SUR	201103	—
032962	BRYANT #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	3-19N-21W	201108	54
001278	BRYANT #1-21	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-14N-26W	201109	41,358
025196	BRYANT #2-44	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 44, BLK A-7, H&GN SVY	201108	1,690
025345	BRYANT #3-44	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 44, BLK A-7, H&GN SVY	201108	851
025845	BRYANT #5-44	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 44 BLK A-7 H&GN SVY	201108	17,107
021306	BRYANT 1-22	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 22 BLK A-7 H&GN SURVEY	201109	14,426
021307	BRYANT, F D #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 44 BLK A-47 H&GN SURVEY	201108	1,036
040161	BUCK 1- 2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	15-23S-38W	201105	33,046
036981	BUCK DRAW #17-1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	17-21N-92W	201108	(828)
004305	BUELA MAE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-3N-14E	201109	5,759
034442	BUFFALO CREEK #1-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-25W	201108	231
006156	BULLARD #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	33-17N-20W ALL	201109	898
001282	BULLARD UNIT #1	WILLIFORD ENERGY CO.	PRODUCING WELL	OKLAHOMA	LATIMER	9-5N-19E	201108	(1,275)
045707	BULLITT #1-25H	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	25-11N-18W	201109	(5,800)
035141	BURKHALTER 1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	33-18N-9W	201108	872
011644	BURL #1-7 (MDU-CODY A)	CONOCOPHILLIPS COMPANY	FACILITY - NON FEE; NON ALLOC	WYOMING	FREMONT	7-38N-90W	200905	56,128
040162	BURNETT 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	13-23S-37W	201108	30,687
006172	BURNS-ESTES #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	10-13N-26W ALL	201109	819
040261	BURRIS 1-19	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	19-09N-23E	201108	(392)
001298	BURROWS #1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	LE FLORE	34-9N-24E	201010	6,270
035529	BURSON 3	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W NE SE SW	201108	1,324
035181	BURSON, CLAUDE 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W SW NE NE	201109	(4,017)
036251	BURSON, ET AL 27 #2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	27-18N-9W	201108	9,387
038058	BURSON, ET AL 27 #3-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	27-18N-09W	201108	3,868
041703	BURSON-COOKE #1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	27-18N-09W	201108	6,741
035136	BURSON-MEARS 1	EL PASO E&P COMPANY LP	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	27 18N 9W SE NW SW	200905	7,613
035268	BURSON-MEARS A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-9W	201108	(1,632)
035326	BURSON-MEARS A-2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-9W	201108	1,791
035317	BURSON-MEARS B-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	33-18N-9W	201108	1,618
030168	BURTON #1	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	LOUISIANA	BOSSIER	SEC 34,T22N-R12W	201108	9,455
036676	BURTON #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34-18N-09W	201109	3,825
035246	BURTON ET AL 1-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W NE NW SW	201109	3,373
005431	BUSE #1-8	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	8-5N-13E	201108	(216)
030005	BUSH #14-15	SOUTHERN BAY OPERATING LLC	PRODUCING WELL	ALABAMA	PICKENS	14-18S-14W	201108	(3,540)
001301	BUSH UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	5-7N-22E	201109	(1,249)
030006	BUSH, DAVID #14-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	PICKENS	14-18S-14W	201109	20,806
001315	BYRD UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	SEQUOYAH	22-10N-25E	201109	(215)
012766	BYRUM #2	APACHE CORPORATION	PRODUCING WELL	TEXAS	ROBERTS	SEC 11,BLK M-2, H&GN SVY	201108	3,939
035153	CAB HUGHES 2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	4-6N-17E NW NW	201108	903
008944	CABLE #1-13	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	13-4N-14E	201108	14,575
001319	CABLE #1-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-4N-15E	201108	(9,096)
005035	CABLE #3-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-4N-15E	201108	9,775
030790	CABLE #4A-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-4N-15E	201108	7,646
033889	CABLE #5-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-4N-15E	201108	639
034270	CABS #1-28	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201108	1,201
001323	CAHOON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	SEBASTIAN	30-6N-31W	201109	50
041293	CAHOON #2-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	SEBASTIAN	30-06N-31W	201109	150
036580	CAITLIN-ABRAHAM #1-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY	201109	2,023
036665	CAITLIN-ABRAHAM #2-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY	201109	398
004465	CALEDONIA #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	14-7N-19E	201109	7,689
033438	CALVERT #2-30	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W	201108	90
034800	CALVERT #3-30	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W	201108	1,216
037822	CALVERT #4-30	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W	201108	(2)
006754	CALVERT 1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W	201109	14,781
003423	CALVERY #1-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	14-23N-16W	201109	4,430
036928	CAMERON #7-9	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	09-13N-24W	201108	1,070
040163	CAMPBELL 1 A-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	31-25S-35W	201108	23,935
040164	CAMPBELL 2-2	NOBLE ENERGY INC	SHUT DOWN OR T&A	KANSAS	KEARNY	07-25S-35W	201012	13,437
040165	CAMPBELL 3 A-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	19-25S-35W	201108	4,832

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
040166	CAMPBELL 4-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	06-25S-35W	201108	11,664
040167	CAMPBELL 5-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	19-24S-35W	201108	6,057
040168	CAMPBELL 6-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	17-25S-35W	201108	7,861
040169	CAMPBELL 8-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	24-25S-36W	201108	19,132
040170	CAMPBELL 9-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	29-25S-35W	201108	15,518
001325	CAMPBELL #1A	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	10-21N-21W	201108	(1,419)
032887	CAMPBELL #5-2	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 2, B&B SVY	201108	(2)
040173	CAMPBELL 14-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	20-25S-35W	201108	(3,195)
040154	CAMPBELL 15	XTO ENERGY INC.	PRODUCING WELL	KANSAS	KEARNY	31-25S-35W	201108	65
040174	CAMPBELL 15-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	31-25S-35W	201108	10,920
036581	CAMPBELL RANCH #1-11	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SVY	201109	414
036176	CAMPBELL RANCH #1-35	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 35, BLK 1, I&GN SVY	201109	2,071
036767	CAMPBELL RANCH #3-11	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SVY	201109	1,786
036206	CAMPBELL RANCH #3-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13, BLK 1 I&GN SVY SW/4	201109	107
038143	CAMPBELL RANCH #3-36	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201109	807
036877	CAMPBELL RANCH #4-11	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SVY	201109	881
036297	CAMPBELL RANCH #4-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY NE/4	201109	3,166
038361	CAMPBELL RANCH #4-36	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201109	1,157
037946	CAMPBELL RANCH #5-11	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SVY	201109	1,141
038487	CAMPBELL RANCH #5-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY	201109	7,727
036296	CAMPBELL RANCH #5-36	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201109	360
036536	CAMPBELL RANCH #6-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY SE/4	201109	359
006176	CAMPBELL UNIT #1-11	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SURVEY	201109	43,950
006291	CAMPBELL WEBB #1-28	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC 28 BLK RE, ROBERTS & EDDLE	201101	57,028
031042	CAMPBELL WEBB #2-28	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 28,BLK RE,ROB & EDEL SVY	201108	(782)
021354	CANADIAN #1	SAMSON LONE STAR, LLC	ABANDONED WELL	TEXAS	HEMPHILL	SEC 126, BLK 42, H&TC SVY	201102	(17,488)
003739	CANTWELL, C.S. #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	10-8N-27E	201109	3,321
036419	CARLEIGH-COFFEE #1-12	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 12 BLK 1 I&GN SVY	201109	1,130
007408	CARLISLE #1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	10-3N-28ECM	201109	23,935
007426	CARLISLE #12-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	10-3N-28ECM	201109	690
007420	CARLISLE #6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	21-3N-28ECM	201109	4,362
041398	CARNEY #2-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-04N-15E	201109	1,591
006536	CAROL #1-28	LAREDO PETROLEUM INC	PRODUCING WELL	OKLAHOMA	CADDO	28-5N-9W	201108	84
033554	CAROLYN #2-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201108	222
041645	CAROLYN #5-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201108	26,426
011154	CARR #1-36	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-12N-24W	201108	54
001336	CARR UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	12-7N-18E	201109	19,234
013068	CARREL #2-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201109	1,928
011155	CARREL 1-11 BG1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201109	15
004679	CARSON #1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	30-10N-23E	201109	20,217
044247	CARTER #1-6H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	06-15N-19W	201108	(918)
033782	CARTER ESTATE 1	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	PANOLA	ARCH B. DAVIS SVY, A-177	200310	13,474
004071	CASEY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODS	34-26N-17W	201109	25,219
007904	CATES J O #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	26-2N-24ECM	201109	41,838
004882	CATESBY # 3-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-25W	201108	(325)
004883	CATESBY # 4-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	10-23N-25W	201108	3,692
033433	CATESBY 2 #6-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-25W	201108	384
037984	CATESBY 2 #7-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-25W	201108	(85)
005457	CATESBY OPERATING UNIT #5-1	BP AMERICA PRODUCTION COMPANY	ABANDONED WELL	OKLAHOMA	HARPER	21-25N-24W	199608	(2,826)
005459	CATESBY OPERATING UNIT #5-6	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	HARPER	22-25N-24W	201108	(16,327)
030668	CATESBY OPERATING UNIT 2 #5	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-25W	201108	(339)
038882	CATTLE COMPANY #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	12-24N-18W	201108	(11,791)
006256	CATTLE, KC #1-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	34-12N-22W E/2	201108	(18,524)
006251	CATTLE, KC #2-3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	3-11N-22W 300	201108	(2,742)
006252	CATTLE, KC #3-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	2-11N-22W CS/	201108	41,522
006738	CATTLE,KC 4-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	2-11N-22W	201108	(1,899)
037980	CAVINS-JARVIS #3	LAREDO PETROLEUM INC	SHUT DOWN OR T&A	TEXAS	ROBERTS	SEC 15 BLK 44 EC HOOPER SVY	201102	782
036505	CECIL #2-19	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	19-06N-20E	201108	1,747
001350	CECIL UNIT #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	19-6N-20E	201108	(6,665)
044584	CEDAR CHEST UNIT #7-5	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	05-13N-94W	201108	(2,548)
040428	CEDAR CHEST UNIT #9-33	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	33-14N-94W	201108	(26,057)
011157	CEDAR GAP 1-10	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	NATRONA	10-38N-89W	200911	(2,590)
021386	CELSOR 1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-08N-20W	201109	18,982
021387	CELSOR 2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-8N-20W	201109	26,165
040088	CEPO LEWIS #23-17	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	SW/4 SEC 17-14N-95W	201108	15,807
041809	CEPO LEWIS 22-18D	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	18-14N-95W	201108	40,408
011158	CEVIN #1-6 NR	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	6-38N-89W	200811	9,310
025895	CHAMPLIN 222 E-6	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	WYOMING	CARBON	21-19N-93W	201108	565
037525	CHAMPLIN 242 A-6	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	WYOMING	CARBON	01-19N-93W	201108	272
037584	CHAMPLIN 242 C-7	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	WYOMING	CARBON	03-19N-93W	201108	1,293
025898	CHAMPLIN 261 B-12	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	WYOMING	CARBON	35-19N-93W	201108	(1,201)
006386	CHANDLER UNIT #1-3	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC 1, BLK RE R&E SVY	201007	4,013
038477	CHANNING #1-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	SEC 21-12N-24W	201108	404
030323	CHAPMAN #2-15 & #3-15	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-13N-22W	201108	13,508
036006	CHAPMAN #2-7	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7-15N-22W	201108	(147)
045619	CHARLENE 23 #3H	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	23-19N-25W	201108	(1,996)
012917	CHARLES #1-36	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-12N-24W	201105	(504)
001355	CHARTER A #1	YALE OIL ASSOCIATION INC	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-18W	201108	(11,543)
021425	CHENOWETH	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	32-22N-21W	201108	1,010
011647	CHEVRON #1-1	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	1-38N-91W	201108	96,372
012505	CHEVRON #2-1	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	1-38N-91W	201108	88,525
030007	CHISM #4-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	4-16S-16W	201109	81
011168	CHRISTIE FED 4-4	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	4-38N-90W	201108	(8,919)
042990	CIRCLE F RANCH #1-25	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	25-06N-20E	201108	(1,225)
001376	CLARENCE #1-19	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	19-11N-14W	201108	16,092
011174	CLARK 1-12	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-21W	201108	1,882
006178	CLARK 1-33	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	BECKHAM	33-12N-21W ALL	201108	(8,766)
001370	CLARK UNIT	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	DEWEY	15-17N-17W	200702	53,067
012589	CLARK, RAY #2-12	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-21W	201108	(72)
007338	CLAY #1-30	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-14N-25W	201108	(29,814)
006377	CLAY #1-A	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	14-10N-12W	201108	276
007852	CLAY 1-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-14N-26W	201108	19,304
039624	CLAYTON #11-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	09-09N-19W	201108	(5,790)
006227	CLAYTON #1-23	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	23-14N-14W CNW	201108	(1,042)
006080	CLAYTON #1-8 (FORMERLY DEW #1)	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201108	(6,254)
034670	CLAYTON #2-8	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201108	89
037626	CLAYTON #4-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	08-09N-19W	201108	377
033996	CLAYTON-YEAGER #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201109	189,353

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
006404	CLEAR-FERGUSON #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	25-10N-12W	201109	5,199
037308	CLELLA #1-19	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	SEC 19,20,29,30-10N-24W	201011	(532)
011176	CLEMENTS 1-11	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-21W	201108	472
007540	CLEO-SPGS TOWNSITE (MANN)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	1-22N-12W	201108	2,751
008011	CLYBORN #3-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	16-26N-25W	201109	154
007909	CLYBORN GAS UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	16-26N-25W	201109	(8)
007910	CLYBORN GAS UNIT #2C	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	16-26N-25W	201109	116
032981	CLYMA #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	S/2 27, N/2 34-9N-22E	201109	6,813
003311	COBLENTZ #1-4	SABRE OPERATING	PRODUCING WELL	OKLAHOMA	LATIMER	04-06N-19E	201108	2,404
030755	COBLENTZ #1-4	SANDRIDGE EXPLORATION & PRODUC	PRODUCING WELL	OKLAHOMA	LATIMER	1-6N-18E	201108	(504)
008834	COBLENTZ #3 (JMC)	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	1-6N-18E	201108	(100)
004289	COBLENTZ, AHERN	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-7N-18E	201108	(21)
004418	COBLENTZ, L.M. B #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	1-6N-18E	201108	(2,702)
001406	CODY, A.R. #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	1-1N-9E	201109	(7,959)
040004	COFFEE #12-1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 12 BLK 1 I&GN RR CO SVY	201109	17,685
035273	COLE 24-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W NW SW SW	201108	1,038
007847	COLLEY UNIT	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	10-20N-10W	201108	27,026
030501	COLLINS #3-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-4N-16E	201108	2,268
021472	COLLINS OSCAR 1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	7-13N-16W	201108	(970)
037059	COLORADO 32-7 #10 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-32N-7W	201109	(537)
037066	COLORADO 32-7 #2 [MV]	ENERVEST OPERATING LLC	PRODUCING WELL	COLORADO	LA PLATA	10-32N-7W	201108	(14,691)
025197	COLTHARP #2-51	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 51, BLK A-7, H&GN SVY	201108	(350)
004841	CONCHO #1-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	16-13N-22W	201109	1,504
040175	CONKLIN 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	07-23S-36W	201108	17,782
042012	CONNELL A #4-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-09W	201108	4,404
035186	CONNELL A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26 18N 9W NW SE SW	201108	(17,894)
035292	CONNELL A-2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26 18N 9W NE NE SW	201108	6,363
035542	CONNELL A-3	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26 18N 9W SW NW SE	201108	7,559
038002	CONNELL M L #2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-09W	201108	413
038610	CONNELL, L. #1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-09W	201108	106
021486	CONNER 1-16	HAZLEWOOD OIL & GAS	PRODUCING WELL	OKLAHOMA	CANADIAN	16-11N-7W	201108	18,281
021487	CONNER 3-16 APO	HAZLEWOOD OIL & GAS	PRODUCING WELL	OKLAHOMA	CANADIAN	16-11N-7W	201108	3,376
036435	CONNIE #4-29	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	29-10N-20W	201108	104
037619	CONRAD #3-192	QEP ENERGY COMPANY	PRODUCING WELL	TEXAS	ROBERTS	SEC 192 BLK 42 H&TC SVY	201108	2,860
008283	CONRAD 1-A	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7, 8-13N-26W	201108	(2,005)
033577	COOK TRUST 1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	34-20N-21W	201109	2,476
003805	COOK, JOHN #1	KAISER-FRANCIS OIL COMPANY	ABANDONED WELL	OKLAHOMA	WOODWARD	34-20N-21W	200810	(1,655)
030835	COOKE #1-16	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	16-28N-25W	201108	265
021496	COOPER 1-16	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	16-2N-8W	201108	(5,002)
034404	COOPER ADAM #1	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	15-16N-104W	201004	(33,788)
007041	COOPRIDER H F #1	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	ELLIS	35-17N-23W	200908	26,199
006964	COPELAND #1	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	20-10N-26W	201108	2,609
006128	CORDELL #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	FRANKLIN	1-9N-28W ALL	201109	10,872
005877	CORDUM B #1-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201108	(8,374)
040571	CORNELL #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	12-24N-18W	201108	9,102
007629	COSBY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	12-28N-25W	201109	(15)
043674	COSGROVE 2H-27	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	27-02N-11E	201108	(1,147)
043675	COSGROVE 3H-27	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	27-02N-11E	201108	(1,069)
003874	COSTILOW #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	14-5N-18E	201109	5,589
005967	COSTILOW #5	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	LATIMER	14-5N-18E	200903	51,488
008685	COSTILOW #6-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	14-5N-18E	201109	23,741
033315	COSTILOW #8-14	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	14-5N-18E	201108	(141)
039448	COUGAR #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-08N-06W	201109	4,003
037071	COVEY 33-7-10 #1	SAMSON RESOURCES COMPANY	ABANDONED WELL	COLORADO	LA PLATA	10-33N-07W E/2	200608	(15,481)
038007	COVEY 33-7-10 #1R	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-07W	201109	31,803
037748	COVEY 33-7-10 #5	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-07W E/2	201109	59,751
006435	COWAN #1-18	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	18-9N-11W	201108	(1,748)
006339	COY #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	25-10N-21W	201109	45,866
030102	CRABTREE A #1-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-4N-14E	201109	(19,080)
030103	CRABTREE B #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	22-4N-14E	201109	36,227
012149	CRABTREE C #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	23-4N-14E	201109	(76,901)
006152	CRAIG, HAZEL #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	5-16N-20W	201109	910
021525	CRALL R A #1	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CUSTER	33-13N-14W	201108	440
012721	CRANE #3-3	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3, BLK 43, H&TC RR CO SVY	201108	(609)
012852	CRANE #4-3	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3, BLK 43, H&TC RR CO SVY	201108	(149)
012118	CRANE, D.F. #3-1	FOREST OIL CORPORATION	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 3, BLK 43 H&TC RR SVY	200912	(550)
011192	CRANE, DOROTHY 3-2	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3, BLK 43, H&TC RR SVY	201108	(10,593)
006413	CRAWFORD #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-6N-13E	201101	—
013289	CRAWFORD #2-25 (ATOKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-14N-25W	201109	23,926
011193	CRAWFORD 1-25	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-14N-25W	201108	(508)
021528	CRAWLEY A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	BIENVILLE	31-17N-5W	201108	8,343
044671	CRENSHAW #19H-1	FOREST OIL CORPORATION	PRODUCING WELL	LOUISIANA	RED RIVER	19-14N-09W	201108	—
038444	CRESTON NOSE 12-18-18-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	NE/4 SEC 18-18N-92W	201108	41
036643	CRESTON NOSE 8-18-18-92	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	CARBON	18-18N-92W	201108	206
035612	CRICHTON #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W SE SW SE	201109	1,348
035939	CRICHTON #4	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34-18N-9W	201109	7
035308	CRICHTON 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W SW NE SE	201109	215
035054	CRICHTON 34-1 & 34-1D	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W NW SW SE	201109	111
037394	CRICHTON 35 #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35-18N-09W	201109	822
035204	CRICHTON 35 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W NW NE NE	201109	1,087
037986	CRICHTON 35 3-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35-18N-09W	201109	1,098
035062	CRICHTON A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	36 18N 9W SE NW NW	201108	(5,106)
035100	CRICHTON A-2	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	36 18N 9W NW NW NW	201108	(3,832)
035063	CRICHTON B-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-9W SE NW SW	201108	(110)
037072	CRIGLER MVRD UNIT #1 [MV]	ELM RIDGE EXPLORATION CO LLC	PRODUCING WELL	COLORADO	LA PLATA	21-33N-8W	201108	(16,418)
006008	CRISSMAN #27-A	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	27-11N-13W	201108	493
004987	CRONIN #1A-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-13N-22W	201108	(107,077)
011198	CROSS 1-9	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	9-38N-89W	201011	4,704
006757	CROSS TIMBERS 1-15	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	15-10N-21W	201108	(5,172)
033311	CROSSWHITE #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-8N-6W	201105	(1)
006787	CROSSWHITE 1-24	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	GRADY	24-8N-6W	200909	1,176
039016	CROW #1-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	08-09N-19W	201108	2,628
033757	CROWL #3-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-4N-15E	201109	(7,141)
003372	CRT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	22-13N-15W	201109	6,008
035189	CRUMP ESTATE 1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W NE SW NW	201108	89
035325	CRUMP ESTATE 2	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W NE SW NW	201108	2,091
038495	CRUSH #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	28-12N-24W	201109	11,831
031195	CRUTCHFIELD #2-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-3N-14E	201108	347

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
030011	CUNNINGHAM #16-7 (CARTER)	SOUTHERN BAY OPERATING LLC	PRODUCING WELL	ALABAMA	PICKENS	16-18S-14W	201108	(79,896)
042624	CUNNINGHAM #2H-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	21-02N-11E	201108	10
042625	CUNNINGHAM #3H-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	21-02N-11E	201108	21
042626	CUNNINGHAM #4H-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	21-02N-11E	201108	15
042575	CUNNINGHAM #5H-21	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	21-02N-11E	201108	18
033089	CUNNINGHAM A #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	F S MENCHACA SVY A-527	201109	78,731
033090	CUNNINGHAM A #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	A-527, F S MENCHACA SVY	201109	42,710
033091	CUNNINGHAM A #3	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	A-280, WM FRISBY SVY	201109	(3,472)
033092	CUNNINGHAM A #4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	A-527, F S MENCHACA SVY	201109	154,818
033339	CUNNINGHAM A #8	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	FRAN S MENCHACA SVY, A-527	201109	(116,477)
033702	CUNNINGHAM A #9	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	FRAN S MENCHACA SVY, A-527	201109	(138,834)
030012	CUNNINGHAM, C.C. #24-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	24-16S-16W	201109	444
006966	CUPP 3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	27-10N-26W	201108	3,358
006967	CUPP A1-34	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	34-10N-26W	201108	2,657
030497	CUPP B #5-21	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	21-10N-26W	201108	38
005969	CUPP C #1-22	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	22-10N-26W	201108	7,224
006971	CUPP D3-26	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	26-10N-26W	200912	(3,125)
038059	D & M #1-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201108	(2,022)
011213	DABBS 2-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	18-16S-8E	201109	4,483
011209	DABBS R T #1 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	18-16S-8E	201109	63
011217	DABBS-RICHARDSON 6-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	18-16S-8E	201109	2,709
025429	DABERRY #7-1	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 1, BBB&C RR CO SVY	201108	444
026075	DABERRY #8-1	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 1 BBB&C SVY	201108	1,721
021558	DABERRY, J F #1 (HUNTON)	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 1, BBB SVY	201108	(3,525)
025243	DABERRY, J F #5-1	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 1, BBB&C SVY	201108	109
036662	DACUS #2-8	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	08-09N-19W	201108	(15)
040864	DACUS #3-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	08-09N-19W	201108	(18,205)
044973	DALIN #1-4H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 04 & 09-160N-96W	201108	2
006345	DAMRON #1-10	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	10-10N-22W	201010	18,693
021561	DANIEL 1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GARVIN	5-3N-3W	201109	855
033221	DANIELS GU A #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HARRISON	WM WATSON SVY, A-748	201109	4,895
040064	DARYL #1-7	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	07-06N-11W	201108	(712)
006290	DAUGHERTY #1-11	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	11-10N-22W CSW	201010	24,036
006430	DAUGHERTY #2-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	11-10N-22W	201108	15,705
006975	DAVID #1-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	13-11N-15W	201108	12,246
006976	DAVID #2-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	13-11N-15W	201108	(146)
006977	DAVID #3-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	13-11N-15W	201108	450
025611	DAVID #4-13	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	13-11N-15W	201108	(246)
025541	DAVIDSON #3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	6-5N-8W	201108	317
021565	DAVIDSON 1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	6-5N-8W	201108	(4,816)
031105	DAVIS #1	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	LOUISIANA	BOSSIER	34-22N-12W	201108	733
005582	DAVIS #1-18 (SRC)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	18-3N-7W	201109	3,785
006444	DAVIS #3-64	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	64 BLK A-7 H&GN SURVEY	201109	4,502
031385	DAVIS 1-7	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	GRADY	7-3N-7W	201108	1,472
035598	DAVIS 22 2-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	22 18N 8W SE SW NW	201108	643
042695	DAVIS BROS #1-1	INDIGO MINERALS LLC	PRODUCING WELL	LOUISIANA	JACKSON	01-15N-04W	201108	3,121
007118	DAVIS G C #1-61	PETRO-HUNT, L.L.C.	PRODUCING WELL	TEXAS	WHEELER	SEC 61 BLK A-7 H&GN RR SURVEY	201108	13,097
037012	DAVIS GLADYS #1	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	R W SMITH SVY A-626	201108	4,879
040045	DAVIS GLADYS #10	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	R W SMITH SVY, A-626	201108	(6,800)
040046	DAVIS GLADYS #11	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	R W SMITH SVY, A-626	201108	(4,903)
037407	DAVIS GLADYS #2	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	L WATKINS SVY A-626	201108	3,490
038284	DAVIS GLADYS #3	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	HENRY VARDEMAN SVY, A-726	201108	882
038478	DAVIS GLADYS #4	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	HENRY VARDEMAN SVY, A-726	201108	4,900
038564	DAVIS GLADYS #5	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	HENRY VARDEMAN SVY, A-726	201108	3,648
039025	DAVIS GLADYS #6	FOREST OIL CORPORATION	SHUT DOWN OR T&A	TEXAS	HARRISON	R W SMITH SVY, A-626	201108	3,954
038822	DAVIS GLADYS #7	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	R W SMITH SVY, A-626	201108	2,491
039417	DAVIS GLADYS #8	FOREST OIL CORPORATION	SHUT DOWN OR T&A	TEXAS	HARRISON	R W SMITH SVY, A-626	201108	2,084
004311	DAVIS Q #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-4N-14E	201109	3,645
021573	DAVIS, E T #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 38, BLK A-7, H&GN SVY	201108	656
042938	DAVIS, GLADYS #9H	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HARRISON	R.W. SMITH SVY, A-626	201108	(13,884)
032993	DAY 16-1	SAMSON RESOURCES COMPANY	ABANDONED WELL	LAMAR	ALABAMA	16-16S-16W (N/2)	201011	7,019
011242	DAY BROS 1-25	PRUET PRODUCTION COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	25-15S-18W	201108	(3,887)
004153	DEGNAN #1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	LATIMER	28-6N-19E	201001	6,915
003892	DELILAH #1 (LOFTIS REDRILL)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	23-5N-12E	201103	—
004016	DENMAN #1	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	12,13-9N-30W	201108	(1,368)
037467	DENMAN #3-13	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	S/2 SEC 12&ALL SEC 13-09N-30W	201108	9,601
041050	DENMAN #4-13	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	S/2 SEC 12&ALL SEC 13-09N-30W	201108	15,914
021594	DENNEY 1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	5-14N-14W	201109	(16,962)
006100	DENVER #1-4	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	4-13N-17W	201108	(306)
040312	DEPOT 1 (AMMO)	CHAPARRAL ENERGY LLC	PRODUCING WELL	OKLAHOMA	PITTSBURG	02-04N-12E	201108	(1,235)
001524	DEPUTY #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	21-12N-16W	201108	74,359
031203	DEPUTY #2-21	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	21-12N-16W	201108	1,256
006010	DERBY #1-13	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	13-12N-19W	201108	(56)
039451	DESKINS #2-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	19-08N-05W	201109	27,254
006765	DESKINS 1-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	19-8N-5W	201109	127,813
031181	DESSIE #1-11	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-15N-23W	201108	(13)
034265	DEW #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201109	1,644
034626	DEW #2-8	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201108	357
035087	DHU DOWLING 30-1	WILDHORSE RESOURCES LLC	PRODUCING WELL	LOUISIANA	LINCOLN	30 19N 4W NW SE NE	201108	(161)
035089	DHU DOWLING 30-2	WILDHORSE RESOURCES LLC	PRODUCING WELL	LOUISIANA	LINCOLN	30 19N 4W NW SE NE	201108	75
003559	DIAL #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	21-3N-15E	201109	2,905
004661	DIETZ 1-4	SAMSON RESOURCES COMPANY	ABANDONED WELL	WOODS	OKLAHOMA	4-23N-13W	200801	(2,815)
006011	DIPPEL #1-13	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	13-12N-19W	201108	1,311
003669	DITTMAN, J.F. #2-21	EL PASO E&P COMPANY LP	PRODUCING WELL	OKLAHOMA	HASKELL	21-8N-21E	201108	81,203
007129	DIXIE #1	EMPIRE OPERATING, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 43 D.P. FEARIS SVY & SEC	201108	5,122
001535	DOBBS #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-3N-14E	201109	3,297
040060	DOBSON #1 RE-ENTRY	CORDILLERA ENERGY PARTNERS III	PRODUCING WELL	TEXAS	WHEELER	SECTION 1, BLK 2, B&B SVY	201108	4,731
043180	DOBSON #3-1	CORDILLERA ENERGY PARTNERS III	PRODUCING WELL	TEXAS	WHEELER	SEC 1 BLK 2 B&B SVY	201108	15,642
041385	DOBSON RANCH #1-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	06-12N-26W	201108	426
030670	DODSON #1-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	9-6N-9W	201108	(216)
001537	DODSON #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	OCHILTREE	SEC 834 BLK 43 H&TC SURVEY	201101	14
001541	DODSON #3	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	OCHILTREE	SE/4 SEC 834 BLK 43 H&TC SVY	201101	(21)
031222	DODSON #3-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-12N-22W	201108	(1,354)
006680	DODSON 1-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-12N-26W	201109	52,116
001538	DODSON A	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	TEXAS	OCHILTREE	SEC 839 BLK 43 H&TC SURVEY	200805	1,998
012512	DOLIS #2-35	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	35-39N-91W	201108	2,768
003392	DONALD #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CARTER	14-3S-1E	201109	1,438
040265	DONNA KENNEDY 1-31	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	31-09N-22E	201108	(1,111)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
003458	DONNAJO	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	23-7N-19E	201109	64,961
004182	DOOLEY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	23-13N-15W	201109	105,674
008765	DORSEY, C.B. GAS UNIT 2 WELL 4	TANOS EXPLORATION LLC	PRODUCING WELL	TEXAS	RUSK	E. MELTON,T. BROWN, F. AZERINE	201108	(804)
005475	DOSS#1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	25-2N-6W	201109	2
001545	DOUTHIT, NORA #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	JOHNSON	18-9N-24W	201109	299,116
007022	DRAPER #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 1041 BLK 43 H&TC RR CO SUR	201109	4,773
007111	DRAPER L M #2-1041	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 1041 BLK 43 H&TC RR CO SUR	201109	2,253
021617	DRIES A	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	33-11N-7W	201107	546
021618	DRIES A #2	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	33-11N-7W	201108	(45,754)
030326	DRINNON 1-4 BPO	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-13N-21W	201108	(6,525)
034905	DUDECK HEIRS GAS UNIT 1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HARRISON	L B BLANKENSHIP SVY, A-71	201108	5,329
038635	DUDECK HEIRS GU #4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HARRISON	SEC 55, B.F.YOUNG SVY, A-817	201108	536
043725	DUDECK HEIRS GU #5H	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HARRISON	SEC 55, B.F.YOUNG SVY, A-817	201108	4
036917	DUFF #2-25	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-12N-24W	201108	2,478
038640	DUFF #3-25	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-12N-24W	201108	1,059
045337	DUKES, JOE 4 #2H	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	HEMPHILL	SEC 4 BLK Z-1 ACH&B SVY	201108	(5,034)
021628	DUNCAN	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	21-14N-15W	201108	1,074
024710	DUNCAN #2-21	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	21-14N-15W	201108	(228)
033378	DUNN #2-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	22-28N-26W	201109	6,690
001561	DUNN GAS UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	22-28N-26W	201109	1,184
046217	DUPONT 1-1H	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 1 BLK 4 B&B SVY	201108	82
032991	EAGLE #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	22-13N-15W	201109	2,197
001577	EAKLE #1	JACO ENERGY COMPANY INC	PRODUCING WELL	OKLAHOMA	HASKELL	12-8N-18E	201103	354
011270	EAKLE 1-7 NP	ABRAXAS PETROLEUM CORP	PRODUCING WELL	OKLAHOMA	HASKELL	7-8N-18E	201108	(517)
012549	EAKLE A-2X	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-8N-17E	201108	19,369
001589	ECHELLE #1-9	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	9-3N-14E	201108	268
036349	ECHO SPRINGS #14-2	MARATHON OIL COMPANY	PRODUCING WELL	WYOMING	CARBON	02-19N-93W	201108	(11,123)
033111	ECHO SPRINGS #6-2	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	20-20N-92W	200910	3,028
036655	ECHO SPRINGS FED #6-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	SE/NE SEC 10-19N-93W	201109	(28)
036653	ECHO SPRINGS FED #6-22N	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	SE/NE SEC 22-19N-93W	201109	(13,354)
037700	ECHO SPRINGS FEDERAL #7-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	10-19N-93W	201109	41,782
037896	ECHO SPRINGS FEDERAL #7-22D	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	22-19N-93W	201109	—
037897	ECHO SPRINGS FEDERAL #8-14D	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	14-19N-93W	201109	16,883
037898	ECHO SPRINGS FEDERAL #8-22D	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	22-19N-93W	201109	(16,247)
037899	ECHO SPRINGS FEDERAL #9-10D	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	CARBON	10-19N-93W	201109	(22,437)
043535	ECHO SPRINGS FEDERAL 44-28D	KERR-MCGEE CORP.	PRODUCING WELL	WYOMING	SWEETWATER	28-20N-93W	201108	16,306
042023	ECHO SPRINGS STATE #10-16	ANADARKO PETROLEUM CORP.	PRODUCING WELL	WYOMING	CARBON	16-19N-93W W/2 SW/4 SW/4	201108	(11,917)
036094	ECHO SPRINGS STATE #6-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	36-20N-93W	201109	4,622
036095	ECHO SPRINGS STATE #7-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	36-20N-93W	201109	24,461
038053	ECHO SPRINGS STATE #9-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	36-20N-93W	201109	(1)
034549	EDITH #1-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	18-11N-19W	201108	(120)
041683	EDNA #1-25	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	25-22N-14W	201108	2,987
041974	EDWARD #1-19	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	19-07N-12W	201108	66
031252	EDWARDS #4-12	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-12N-22W	201108	(2,144)
042680	EDWARDS USA #1-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	03-21N-14W	201108	3,751
005135	EHRLICH #1-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-25W	201108	46,061
008459	EHRNSTEIN #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	22-4N-7W	201109	85,242
005284	EISER #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	STEPHENS	31-2N-5W	201108	1,174
023996	ELEM #35-1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WOODWARD	35-20N-21W	201109	(689)
045483	ELLA #1-5H	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CANADIAN	05-13N-08W	201108	1,118
006292	ELLIOTT #1-16	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	16-12N-20W CNW	201108	(125)
004837	ELLIOTT #1-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201108	(578)
031207	ELLIOTT #4-16	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	16-12N-20W	200805	(133)
036062	ELLIOTT #8-3	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	3-11N-20W	201108	130
035355	ELLIOTT, DAILEY B 1-24	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	24 11N 12W C NE	201108	193,031
006979	ELLIS #2-33	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	33-10N-26W	201108	(29,948)
006980	ELLIS #3-33	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	33-10N-26W	201108	2,917
006671	ELLIS UT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	35-18N-25W	201109	(2,789)
006737	ELY 1-15	NEWFIELD EXPLORATION MID CONT	ORRI/RY	OKLAHOMA	ROGER MILLS	15-12N-24W	201105	—
037322	ERIC #1-1	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	01-08N-17E	201108	(1,606)
004313	ETCHISON UNIT #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	4-7N-18E	201108	(210)
033047	EUGENE #1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201108	3,554
003275	EUNICE A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-3N-14E	201109	94
006182	EVANS #1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W ALL	201108	23,626
021674	EVANS BF 2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	18-18N-14W	201109	11
007572	EWING #1-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	16-20N-11W	201109	7,759
021686	FABIAN #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 45, BLK A-7, H&GN SVY	201108	(2,437)
025156	FABIAN #2-45	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC. 45, BLK A-7, H&GN SVY	201108	350
026525	FABIAN #6-45	CREST RESOURCES, INC.	APO ONLY	TEXAS	WHEELER	SEC 45 BLK A-7 H&GN SVY	201108	(5,056)
025322	FABIAN S #3-45	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 45, BLK A-7, H&GN SVY	201108	2,124
025471	FABIAN S #5-45	CREST RESOURCES, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 45, BLK A-7, H&GN SVY	201108	382
012913	FAMILY TRUST #1-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	01-03S-01E NE/4	201108	83
003770	FARMLANDS INC #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	LOGAN	27-8N-26W	201109	1,545
004753	FARMS #1-28 (ATOKA)	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	28-12N-21W	200407	(3,443)
005173	FARRIS #2-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	5-16N-18W	201101	(3)
005128	FARRIS #3-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	8-16N-18W	201101	(4)
006678	FARRIS 1-3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	3-11N-22W	201108	(39,354)
001640	FARRIS C #2-18	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 18 BLOCK A-4 H&GN SURVEY	201109	25,096
033084	FARRIS RANCH 1-5 (TONK/COTT G)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	5-16N-18W	201109	19,119
045219	FARVER #1-29H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 29 & 32-160N-96W	201108	(2)
011289	FEATHERSTON C 1-15NP	ABRAXAS PETROLEUM CORP	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-7N-17E	201108	352
006592	FEDERAL #1-34	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	BLAINE	34-13N-12W	201108	(2,355)
012500	FEDERAL ENERGY #1-35	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	35-39N-90W	201108	106,776
021725	FEE #2	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	BIENVILLE	13-16N-6W	201108	(1,638)
030460	FELL #1-22	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	22-5N-5W	201108	(522)
035611	FELTS #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W NW SW NE	201109	11,977
035249	FELTS ET AL 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W NW NW NE	201109	43,464
037390	FELTS, MASON #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	09-17N-09W	201109	768
035591	FELTS, MASON 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W NW SW SE	201109	(7,946)
012730	FEO #3-35	CONOCOPHILLIPS COMPANY	INVALID LEASE NUMBER	WYOMING	FREMONT	35-39N-90W	200603	(2,258)
006431	FERGUSON #1-2	BEREXCO LLC	PRODUCING WELL	OKLAHOMA	CADDO	2-9N-12W	201108	(5,981)
007124	FILE #2-956	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 956 BLK 43 H&TC RR CO SUR	201109	(4,537)
005379	FILES #1-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	9-18N-25W	201109	597
006405	FILLINGIM #1-89	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	89, BLK M-1 H&GN SURVEY	200610	3,819
006355	FILLINGIM #2-20	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 20 BLK M-1 H&GN SURVEY	201101	(4)
039272	FILLINGIM #4021P	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 BLK M-1 H&GN SVY	201108	1,229
005749	FILLINGIM-TEAS #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	87, BLK M-1	201109	3,328
036607	FILLINGIM-TEAS #12-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87 BLK M-1 H&GN SVY	201109	2,492

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
034997	FILLINGIM-TEAS #2-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87, BLK M-1, H&GN SVY	201109	1,119
036317	FILLINGIM-TEAS #6-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87 BLK M-1 H&GN SVY	201109	374
036338	FILLINGIM-TEAS #7-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87 BLK M-1 H&GN SVY	201109	736
036550	FILLINGIM-TEAS #8-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87 BLK M-1 H&GN SVY	201109	692
036549	FILLINGIM-TEAS #9-87	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 87 BLK M-1 H&GN SVY	201109	265
008869	FINIS-CLARK	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	GRADY	16-8N-8W	201108	(159,794)
008654	FINIS-CLARK #2-16	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	GRADY	16-8N-8W	201108	22,485
006231	FINNELL 2-34A	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	34-10N-20W CNE	201108	4,982
038098	FISHER #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201109	248
043657	FISHER #13-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	6,065
039530	FISHER #2-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201109	3,308
008020	FISHER KENNETH E #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	11-20N-10W	201109	1,677
008016	FISHER KENNETH E #2-11 HUNTON	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	MAJOR	11-20N-10W	201109	29,332
003993	FITE #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LE FLORE	28-10N-27E	201108	207
033138	FIVE MILE GULCH #9	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	5-21N-93W	201108	2,427
035257	FIZER 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W NW NE SE	201109	2,077
006981	FLAMING #1-20	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	20-11N-14W	201108	694
036365	FLAMING #3-20	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	20-11N-14W	201108	(191)
011326	FLATT #1-28 TP	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	28-39N-91W	201108	1,728
007633	FLENNER #2-20	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-12N-23W	201109	35,180
011327	FLICK 1-19 BG0	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	19-14N-20W	201108	33,169
011329	FLICK 3-19	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	19-14N-20W	201108	20,644
012627	FLORENCE #9-3	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	31,162
007094	FLOWERS #1-1	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 1 B&B SURVEY	201108	(2,744)
001691	FLOWERS #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	LOGAN	27-9N-23W	201109	667
001686	FLOWERS #2-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	ABSTRACT 40, DP FEARIS SURVEY	201108	(6,769)
004094	FLOWERS #3-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40, D.P. FEARIS SURVEY	201108	36
006946	FLOWERS #5-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 D. P. FEARIS SURVEY	201108	1,971
008792	FLOWERS #6-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 D.P. FEARIS SURVEY	201108	2,476
008793	FLOWERS #7-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 D.P. FEARIS SURVEY	201108	1,767
003970	FLOWERS #8	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 226 BLK C	201108	(6,604)
008812	FLOWERS #8-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 D.P. FEARIS SURVEY	201108	218
008938	FLOWERS #9	NOBLE ENERGY INC	APO ONLY	TEXAS	HEMPHILL	SEC 224 BLK C G&MMB&A SURVEY	201106	28
008957	FLOWERS #9-40	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40 D.P. FEARIS SURVEY	201108	2,699
033586	FLOWERS 40 #10	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 40, D P FEARIS SVY	201108	41
007990	FLOWERS B #1-47	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN RR CO SUR	201108	(8,597)
007993	FLOWERS B #4-47	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN RR CO SUR	201108	2,716
007994	FLOWERS B #5-47	CENTURION RESOURCES, L.L.C.	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN RR CO SUR	200909	(360)
007995	FLOWERS B #6-47	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN SURVEY	201108	(12,622)
005515	FLOWERS B #7-47	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN SURVEY	201108	(272)
033167	FLOWERS B #8-47	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 47 BLK 1 I&GN SVY	201108	2,264
007996	FLOWERS C #1-48	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 48 BLK 1 I&GN RR CO SURVEY	201108	569
007865	FLOWERS C #4-48	CENTURION RESOURCES, L.L.C.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 48 BLK 1 I&GN RR CO SUR	201108	(181)
001764	FLOWERS, GILMAN #2-LT	KAISER-FRANCIS OIL COMPANY	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 3 GH&H SURVEY	200612	(3,097)
002199	FLOWERS, LOIS #2-LT	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	JAMES KINNEY SURVEY	201108	21,889
003995	FLOWERS, LOIS #4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	JAMES KINNEY SURVEY	201109	(10,394)
033570	FLOWERS, LOIS #6	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	JAMES KINNEY SVY	201108	606
011191	FLOY COX 1-21 BG2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	21-10N-12W	201109	49,566
001689	FLOYD #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	22-7N-19E	201109	(824)
021810	FLOYD 1-26	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GARVIN	26-1N-3W	201108	(582)
041311	FLYING J #10-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-09N-19W	201108	9,445
004359	FLYING J #1-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-9N-19W	201108	792
040452	FLYING J #12-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	09-09N-19W	201108	(349)
030624	FLYING J #3-11	CARBON ECONOMY, LLC	PRODUCING WELL	OKLAHOMA	WASHITA	11-9N-19W	201108	(104)
034692	FLYING J #8-10	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	10-9N-19W	201108	5,094
006622	FLYNT #1-28	CIMAREX ENERGY CO.	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	28-14N-20W	200610	(801)
035201	FOGLE A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W SW NE NE	201108	(1,559)
035248	FOGLE ET AL 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	10 17N 9W	201109	68,291
035305	FOGLE ET AL A 2 ALT	EL PASO E&P COMPANY LP	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	4 17N 9W NW SE SW	201101	1,366
032113	FORD #2-25	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	25-13N-17W	201102	17,227
032915	FORD #3-25	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CUSTER	25-13N-17W	201108	7,099
033319	FORD #4-25	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CUSTER	25-13N-17W	201108	26,618
001647	FORT CHAFFE FEDERAL #1-20	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	SEBASTIAN	PART SEC. 19 & 20-7N-31W	201108	(70)
030915	FORT CHAFFE FEDERAL #2-19	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	SEBASTIAN	PART SEC. 19 & 20-7N-31W	201108	(1,465)
021816	FORT SILL UNIT 4-2 SEC 30	FOREST OIL CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	30-5N-10W	201108	125,082
033223	FOSTER #1	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	RUSK	F.C. BOOKER SVY, A-148	201108	(1,449)
003286	FOSTER #1-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	15-6N-20E	201109	514
037826	FOSTER #1-22	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	22-22N-14W	201108	3,445
032970	FOSTER #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201108	802
033224	FOSTER #2	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	RUSK	F.C. BOOKER SVY, A-148	201108	(5,719)
037454	FOSTER #2-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	15-06N-20E	201109	4,653
008926	FOWLER #1-19 (SIDETRACK)	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	19-12N-21W	201109	40,577
008774	FOWLER #2-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	19-12N-21W	201109	21,817
031132	FOWLER #3-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	19-12N-21W	201109	85,858
038942	FOWLER-THORNTON #6-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	19-12N-21W	201108	783
001707	FOX #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	10-18N-10W	201109	35
006624	FOX #2-10	RED HAWK RESOURCES, INC.	INACTIVE ORRI/RY	OKLAHOMA	ELLIS	10-18N-26W	200805	(30,070)
007659	FOX, HENRY 1-31 LEASE	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	31-19N-10W	201108	38,322
025194	FRANCES #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	E/2 SEC 19 & W/2 SEC 20,JMLS	201104	2,379
042767	FRANCES #1-12H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	12-03S-01E	201108	5
043114	FRANCES #2-12H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	12-03S-01E	201108	388
034273	FRANCIS #10-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-1, H&GN SVY	201109	(919)
005929	FRANCIS #2-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58 BLK M-1 H&GN	201109	85
033262	FRANCIS #3-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58 BLK M-1 H&GN RR SVY	201109	(3,074)
033435	FRANCIS #4-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-1, H&GN SVY	201109	(2,031)
033623	FRANCIS #5-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-1, H&GN SVY	201109	(6,061)
033635	FRANCIS #6-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-1, H&GN SVY	201109	(7,166)
034160	FRANCIS #7-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-1, H&GN SVY	201109	(9,912)
034161	FRANCIS #8-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-1, H&GN SVY	201109	(2,648)
034272	FRANCIS #9-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 58, BLK M-1, H&GN SVY	201109	(25,873)
006659	FRANK-MORGAN #1-34	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	34-11N-19W	200805	(19,673)
035354	FRANZ 1 9	SWEETWATER EXPLORATION	SHUT DOWN OR T&A	OKLAHOMA	BEAVER	9-5N-21ECM	200503	14,003
006218	FRASS #1-105	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	105 BLK 10 HT&B SURVEY	201109	1,886
035280	FRAZIER, KENNON A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W SE SE S2	201108	1,948
025718	FREDA #1-11	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	GRADY	11-4N-5W	201108	1,930
006116	FREDERICK A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	27, 34-9N-22E	201109	5,686
044187	FREEMAN #1-33	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	33-07N-11W	201108	(1,659)
036143	FRESCA #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	24-12N-24W	201109	40,450

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
037329	FRESCA #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	24-12N-24W	201109	(4)
038589	FRESCA #3-24 (CHEROKEE)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	24-12N-24W	201109	91
038860	FRIDDLE JESSE #1-3	HANNA OIL & GAS CO.	PRODUCING WELL	ARKANSAS	LOGAN	S/2 SEC 34-07N-27W &	201108	190
004805	FROST #1-17	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	17-11N-13W	201108	70,309
005448	FRY #1-19	SPESS OIL COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	19-3N-24ECM	201108	(7,977)
007122	FRY-WHEATLEY #2-1042	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 1042 BLK 43 H&TC RR CO SUR	201109	(1,293)
037806	FUCHS #2-7	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	07-11N-24W	201109	1,622
035265	FULLER 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W W2 SW NW	201109	1,146
035316	FULLER 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W SE SE NW	201109	9,218
006442	FULTON #1-33	LAREDO PETROLEUM INC	PRODUCING WELL	OKLAHOMA	CADDO	33-5N-9W	201108	18,043
033799	FURRH, EUNICE A 1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	PANOLA	WILLIAM ENGLISH SVY, A-194	201109	2,128
001734	FURROW #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	22-7N-21E	201109	(2,021)
033076	G.C. #1-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	2-19N-21W	201108	(410)
001735	GADEN #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	26-20N-17W	201108	(1,571)
030315	GALLION 1 & 3 SEC.5	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	05-06N-17E	201108	1,126
035154	GALLION 2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	5 6N 17E N2 S2 NW	201108	(3,654)
035278	GALLION 5	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	5 6N 17E S2 N2 NE	201108	(15)
030019	GARDNER #4-15	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	ALABAMA	LAMAR	4-16S-16W	201011	925
004888	GARLAND #2-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	32-10N-23E	201109	3,086
005709	GARRETT #B1-6	NOBLE ENERGY INC	ABANDONED WELL	OKLAHOMA	GRADY	6-8N-8W	199912	10,164
030107	GARRETT & CO. ‘C’ UNIT	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	LATIMER	33-4N-18E	201108	237
041213	GARRETT AND COMPANY #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	02-03N-14E	201109	8,689
030675	GATES #7-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201108	(4,945)
006670	GATZ #1-5	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	CANADIAN	5-11N-7W	200901	3,629
042272	GENE #1-25	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	25-22N-14W	201108	12,871
044336	GENEVA #1-21H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	21-11N-16W	201108	1,682
006548	GEORGE #2-11	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK M-1 H&GN SURVEY	201108	25
026000	GEORGE #6-20	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	20-10N-20W	201108	40
006547	GEORGE (ARDELL) #1-1	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	17, BLK M-1 H&GN SURVEY	201108	(10,431)
001751	GEREN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	5-10N-27E	201109	(7,091)
004989	GIBBS UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	19-21N-25W	201109	853
040862	GIBSON #2-3H	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	03-03N-12E	201108	6,424
042931	GILMER #1-15	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	15-20N-11W	201108	(10,397)
003437	GLADYS ROSE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	5-2N-14E	201109	(4,476)
042102	GLADYS ROSE #1H-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	05-02N-14E	201109	474
044803	GLASOE #3-19H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 18 & 19-161N-95W	201108	882
035601	GLASS D #2-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W NW NE NW	201108	4,257
035088	GLASS ESTATE 1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W SW NE NE	201108	(60)
035512	GLASS ESTATE 3 #2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W SE SE SW	201109	4,776
035941	GLASS ESTATE 3 #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3-17N-9W	201109	255
035306	GLASS ESTATE 3-1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W NW SW SW	201109	16,040
038056	GLASS ESTATE A #5 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-09W	201108	2,352
041981	GLASS ESTATE A #7-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-09W	201108	2,015
035120	GLASS ESTATE A-1-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W SE NW NE	201108	(3,990)
035217	GLASS ESTATE A-2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W NW SE NW	201108	(2,192)
035299	GLASS ESTATE A-3	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W SE SE NW	201108	5,005
035527	GLASS ESTATE A-4	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W NW NW SE	201108	1,279
035256	GLASS ESTATE C-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	33 18N 9W NE SE SW	201108	(181)
035242	GLASS ESTATE D-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W NE NE NW	201108	2,069
034303	GLENN A #1	CREST RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	1-6N-18E	201108	4,595
006436	GLISAN AMOCO #1-12	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	12, BLK M-1 H&GN SURVEY	201108	(37,558)
006250	GLISAN-STEEN #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	13, BLK M-1 H&GN SURVEY	201109	12,015
021879	GOBER #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	ROBERTS	SEC 140 BLK 42 H&TC SURVEY	201109	1,441
005668	GODDARD, CARL #4-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	2-3N-15E	201109	762
004901	GODDARD, CARL UNIT #2-2	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	PITTSBURG	2-3N-15E	201108	1,784
005391	GODDARD,CARL #3-2	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	PITTSBURG	2-3N-15E	201108	(7,846)
011378	GODFREY 2-21	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BRYAN	21-6S-7E	201109	493
001776	GOERING UNIT #2	J BREX COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	22-26N-24W	201108	(4,038)
040380	GOLDEN GAS UNIT #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	THOMAS OBAR SVY A-26	201108	2,975
040381	GOLDEN GAS UNIT #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	THOMAS O’BAR SVY A-26	201108	4,220
011380	GOLDIE 1-19 BG0	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-15W	201108	14,609
011382	GOLDIE 2-19	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-15W	201108	3,181
007110	GOOCH #2-984	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 984 BLK 43 H&TC RR CO SUR	201109	347
033539	GOOD #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-8N-6W	201109	789
033263	GOOD #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-8N-6W	201103	—
006768	GOOD 1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-8N-6W	201103	—
001782	GOODIN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-3N-14E	201109	2,485
036471	GOODWILL 3 #1-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	03-17N-09W	201109	(146)
036507	GOODWILL 3 #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	03-17N-09W	201109	391
004205	GORE #1-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	4-16N-18W	201109	133,650
011388	GORE HEIRS 1-12 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	12-16S-7E	201109	(3)
008249	GOULD-FEDERAL #2-21	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	21-22N-14W	201108	(28,643)
040176	GRABER, J 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	07-24S-37W	201108	10,134
040150	GRABER, J 1-A	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	07-24S-37W	201108	36,254
040177	GRABER, M 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	18-24S-37W	201108	4,884
030021	GRACE #35-2 (CASING)	LAND & NATURAL RESOURCES DEV	ABANDONED WELL	ALABAMA	PICKENS	35-18S-15W	201011	—
030022	GRACE #35-2T (LEWIS)	GERMANY OIL COMPANY	ABANDONED WELL	ALABAMA	PICKENS	35-18S-15W	200104	(865)
021926	GRAY 1-22	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	22-2N-8W	201108	2,162
024008	GRAY 2-22 (BEGGS/BRISCOE)	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	22-2N-8W	201108	9,837
021927	GRAY 2-22 (HOXBAR)	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	22-2N-8W	201108	(259)
035324	GRAY ET AL 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W NE SE NW	201109	2,837
035267	GRAY ET AL1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W NW NW SW	201109	314
031285	GRAY RA SUO-CA ANTRIUM-D2	XTO ENERGY INC.	PRODUCING WELL	LOUISIANA	BOSSIER	35-22N-11W	201107	(3,460)
006387	GRAY, DONALD #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	28-10N-12W	201109	7,092
035074	GRAY, IRENE 1-D	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W SE NE NW	201109	26,772
033587	GREEN #4-1A	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	1-11N-20W	201108	(124)
008937	GREEN EST #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	29-10N-26W	201109	284
006984	GREEN EST. 2	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	29-10N-26W	201108	77,096
039136	GREG #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	31-26N-17W	201108	(686)
006179	GREGORY #1-29	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-21W ALL	201108	551
032267	GREGORY A G GU #1	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	RUSK	WM FRISBY SVY, A-280	201108	3,183
032268	GREGORY A G GU #2	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	RUSK	WM FRISBY SVY, A-280	201108	(360)
032343	GREGORY A G GU #3	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	RUSK	WM FRISBY SVY, A-280	201108	(241)
032342	GREGORY A G GU #4	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	RUSK	WM FRISBY SVY, A-280	201108	(540)
031462	GREGSTON, CARL 1	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	GREGG	S. L. DAVIS SVY A-61	201108	2,446
006675	GRIFFITTS-TURNBULL #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-10W	200704	7,386
021938	GROFF 1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MARSHALL	2-8S-4E	201109	16,721
001814	GUENZEL #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-14N-26W	201108	(256,708)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
035219	GUICE A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	18 18N 8W SW NE SE	201108	11
007386	GULF MESA SAPPINGTON #2	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	G W ARRINGTON	201108	5,546
007387	GULF MESA SAPPINGTON #3	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	G W ARRINGTON	201108	28,102
007388	GULF MESA SAPPINGTON #4	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	G W ARRINGTON	201108	(39,632)
034570	GUTHRIE #2-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201108	(169)
037598	GUTHRIE #3-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201108	(54)
005768	GWARTNEY #23-4	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	23-14N-20W	201108	6,619
011417	GWYN 1 MG	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LOGAN	22-15N-4W	201109	3,250
012351	HAAS #2-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	35-10N-12W	201109	9,679
044957	HAGER #1-16H	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	16-11N-20W	201108	901
006833	HAGGARD #2-11	WYNN-CROSBY OPERATING LTD	PRODUCING WELL	OKLAHOMA	CUSTER	11-13N-17W	201108	2,846
006666	HAGGARD #4-20	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	20-10N-20W	200905	—
038432	HAGGARD #7-20	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	20-10N-20W	201108	1,907
006665	HAGGARD 3-20	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	20-10N-20W	201108	(117)
021977	HAGGARD 5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	20-10N-20W	201108	1,388
025463	HALEY #2-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	31-11N-22W	201108	(766)
025544	HALEY #3-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	31-11N-22W	201108	2,860
026455	HALEY #4-31	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	31-11N-22W	201108	529
008632	HALEY 1-31	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	31-11N-22W	201108	(43,839)
030108	HALL #1-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-3N-13E	201108	301
044558	HALL #1-19H	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-03N-13E	201108	1,506
001841	HALL D #1	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-3N-13E	201108	8,963
004710	HALL, KENNER #2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201108	31,792
006215	HAMAR #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	2-14N-14W	201108	279
006560	HAMILTON #1-17	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	17-10N-12W	201108	(238)
032914	HAMILTON #2-17	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	17-10N-12W	201108	72
033320	HAMILTON #4-28	CRAWLEY PETROLEUM CORP.	PRODUCING WELL	OKLAHOMA	WOODWARD	28-20N-21W	201108	1,844
001850	HAMMOND #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	4-7N-23E	201109	130
008265	HAMMOND #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	4-7N-23E	201109	5,202
041706	HAMMOND #6-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	04-07N-23E	201109	6,558
005536	HARDY #15-3	UNIT PETROLEUM COMPANY	APO ONLY	OKLAHOMA	ELLIS	15-23N-25W	201108	(1,977)
007907	HARDY 1-15	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	15-23N-25W	201108	4,355
005519	HARMS #2-25	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	25-12N-15W	201108	(310)
006262	HARRELL #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	2-11N-20W CSE	201109	44,103
006440	HARRELL-MERZ #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-20W	201109	35
004317	HARRINGTON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-4N-14E	201109	5,360
006684	HARRINGTON 1-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	35-12N-23W	201109	(43)
030683	HARRIS #2	APACHE CORPORATION	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC. 13, BLK OS2	201010	(11,478)
031243	HARRIS #2-13	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	JOHNSON	13-9N-25W	201108	2,855
001864	HARRIS I #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-4N-14E	201109	179,499
030764	HARRIS I #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-4N-14E	201104	17,589
006135	HARRIS UNIT #1	APACHE CORPORATION	SHUT DOWN OR T&A	TEXAS	WHEELER	20 BLK A-7 H&GN SURVEY	199905	(7,174)
036434	HARRIS, MAMIE L #5-1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	05-17N-09W	201109	10,593
003303	HARRISON #1-22	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	22-6N-19E	201108	(4,165)
006414	HARRISON #2-16	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	16-10N-20W	201108	(9,066)
005332	HARRISON #2-22	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	22-6N-19E	201108	(353)
004921	HARRISON #2-30	KAISER-FRANCIS OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	MCCLAIN	30-5N-3W	201103	(3,884)
038452	HARRISON #2-6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	06-13N-24W	201108	9
006685	HARRISON 1-13	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	13 BLK Z-1 ACH&B&H&W SURVEY	201002	(3,280)
030970	HART #1-30	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	30-11N-22W	200902	9,480
025597	HART #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	31-11N-22W	201108	133
004924	HART #1-36	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	36-11N-13W	201108	(3,286)
004925	HART #1-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	06-10N-12W	201109	79,203
031345	HART 4 (SANDY HOOK GU 21)	MILAGRO EXPLORATION LLC	PRODUCING WELL	MISSISSIPPI	MARION	21-1N-14E	201108	(6,973)
031346	HART, J W 2	MILAGRO EXPLORATION LLC	SHUT DOWN OR T&A	MISSISSIPPI	MARION	28-1N-14E	200601	13,931
011431	HARVEY 13-1	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ELLIS	13-23N-24W	201108	86
042011	HARVEY, ET AL 21 #1-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	21-18N-08W	201108	(838)
006807	HATCHER 2-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	30-15N-17W	201109	37,654
005170	HATTER FARMS #20-4	LINN ENERGY HOLDINGS LLC	PRODUCING WELL	OKLAHOMA	LE FLORE	20-8N-24E	201108	(33,312)
004462	HATTER FARMS #2-20	LINN ENERGY HOLDINGS LLC	PRODUCING WELL	OKLAHOMA	LE FLORE	20-8N-24E	201108	(67,905)
040288	HATTER FARMS #3-20 (BRAZIL)	LINN ENERGY HOLDINGS LLC	PRODUCING WELL	OKLAHOMA	LE FLORE	20-08N-24E	201108	(119,614)
044123	HATTER FARMS #3-20 (RED OAK)	LINN ENERGY HOLDINGS LLC	PRODUCING WELL	OKLAHOMA	LE FLORE	20-08N-24E	201108	16,327
007630	HAWK UNIT #1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	HARPER	17-28N-24W	201104	12,120
035304	HAYES A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	18 18N 8W SE SW SW	201108	(31)
011436	HAYS, TENNIE B. #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	1-16S-16W	201105	5,124
032269	HEARNE D M GU 1 #2	EXXON-MOBIL OIL CORPORATION	PRODUCING WELL	TEXAS	RUSK	JACOB TAYLOR SVY, A-775	201108	3,733
022079	HEARON 1-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GARVIN	4-3N-3W	201109	22
036604	HEATHER #1-5	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	05-10N-25W	201108	(2)
024041	HEDGECOCK # 3-12	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	12-12N-12W C SE/4	201108	(345)
025769	HEDGECOCK #4-12	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	12-12N-12W	201108	134
022080	HEDGECOCK 1	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	12-12N-12W	201108	(866)
040823	HEFLEY #10-37	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 37 BLK M-1 H&GN SVY	201108	478
040653	HEFLEY #12-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SECTION 36 BLK M-1 H&GN SVY	201108	254
022086	HEFLEY #1-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 36, BLK M-1, H&GN SVY	201108	(5,600)
022087	HEFLEY #1-37	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 37, BLK M-1, H&GN SVY	201108	11,181
022088	HEFLEY #1-47	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 47 BLK M-1 H&GN SURVEY	201109	1,454
026446	HEFLEY #2-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 36 BLK M-1 H&GN SVY	201108	140
025081	HEFLEY #2-37	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC. 37, BLK M-1, H&GN SVY	201108	7,281
022090	HEFLEY #2-48A	SAMSON LONE STAR, LLC	ABANDONED WELL	TEXAS	WHEELER	SEC 48 BLK M-1 H&GN SURVEY	200912	44
006307	HEFLEY #3-32	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 32 BLK M-1 H&GN SURVEY	201109	12,027
040659	HEFLEY #3-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SECTION 36, BLK M-1, H&GN SVY	201108	59
040661	HEFLEY #4-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SECTION 36 BLK M-1 H&GN SVY	201108	70
040665	HEFLEY #8-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SECTION 36 BLK M-1 H&GN SVY	201108	109
032783	HEITNER #3-13	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	13-5N-19E	201108	5,210
034502	HEITNER #4-13	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	13-05N-19E	201108	2,309
034888	HENDERSON 1-9	EAGLE ROCK MID-CONTINENT OPERA	PRODUCING WELL	ARKANSAS	LOGAN	9-8N-23W C E2	201108	(3,535)
001907	HENDRICKS #1-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	1-3S-1E	201108	(41)
030728	HENDRICKS #1-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	10-6N-9W	201108	339
030913	HENDRICKS #1-15 (TAYLOR #15B)	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	15-6N-9W	201108	1,315
031130	HENDRICKS #2-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	10-6N-9W	201108	2,254
044929	HENDRY #1H	PENN VIRGINIA OIL & GAS LP	PRODUCING WELL	TEXAS	HARRISON	WILLIAM SMITH SVY, A-21	201108	(11,804)
012506	HENDRY #2-8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	8-38N-90W	201108	(259,835)
038083	HENRICKS #3-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	10-06N-09W	201108	(751)
003907	HENRY #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	SEBASTIAN	29,32-8N-32W	201109	181
031245	HENSLEY #2-10	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	10-23N-18W	201108	(1,893)
030337	HENSLEY 3-10	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	10-23N-18W	201108	4
007195	HERIFORD #1-17	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	17-15N-20W	201108	73,074
041296	HESTER #1-3 - CHESAPEAKE	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	03-10N-23W	201108	349

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
005182	HIGHLEY-DODSON #1-14	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	14-13N-22W	201108	1,839
004019	HIGHTOWER #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	25-8N-21E	201109	79,038
004567	HINKLE #1-28	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	WASHITA	28-10N-20W	201108	4,478
038003	HINKLE #3-28	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	28-10N-20W	201108	1,342
001935	HINKLE, WALTER	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	BLAINE	23-16N-11W	201108	(43,416)
003854	HINKLE, WALTER #2	CHEVRON USA INC	SHUT DOWN OR T&A	OKLAHOMA	BLAINE	23-16N-11W	201108	(6,992)
004242	HINKLE, WALTER #3 (IRA #1-23)	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	BLAINE	23-16N-11W	201108	34,030
004318	HODGENS #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-14E	201109	(39,146)
005477	HODGES #1-4	MARLIN OIL CORPORATION	PRODUCING WELL	OKLAHOMA	BEAVER	4-5N-24ECM	201108	(90)
030922	HOFFMAN #1-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201108	(2,317)
033636	HOFFMAN #2-35	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	35-11N-19W	201108	150
006425	HOGAN #3-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	17-12N-17W	201108	875
001943	HOLLAND #3-1	HANNA OIL & GAS CO.	PRODUCING WELL	ARKANSAS	LOGAN	3-6N-27W	201108	(1,756)
042041	HOLLEY A #3-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-09W	201108	2,250
035236	HOLLEY A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26-18N-09W SE SW NE	201108	3,958
035328	HOLLEY A-2 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26 18N 9W NW NW NE	201108	3,752
035331	HOLLEY B-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25 18N 9W NW SW NW	201108	791
039787	HOLT 19 #2	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC 19 BLK RE R&E SVY	201105	3,313
035258	HOLT ET AL 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W NW NE SE	201109	1,112
045485	HOLTE #1-32H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	WILLIAMS	05-159N-95W & 32-160N-95W	201108	(161)
004156	HOLTON #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LE FLORE	32-8N-26E	201108	2,163
035101	HOOD 24-1	WILDHORSE RESOURCES LLC	SHUT DOWN OR T&A	LOUISIANA	LINCOLN	24 19N 5W SE NW NE	200505	(2,122)
011463	HOOPER 1-17 BG0	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	COMANCHE	17-4N-10W	201108	60,342
001952	HOPPER	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	21-3N-14E	201109	31,373
001953	HOPPER #1-25	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	25-3N-14E	201108	(6,233)
037484	HOPPER #2-21	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	21-03N-14E	201109	557
003851	HOPPER #2-25	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	25-3N-14E	201108	(4,769)
037993	HOPPER #3-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	25-03N-14E	201103	—
004184	HORTON #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	28-13N-14W	201109	685
004171	HORTON #2 (SPIRO)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	HASKELL	5-7N-22E	201108	(2,893)
012172	HOUSER 1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	11-7N-14E	201109	38,948
007906	HOWARD GLEN #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	34-2N-26ECM	201109	(327)
006847	HOWE #1	CRAWLEY PETROLEUM CORP.	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 1 BLK 1 G&M SURVEY	201105	25
007372	HOWELL #4-72	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	72 BLK A-2 H&GN RR SURVEY	200812	1,149
039640	HOWLING FISH #1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201109	2,707
033287	HOYT A UNIT #4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	DEWEY	27-18N-17W	201108	1,408
006434	HUBBARD #1-A	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	13-10N-21W	201109	(29,127)
039143	HUBBARD #2-13	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	13-10N-21W	201109	17,397
005764	HUBBART #1-19	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	19-14N-19W	201108	7
022181	HUDSON #1-3	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 3 BLK C SR COOPER SVY	201108	8,466
004720	HUDSON UNIT	WILDHORSE RESOURCES LLC	PRODUCING WELL	TEXAS	PANOLA	CARTHAGE FIELD	201108	(16,105)
006550	HUFF #1	CIMAREX ENERGY CO.	ORRI/RY	TEXAS	HEMPHILL	16 BLK M-1 H&GN SURVEY	201108	1,225
037468	HUFF #3-16	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 16 BLK M-1 H&GN RR SVY	201108	1,121
037327	HUFF #4-16	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 16 BLK M-1 H&GN SVY	201108	1,082
044534	HUFF 16 #5H	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 16 BLK M-1 H&GN RR CO SVY	201108	920
013587	HUFF RANCH 48-5	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 48 BLK A-3 H&GN SVY	201108	255
013588	HUFF RANCH 48-6	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 48 BLK A-3 H&GN SVY	201108	241
013589	HUFF RANCH 48-7	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 48 BLK A-3 H&GN SVY	201108	220
030990	HUGHES #1-28	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	28-14N-20W	201108	(347)
033744	HUGHES #2-28	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	28-14N-20W	201108	683
012814	HUGHES #5-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201108	909
012892	HUGHES #6-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201108	905
011478	HUGHES 2-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201108	(16,133)
040300	HUGHES FUEL 1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-07N-17E	201108	(1,379)
011480	HUGUS 1-21	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-13N-22W	201109	3,653
026742	HULS #4-24H	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	24-11N-19W	201108	5,182
006551	HUMPHREYS #3	CREDO PETROLEUM CORP	PRODUCING WELL	TEXAS	HEMPHILL	163, BLK 41 H&TC SURVEY	201108	(1,499)
025567	HUNNICUTT #20-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-13N-18W	201108	106
006380	HUNT #1-22	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	22-12N-18W	201102	2,028
045622	HUNTER 30-2H	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 30 BLK A-3 H&GN SVY	201108	(72)
007091	HUNTER R G #1	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 9, BLK A-4, H&GN SVY	201108	69
030548	HUNTER UNIT #3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	10-22N-25W	201108	7,481
006277	HUNTER-RYAN #1	APACHE CORPORATION	APO ONLY	OKLAHOMA	BECKHAM	4-10N-22W	201104	29,454
011484	HUSSEY TW 1-10 HG&G	SPRAGINS, ED S.	PRODUCING WELL	OKLAHOMA	STEPHENS	10-2N-5W	201108	172
035037	HUSTON #1-25	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	25-19N-12W	201108	(122)
004005	IBISON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	10-8N-27E	201109	4,087
007669	IDEAL 1-23	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	23-19N-12W	201108	(6)
037097	IGNACIO 32-7 #16-1 [FC]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201109	30,563
038915	IGNACIO 32-7 #16-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-07W	201109	4,747
037098	IGNACIO 32-7 #16-3 (FC)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201109	4,510
037100	IGNACIO 32-7 #21-1 [FC]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-7W	201109	875
037102	IGNACIO 32-7 #22-1 [FC]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	22-32N-7W	201109	13,029
037103	IGNACIO 32-7 #23-1 (FC) ST	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-32N-7W	201109	6,058
038916	IGNACIO 32-7 16-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-07W NESE	201109	15,261
037104	IGNACIO 32-7-21 #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-7W	201109	27,811
039817	IGNACIO 32-7-21 #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-07W SWNE	201109	(1,269)
039420	IGNACIO 32-7-22 #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	22-32N-07W SENW	201109	6,281
037105	IGNACIO 32-7-22 #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	22-32N-7W	201109	7,536
038997	IGNACIO 32-7-22 #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	22-32N-07W W/2 & W/2 E/2	201109	7,772
037106	IGNACIO 32-7-23 #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-32N-7W	201109	10,477
045027	IGNACIO 32-7-23 #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-32N-07W	201109	7,731
040443	IGNACIO 32-7-23 #5	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-32N-07W	201109	11,295
037109	IGNACIO 33-7 #29-2 [FC]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	29-33N-7W	201109	33,804
037110	IGNACIO 33-7 #29-3	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	29-33N-7W	201109	65,981
039048	IGNACIO 33-7-29 #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	29-33N-07W	201109	2,452
041054	IGNACIO 33-7-29 #5R	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	COLORADO	LA PLATA	29-33N-07W SWNW	200810	10,267
037117	IGNACIO 33-8 #21 [MV]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-33N-8W	201109	25,050
037118	IGNACIO 33-8 #7 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	23-33N-8W	201109	17,935
034647	IMA SHAW #1-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	2-19N-21W	201108	(811)
006720	INA #1	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-12N-25W	201108	(811)
004061	INDIAN NATIONS #1-19	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-3N-15E	201108	78,194
001984	INDIAN NATIONS #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-15E	201109	(41,743)
004062	INDIAN NATIONS #1-30	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	30-3N-15E	201108	29,255
038147	INDIAN NATIONS #2-19 (SUB-WAP)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-03N-15E	201109	2
037690	INDIAN NATIONS #2-19 (WAP)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	19-03N-15E	201109	140
037871	INDIAN NATIONS #2-30 (EUNICE)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	30-03N-15E	201101	4
041596	INDIAN NATIONS #2-30 (WOOD)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	30-03N-15E	201109	2
005957	INEZ #2-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201108	(162)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
005099	INGLE #1-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	10-23N-25W	201108	191,223
032708	INGLE #2-10	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	10-23N-25W	201107	(2,168)
031229	INGLE #3-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	10-23N-25W	201108	(10,369)
025602	INLOW #2-11	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	11-12N-12W	201108	(343)
025815	INLOW #3-11	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	11-12N-12W	201108	(301)
025848	INLOW #4-11	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	11-12N-12W	201108	884
007874	INSELMAN 1-3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	3-16N-24W	201109	59,809
008039	INSELMAN 1-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	4-16N-24W	201109	118
004441	INVESTORS ROYALTY #2-29	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-12E	201108	(963)
023890	IRA #4-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201108	(104)
033345	IRENE #1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201108	200
001994	ISAACS #1-210	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 210 BLOCK C G&MMBA SURVEY	201108	(6,339)
001989	ISAACS #2-209	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 209 W43.93 ACR SEC 210, 230	201108	39,829
007098	ISAACS #2-210	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 210 BLK G&MMB&A SURVEY	201108	1,826
001996	ISAACS #2-214	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 214 BLOCK C G&MMBA SURVEY	201108	10,531
007207	ISAACS #3-208	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 208 BLK G&MMB&A SURVEY	201108	7,497
001993	ISAACS #3-209 (GRANITE WASH)	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 209 BLOCK C G&M MB&A SVY	201108	58
007146	ISAACS #3-210	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 210 BLK G&MMB&A SURVEY	201108	6,098
008398	ISAACS #3-211	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 211 BLK G&MMB&A SURVEY	201108	430
001990	ISAACS #4-209	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 209 W43.39 ACRES	201108	6,658
007212	ISAACS #4-210	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 210 BLK G&MMB&A SURVEY	200909	1,842
032835	ISAACS #4-211	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 211, BLK C	201107	29,365
007172	ISAACS #5-210	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 210 BLK G&MMB&A SURVEY	200912	9,081
003822	ISAACS #6-210	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 210, BLK C,G&MMB & A SVY	201108	688
036023	ISAACS #7-208	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 208 BLK C G&M&MB&A SVY	201108	29,037
003895	ISAACS #7-209	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	BLOCK C G&MMBA SURVEY	201010	2,705
032758	ISAACS 208 #4	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 208, BLK C	201108	12,295
034621	ISAACS 208 #6	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 208 BLK C G&M & MB&A SVY	201108	(22,956)
001997	ISAACS SIMPSON #1-208	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 208 BLOCK C G&MMBA SURVEY	201108	200
001998	ISAACS SIMPSON #1-214	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 214 BLOCK C G&MMBA SURVEY	201108	(20,573)
002001	ISAACS, J.C. #2-208	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	BLOCK C G&MMBA SURVEY	201010	3,600
007141	ISAACS-SIMPSON #3-214	CHEVRON USA INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 214 BLK G&MMB&A SURVEY	201108	13,894
003347	IVERSON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-3N-15E	201109	31,031
006462	IVESTER #1-57	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	57, BLK A-7 H&GN SURVEY	201109	700
024004	IVIE #1-23	APACHE CORPORATION	ORRI/RY	OKLAHOMA	GRADY	23-7N-7W	201108	(39)
030651	JACK #3-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	14-9N-21W	201109	16,877
030693	JACK #4-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	14-9N-21W	201109	(2,275)
036539	JACK #7-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	14-09N-21W	201109	(3,730)
030910	JACKSON #1-14	LATIGO OIL & GAS INC	SHUT DOWN OR T&A	OKLAHOMA	DEWEY	14-17N-14W	200707	(4,623)
030909	JACKSON #2-14	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	DEWEY	14-17N-14W	201106	82,398
031209	JACKSON-HENDRICKS #1-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	10-6N-9W	201108	(414)
004585	JACOB #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	34-17N-20W	201109	123,108
025381	JANET FEDERAL #10-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201109	368
023979	JANET FEDERAL #32-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201109	350
025382	JANET FEDERAL #40-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201109	3,461
025704	JANET FEDERAL #5-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201109	537
025705	JANET FEDERAL #6-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201109	2,497
037904	JANET FEDERAL #7-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-20N-93W	201109	11,065
025818	JANET FEDERAL #8-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	NWSW SEC 34-20N-93W	201109	(802)
004137	JANICE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	8-6N-21E	201109	2,620
032109	JANWAY #1-ALT (DAVIS SANDS)	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	LINCOLN	W/2 SEC 5 & E/2 SEC 6-18N-2W	201109	6,786
007078	JARVIS #1	SUNDOWN ENERGY, INC.	APO ONLY	TEXAS	HEMPHILL	SEC 203 BLK G&MMB&A SURVEY	201102	4,605
006326	JARVIS #1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	10-10N-23W	201109	8,911
033975	JARVIS #2-217	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 217, BLK C, G&MMB&A SVY	201101	1
007096	JARVIS #3-213	CHEVRON USA INC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 213 BLK G&MMB&A SURVEY	201002	32,450
007099	JARVIS UNIT B #1-136	SUNDOWN ENERGY, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 136 J CALK SURVEY	201108	(88,405)
011502	JASON 1-21 BG0	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-13N-22W	201109	11,040
044145	JAVORSKY 1-33H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	33-11N-16W	201108	1
030079	JENELL #1-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201108	(679)
006953	JENNINGS #1-20	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	20-10N-12W	201109	2,134
006459	JENNINGS #2-20	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	20-10N-12W	201109	50,195
022268	JENSEN 1-9	NORTHPORT PRODUCTION CO.	PRODUCING WELL	OKLAHOMA	GARVIN	9-3N-3W	201005	29,442
030795	JERNIGAN #10	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	PANOLA	A.T. NICHOLSON SVY, A-518	201108	16,010
030796	JERNIGAN #11	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	PANOLA	J.M. HILL SVY, A-295	201005	4,858
033035	JERNIGAN #14	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	A.T. NICHOLSON SVY, A-518	201108	(13)
005685	JERNIGAN #7	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	JAMES STOUT SURVEY A-604	201108	1,188
005911	JERNIGAN #8	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	JAMES STOUT SURVEY A-604	201108	2,829
008791	JERNIGAN #9	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	PANOLA	JAMES STOUT SURVEY A-604	201005	(45)
033155	JERNIGAN M #12	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	PANOLA	JAMES STOUT SVY, A-604	201008	(1,150)
004723	JERNIGAN, M. #4	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	JAMES STOUT SVY, A604	201108	—
005226	JERNIGAN, M. #5	DEVON ENERGY PRODUCTION, CO LP	SHUT DOWN OR T&A	TEXAS	PANOLA	J. STOUT SVY A-604	201005	4,285
044719	JEROL #1-27H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	WILLIAMS	SEC 27 & 34-159N-95W	201108	77
037282	JERRAD #1-1	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	01-08N-17E	201108	2,080
004267	JEWRELL #1	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CUSTER	30-13N-14W	201108	50,296
036591	JOANNE #1-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	04-13N-24W	201109	8
041333	JOHN ROSS GU 1 #5	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	NACOGDOCHES	M DE LOS SANTOS COY SVY A-21	201103	—
006358	JOHNSON #1-14	SM ENERGY COMPANY	SOLD OR LOST LEASE	OKLAHOMA	WASHITA	14-9N-19W	200006	(854)
005712	JOHNSON #1-15A	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	15-9N-19W	201108	(837)
042759	JOHNSON #12-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-09N-19W	201108	2,505
036606	JOHNSON #3-15	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	15-09N-19W	201108	30
040454	JOHNSON #9-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-09N-19W	201108	(110)
030324	JOHNSON 1-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	26,335
043724	JOHNSON 12-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	357
006740	JOHNSON 1-22	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	22-12N-20W	201108	1,412
005713	JOHNSON, IRA #1-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-9N-19W	201108	(1,977)
004933	JOLLIFFE RANCH #1	CHAPARRAL ENERGY LLC	SHUT DOWN OR T&A	OKLAHOMA	TEXAS	1-2N-18ECM	201105	253
034625	JONES #1-26A	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	26-11N-13W	201108	2,021
005426	JONES #1-28	TE-RAY ENERGY INC.	PRODUCING WELL	OKLAHOMA	BLAINE	28-16N-13W	201108	1,124
034756	JONES #1-29	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	29-13N-22W	200708	983
038687	JONES #14-2	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	HEMPHILL	SEC 14 BLK Z-1 HOOPER&WADE SVY	201108	227
031254	JONES #4-4	FOREST OIL CORPORATION	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 4, BLK 43, H&TC RR SVY	200612	(11,517)
030374	JONES 11 UNIT	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11-BLK Z-1	201108	(75,583)
006733	JONES 3-35	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	35-12N-22W	201108	999
005750	JONES ESTATE #1-11	APACHE CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 G&M SURVEY	201108	(11,883)
035244	JONES ET AL 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	22 18N 8W NE NE NE	201109	13,144
004321	JONES MILLER #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	20-8N-19E	201109	5,530
011508	JONES W UNIT#1-93 HB	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 93 BLK 43 H&PS SVY	201108	(6,277)
006554	JONES, LL #1-16	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	16, BLK Z-1 ACH&B/J.POINTVENT	201109	59,896

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
042059	JONES, W H ET AL 22 #1-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	22-18N-08W	201108	31
006756	JONES-ALLISON 2-16	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 16 BLK Z-1 J. POITEVANT	201108	(4,982)
041290	JONI #7-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	05-13N-24W	201108	1,291
036608	JOST #1-2	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	02-02N-21ECM	201108	155
012510	JOYCE #1-2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201108	(13,578)
004671	JOYCE #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	5-10N-12W	201109	(6,719)
031150	JUD LITTLE #1-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	1-3S-1E	201108	(26)
012691	JUD LITTLE #2-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	1-3S-1E	201108	12
012686	JUD LITTLE #2-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	6-3S-2E	201108	400
012727	JUD LITTLE #3-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	6-3S-2E	201108	121
012854	JUD LITTLE #4-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	6-3S-2E	201108	281
011511	JUD LITTLE 1-6 (SYCAMORE)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	6-3S-2E	201108	(75)
011512	JUD LITTLE 1-6 (VIOLA)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	6-3S-2E	201108	(456)
013510	JUDITH #1-14	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	S/2 SEC 14-23N-17W	201108	620
013575	JUDY #1-15H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	15-11N-18W	201108	1,106
007449	JUDY B 1-5	SHERIDAN PRODUCTION CO LLC	PRODUCING WELL	OKLAHOMA	BEAVER	5-5N-25ECM	201108	929
005158	JUDYANN #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	28-8N-19E	201109	9,585
004700	K. K. #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-13N-22W	201109	(12,899)
004712	KAMAS #1-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	15-5N-25ECM	201109	4,264
044100	KAMMIE 1-34	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	34-09N-18W	201108	33,731
034681	KARDOKUS #10-3	WESTERN OIL & GAS DEV. CORP.	PRODUCING WELL	OKLAHOMA	CADDO	10-10N-13W	201108	317
036118	KARDOKUS #4-10	WESTERN OIL & GAS DEV. CORP.	PRODUCING WELL	OKLAHOMA	CADDO	10-10N-13W	201108	646
036577	KARDOKUS #5-10	WESTERN OIL & GAS DEV. CORP.	PRODUCING WELL	OKLAHOMA	CADDO	10-10N-13W	201108	247
034559	KARDOKUS A1-10	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	10-10N-13W	201108	(160)
037941	KASS #1A-5	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	05-13N-24W	201108	673
002063	KATHRYN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-3N-14E	201109	8,917
006988	KATIE #1-11	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-15W	201108	70,055
006989	KATIE #1A-11	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-15W	201108	1,275
036586	KATIE #4-11	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-15W	201108	(68)
037129	KATIE EILEEN 34-7-35 #2 [FC]	MARALEX RESOURCES, INC.	PRODUCING WELL	COLORADO	LA PLATA	35-34N-7W	201108	12,620
037130	KATIE EILEEN 34-7-35 #2A	MARALEX RESOURCES, INC.	PRODUCING WELL	COLORADO	LA PLATA	35-34N-7W	201108	38,463
038101	KATIE EILEEN 34-7-35 #3	MARALEX RESOURCES, INC.	PRODUCING WELL	COLORADO	LA PLATA	35-34N-07W	201108	(20,908)
039022	KATIE EILEEN 34-7-35 #4	MARALEX RESOURCES, INC.	PRODUCING WELL	COLORADO	LA PLATA	35-34N-07W NESW	201108	16,220
033343	KEATHLEY #1-5	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	5-10N-25W	201108	(292)
022326	KELL 1-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	GRADY	1-6N-7W	201108	(36,077)
022328	KELL 2-1 ORRI	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	GRADY	1-6N-7W	201108	427
030025	KELLY #15-16	SOUTHERN BAY OPERATING LLC	PRODUCING WELL	ALABAMA	PICKENS	15-18S-14W	201108	29,019
036546	KENNER #1-25	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-12N-24W	201108	537
030906	KENNER #19-3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201108	(9)
033348	KENNER #2-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-12N-23W	201109	39,005
034669	KENNER #3H-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-12N-23W	201109	1,217
032897	KENNER #4-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201108	(14)
037393	KENNER 8 #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201109	1,379
037396	KENNER 8 #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201109	10,144
037639	KENNER 8 #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201109	18,780
037908	KENNER 8 #4 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201109	289
036770	KENNER-HALL #1-19 SIDETRACK	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-20W	201108	(2,950)
035272	KENNON A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W NE SE NW	201108	789
002079	KENT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	15-5N-17E	201109	9
005204	KENT, ARLOS #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201109	3,423
008759	KENT, ARLOS #2-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201109	916
004788	KEPHART #1-18	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	18-12N-20W	201108	(15,438)
006315	KEPHART #1-20	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-20W	201108	23,458
033026	KEPHART #5-20	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-20W	201108	5,459
038939	KEPHART #7-20	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-20W	201108	(167)
006785	KEPHART 1-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-20W	201109	250
006723	KEPHART 2-20	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-20W	201108	(616)
006890	KERN A-1	OXY USA, INC.	PRODUCING WELL	OKLAHOMA	TEXAS	15-6N-12ECM	201108	32,761
002081	KERNS #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	36-2N-20ECM	201109	1,981
006399	KERR #1-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-14W	201109	20,978
006537	KERR #2-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	19-12N-14W	201109	36,897
044383	KIEFER BIA 1-4	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	04-06N-11W	201108	1,256
006406	KIKER-AMOCO #1-6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	6, BLK M-1, H&GN SURVEY	201109	2,780
006926	KIKER-AMOCO #2-6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	6 BLK M-1 H&GN SURVEY	201109	(2,000)
033729	KILHOFFER #1-34	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	34-11N-19W	201108	98
003282	KILPATRICK #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	29-6N-19E	201109	58,798
005091	KILPATRICK #2-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	29-6N-19E	201109	908
011523	KINCAID #1 BG0	WARD PETROLEUM CORP	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	22-15N-17W	201006	5,655
006173	KING #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	9-13N-26W ALL	201109	(412)
030641	KING, J. PAUL #1	HANNA OIL & GAS CO.	PRODUCING WELL	ARKANSAS	FRANKLIN	20-8N-28W	201108	(3,551)
034399	KINNEY UNIT #2	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	18-13N-99W	201108	30,175
034400	KINNEY UNIT #5	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	12-13N-100W	201108	60,924
034395	KINNEY UNIT 3	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	19-13N-99W	200208	8,624
034421	KINNEY-PIONEER UNIT #3	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	18-13N-99W	201108	55,678
034422	KINNEY-PIONEER UNIT #4	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	12-13N-100W	201108	36,546
006445	KINNEY-WARREN #3-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-10N-22W	201108	(66,845)
002097	KINNIKIN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-3N-14E	201109	13,967
003896	KINSEY, ODIS UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	27-8N-24E	201109	(6,042)
030375	KIRK GAS UNIT # 2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HUTCHINSON	SEC 75 BLK R, GB &CN G RR	201109	3,615
031372	KIRTLEY 1	CHAPARRAL ENERGY LLC	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	19-10N-24W	200503	(494)
031065	KJEER #1-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	1-3S-1E	201108	412
034282	KLOPFENSTEIN 26 #1	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	26-12N-24W	201108	(1,988)
033648	KNIGHT #2-19	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	19-11N-22W	201108	(82)
032380	KNIGHT-STRONG #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	PANOLA	GEORGE GILLASPY SVY, A-222	201109	3,281
002122	KRAFT #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 93, BLK 10 H&TB SURVEY	201109	1,897
003990	KRAFT #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 93, BLK 10 H&TB SVY	201109	78
040178	KRIETE 1-2	NOBLE ENERGY INC	SHUT DOWN OR T&A	KANSAS	KEARNY	35-24S-35W	201001	30,152
006181	KRITTENBRINK #1	JEC OPERATING, LLC	APO ONLY	OKLAHOMA	CANADIAN	30-14N-9W ALL	201011	3,338
040181	KROPP 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	08-24S-37W	201108	9,154
022388	KUSCH GU 1 (P.L.)	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	GRAYSON	HIRAM W BAILEY A-107	201109	9,660
036429	LA METHODIST ORPHANAGE #3-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	02-17N-09W	201109	(2,165)
043560	LA MINERALS 1-1	INDIGO MINERALS LLC	PRODUCING WELL	LOUISIANA	JACKSON	01-15N-04W	201108	3,294
011546	LACKEY #3 HB	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HANSFORD	SEC 143, BLK 45, H&TC SUR	201109	1,523
002148	LAKE EUFALA B #1	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	10-9N-18E	201108	(12,678)
007976	LAMB #1-10	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	10-4N-20E	201108	(3,463)
038695	LAMB #12-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	02-14N-22W	201108	4,080
030805	LAMBERT #2-18	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	18-10N-20W	201108	5,505
006663	LAMBERT 1-18	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	18-10N-20W	201108	(275)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
007097	LANCASTER #1-58	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 58 BLK A-4 H&GN SURVEY	201108	31,618
037811	LANCASTER #2-27	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	27-12N-25W	201108	747
034889	LANCASTER 1-10	EAGLE ROCK MID-CONTINENT OPERA	PRODUCING WELL	ARKANSAS	LOGAN	10-8N-23W C NW	201108	(84,831)
006368	LARRY #1-33	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	33-12N-14W	201108	3,300
002157	LAUGHBAUM #1	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	MAJOR	16-22N-14W	201108	(948)
006392	LAURENCE #1-5	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	5-13N-21W	201108	(893)
030285	LAVERTY #1-12	BTA OIL PRODUCERS	PRODUCING WELL	OKLAHOMA	CADDO	SEC 12-6N-9W	201108	(187)
007652	LAVERTY ALBERT #2	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	BEAVER	29-4N-28ECM	201108	(468)
007435	LAVERTY ALBERT UNIT 1	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	BEAVER	29-4N-28ECM	201108	(150)
013002	LAWLES #1-21	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	21-11N-13W	201108	(2,010)
004648	LAWLESS #1	XTO ENERGY INC.	SHUT DOWN OR T&A	TEXAS	PANOLA	MATTHEWS & MYRICK SVY	201105	(14,887)
004649	LAWLESS #5	XTO ENERGY INC.	PRODUCING WELL	TEXAS	PANOLA	MATTHEWS & MYRICK SVY	201108	27,727
033005	LAWLESS GU #12	XTO ENERGY INC.	PRODUCING WELL	TEXAS	PANOLA	J.E. MYRICK SVY, A-444	201108	1,560
033264	LAWLESS GU #13	XTO ENERGY INC.	PRODUCING WELL	TEXAS	PANOLA	P.M. MAY SVY, A-478	201108	1,252
033551	LAWLESS GU #14	XTO ENERGY INC.	PRODUCING WELL	TEXAS	PANOLA	J.E. MYRICK SVY, A-444	201108	2,171
040143	LAYMAN 4-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	FINNEY	36-24S-34W	201108	15,712
013171	LEACH #4-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-14N-23W	201109	18,180
011560	LEACH 1-22 BG1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-14N-23W	201109	27,857
011561	LEACH 2-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-14N-23W	201109	2
011562	LEACH 3-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-14N-23W	201109	26
042894	LECK #1-17H	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CANADIAN	17-13N-09W	201108	(1,076)
025408	LEDBETTER, RUTH #2	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 21, BLK L, JM LINDSAY SVY	201108	1,425
040182	LEE 7-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	33-25S-36W	201108	38,740
037497	LEE #4-5	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 5 BLK M-1 H&GN SVY	201108	12,810
038825	LEE #5-5	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 5 BLK M-1 H&GN SVY	201108	7,598
040183	LEE 12-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	10-26S-36W	201108	30,542
040184	LEE 24-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	09-26S-36W	201108	15,669
040185	LEE 26-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	04-26S-36W	201108	94,949
030171	LEE ENGLISH #1	SAMSON CONTOUR ENERGY E&P, LLC	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	SEC 33, T22N-R12W	201008	847
033502	LEE, C.W. #1	LONG TRUSTS	PRODUCING WELL	TEXAS	RUSK	HENRY WELLS SVY, A-953	201108	7,442
003444	LEFLORE #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LE FLORE	28-10N-27E	201108	2,861
035276	LEGLER 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	24 18N 8W SE SE NW	201109	(4,977)
011564	LELAND 1-35	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	35-14N-25W & 2-13N-25W	201108	(155)
031202	LEMASTERS #1-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201108	(7,771)
022512	LEO #1	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	12-18N-11W	201108	(4,485)
030726	LEONARD #3-23 (RECOMPLETION)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	23-13N-15W	201109	36,454
030777	LEONARD #4-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	23-13N-15W	201109	40,933
002175	LEONARD UNIT #2-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	23-13N-15W	201109	94,103
003850	LERBLANCE, W.P. #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	36-5N-17E	201108	172,702
002176	LESTER #1	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	9-13N-24W	201108	(5,662)
012725	LESTER #5-32	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	32-39N-90W	201108	2,585
002177	LESTER A #2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	3-13N-24W	201108	(1,954)
008146	LESTER B #1-9	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	9-13N-24W	201108	26,541
004456	LESTER C #1-9	CIMAREX ENERGY CO.	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	9-13N-24W	201104	(9,517)
038720	LESTER FAMILY #1-9	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	09-13N-24W	201108	69
036064	LEUCITE HILLS UNIT #4	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	28-22N-103W	201108	410
034402	LEUCITE UNIT #1	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	29-22N-103W	201108	(17,689)
034403	LEUCITE UNIT #2	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	28-22N-103W	200911	(2,858)
022514	LEVERTON 1-13	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	13-10N-19W	201108	(34,121)
008818	LEWIS #4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	4-6N-22E	201108	(6,148)
008835	LEWIS #5 (FORMERLY MAXEY #1)	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	4-6N-22E	201108	506
030611	LEWIS #6	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	4-6N-22E	201108	2,355
002182	LEWIS GAS UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	15-28N-26W	201101	—
042924	LEWIS UNIT #10	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	04-06N-22E	201108	(594)
032925	LEWIS UNIT #7	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	4-6N-22E	201108	(1,908)
030802	LIBBY #17-4	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	17-12N-20W	201004	(18,196)
008284	LIBBY #3-28	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	28-14N-26W	201108	888
004874	LIBBY-HOOVER #1-17	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	17-12N-20W	201108	(378)
007085	LINDLEY J B #2	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	000 ABS1166 JC STUDER SURVEY	201108	(3,385)
011646	LINE #1-7	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	7-38N-89W	200901	(177)
008313	LINVILLE #2-32	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-13N-21W	201108	57
036438	LINVILLE #3-32	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-13N-21W	201108	2,820
002189	LIPPENCOTT, PAULINE #1-A	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-13N-24W	201109	(15,163)
022532	LISTER #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	BLK 2 BBB&C SVY	201108	1,716
036920	LITE BROWN #1-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	14-14N-23W	201109	173
006192	LITTAUER #1	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-26W ALL	201104	381
003350	LITTLE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	33-3N-14E	201109	752
022542	LOCKHART CURTIS 9-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	9-13N-17W	201108	(643)
023877	LOCKHART, CURTIS # 9-4	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	9-13N-17W	201108	290
002197	LOFTIS #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	23-5N-12E	201109	805
030958	LOFTISS-BROACH #3	SM ENERGY COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	4-9N-19W	201108	(4)
041874	LOHBERGER #25-7	LINN OPERATING INC	PRODUCING WELL	TEXAS	WHEELER	SEC 25 BLK M1 H&GN SVY	201108	(938)
033346	LOIS #4-30	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-13N-22W	201108	(136)
011572	LONG BUTTE #1	MONTEX DRILLING COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	32-39N-91W	201108	(15,438)
011573	LONG BUTTE #10	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-91W	201108	7,889
011575	LONG BUTTE #3	MONTEX DRILLING COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	33-39N-91W	201108	12,631
011576	LONG BUTTE #5	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	36-39N-92W	201108	(5,006)
011577	LONG BUTTE #7	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-91W	201108	(756)
011581	LONG BUTTE 30-1X	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	30-39N-91W	201108	957
011582	LONG BUTTE 31-3	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	31-39N-91W	201108	4,872
011578	LONG BUTTE UNIT #4	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-91W	201108	18,308
011579	LONG BUTTE UNIT 31-2	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	31-39N-91W	201108	9,274
011580	LONG BUTTE UNIT 6-2	MONTEX DRILLING COMPANY	PRODUCING WELL	WYOMING	FREMONT	6-38N-91W	201108	146
007165	LONG EVERITT GAS UNIT #1	PRINCESS THREE CORP	PRODUCING WELL	OKLAHOMA	BECKHAM	5-10N-22W	201108	(10,442)
030860	LONG, EVERITT #5-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	5-10N-22W	201109	13,582
012938	LORENA #7-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	9-14N-23W	201108	508
013288	LORENA #8-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	09-14N-23W	201108	3,354
011585	LORENA 1-9	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	9-14N-23W	200504	8,913
022552	LORENZ 1-7	DUNCAN OIL PROPERTIES, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	7-9N-19W	201105	30,740
006067	LORETTA #1-17	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	17-13N-9W	201108	182
035052	LOUISIANA METH ORPH 1-D	SAMSON CONTOUR ENERGY E&P, LLC	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	02-17N-09W	201104	5,447
034439	LOULA #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	28-11N-11W	201109	5,283
034204	LOULA UNIT #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	28-11N-11W	201109	1,146
025748	LULU #1-22	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	STEPHENS	NW/4 SEC 22-2N-8W	201108	2,499
004048	LUNDY #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-9N-21W	201104	—
012590	LUNDY #3-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-9N-21W	201109	167
008148	LUNDY 1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-9N-21W	201104	—
006717	LUTHER, J. 1-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	14-12N-23W	201109	891

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
011593	LYBYER 2-8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	8-38N-89W	201108	1,109
033023	LYNN #1-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	11-6N-9W	201108	187
005422	LYNN MARIE #1-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	31-2N-5W	201109	4,809
039465	LYNX #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-08N-06W	201103	(1)
039612	LYNX #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-08N-06W	201109	(74)
002235	M & R RANCH	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	2-1N-9E	201109	760
034841	M & R RANCH #2-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	SE/4 2-1N-9E	201103	—
007102	M S C #1	RAMSEY PROPERTY MANAGEMENT,INC	PRODUCING WELL	TEXAS	ROBERTS	SEC 188 BLK 42 H&TC RR CO SUR	201108	764
003446	MACKEY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	34-3N-14E	201109	36,218
006023	MACKEY #1-9	WHITING OIL & GAS CORPORATION	PRODUCING WELL	OKLAHOMA	WOODWARD	9-22N-21W	201104	43,956
036010	MADDEN #2-36	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	36-7N-13E	201108	25
043720	MADDEN #6-36H	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	36-07N-13E	201108	22,859
039179	MADDEN 12 #1	NADEL & GUSSMAN-JETTA OPER CO	PRODUCING WELL	LOUISIANA	LINCOLN	12-17N-04W	201108	4,135
038562	MAHOTA 26 #1	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	26-12N-24W	201004	—
005701	MAINON #1-23	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	23-12N-16W	201108	1,014
002252	MAJOR ROYALTY #1-26	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	26-6N-22E	201108	(1,962)
044733	MAJORS #1-1H	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CANADIAN	01-11N-10W	201108	651
034765	MALLISON, DIXIE #1-9	CHAPARRAL ENERGY LLC	PRODUCING WELL	OKLAHOMA	CUSTER	9-12N-15W	201108	3,543
034201	MALSON #5-4	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	5-12N-20W	201108	1,675
039987	MAN O WAR #1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-14N-23W	201109	385
011600	MANARY A-1 ST	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	TEXAS	31-6N-10ECM	201101	—
007432	MAPHET,DOLORES UNIT 1	JEBITO FARM LLC	PRODUCING WELL	OKLAHOMA	BEAVER	20-5N-27ECM	201108	(284)
011602	MARGARET 1-6	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	6-38N-90W	200811	(5,534)
042768	MARIE #1-25	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	25-22N-14W	201108	(3,688)
034555	MARIK #1-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201108	(13)
005199	MARSHALL #1-18	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	18-12N-21W	201108	3
006778	MARSHALL LAKE 1-31A	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-12N-23W	201108	(1,921)
030740	MARTENS #2-18 (CHESTER)	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	18-21N-13W	201108	(551)
030647	MARTENS #2-18 (INOLA/MAN/MISS)	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	18-21N-13W	201108	311
007872	MARTENS UNIT	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	18-21N-13W	201108	55
022582	MARTIN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	12-18N-11W	201109	(69)
008009	MARTIN #1-34	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	34-20N-11W	201108	3,966
006153	MARTIN #1-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	9-16N-20W	201109	1,564
006371	MARTIN #2-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	9-16N-20W	201109	27,894
008705	MARTIN, J.B. #4-809	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 809 BLK 43 H&TC SURVEY	201108	1,558
041042	MARY #4-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201108	7,305
011623	MARY-FEDERAL 5-3	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	(49,553)
005993	MASON #3A	ENERVEST OPERATING LLC	PRODUCING WELL	OKLAHOMA	HASKELL	18-7N-20E E/2 SE/4	201108	(1,420)
032967	MASON 6-18	MEADE ENERGY CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	18-7N-20E	201108	(781)
035488	MASON, DON B-2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	24 18N 8W SW SW NW	201109	8,241
040186	MASONIC HOME 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	01-26S-36W	201108	9,921
040187	MASONIC HOME 2-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	06-26S-35W	201108	1,837
040188	MASONIC HOME 5-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	34-25S-36W	201108	12,759
040189	MASONIC HOME 6-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	02-26S-36W	201108	6,499
040190	MASONIC HOME 9-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	06-26S-35W	201108	12,483
002265	MATHERS #1-27 MALOUF	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	27-15N-26W	201109	110,929
039932	MATHEWS #2-17	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	17-07N-20E	201108	(83)
004721	MATTIE-JERNIGAN G. U. #2	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	JAMES STOUT SVY, A604	201108	(21,843)
038686	MATUSZAK #1-23	SOUTHWESTERN ENERGY PROD CO.	PRODUCING WELL	OKLAHOMA	LATIMER	23-06N-18E	201108	4,718
045747	MAX 27 #3H	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	27-19N-25W	201108	79
004540	MAXWELL #1-23	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	SEC 23 BLK M-1 H&GN SVY	201109	24,314
038310	MAYCOCK M 34-34-5075WA	WILLIAMS PRODUCTION RMT COMPAN	PRODUCING WELL	WYOMING	CAMPBELL	SW/4 SE/4 SEC 34-50N-75W	201108	(1,050)
042043	MAYCOCK M 41-28-5075GW	WILLIAMS PRODUCTION RMT COMPAN	PRODUCING WELL	WYOMING	CAMPBELL	28-50N-75W (RESVY LOTS 1&2)	201108	(2,024)
030026	MAYERS, F. #29-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	LAMAR	29-16S-15W (N/2)	201109	89,716
003922	MAYFIELD, J.W. #1 (ALG)	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	LOUISIANA	LINCOLN	31-19N-2W	201108	24
005368	MCALESTER #1-12	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	12-6N-13E	201109	5,007
040285	MCBEE 2-30	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	30-08N-24E	201108	(21,793)
004324	MCBEE JESSIE #1-29	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	29-8N-24E	201108	(1,333)
005203	MCCLAIN #1-23	NOBLE ENERGY INC	ABANDONED WELL	OKLAHOMA	CADDO	23-10N-12W	200105	(453)
002302	MCCLAIN UNIT #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	17-9N-26E	201108	(2,491)
003987	MCCLELLAN #21-2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-15N-23W	201108	16,704
005620	MCCLELLAN #21-3	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-15N-23W	201108	5,779
008715	MCCLELLAN #21-4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	21-15N-23W	201108	10,924
008441	MCCLELLAN 11-2	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	11-15N-23W	200609	409
033065	MCCLUNG #2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-3N-12E	201109	1,779
033338	MCCLUNG #3-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-3N-12E	201109	4,974
043738	MCCLUNG #4H-10	SEDNA ENERGY INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-03N-12E	201108	16,605
002282	MCCLUNG A	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-3N-12E	201109	22,517
008882	MCCLURE #1-7	CIMAREX ENERGY CO.	SHUT DOWN OR T&A	OKLAHOMA	GRADY	7-8N-8W	201011	(12,163)
002285	MCCOLGIN #1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	21-13N-24W	200702	14,765
037881	MCCOLGIN #1A-21 (ST)	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	21-13N-24W	201012	31
006303	MCCOY #2-17	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-14N-26W	201109	498
043102	MCCOY 27-6	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	TEXAS	WHEELER	SEC 27 CAMP CTY SCHOOL LD SVY	201108	(54)
012864	MCCOY C #2-34	CORDILLERA ENERGY PARTNERS III	PRODUCING WELL	TEXAS	ROBERTS	SW/4 SEC 34, BLK M-2, H&GN SVY	201108	1,559
004819	MCCRARY #32-A	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	32-16N-13W	201107	29,222
040191	MCDOWELL 1-2X	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	16-24S-36W	201108	19,847
003335	MCENTIRE A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-2N-14E	201109	(9,614)
004041	MCENTIRE B #1 (CROMWELL)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-2N-14E	201109	695
003891	MCENTIRE B #1 (WAPANUCKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-2N-14E	201109	18,500
033522	MCGHEE #7-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-9N-19W	201108	(254)
022647	MCGLOTHLIN 1-8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	8-13N-25W	201108	25,788
038553	MCKEE #5-1	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	01-20N-14W	201108	(18)
007871	MCKEE 1-1	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	1-20N-14W	201108	1,974
040192	MCKEY 1-2	NOBLE ENERGY INC	SHUT DOWN OR T&A	KANSAS	KEARNY	34-24S-35W	201101	15,845
033643	MCKINNEY #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	1-1N-9E	201103	—
002299	MCKINNEY UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	1-1N-9E	201105	—
035622	MCKINNEY, W.E. 5 #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5-17N-9W	201109	(910)
036112	MCKINNEY, W.E. 5 #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5-17N-9W	201109	1,666
037330	MCKINNEY, W.E. 5 #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	05-17N-09W	201109	8,899
004422	MCMONIGLE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	22-8N-21E	201109	47,811
006542	MCMORDIE #1-8	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	8, B&B SURVEY	201109	(30)
006543	MCMORDIE #2-8	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 8 B&B SURVEY	201007	65,417
011641	MCNALLY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-8N-15E	201109	11,065
012786	MCNALLY #3-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-8N-15E	201109	13,653
011642	MCNALLY 2-15	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-8N-15E	201109	198
008143	MCNEIL 13-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	13-14N-14W	201108	(5,921)
022664	MCNEIL 13-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	13-14N-14W	201108	(5,205)
022666	MCNEILL 2-14	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	CUSTER	14-14N-14W	200306	(9,906)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
022667	MCNEILL 4-14	SAMSON RESOURCES COMPANY	ABANDONED WELL	CUSTER	OKLAHOMA	14-14N-14W	200705	(640)
002309	MCQUIDDY	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 4 BLOCK 1 G&M SURVEY	201109	(158,648)
031183	MCQUIDDY #2-4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 4, BLK 1, G&M SVY	201109	(15,272)
033056	MCQUIDDY #4-4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 4, BLK 1, G&M SVY	201109	(13,413)
038362	MCVEY #1-1	LAREDO PETROLEUM INC	PRODUCING WELL	OKLAHOMA	CADDO	01-07N-09W	201108	5,947
039274	MCVEY #1-36	LAREDO PETROLEUM INC	PRODUCING WELL	OKLAHOMA	CADDO	36-08N-09W	201108	5,787
004674	MCVEY UNIT #2	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	12-9N-30W	201108	208
042379	MCWILLIAMS #4H-23	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	PITTSBURG	23-05N-12E	201108	896
042475	MCWILLIAMS #5H-23	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	PITTSBURG	23-05N-12E	201108	1,016
012488	MDU #1	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	2-38N-90W	201108	73,392
012495	MDU #10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	11-38N-90W	201108	27,648
012936	MDU #101	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	2,036
013142	MDU #10-27	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SW/4 SEC 27-39N-90W	201108	640
013198	MDU #10-35C	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SE/4 NE/4 SEC 35-39N-90W	201108	900
013079	MDU #10-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SE/4 SEC 05-38N-89W	201108	2,920
012973	MDU #105D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201108	877
013115	MDU #107D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	03-38N-90W	201108	1,169
012358	MDU #11	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	12-38N-90W	201108	10,875
012975	MDU #111	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	720
012986	MDU #114D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201108	2,823
012988	MDU #116	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	1,331
013019	MDU #120	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	32-39N-90W	201108	2,568
013077	MDU #124D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 NW/4 SEC 02-38N-90W	201108	(820)
013083	MDU #125	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 SW/4 SEC 02-38N-90W	201108	610
012496	MDU #13	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	24,158
013254	MDU #134D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NW/4 SW/4 SEC 01-38N-90W	201108	2,301
012497	MDU #14	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201108	6,431
012498	MDU #15	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	3,763
013245	MDU #151D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	03-38N-90W	201108	2,376
013328	MDU #152D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 NE/4 SEC 03-38N-90W	201108	1,870
013255	MDU #153D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 NE/4 SEC 04-38N-90W	201108	4,919
013247	MDU #154D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	03-38N-90W	201108	2,493
013359	MDU #155D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SE/4 SEC 02-38N-90W	201108	7,668
013309	MDU #157D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SE/4 SW/4 SEC 04-38N-90W	201108	589
012499	MDU #16	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-90W	201108	(4,342)
013516	MDU #161D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SE/4 SEC 03-38N-90W	201108	9,107
013256	MDU #162D-R	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SE/4 SE/4 SEC 02-38N-90W	201108	(4,906)
013257	MDU #163D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 NE/4 SEC 10-38N-90W	201108	2,574
012698	MDU #17	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	(1,419)
013446	MDU #170D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 NW/4 SEC 03-38N-90W	201108	2,792
013298	MDU #174D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 SE/4 SEC 04-38N-90W	201108	2,041
012679	MDU #18	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201108	(9,648)
013330	MDU #180D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NW/4 SW/4 SEC 04-38N-90W	201108	2,616
012513	MDU #19	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	48,092
013447	MDU #193D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 SE/4 SEC 02-38N-90W	201108	3,161
013365	MDU #194D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 NW/4 SEC 02-38N-90W	201108	822
013362	MDU #199D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NW/4 NW/4 SEC 03-38N-90W	201108	2,601
012489	MDU #2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	(61,840)
012514	MDU #20	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-90W	201108	36,316
012515	MDU #21	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201108	(15,487)
012516	MDU #22	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	(37,198)
013449	MDU #222D	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NW/4 NW/4 SEC 12-38N-90W	201108	1,293
012775	MDU #2-27	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	SE/4 NW/4 SEC 27-39N-90W	201108	(1,132)
012776	MDU #2-29	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SW/4 SEC 29-39N-90W	201108	(589)
012619	MDU #23	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	606
012620	MDU #24	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	34-39N-90W	201108	(10,988)
012621	MDU #25	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	33-39N-90W	201108	1,284
012897	MDU #2-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-89W	201108	5,939
012631	MDU #26	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	(5,310)
012640	MDU #27	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201108	6,327
012641	MDU #28	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	(95)
012642	MDU #29	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-90W	201108	(3,960)
012490	MDU #3	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	35-39N-90W	201108	(13,160)
012643	MDU #30	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	(1,999)
012674	MDU #31	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	(10,319)
012697	MDU #32	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	11-38N-90W	201108	(8,191)
012700	MDU #33	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	10-38N-90W	201108	(6,255)
012705	MDU #34	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-90W	201108	1,990
012713	MDU #35	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	15,352
012710	MDU #36	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201108	7,836
012963	MDU #3-7	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE NE SEC 7-38N-89W	201108	2,620
012735	MDU #38	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	4-38N-90W	201108	2,389
012491	MDU #4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	(108,231)
012741	MDU #40	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201108	(3,327)
012731	MDU #42	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201108	(8,951)
012736	MDU #43	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	(125)
012752	MDU #44	CONOCOPHILLIPS COMPANY	INVALID LEASE NUMBER	WYOMING	FREMONT	1-38N-90W	201108	(1,012)
012922	MDU #4-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-89W	201108	568
012767	MDU #46	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	33-39N-90W	201108	1,162
012734	MDU #47	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201108	(2,839)
012737	MDU #48	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	35-39N-90W	201108	(1,569)
012797	MDU #49	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	12-38N-90W	201108	1,546
013279	MDU #4-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 SW/4 SEC 09-38N-89W	201108	1,004
012750	MDU #50	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	34-39N-90W	201108	(387)
012751	MDU #52	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201108	(11,247)
012921	MDU #5-28	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	28-39N-90W	201108	(1,683)
013027	MDU #5-36C	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SE/4 SE/4 36-39N-90W	201108	861
012925	MDU #5-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-89W	201108	1,041
012756	MDU #56	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	12-38N-90W	201108	(2,895)
012755	MDU #57	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	2,781
012774	MDU #58	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-90W	201108	(1,117)
012758	MDU #59	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	4,504
012492	MDU #6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201108	14,604
012768	MDU #60	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	32-39N-90W	201108	(11,773)
012900	MDU #6-11	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SEC 11 & 14-38N-90W	201108	2,634
013139	MDU #6-26C	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	NE/4 SE/4 SEC 26-39N-90W	201108	(22)
012899	MDU #6-32	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	32-39N-90W	201108	(1,856)
012783	MDU #65	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	10-38N-90W	201108	(12,244)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
012784	MDU #66	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	10-38N-90W	201108	3,316
013168	MDU #6-6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	06-38N-90W	201108	1,129
012785	MDU #67	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2 & 11-38N-90W	201108	8,210
012798	MDU #68	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	11-38N-90W	201108	(1,501)
012822	MDU #70	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	LOT 3 SEC 12-38N-90W	201108	(2,362)
012820	MDU #71	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	11-38N-90W	201108	4,283
013163	MDU #7-31C	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SE/4 SE/4 SEC 31-39N-90W	201108	819
012942	MDU #7-32	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	32-39N-90W	201108	(1,495)
012830	MDU #75	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	9-38N-90W	201108	(2,830)
013241	MDU #7-6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NE/4 NW/4 SEC 06-38N-90W	201108	1,252
012493	MDU #8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	25,051
012878	MDU #82	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	10-38N-90W	201108	(3,220)
012898	MDU #8-23	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	23-39N-91W	201108	798
012879	MDU #84	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	12-38N-90W	201108	(6,220)
012880	MDU #86	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	2-38N-90W	201108	(1,240)
012876	MDU #87	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-89W	201108	1,306
012494	MDU #9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	32-39N-90W	201108	(795)
012904	MDU #90	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201108	(652)
012905	MDU #91	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	1-38N-90W	201108	984
012903	MDU #92	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	10-38N-90W	201108	(3,104)
013242	MDU #9-31CA	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	SW/4 SE/4 SEC 31-39N-90W	201108	938
013199	MDU #9-34	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	NW/4 NE/4 SEC 34-39N-90W	201108	4,800
012907	MDU #94	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	(1,564)
012909	MDU #96	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	5-38N-90W	201108	(1,878)
012911	MDU #98	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	2,723
012504	MDU DEEP #1-3	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	79,183
022675	MEADOW #1-1	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	WHEELER	SEC 1, CAMP CSL SVY	201108	225,453
002311	MEADOWS	SAMSON LONE STAR, LLC	PRODUCING WELL	HEMPHILL	OKLAHOMA	31,BLK M- H&GN SURVEY	200703	1,083
035259	MEARS 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W	201109	1,299
030859	MECHEK #4-2	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	2-11N-20W	201108	967
006761	MECHEK 1-3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	3-11N-20W	201109	2,664
030446	MEDDERS #4-1 (FORMERLY TOELLE)	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	1-11N-20W	201108	(4,542)
011653	MEDIAN 1-21	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	21-39N-90W	200904	2,009
033008	MEEK #5-24	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	CUSTER	24-15N-20W	201108	(272)
006312	MEEK B #1-24	MARATHON OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	24-15N-20W	200904	1,838
006437	MEEK F #1-24	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	24-15N-20W	201108	24,513
006672	MEEK F #2-24	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	24-15N-20W	201108	6,709
011654	MEGG 1-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	05-38N-90W	201108	(222,588)
011655	MELBA 1-10 BG1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	10-14N-23W	201109	13,583
011656	MELBA 2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	10-14N-23W	201109	1,011
043786	MELTON #1-3	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	03-06N-11W	201108	420
022680	MELVIN #1	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	28-10N-20W	201108	(36,275)
039556	MENDOTA RANCH #11-6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN SVY	201109	1,967
039721	MENDOTA RANCH #11-7	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 11 BLK 1 I&GN RR CO SVY	201109	450
039097	MENDOTA RANCH #13-8	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 13 BLK 1 I&GN SVY NW/4	201109	1,621
038906	MENDOTA RANCH #36-6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201109	896
039098	MENDOTA RANCH #36-7	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201109	268
039099	MENDOTA RANCH #36-8	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201109	35
039555	MENDOTA RANCH #51A-6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 51 BLK 1 I&GN SVY	201109	366
039750	MENDOTA RANCH 34 #3	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SECTION 34, BLK 1, I&GN SVY	201109	33,515
041593	MENDOTA RANCH 34 #6	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SECTION 34, BLK 1, I&GN SVY	201109	17,284
041843	MENDOTA RANCH 34 #9	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SECTION 34 BLK 1 I&GN SVY	201109	193
036177	MENDOTA RANCH 36D #2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36, BLK 1, I&GN SVY	201109	4,929
039100	MENDOTA RANCH 36D #9	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 36 BLK 1 I&GN SVY	201109	824
036730	MENDOTA RANCH 51C #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 51 BLK 1 I&GN SVY	201109	162
012824	MENNONITE #4-31	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	31-14N-20W	201108	3,527
012946	MENNONITE #5-31	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	31-14N-20W	201108	166
022685	MERCER 1-16	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	16-2N-8W	201108	187
006268	MERRICK #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	22-12N-22W 198	201109	(193)
008748	MERRICK #1-23	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	23-14N-22W	201108	(29,350)
006353	MERRICK #1-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	25-12N-22W	201108	46
006257	MERRICK #1-28	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-22W	201108	14,586
030333	MERRICK #1-34	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	SEC 34-14N-22W	201108	53,740
006213	MERRICK #3-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	1-12N-22W ALL	201108	(69)
034463	MERRICK #3-34	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	34-14N-22W	201108	1,440
040783	MERRICK #6-34 (ATOKA)	DEVON ENERGY PRODUCTION, CO LP	ABANDONED WELL	OKLAHOMA	ROGER MILLS	34-14N-22W	200804	(1,250)
042344	MERRICK #6-34 (RED FORK)	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	34-14N-22W	201108	13,691
008750	MERRICK #7-A	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7-12N-21W	201108	(7)
005211	MERRICK #7-C	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7-12N-21W	201108	418
031032	MERRICK #7-D	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7-12N-21W	201108	1,622
030335	MERRICK 1-35	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	ROGER MILLS	SEC 35-14N-22W	201108	65,260
006762	MERRICK 2-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	22-12N-22W	201109	5,984
038765	MERRIFIELD #1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	10-09N-21W	201109	(1,060)
037625	MESSIER #1-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	19-12N-23W	201109	4,986
005401	METHENY #2-25 (DORNICK HILLS)	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	STEPHENS	25-2N-6W	201108	27,012
005532	MEYER #1-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	06-11N-7W	201109	20,229
006255	MEYER #4-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-15N-21W SW	201108	11,572
008582	MEYER #4-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-15N-21W	201108	8,801
040146	MEYER 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	GRANT	09-27S-35W	201108	1,886
040147	MEYER 2-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	GRANT	17-27S-35W	201108	15,962
004941	MEYERS #1-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	16-1N-21ECM	201109	22
006028	MIKLES #1-12	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	12-10N-22W	201108	21,483
006346	MIKLES #3-4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	4-10N-22W	201108	1,556
013521	MILA #1-36	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	36-23N-12W	201108	3,635
003898	MILDRED #2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	8-15N-20W	201108	44,240
033057	MILDRED #4-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	8-15N-20W	201109	96,634
033580	MILDRED #5-8	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	8-15N-20W	201108	8,272
040193	MILES 1-2	NOBLE ENERGY INC	SHUT DOWN OR T&A	KANSAS	KEARNY	11-24S-38W	201003	6,106
040194	MILES 2-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	36-23S-38W	201108	17,782
030306	MILEUR R S 2-23	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	23-4N-8W	201108	(581)
034186	MILLER #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-6N-13E	201109	14,092
005421	MILLER UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	11-23N-24W	201109	13,423
006147	MILLER, BOYD #1	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	10-14N-14W ALL	201108	1,044
006148	MILLER, BOYD #3	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	10-14N-14W ALL	201108	(1,339)
006149	MILLER, BOYD #4	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	10-14N-14W ALL	201108	(535)
034740	MILLER, BOYD #5-10	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	10-14N-14W	201108	153
030982	MILLER, TROY #10-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201108	(470)
005595	MILLS # 4-19(FORMERLY DEER #1)	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	BECKHAM	19-10N-26W	201108	(2,834)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
006131	MILLS #1-19	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	BECKHAM	19-10N-26W ALL	201108	(55,329)
006220	MILLS #2-19	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	BECKHAM	19-10N-26W NE/	201108	(94,052)
044429	MILTON #1-23H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 14 & 23-160N-96W	201108	(2,173)
031223	MINNIE #2-17	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	17-7N-20E	201108	8
007042	MITCHELL UNIT #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	25-17N-23W	201108	300
007048	MITCHELL-ANDERSON UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	30-17N-22W	201109	90,720
011668	MOGG-HAWKINS 1-27 BG2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	27-10N-12W	201109	235,650
006230	MOLLETT #1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	4-11N-22W NW/	201108	(1,688)
006728	MOLLETT 2-4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	4-11N-22W	201108	(18,762)
037947	MOLLIE #1 (MIDDLE ATOKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	17-06N-19E	201109	9,595
038646	MOLLIE #1R CBM	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	17-06N-19E	201109	45
036753	MOLLIE #3-17	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	17-06N-19E	201109	11
004007	MOLTHAN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	27-8N-24E	201109	45,619
040148	MONNICH 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	HAMILTON	13-24S-39W	201108	27,984
002354	MONROE #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-5N-16E	201109	8,424
004187	MONTY #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-7N-14E	201108	(56)
005576	MOODY	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	10-6N-9W	201108	(4,820)
005884	MOONEY A #1-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201108	4
004256	MOORE #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	34-17N-20W	201109	3,833
006029	MOORE #1-35	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	35-11N-13W	201108	(443)
007089	MOORE #1-A	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 57 BLK H&GN RR CO SUR	201108	(87,488)
004664	MOORE #2-14	CRAWLEY PETROLEUM CORP.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	14-11N-23W	201108	14,434
004943	MOORE, JEFF #1-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-17W	201108	2,482
004893	MORAN #2-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	36-3N-11E	201109	2,145
030649	MORAN #4-36	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	COAL	36-3N-11E	201108	65
006677	MORDECAI #2-36	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	BLAINE	36-13N-12W	201108	138
030894	MORDECAI #4-36	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	BLAINE	36-13N-12W	201108	217
004106	MORGAN #1-3	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	3-19N-21W	201108	(505)
006441	MORGAN #1-34	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	34-11N-19W	201101	(55,719)
040195	MORRIS 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	29-24S-35W	201108	13,567
007083	MORRISON #1-212	H & L OPERATING COMPANY	PRODUCING WELL	TEXAS	ROBERTS	SEC 212 BLK 42 H&TC RR CO SUR	201108	(10,552)
014004	MORRISON #6-33H	QEP ENERGY COMPANY	PRODUCING WELL	TEXAS	WHEELER	SEC 33 BLK A-3 H&GN SVY	201108	1,155
004699	MORSTAIN #1-32	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WOODS	32-24N-13W	200608	210
012867	MOSELEY #1-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201108	—
041424	MOSELEY 25-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	25-15N-20W	201108	12,246
041425	MOSELEY 25-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	25-15N-20W	201108	(1,602)
031189	MOSLEY #20-24	MARATHON OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	24-15N-20W	201108	(1,720)
034908	MOSLEY, THELMA GAS UNIT 1	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	TEXAS	HARRISON	FRANCIS RAMSDALE SVY, A-591	201104	1,201
039935	MOSLEY, THELMA WELL #4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	HARRISON	J W BRITAIN SVY, A-78	201107	1,738
039911	MOWDY #1H-22	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	COAL	22-02N-11E	201108	480
040149	MOYLE 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	HAMILTON	35-25S-39W	201105	37,694
005566	MUEHLEBACH A #1 & #2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	2-3N-26ECM	201108	1,972
002385	MUELLER #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	3-14N-17W	201109	30,966
007123	MUGG ESTATE #2-983	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 983 BLK 43 H&TC RR CO SUR	201109	1,008
007034	MUGG J K #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 983 BLK 43 H&TC RR CO SUR	201109	1,523
045547	MUIR #1-7H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 06 & 07-160N-96W	201108	(32)
005423	MULBERY #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	34-3N-28ECM	201109	5,954
034405	MULLEN #2	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	2-17N-104W	201108	1,414
004254	MURDAUGH, JACK #1 & #2	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-7N-18E	201108	23,118
006991	MURPHY #1-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	18-12N-15W	201108	810
002392	MURRAY #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	23-6N-27ECM	201109	5,471
008002	MURRAY UNIT	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-9N-25W	201108	(70,457)
002393	MURRIN	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-7N-14E	201108	(74)
006646	MURROW #2	BROWER ROBERT C	PRODUCING WELL	OKLAHOMA	WOODS	34-25N-14W	200912	1,244
006533	MUSIC #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	2-11N-20W	201109	382,589
006721	MUSIC #2-23	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	23-10N-21W	201108	4,299
004794	MUSIC #3-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-10N-21W	201109	21,881
040779	MUSICK FARMS #1-11H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	11-11N-18W	201107	10,162
006088	MUTZ A #2-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	23-5N-7W	201109	516
011681	MYERS 1-22 BG0	EARLSBORO ENERGIES CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	22-15N-17W	200605	2,058
006224	NAGLE STATE #1-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-11N-22W CNE	201108	(51,138)
039301	NAGLE STATE #3-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-11N-22W	201108	(84)
006743	NAGLE STATE 2-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-11N-22W	201108	1,450
041239	NAGLE-STATE #4-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	10-11N-22W	201108	1,152
003424	NEAL F #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-2N-14E	201103	—
004119	NEEDHAM #1-14	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-4N-16E	201109	(56,410)
035039	NEHI #1H-34	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	34-13N-24W	201108	195
040196	NEIBUHR 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	33-23S-38W	201105	14,002
003329	NEIDECKER #1-34	OGP OPERATING, INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	34-9N-31W	201108	6,868
003328	NEIDECKER #2	OGP OPERATING, INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	34-9N-31W	201108	(4,749)
004604	NEIDECKER #3-34	OGP OPERATING, INC.	PRODUCING WELL	ARKANSAS	CRAWFORD	34-9N-31W	201108	(4,067)
022810	NEILL A-1	GILLILAND OIL & GAS, INC	PRODUCING WELL	OKLAHOMA	GRADY	25-5N-5W	201108	218
007061	NELSON UNIT #3 WELL #4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BEAVER	28-3N-27ECM	201108	(3,572)
034249	NESSER #3-29	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-21W	201108	(2,705)
036672	NESSER #4-29	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-21W	201108	654
007569	NEUFELD #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	15-20N-11W	201109	7,932
012857	NEWMAN #1-34H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	STEPHENS	SEC 34&35-1N-4W	201108	(151)
004346	NEWTON SMITH #1-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-12E	201109	2,085
033209	NEWTON SMITH #2-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-12E	201109	4,146
033416	NEWTON SMITH #3-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-12E	201109	770
033642	NEWTON SMITH #4-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-12E	201109	1,894
004582	NEWTON-POWERS #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	POPE	16-9N-20W	201109	22,314
004040	NEWTON-POWERS #6	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	POPE	16-9N-20W	201108	(2,716)
024085	NIC #1-4	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	4-4N-5W	201108	11,146
004523	NICHOLS-GREGORY #1	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201108	(2,155)
004628	NICHOLS-GREGORY #3-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201109	18,843
006110	NICKELSON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	12-22N-16W ALL	201109	(29)
034406	NIGHTINGALE A #1	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	32-16N-104W	201003	17,391
033283	NILE MOSBURG #3-12	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BEAVER	12-3N-25E	201108	(4,962)
032798	NINE, BENJAMIN #3-22	J BREX COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	22-2N-28E	201108	(297)
012884	NISTLER #4-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-13N-22W	201108	(680)
011707	NISTLER 2-17 BG0	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-13N-22W	201108	(4,231)
011708	NISTLER 3-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-13N-22W	201108	(25,226)
036806	NITCHIE GULCH UNIT 3-21F	WHITING OIL & GAS CORPORATION	PRODUCING WELL	WYOMING	SWEETWATER	21-23N-103W	201108	(1,911)
036644	NOAH #8-10P	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 8 BLK 4 AB&M SVY	201108	2,060
034699	NOAH #8-12P	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 8, BLK 4, AB&M SVY	201106	1,165
036321	NOAH #8-14P	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 8 BLK 4 AB&M SVY	201108	1,106
043575	NOAH 0813H	NOBLE ENERGY INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 8 BLK 4 AB&M SVY	201108	31,569

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
031178	NOBLE #20-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-14N-19W	201108	(1,945)
005839	NOBLE #2-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-14N-19W	201108	350
025696	NOBLE #4-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-14N-19W	201108	1,070
005599	NOBLE UNIT	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-14N-19W	201108	(11,236)
035294	NOLES A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W NW NW NW	201108	9,645
039219	NORMA JO #1-6 ST	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	06-06N-11W	201108	(758)
035309	NORMAN A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 9W SW SW SW	201108	566
011711	NORVILL B #1 NP	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	GRADY	36-5N-5W	201108	3,564
040507	NOVOTNY PARRISH 1-32	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	GRADY	32-9N-8W	201108	29
006226	NOVY, BESSIE #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	29-11N-11W SE/	201109	2,367
034455	NOVY, BESSIE #2-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	29-11N-11W	201109	4,706
034619	NOVY, BESSIE #3-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	29-11N-11W	201109	5,635
007056	NUTTALL UNIT #1-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	29-17N-22W	201108	8,805
006300	OAKS 1-4	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	4-12N-20W	201106	24,872
002439	O’BRIANT #1	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	POPE	1-8N-20W	201108	(1,625)
030847	O’BRIEN #9-2 (FRMLY GATES 9-2)	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201108	(2,496)
011718	ODOM 18-12	FINLEY RESOURCES, INC.	PRODUCING WELL	ALABAMA	LAMAR	18-16S-15W	201108	892
006664	O’DONNELL 1-30	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	30-10N-20W	201108	92,193
007616	O’HARA #3-8	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	8-10N-22W	201108	185
012507	OKIE #1-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	9-38N-90W	201108	76,166
040197	OLAUGHLIN 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	12-25S-36W	201108	21,135
002450	OLSON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-7N-18E	201109	4,164
039287	OPAL BAUER ET AL #1	INDIGO MINERALS LLC	PRODUCING WELL	LOUISIANA	LINCOLN	34-18N-04W	201108	12,222
006031	OPITZ #1-14	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	14-11N-11W	201108	1,826
013226	ORBISON #3-11	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	11-08N-15E	201108	1,643
011725	ORBISON 1-11 BG0	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	11-8N-15E	201109	6,182
004758	ORBISON-WEEKS #1-14	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-8N-15E	201108	(41)
039373	ORRELL #1-28 ST	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	28-07N-12W	201105	1,129
044592	OTIS #1-13H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 13 & 24-161N-96W	201108	(21)
044968	OTIS #2-13H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 13 & 24-161N-96W	201108	1,287
006369	OVERSTREET #1-31	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	31-10N-19W	201108	284
002464	OZARK REAL ESTATE #2-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	JOHNSON	19-9N-24W	201109	1,816
011730	PALMER 1-17 BG0	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	17-12N-15W	201108	(31,350)
011731	PALMER 2-17	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	17-12N-15W 1320 FSL 1340 FE	201108	4,782
035231	PALMER A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	27 18N 9W NE SW SW	201108	4,620
002475	PANKEY UNIT #1	QUANTUM RESOURCES MANAGEMENT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-13N-26W	201108	85,024
030943	PAPPY #2-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201108	4,814
022894	PARK 1-25	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	GARVIN	25-4N-4W	200807	(1,019)
002476	PARKER #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	24-6N-17E	201109	6,121
033322	PARKER #1-29	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	29-24N-25W	201108	(91)
033653	PARKER #33-29	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	29-24N-25W	201108	(8)
042507	PARKER #3-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201108	9,620
033957	PARKER #44-29	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	29-24N-25W	201108	347
038746	PARKER #6-29	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	29-24N-25W	201108	(325)
043777	PARKER #8-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201108	7,901
005721	PARKER #9-47	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	29-24N-25W	201108	2
043104	PARKER 6-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	04-09N-19W	201108	1,477
004122	PARKER, ALFRED #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	27-5N-17E	201108	(1,853)
030991	PARKER, ALFRED #3-27	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	27-5N-17E	201108	(6,221)
033382	PARKER, ALFRED #4-27	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	27-5N-17E	201108	2,152
004264	PARKER, ALFRED UNIT #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	27-5N-17E	201108	(920)
031112	PARMER #1-23	FOREST OIL CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	23-5N-11W	201108	(138)
007157	PARR #1-36	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	36-13N-26W	201012	1,788
034890	PATES 1	EAGLE ROCK MID-CONTINENT OPERA	PRODUCING WELL	ARKANSAS	LOGAN	15-8N-23W NE SE NW	201108	(9,058)
004642	PATRICIA #1-24	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	24-13N-13W	201108	15
026483	PATTERSON #2H-31	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	HUGHES	31-04N-11E	201108	(823)
012952	PATTERSON 34-2	BEREXCO LLC	PRODUCING WELL	OKLAHOMA	CADDO	34-10N-12W	201108	(516)
006032	PATTON #1-15	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	15-10N-12W	201107	5,788
022903	PATTON A 1	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-3N-12E	201108	868
007571	PATZKOWSKY #1	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	MAJOR	16-20N-11W	201109	5,516
007012	PAYNE A #1-4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	ROBERTS	SEC 4 BLK A-2 EL&RR SURVEY	201109	(1,886)
007891	PAYNE T 1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	02-01N-05W SE/4	201109	28
007894	PAYNE T 2-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	02-01N-05W SW/4	201109	2,516
006208	PAYNE, CARL #2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	2-14N-14W ALL	201108	7,207
030130	PEARL #1A-TUBING	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-4N-14E	201109	(5)
011739	PECK 1-20 BG2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	20-12N-16W	201108	(35,344)
030116	PENFIELD #1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	30-4N-16E	201109	61,093
030648	PENNINGTON #3-17	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-13N-25W	201109	16,643
022930	PERKINS 1	CHESAPEAKE OPERATING, INC.	ORRI/RY	OKLAHOMA	BLAINE	7-14N-13W	201102	(23,143)
002495	PERRYMAN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	10-8N-19E	201109	38,795
031250	PERRYMAN #1-23	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	23-12N-22W	201108	337
037520	PERRYMAN #2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	10-08N-19E	201109	(3)
033032	PERRYMAN #3-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	25-12N-22W	201108	4,272
037671	PERRYMAN #4-23	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	23-12N-22W	201108	2
033286	PERRYMAN #4-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	25-12N-22W	201108	7,366
036918	PERRYMAN #6-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	25-12N-22W	201108	2,097
037890	PERRYMAN #7-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	25-12N-22W	201108	164
035303	PERRYMAN, L F 2	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	21 18N 8W SW NW NE	201108	520
030321	PETERSEN #1-8	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7,8-13N-26W	201108	(4,962)
030995	PETERSEN #4-8	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	7,8-13N-26W	201006	—
003719	PETERSEN #8-2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	7&8-13N-26W	201108	34
006204	PETERSEN UNIT #1-17	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-13N-26W SEC	201109	32,506
031201	PETERSON #1-34A	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201108	(3,687)
032831	PETERSON #2-34	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	34-11N-19W	201108	140
013024	PEYTON #1-1	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	01-08N-17E	201108	(2,932)
011744	PFEIFFER 1-10	CONOCOPHILLIPS COMPANY	ABANDONED WELL	WYOMING	FREMONT	10-38N-90W	201108	(4,033)
003787	PHEBE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	4-9N-25E	201109	(11,603)
011745	PHILLIPS 1-8 NP	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	8-8N-16E	201108	504
007121	PICKENS #1-76	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 76 BLK 42 H&TC RR CO SURVE	201012	2,558
004551	PIERCE, WILLIE #2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	36-10N-20W	201108	1,215
038606	PIERCY #1-21	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	21-12N-21W	201108	47
004364	PILGRIM-WOODY #1-21	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	GRADY	21-4N-7W	201010	(984)
004064	PINE LAKE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	24-6N-17E	201109	50,878
002523	PITTSBURG #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-3N-14E	201109	12,548
002524	PITTSBURG #2-20 (REDRILL)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	20-3N-14E	201109	134,563
032103	PLUMMER #2-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	26-26N-26W	201109	6,053
035253	PLUNKETT A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W SW SW NW	201108	(227)
025741	POOLER #1-22	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	22-5N-8W	201108	9,427

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
035332	POPE #1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8 17N 9W NW NW NE	201109	5,583
034407	POSTON A J A #3	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	22-16N-104W	201004	11,288
037019	POTTER #2-20	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	20-12N-22W	201108	7,544
042937	POTTER #4-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	11-11N-22W	201108	(19)
006188	POTTER STATE #1-20	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	20-12N-22W	201108	211
006288	POTTER, JC #1-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	1-11N-22W	201108	5,800
006748	POTTER, JC 2-11	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	11-11N-22W	201108	4,059
044392	POUND #1-11	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	11-06N-11W	201108	(855)
039803	POUNDS #3-17	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SECTION 17, BLK 1, I&GN SVY	201109	(6)
040531	POUNDS #4-17	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SECTION 17, BLK 1, I&GN SVY	201109	304
006730	POWELL 1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	24-6N-13E	201109	22,635
022973	PRATER #1-39	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 33 & 39 BLK M-1 H&GN SVY	201109	15,293
038550	PRATER #2-10	QEP ENERGY COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10 BLK 4 AB&M RR CO SVY	201108	(198)
038551	PRATER #3-10	QEP ENERGY COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10 BLK 4 AB&M RR CO SVY	201108	(864)
038824	PRATER #6-10	QEP ENERGY COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10 BLK 4 AB&M RR CO SVY	201108	(1,388)
007501	PRESTON #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	21-26N-25W	201109	383
005037	PRESTON #1-18	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	18-12N-20W	201108	(9,605)
034815	PRETTY WOMAN #1-14H	CHESAPEAKE OPERATING, INC.	APO ONLY	OKLAHOMA	PITTSBURG	14-8N-15E	201004	673
036218	PRETTY WOMAN #2-14H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-8N-15E	201108	2,400
002564	PRICE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	FRANKLIN	36-8N-28W	201109	481
006693	PUFFINBARGER #2-20	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-13N-22W	201108	(6,423)
026522	PULLIG #2-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	BIENVILLE	31-17N-05W	201108	11,066
006359	PURVIS #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-12N-26W	201109	10,573
011766	PURVIS 1-19	CARL E GUNGOLL EXPLORATION LLC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	19-14N-23W C NE/4	201108	1,030
006556	PURYEAR #1B	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 24 BLK M-1 H&GN SURVEY	201109	650
013581	PURYEAR #28-4	LINN OPERATING INC	PRODUCING WELL	TEXAS	WHEELER	SEC 28 BLK A-3 H&GN SVY	201108	(1,213)
004491	PYATT #1-16	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	16-13N-22W	200911	(12,838)
030310	QUAID UNIT B 1-32	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	LATIMER	32-6N-19E	201108	(93)
004866	QUINBY #1-25	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	HARPER	25-26N-21W	201108	196
011768	QUINCY #1-34	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	34-39N-91W	201108	16,333
012511	QUINCY #2-34	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	34-39N-91W	201108	52,713
038530	QUINTON #1-2H	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	02-07N-18E	201108	2,283
006378	QUIRING #1-34	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	34-12N-14W	201108	713
004333	RADFORD #1-28	FOUNDATION ENERGY MGMT LLC	PRODUCING WELL	ARKANSAS	POPE	28-8N-18W	201108	(768)
002590	RAMIREZ ET AL UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	36-8N-22E	201109	962
004746	RANDEL #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	22-5N-16E	201108	(883)
037147	RANDLE 33-7-10 #2 STH	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-7W	201109	9,932
037148	RANDLE 33-7-10 #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-7W	201109	22,856
039005	RANDLE 33-7-10 #5	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33N-07W NWSW	201109	518
038071	RANDLE 33-7-10 #6	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	10-33-07W	201109	1,399
039880	RATTLER #1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	NE/4 10-01N-05W	201109	5,207
025720	RAY #2-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GARVIN	SW/4 NW/4 SEC 31-4N-3W	201109	(2,771)
025719	RAY #3-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GARVIN	SW/4 NE/4 SEC 31-4N-3W	201109	(2,209)
023002	RAY 2-21	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	STEPHENS	21-2N-8W	201108	(4,384)
044805	RAYMO #2-30H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	19-161N-95W (SHL)	201108	1,616
004181	READING #1	STEPHENS PRODUCTION CO.	PRODUCING WELL	OKLAHOMA	HASKELL	32-8N-21E	201108	(50)
033046	RECTOR #1-20	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	20-10N-12W	201109	278
033687	RED DESERT UNIT	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	VARIOUS	201108	(1,231)
006324	RED ROCK RANCH #1-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	23-12N-22W	201109	(48,150)
007138	REDELSPERGER #3-957	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 957 BLK 43 H&TC RR CO SUR	201103	—
007112	REDELSPERGER #4-958	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 958 BLK 43 H&TC RR CO SUR	201103	—
012702	REDMOON #6-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201108	216
012873	REDMOON #7-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201108	1,388
011784	REDMOON 1-29 BG0	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	29-14N-20W	201108	1,867
025400	REED #3-17	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	17-14N-15W	201108	75
004592	REED #3-2	APACHE CORPORATION	SHUT DOWN OR T&A	TEXAS	WHEELER	SEC 2 BLK 1 B&B SVY	201010	4,478
003800	REED #4-22	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	22-7N-23E	201108	(132)
035059	REED A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4-17N-9W NE SW NE	201108	(2,395)
035274	REED A-3	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 8W NW NE NE	201108	2,608
035288	REED A-4	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4 17N 8W NE NE SE	201108	600
035291	REED A-5	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4-17N-9W SE SE NW	201108	1,182
035311	REED A-6 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4-17N-9W NE SE NE	201108	(20)
035315	REED A-7 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	4-17N-9W NW NW SE	201108	26
035057	REED B-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	33-18N-9W NW SE SE	201108	67
035262	REED B-2	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	33 18N 9W SW NE SE	201108	1,154
041040	REED ROBERT A #1 - HOSSTON	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	04-17N-09W	201108	(19)
003285	REED UNIT #1-21	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	21-7N-23E	201108	5,171
039690	REED, OPAL #1-18	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	18-10N-26W	201108	(85)
003284	REED, ROY #2-21	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	21-7N-23E	201108	923
008424	REED, ROY #4-21	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	21-7N-23E	201108	(10,092)
030672	REED, ROY #5-21	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	21-7N-23E	201108	4,029
033176	REED, ROY #6-21	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	21-7N-23E	201108	(4,591)
012817	REEVES #1-31	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-12N-23W	201108	7,208
012831	REEVES 36 #1	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-12N-24W	201108	(129)
036722	REID #6-9	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	09-13N-24W	201108	670
006993	REIMAN #1-22	CHACO ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	22-12N-15W	201012	144,598
006994	REIMAN 22B	CHESAPEAKE OPERATING, INC.	APO ONLY	OKLAHOMA	CUSTER	22-12N-15W	201006	17,469
006653	REINHARD #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	8-12N-18W	201109	17,749
011791	REYNOLDS HUSSEY 1-11	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	11-2N-5W	201108	4,888
004014	RICH #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	CRAWFORD	2,11-9N-30W	201109	12,382
031064	RICH #2-32 (REDFORK)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODS	32-24N-13W	201101	—
032907	RICHARDSON #1-29	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-21W	201108	1,843
011797	RICHARDSON T A #2 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	1-16S-7E	201109	(12,352)
011800	RICHARDSON T A #4 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	7-16S-8E	201109	3,638
011801	RICHARDSON T A #6 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	18-16S-8E	201109	(672)
011808	RICHARDSON T A 5	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	7-16S-8E	201109	4,155
011809	RICHARDSON, T A 5-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	7-16S-8E	201109	1,696
005965	RICHARDSON-STATE #2-36	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BLAINE	36-16N-11W	200604	858
008303	RICHEY #2-18	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	GRADY	18-6N-8W	201108	4,670
006273	RICHMOND #1-7	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	7-12N-20W CNE	201109	4,003
007000	RIDGEWAY	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	9-3N-26ECM	201109	8,719
039311	RINGO #10-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	09-09N-19W	201108	370
033921	RINGO #9-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201108	(250)
007377	RISLEY #2-7	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 7 BLK 1 I&GN RR CO SURVEY	201109	(6,206)
007378	RISLEY #3-7	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 7 BLK 1 I&GN RR CO SURVEY	201109	2,597
007379	RISLEY #4-7	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 7 BLK 1 I&GN RR CO SURVEY	201109	(13,608)
040198	RITCHEY 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	32-24S-35W	201108	20,024
013195	ROARK #1-5	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	05-12N-21W	201108	(60)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
004230	ROBBERS CAVE #1	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	18-6N-19E	201108	(167)
004479	ROBBERS CAVE #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	18-6N-19E	201109	1,454
003936	ROBERT #1-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	23-26N-25W	201109	46
038107	ROBERTS ET AL #3 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34-18N-09W	201109	1,008
035543	ROBERTS ET AL 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	34 18N 9W NE NW SW	201109	(1,036)
035562	ROBERTS ET AL 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W SW SW NW	201109	(207)
040510	ROBERTSON #1-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	10-5N-9W	201109	5,963
040511	ROBERTSON #2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	10-5N-9W	201109	(7,977)
004337	ROBERTSON UNIT #1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	14-8N-21E	201108	(27)
003433	ROBERTSON UNIT #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	14-8N-21E	201108	8,338
030785	ROBINSON #1-18	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	18-9N-20W	201109	(2,572)
041849	ROBINSON #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	08-14N-14W	201103	(2)
030842	ROBINSON #2-18	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	18-9N-20W	201109	(928)
031014	ROBINSON TRUST #1-6	RANGE HOLDCO INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	6-24N-18W	201108	(103)
040216	ROBISON D-2	OXY USA, INC.	PRODUCING WELL	KANSAS	KEARNY	05-25S-36W	201108	8,129
040199	RODERICK 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	36-24S-36W	201108	19,447
005885	ROGER #1-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	2-11N-16W	201108	(691)
006719	ROGERS E. 1-259	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 259 BLK C G&MMB&A SURVEY	201109	72,845
030307	ROGERS, KOLETA #1-14	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	14-4N-8W	201108	36,245
002670	ROGERS, PAUL P. #3	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	PANOLA	GEORGE WEEDIN SURVEY A-704	201109	(16,598)
005015	ROHLA B UNIT	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	24-20N-16W	201108	(18,463)
004112	ROLF #1-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	9-26N-24W	201109	1,531
006344	ROLL 1-A7	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	7-13N-17W	201108	1,096
004155	ROLLIN #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	25-8N-26E	201108	(11,658)
002677	ROLLINGS #1-18	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-4N-15E	201108	7,333
030118	ROMINE #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-4N-14E	201109	50,769
030119	ROMINE #2-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-4N-14E	201109	1,554
004339	ROSE	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	12-7N-20E	201109	20,535
005241	ROSE #1-36	MERIT ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	36-4N-24ECM	201108	227
002682	ROSE #2-24 (WAPANUCKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	24-7N-19E	201109	617
011838	ROSE 1-12	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	MAJOR	12-22N-12W	201109	(2,314)
002684	ROSS #1-6	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	6-7N-15E	201108	11,520
006424	ROWLAN #1-35	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	35-11N-19W	201108	34,577
006789	ROWLAN 1-3	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	3-11N-20W	201109	913
005078	ROY #1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3 GH & H SVY	201108	(2,927)
041987	RUBY LEE #1-1H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	WHEELER	SEC 4 BLK 5 B&B SVY	201108	(1,516)
033237	RUDMAN #10	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201108	(4,195)
033229	RUDMAN #2	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201108	(3,222)
033230	RUDMAN #3	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201108	(3,482)
033231	RUDMAN #4	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201108	(2,665)
033232	RUDMAN #5	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	THOMAS W. WALDEN SVY, A-698	201108	(2,808)
033233	RUDMAN #6	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201108	(3,506)
033234	RUDMAN #7	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201108	(4,122)
033235	RUDMAN #8	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-264	201108	(3,964)
033236	RUDMAN #9	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	PANOLA	SARAH ENGLISH SVY, A-189	201108	(4,089)
041810	RUGER NORTH 36-32D	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	32-15N-94W	201108	(11)
041811	RUGER UNIT 24-32	WESCO OPERATING INC.	PRODUCING WELL	WYOMING	SWEETWATER	32-15N-94W	201108	(10,106)
004111	RUMSEY #2-26	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	MAJOR	26-21N-16W	201108	58,972
026600	RUTH ANN #1-14	SEDNA ENERGY INC.	PRODUCING WELL	OKLAHOMA	HASKELL	14-08N-20E	201108	1,563
037164	S. UTE 33-9 #36-1	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	36-33N-9W	201109	2
040200	SALYER 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	33-23S-37W	201108	34,349
004047	SAMS #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	22-5N-17E	201109	(6,076)
036542	SAND CREEK #1-11	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	SE/4 SEC 11-10N-13W	201108	2,380
004225	SANDERS #1-17	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CUSTER	17-12N-20W	201108	516
011852	SANFORD #1-27 NP	NADEL & GUSSMAN OPERATING	ABANDONED WELL	OKLAHOMA	ELLIS	27-18N-25W	200104	(14,197)
012676	SANFORD #2-27	NADEL & GUSSMAN OPERATING	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	27-18N-25W	201002	1,021
006439	SANVE #1-15	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-12N-24W	201108	(22,822)
010588	SASSEEN #14-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	09-09N-19W	201108	1,014
006034	SAUER #2-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	23-12N-15W	201109	19,099
040201	SAUER 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	27-23S-37W	201108	468
040202	SAUER B-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	15-23S-37W	201108	84,608
037587	SAVAGE #11-1	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	01-14N-22W	201108	2,592
005952	SAVAGE #3-1	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	1-14N-22W	201108	63
031206	SCHAPANSKY #1-32	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CUSTER	32-13N-16W	201108	(6,812)
030880	SCHARFF #1-1	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201108	1,069
041651	SCHARFF #3X	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201108	(50)
041652	SCHARFF #4	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201108	(1)
041653	SCHARFF #5	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201108	77
041508	SCHARFF #6	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201108	77
040747	SCHARFF #7	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201108	27
042895	SCHARFF #9 (LWR ATOKA/CECIL)	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	01-05N-19E	201108	1,747
003994	SCHERER B #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	34-4N-15E	201109	21,444
034580	SCHERER B #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	34-4N-15E	201109	2,766
002725	SCHMIDT #1	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CADDO	15-5N-11W	201108	99,853
033389	SCHOU #2-2	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	02-12N-23W	201108	(89)
033294	SCHOU #4-3	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	3-12N-23W	201108	2,301
026201	SCHOU #6-3	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	03-12N-23W	201108	790
023136	SCHROCK #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	9-14N-14W	201109	(7,168)
007645	SCHULTZ #3-976	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 976 BLK 43 H&TC RR CO SUR	201103	1
007133	SCHULTZ D #2-889	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 889 BLK 43 H&TC RR CO SUR	201109	(118)
033331	SCHULTZ D #3-889	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 889, BLK 43, H&TC SVY	201109	458
007136	SCHULTZ E #2-870	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 870 BLK 43 H&TC RR CO SUR	201103	—
008709	SCHULTZ E #4-870	EOG RESOURCES, INC.	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 870 BLK 43 H&TC SURVEY	201108	(194)
007016	SCHULTZ HERMAN #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 1048 BLK 43 H&TC RR CO SUR	201103	—
007131	SCHULTZ HERMAN #2-1048	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	LIPSCOMB	SEC 1048 BLK 43 H&TC RR CO SUR	201109	6,819
003292	SCHWEGMAN #1-33	BP AMERICA PRODUCTION COMPANY	ABANDONED WELL	OKLAHOMA	LATIMER	33-7N-19E	200905	(1,976)
006310	SCHWEN #14-1	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	14-5N-11W	201108	(4,298)
003937	SCOTT M #1	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-4N-16E	201108	5,428
030121	SCOTT M #2-31	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-4N-16E	201108	(10,907)
011861	SCOTT PAPER 1 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	1-16S-7E	201105	(4,517)
011863	SCOTT TURNER SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	1-16S-7E	201109	(165)
002752	SCOTT, DON #1-29	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-14E	201108	(185)
005137	SCOTT, DON #2-29 (CROMWELL)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-14E	201109	(21)
005156	SCOTT, DON #2-29 (WAPANUCKA)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-14E	201109	29,629
002755	SCOTT, JANE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	LOGAN	18-8N-25W	201109	(23)
004830	SCOTT, LEE #3-31	ELAND ENERGY, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-3N-14E	201108	(5,827)
042874	SEA HORSE #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	05-16N-18W	201109	7,568
035117	SEAMSTER HEIRS 1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W SE NE NW	201109	7,635

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
030045	SEAY, W.H. #31-1	SAMSON RESOURCES COMPANY	ABANDONED WELL	ALABAMA	LAMAR	31-16S-15W	200705	291
011869	SELF 11-1 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	11-16S-19W	201109	3,031
011873	SELF 11-2 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	11-16S-19W	201109	937
011878	SELF 12-1 SD	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	MONROE	12-16S-19W	201109	3,426
023174	SELMAN #1-31	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WOODWARD	31-26N-19W	201012	10,250
034850	SEMMEL, EARL #1-13	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BEAVER	13-4N-24ECM	201108	(151)
036421	SHARUM #1A-30	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	SEC 19,20,29&30-10N-24W	201108	(16,568)
039103	SHAW #3-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	16-12N-24W	201109	2,585
040203	SHELL 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	26-24S-37W	201105	2,350
038391	SHELTON #1-29	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	29-10N-20W	201108	2,321
013012	SHELTON #3-7	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	07-08N-18E	201108	1,648
030322	SHELTON STATE #1-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	5,865
006278	SHOCKEY #1-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-8N-6W CNE	201109	107
033614	SHOCKEY #4-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-8N-6W	201109	256
006786	SHOCKEY 2-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-8N-6W	201109	11,191
033256	SHOCKEY 3-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	25-8N-6W	201109	1,896
007502	SHUMAN A-1	SHERIDAN PRODUCTION CO LLC	PRODUCING WELL	OKLAHOMA	HARPER	21-26N-25W	201108	184
033154	SIBERIA RIDGE #11-26	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	SWEETWATER	26-22N-94W	201108	38
033152	SIBERIA RIDGE #2-26	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	SWEETWATER	26-22N-94W	201108	(217)
033149	SIBERIA RIDGE #3-24A	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	24-22N-94W	201109	1,221
033145	SIBERIA RIDGE #4-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	22-22N-94W	201109	6,255
033153	SIBERIA RIDGE #9-26	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	SWEETWATER	26-22N-94W	201108	(277)
036153	SIBERIA RIDGE FED #8-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	22-22N-94W	201109	10,545
036963	SIBERIA RIDGE FED #9-22N	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	22-22N-94W	201109	74
037717	SIBERIA RIDGE FEDERAL #11-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	22-22N-94W	201109	4,420
033151	SIBERIA RIDGE FEDERAL #5-26	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	WYOMING	SWEETWATER	26-22N-94W	201108	(875)
036205	SIBERIA RIDGE S FED #6-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-21N-94W	201109	6,334
002812	SILVER BULLETT #1-11	WHITMAR OPERATING COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	11-4N-17E	201108	140
043107	SILVERS TRUST #1-8	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	08-06N-11W	201108	1,850
006559	SIMMERMAN #1-16 (SIDETRACK)	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	BECKHAM	16-10N-21W	200906	437
006260	SIMMONS #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-22W 132	201109	110,290
006189	SIMMONS #1-A	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-12N-22W	201108	(7,270)
005126	SIMMONS #2-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	29-12N-22W	201109	92,646
006722	SIMMONS 2-31	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	31-12N-22W	201108	157
006709	SIMMONS,JR 1-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-12N-23W	201109	2,300
035050	SIMS 1 (KELLEY)	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W SE NW NE	201109	1,320
035090	SIMS 2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W SE NE SW	201109	17,722
040204	SINGLETON 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	30-24S-35W	201108	4,807
003558	SISCO #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-3N-14E	201109	39,487
008761	SIX MILE CREEK #1-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	6-11N-7W SE/4	201109	3,327
031170	SLATTEN #1-13	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	WASHITA	13-9N-18W	201006	1,741
004173	SLAUGHTER #1	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-4N-16E	201107	4,384
004372	SLAUGHTER #1-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-4N-16E	201107	(9,251)
030853	SLAUGHTER #3	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-4N-16E	201107	2,236
030974	SLAUGHTER #5	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	1-4N-16E	201108	(2,252)
003882	SMALLWOOD #1-10	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-4N-16E	201108	1,612
003959	SMALLWOOD #2-10	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-4N-16E	201108	17,110
030960	SMALLWOOD #4A	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-4N-16E	201108	(1,655)
033618	SMALLWOOD #5-10	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	10-4N-16E	201108	(3,891)
007108	SMALTS, RAYMOND #1-22	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CIMARRON	22-2N-9ECM	200701	199
031160	SMILEY #2-18 (CHESTER)	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	18-21N-13W	201108	(50)
032102	SMILEY #2-18(INOLA/MANNG/MISS)	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	18-21N-13W	201108	133
002827	SMITH #1	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	5-13N-24W	201108	122,550
036605	SMITH #1	EL PASO E&P COMPANY LP	SHUT DOWN OR T&A	LOUISIANA	DESOTO	13-14N-14W	200607	(4,245)
006464	SMITH #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	22-11N-14W	201109	6,978
026475	SMITH #1H-28	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	HUGHES	28-04N-11E	201108	(48)
012850	SMITH #3-30	ZENERGY, INC	PRODUCING WELL	OKLAHOMA	CUSTER	NE NW SEC 30-14N-20W	201108	434
036183	SMITH #3-5	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	5-13N-24W	201108	(66)
033028	SMITH #3-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	6-11N-7W	201109	3,692
012851	SMITH #4-30	ZENERGY, INC	PRODUCING WELL	OKLAHOMA	CUSTER	SW SW SEC 30-14N-20W	201108	2,457
036779	SMITH #4-5	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	05-13N-24W	201108	2,363
033355	SMITH #4-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	6-11N-7W	201109	3,719
039500	SMITH #6-5	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	05-13N-24W	201108	(13,695)
012839	SMITH B #3-21	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	CUSTER	21-14N-20W	201108	(162)
035237	SMITH G-1 (SONAT)	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	18 18N 8W NE SE SW	201108	54
007592	SMITH MARY O #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	HANSFORD	SEC 16 BLK 2 SA&MG RR CO SURVE	201108	(6,753)
023254	SMITH THOMAS	APACHE CORPORATION	SHUT DOWN OR T&A	OKLAHOMA	GRADY	23-7N-7W	201108	(21,505)
007665	SMITH UNIT #2-23	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BLAINE	23-19N-12W	201108	672
036890	SMITH, EFFIE B #5 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201109	9,799
036891	SMITH, EFFIE B #6 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201109	2,203
039039	SMITH, EFFIE B #7 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	08-17N-09W	201109	2,395
035069	SMITH, EFFIE B-1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8 17N 9W SW NE NE	201109	15,405
035252	SMITH, EFFIE B-2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8 17N 9W NE NE NE	201109	12,155
035206	SMITH, EFFIE B-3	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8 17N 9W SE SE SE	201109	1,698
036110	SMITH, EFFIE B-4 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	8-17N-9W	201109	9,835
006393	SMITH, J JOE #1-16	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	16-12N-17W	201108	(2,798)
035300	SMITH, P V A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	26 18N 9W SW NE NW	201108	(711)
002839	SMITH, ROSE	LATIGO OIL & GAS INC	PRODUCING WELL	OKLAHOMA	BEAVER	33-5N-26ECM	201108	713
003290	SNOW #1-3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	3-7N-19E	201109	29,301
037182	SO. UTE 32-8 #3-4 [DK]	SOUTHERN UTE INDIAN TRIBE	PRODUCING WELL	COLORADO	LA PLATA	03-32N-8W	201108	(7,748)
037183	SO. UTE 32-8 #5-7 [DK]	SOUTHERN UTE INDIAN TRIBE	PRODUCING WELL	COLORADO	LA PLATA	05-32N-8W	201108	(5,207)
030652	SONIAT #1-6	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	LOUISIANA	CADDO	6-16N-16W	201108	12
040090	SONNY #2-17	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-26W	201108	(64)
042098	SONNY #3-17	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-26W	201108	195
006997	SOONER #1-35	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	35-10N-26W	201108	1,274
004478	SOONER #1-19	WARD PETROLEUM CORP	PRODUCING WELL	OKLAHOMA	BLAINE	19-13N-12W	201108	4,702
005835	SORRELS C #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	17-3N-13E	201109	(1,570)
006154	SOUTH #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	8-16N-20W	201109	(67)
039602	SOUTH #2-8	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	DEWEY	08-16N-20W	200805	1,151
034396	SOUTH BAXTER UNIT #15	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	16-16N-104W	201004	(2,328)
034410	SOUTH BAXTER UNIT #17	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	3-16N-104W	201004	(59,594)
034411	SOUTH BAXTER UNIT #19	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	9-16N-104W	201004	(3,503)
034412	SOUTH BAXTER UNIT #2	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	29-16N-104W	201003	1,988
034413	SOUTH BAXTER UNIT #21	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	15-16N-104W	201004	2,963
034562	SOUTH BAXTER UNIT #22	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	SEC 5 & 6-15N-104W	201004	(18,977)
035012	SOUTH BAXTER UNIT #24	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	5-15N-104W	201012	(11,183)
036185	SOUTH BAXTER UNIT #26	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	NW NE SEC 33-16N-104W	201004	66,384
034414	SOUTH BAXTER UNIT #6	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	10-16N-104W	201004	6,895

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
034415	SOUTH BAXTER UNIT #8	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	10-16N-104W	201102	(16,014)
034397	SOUTH BAXTER UNIT 1SR	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	21-16N-104W	201004	(3,849)
037185	SOUTHERN UTE #15-16 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201109	(1,633)
037187	SOUTHERN UTE #2 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201109	(13,026)
037189	SOUTHERN UTE #3 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	15-32N-7W	201109	19,784
037192	SOUTHERN UTE #6 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201109	3,560
037193	SOUTHERN UTE #7 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-7W	201109	(27,728)
037194	SOUTHERN UTE #701	CONOCOPHILLIPS COMPANY	PRODUCING WELL	COLORADO	LA PLATA	14-32N-7W	201108	14,191
037195	SOUTHERN UTE #702	CONOCOPHILLIPS COMPANY	PRODUCING WELL	COLORADO	LA PLATA	15-32N-7W	201108	3,351
037196	SOUTHERN UTE #8	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-7W	201109	(5,290)
044304	SOUTHERN UTE #8E (FC)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	21-32N-07W	201109	13,344
037198	SOUTHERN UTE 11 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	20-32N-7W	201109	(23,814)
037200	SOUTHERN UTE 16-15 (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	15-32N-7W	201109	(4,810)
037203	SOUTHERN UTE 2E (MV)	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	16-32N-7W	201109	(18,427)
039783	SOUTHERN UTE 33-9 #20-2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	COLORADO	LA PLATA	20-33N-09W	201108	1,686
039784	SOUTHERN UTE 33-9 #20-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	COLORADO	LA PLATA	20-33N-09W	201108	(15,620)
037214	SOUTHERN UTE GOVT #1 [DK]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	26-33N-9W	201109	945
038722	SPARKS #3-11	WHITMAR EXPLORATION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	11-04N-17E	201108	(125)
037687	SPARKY #1-9	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	09-09N-21W	201109	44
030372	SPEAR #1	DNU-HUNT PETROLEUM CORPORATION	SHUT DOWN OR T&A	TEXAS	GREGG	JAMES F DIXON SVY A-57	200605	—
005338	SPEAR #3-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CANADIAN	18-13N-9W	201108	46,484
039326	SPRADLIN FARMS #8A-20	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	20-10N-20W	201108	(1,271)
012503	SPRATT #1-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	77,417
012706	SPRATT #2-3	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	3-38N-90W	201108	6,809
012508	SPRATT #2-4	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	4-38N-90W	201108	(186,814)
034633	SPROWLS #1-32	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-13N-22W	201108	118
005428	SPROWLS #2-5	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	5-12N-23W	201108	(4,216)
008631	SPURGEON 1-34	JEC OPERATING, LLC	PRODUCING WELL	OKLAHOMA	BEAVER	34-6N-27ECM	201108	9,478
006187	SPURLIN UNIT #1-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	23-14N-26W	201109	2,898
036257	STALEY 1-29	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BECKHAM	29-10N-24W	201108	3,580
006039	STALEY-HOWERTON #1-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	8-10N-12W	201109	50,104
003686	STANDIFORD #1-17	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	17-9N-26E	201108	4,195
005639	STANDRIDGE #2	SEECO, INC	PRODUCING WELL	ARKANSAS	FRANKLIN	18,19, 30-10N-26W	201108	435
006047	STANGL #2-23	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	KINGFISHER	23-15N-9W	201108	7,465
034675	STANGL #3-23	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	KINGFISHER	23-15N-9W	201108	238
006615	STATE #1-11	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	ELLIS	11-18N-26W	201001	1,094
006617	STATE #1-12	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	12-18N-26W	201006	873
006183	STATE #1-32	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-13N-22W ALL	201108	(13,270)
024010	STATE #13-D	RICKS EXPLORATION COMPANY	ABANDONED WELL	OKLAHOMA	CADDO	13-6N-9W	200103	(8,748)
039825	STATE #2-12	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	12-18N-26W	201008	1,266
005094	STATE #2-33	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	33-23N-17W	201109	1,500
007873	STATE 1A-10	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	10-13N-24W	201108	(3,238)
006734	STATE 2-11	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	11-18N-26W	201109	14
034205	STATE 3-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-13N-22W	201109	308
034416	STATE LAND #1 (10-17-104)	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-17N-104W	201108	36,148
002888	STATE OF OKLAHOMA #2-16	WAGNER & BROWN LTD.	ABANDONED WELL	OKLAHOMA	ROGER MILLS	16-14N-26W	201010	(492)
006210	STEARNS #2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	11-14N-14W ALL	201109	(61,654)
006209	STEARNS #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	11-14N-14W ALL	201109	(8,663)
006211	STEARNS #4	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	11-14N-14W ALL	200512	(4,906)
030053	STEELE #36-10 #1-A	SAMSON RESOURCES COMPANY	PRODUCING WELL	MISSISSIPPI	CLAY	36-15S-4E	201109	728
006566	STEELE-YOUNG #2-2	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 2 B&B SURVEY	201109	1,089
003623	STEGMAIER #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODWARD	34-20N-21W	201109	(17,283)
032975	STEGMAIER #2-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ELLIS	34-20N-21W	201109	2,364
045141	STEIN #1-3H	LINN OPERATING INC	PRODUCING WELL	TEXAS	WHEELER	SEC 1 C&M SVY, A-412	201108	(16,484)
034767	STEINER #2-19	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	CUSTER	19-13N-14W	201108	(110)
011978	STEINLE RANCH UN TE	MATRIX PRODUCTION COMPANY	PRODUCING WELL	WYOMING	CONVERSE	31-39N-69W	201108	1,309
005811	STEPHENS #1-26	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	26-11N-19W	201108	(19,474)
005812	STEPHENS #2-26	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	26-11N-19W	201108	(7,043)
031182	STEVENS #1-11	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	11-3S-1E	201108	(49)
006370	STEVENS #1-7	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	7-10N-12W	201109	(86)
037818	STEVENS #4-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-04N-15E	201109	1,053
038714	STEVENS #5-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-04N-15E	201109	(4)
011981	STEVENS 1-17 BG2	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CADDO	17-10N-12W	200603	(1,960)
030123	STEVENS F #2-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201109	19,749
004666	STEWART #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WOODS	34-24N-13W	201109	6,950
035266	STEWART 10-1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	10 17N 9W SW SW NW	201109	63,805
035620	STEWART 35 #2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W SE SE NW	201109	14,849
037638	STEWART 35 #3-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35-18N-09W	201109	2,179
035293	STEWART 35-1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	35 18N 9W NW SW NW	201109	6,247
036878	STEWART 9 #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	09-17N-09W	201109	2,806
007897	STIDHAM RANCH 2-18	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	18-17N-16W	201109	4,011
041633	STILES 68 #11-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201108	(66)
040097	STILES 68 #12-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201108	4
041066	STILES 68 #13-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201108	62
042419	STILES 68 #15-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201108	696
034990	STILES 68 #1-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68, BLK A-7, H&GN	201107	167
036343	STILES 68 #3-68 (APACHE)	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201108	925
037304	STILES 68 #4-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201108	(284)
005886	STILES 68 #8-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SURVEY	201108	789
036272	STILES 68 #9-68	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201108	94
044538	STILES 68 SL #16-68H	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201108	18,495
044539	STILES 68 SL #18-68H	APACHE CORPORATION	PRODUCING WELL	TEXAS	WHEELER	SEC 68 BLK A-7 H&GN SVY	201108	743
007062	STINSON M A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	2-27N-25W	201109	56,129
033647	STONE #1-13	LR ENERGY INC	PRODUCING WELL	OKLAHOMA	HASKELL	13-7N-19E	201107	(211)
040144	STONE 1- 2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	FINNEY	09-24S-34W	201108	628
006155	STOUT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	4-16N-20W NE/4	201109	35,307
006433	STOUT #2-4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	DEWEY	4-16N-20W SW/4	201109	21,708
004957	STOWE #1-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	9-6N-9W	201108	(21,553)
034577	STOWE #2-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	9-6N-9W	201108	210
030125	STRANGE #1-29	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-4N-16E	201108	13,634
006621	STRATTON FARMS #1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	5-12N-18W	201109	731
011990	STRAWN 1-25	SAMSON RESOURCES COMPANY	ABANDONED WELL	WOODS	OKLAHOMA	25-27N-17W	201010	7,030
036038	STRAY CAT #1-14	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	14-10N-13W	201108	1,948
006626	STRECKER #1	BARBOUR ENERGY CORP	PRODUCING WELL	OKLAHOMA	MAJOR	18-20N-15W	201108	(344)
004117	STREET UNIT #1	SHERIDAN PRODUCTION CO LLC	PRODUCING WELL	OKLAHOMA	HARPER	18-27N-24W	201108	(1,498)
044653	STRID #1-26H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	WILLIAMS	SEC 26 & 35-159N-95W	201108	10,461
002921	STROEHMER	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	17-3N-14E	201109	12,376
030953	STURGEON #2	CORY, KENNETH W.	PRODUCING WELL	OKLAHOMA	HARPER	2-26N-25W	201108	(1,054)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
032104	STURGEON #3-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	2-26N-25W	201109	1,609
004960	STURGEON, W.M. #1-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	2-26N-25W	201109	13,782
006999	SUDERMAN #1-15	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	15-11N-15W	201108	98
008590	SULLIVAN #1-10	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	10-6N-9W	201108	(36,089)
002929	SULLIVAN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	28-3N-14E	201109	(1,032)
039265	SUMMER #1-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-14N-24W	201109	363
026683	SUMMERS #7H-27	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	HUGHES	27-04N-11E	201108	(4,694)
030455	SUMPTER # 1-10	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10,BLK Z-1 H & W SVY	201109	23,332
030730	SUMPTER #2-10	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC. 10, BLK Z-1, H&W SVY	201109	1,969
031623	SUMPTER #3-10	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC. 10, BLK Z1, H&W SVY	201109	455
003772	SUNFLOWER #1-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	35-6N-18E	201104	3
045129	SUNSHINE GU 1 #1H	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	NACOGDOCHES	JOSE ANTONIO CHIRINO SVY,A-17	201109	16,927
006130	SUTHERLAND #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	31-6N-27ECM ALL	201109	6,253
004526	SUTHERLAND #2-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	28-6N-27ECM	201109	3,686
007566	SUTTER #1	BLAKE PRODUCTION CO. INC.	APO ONLY	OKLAHOMA	MAJOR	30-22N-13W	200305	(46,505)
012225	SUTTER #2-19	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	19-22N-23W	201108	(48)
030563	SUTTER UNIT C #2-4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ELLIS	04-22N-23W	201108	2,037
037216	SUTTON #1 [MV]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	32-34N-9W	201109	447
030612	SUTTON #1-17	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-26W	201109	1,583
037523	SUTTON #3-17	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	17-10N-26W	201108	(42)
037217	SUTTON 1A [MV]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	32-34N-9W	201109	(1,537)
037218	SUTTON 2 [MV]	SAMSON RESOURCES COMPANY	PRODUCING WELL	COLORADO	LA PLATA	33-34N-9W	201109	(19,036)
030444	SWAN SOUTH FEDERAL A2	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	SEC 8-T23N-R110W	201109	(4,183)
007132	SWEET UNIT #1-21	SAMSON RESOURCES COMPANY	SOLD OR LOST LEASE	OKLAHOMA	BECKHAM	21-10N-24W	200001	(2,039)
012433	SWEETIN #1-12	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	OKLAHOMA	PITTSBURG	12-3N-14E	201108	618
034618	SWITZER #1-5	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	5-13N-21W	201108	86
023406	SWITZER B 2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	18-14N-13W	201108	(136)
025082	SWITZER, BEULAH #3-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	18-14N-13W	201108	497
025203	SWITZER, BEULAH #4-18	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	18-14N-13W	201108	802
008934	SYBIL #3-9	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	9-9N-19W	201108	2,186
011995	SYLVESTER 1-21	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CADDO	21-11N-13W	201108	236
031022	T & D RANCH #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	24-8N-6W	201103	—
038735	TACKETT #1-9	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	09-09N-11W	201108	(240)
005353	TALL BEAR #1-18	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	18-11N-14W	201108	15,603
035103	TALTON, ETHYL D 1-D	EL PASO E&P COMPANY LP	SHUT DOWN OR T&A	LOUISIANA	WEBSTER	22 18N 8W NE SE NW	200905	(2,555)
040205	TATE 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	22-25S-35W	201108	22,780
040206	TATE 2-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	15-25S-35W	201108	(504)
040207	TATE 4-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	11-26S-36W	201108	(141)
040208	TATE 5-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	12-26S-36W	201108	3,140
040209	TATE 6-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	18-26S-35W	201108	10,453
006632	TAYLOR #1-22	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-12N-23W	201108	172,322
030083	TAYLOR #15-A	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	15-6N-9W	201108	16,180
032116	TAYLOR #2-15	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	15-6N-9W	201108	1,515
006896	TAYLOR #2-22	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	22-12N-23W	201108	59,446
031233	TAYLOR #3-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	1-12N-23W	201108	81
006676	TAYLOR ESTATE #1-27	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	27-12N-23W	201108	2,410
040142	TAYLOR GAS UNIT 2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	KANSAS	FINNEY	12-24S-34W	201108	16,516
005733	TAYLOR, J. #1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-12N-23W	201108	256
004351	TEAGUE #1	FOUNDATION ENERGY MGMT LLC	PRODUCING WELL	ARKANSAS	POPE	21-8N-18W	201108	(53,602)
004904	TERRY #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	32-12N-22W	201109	676
003855	TEX #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	14-4N-16E	201109	12,675
040545	TEXANA GU #1	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	RUSK	MARIA F. HUEJAS SVY, A-14	201109	2,431
008771	THETFORD #3-23	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	23-11N-23W	201109	(107)
045815	THETFORD #6-23H	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	23-11N-23W	201108	(359)
006731	THETFORD 1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	34-12N-23W	201109	23,632
012501	THOMAS #1-34	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	34-39N-90W	201108	129,963
005516	THOMAS #2-15	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ELLIS	15-18N-26W	201003	283
012675	THOMAS #2-34	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	34-39N-90W	201108	9,259
045237	THOMAS #5-8H	LINN OPERATING INC	PRODUCING WELL	TEXAS	WHEELER	SECTION 5 BLK 5 B&B SVY W/2	201108	(74,607)
045663	THOMAS #5-9H	LINN OPERATING INC	PRODUCING WELL	TEXAS	WHEELER	SECTION 5 BLK 5 B&B SVY E/2	201108	(15,695)
005024	THOMAS, J.B. UNIT	CHAPARRAL ENERGY LLC	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-16N-26W	201108	8,908
034584	THOMPSON 27 #1 RE-ENTRY	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	27-12N-24W	201108	148
007627	THOMPSON GEORGE R #1	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	BEAVER	11-1N-27ECM	201004	(10,173)
044893	THON #1-34H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 27 & 34-161N-96W	201108	187
034702	THORNE #76-1	LINN OPERATING INC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 76, BLK A-2, H&GNRR SVY	201108	912
006228	THORNTON #1-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	19-12N-21W SE/	201109	18,288
032117	THORNTON #2-19	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	19-12N-21W	201108	(12,323)
006739	THORNTON 2-17	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-12N-21W	201108	(20,961)
006804	THORNTON A2-13	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	13-12N-22W	201108	10,307
007585	THRASHER, C. B. 1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	TEXAS	21-1N-11E	201109	(34,014)
007175	THURMOND #1-27	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	27-12N-22W	201108	3,292
006240	THURMOND #1-36	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	36-13N-24W NW/	201012	658
007641	THURMOND #2-27	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	27-12N-22W	201108	(2)
038332	THURMOND J P #1-23	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	23-13N-24W	201108	1,685
012017	TIMMERMAN 1-15 NP	ABRAXAS PETROLEUM CORP	PRODUCING WELL	OKLAHOMA	PITTSBURG	15-7N-17E	201108	183
032901	TIPTON HOME 1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	28-12N-21W	201109	45,737
006769	TOELLE 2-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	1-11N-20W	201108	(4,304)
004861	TOHKUBBI #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	16-3N-12E	201109	1,274
006263	TOLLE #1-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	WASHITA	1-11N-20W NW/	201108	(3,616)
012714	TONYA #4-11	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-14N-23W	201108	(20,588)
012020	TRACY #1-25 BT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	25-14N-25W	201109	1,080
008160	TRACY #1-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-14N-24W	201109	3,413
008161	TRACY #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-14N-24W	201109	1,792
012021	TRACY #1-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-14N-25W	201109	1,275
012116	TRACY #2-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-14N-24W	201109	3,965
012117	TRACY #2-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-14N-24W	201109	582
037548	TRACY #3-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-14N-24W	201101	—
012022	TRACY 1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-14N-24W	201109	73,309
012023	TRACY 2-36	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-14N-25W	201109	1,713
038581	TRACY TRUST #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-14N-24W	201109	3,820
026204	TRAIL UNIT #04D-16W	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	NE/4 NW/4 SEC 16-13N-100W	201108	(5,540)
026787	TRAIL UNIT #10B-21D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201108	3,857
026719	TRAIL UNIT #12	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	16-13N-100W	201108	4,595
026720	TRAIL UNIT #13	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	03-13N-100W	201108	2,952
025417	TRAIL UNIT #15	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201108	(1,012)
025418	TRAIL UNIT #16	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	3-13N-100W	201108	4,505
026721	TRAIL UNIT #17	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	16-13N-100W	201108	16,162
025286	TRAIL UNIT #18	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	3-13N-100W	201108	(3,138)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
026782	TRAIL UNIT #1B-21D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201108	5,247
026714	TRAIL UNIT #2	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201107	2,235
025883	TRAIL UNIT #20	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201108	4,329
025884	TRAIL UNIT #21	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201103	(128)
026207	TRAIL UNIT #22	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	SW/4 NE/4 SEC 09-13N-100W	201108	(5,423)
026208	TRAIL UNIT #23	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	NW/4 NW/4 SEC 10-13N-100W	201108	(787)
026209	TRAIL UNIT #25	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	NW/4 SE/4 SEC 09-13N-100W	201108	(4,458)
026715	TRAIL UNIT #3	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	03-13N-100W	201107	3,635
012728	TRAIL UNIT #3-6	CONOCOPHILLIPS COMPANY	PRODUCING WELL	WYOMING	FREMONT	01-38N-90W	201108	(11,373)
026513	TRAIL UNIT #3C-10J	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	10-13N-100W	201108	3,250
026716	TRAIL UNIT #4	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	15-13N-100W	201108	4,249
026783	TRAIL UNIT #4C-22D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201108	5,199
026784	TRAIL UNIT #5D-22D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201108	3,768
026488	TRAIL UNIT #7A-3J	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	03-13N-100W	201108	(54,249)
026785	TRAIL UNIT #7B-21D	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201108	5,242
026718	TRAIL UNIT #8	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	11-13N-100W	201108	4,177
026786	TRAIL UNIT #8C-21W	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	21-13N-100W	201108	3,765
033068	TRETBAR FAMILY #1-15	STRAT LAND EXPLORATION CO.	PRODUCING WELL	OKLAHOMA	BEAVER	15-5N-21ECM	201108	(53)
005529	TRIPLE T #8-B	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	8-12N-21W	201108	195
033282	TRISSELL #6-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-9N-19W	201108	1,216
030528	TRISSELL, RUSSELL #2-10	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	10-9N-19W	201108	439
033366	TROGDON #2-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	9-6N-9W	201108	371
039286	TROGDON #3-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	09-06N-09W	201108	2,692
030787	TROY #8-2	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-14N-22W	201108	(1,134)
006687	TRUST 1	UNIT PETROLEUM COMPANY	SHUT DOWN OR T&A	TEXAS	HEMPHILL	SEC 18,BLK 1, G&M SVY	200904	559
030128	TSCHAPPAT #1 & #1A	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	3-3N-16E	201108	524
008021	TUCKER #1-25	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	25-11N-13W	201108	(1,013)
004654	TUCKER #1-A	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CADDO	30-11N-12W	201108	1,555
006398	TUCKER #2-25	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	25-11N-13W	201108	348
004519	TUCKER #2-8	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	ROGER MILLS	8-12N-26W	201109	33,052
004511	TUCKER TRUST #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	19-11N-12W	201109	575
012027	TUCKER-FOWLER 35-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	ALABAMA	FAYETTE	35-14S-11W	201109	1,038
025605	TURLEY #2-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	GRADY	1-6N-7W	201108	614
004354	TURNEY #31-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-4N-14E	201107	2,380
004355	TURNEY #31-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-4N-14E	201107	3,180
004353	TURNEY A #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-4N-14E	201109	7,140
006311	TWYMAN #1-17	ARROWHEAD ENERGY, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	17-11N-19W	201108	(1,235)
006669	TWYMAN #2-18	ARROWHEAD ENERGY, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	18-11N-19W	201108	(6,248)
036646	TYLER #1-1	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	01-08N-17E	201108	(2,583)
033396	U.S. GYPSUM #1-27	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	BLAINE	27-19N-12W	201108	(473)
034418	UNIT #2	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	21-16N-104W	201003	11,642
033538	UPRC #5-27	ANADARKO PETROLEUM CORP.	PRODUCING WELL	WYOMING	SWEETWATER	27-21N-94W	201108	546
036091	UPRC FEE #6-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	27-21N-94W	201109	2,799
036093	UPRC FEE #7-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	27-21N-94W	201109	845
036092	UPRC FEE #8-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	27-21N-94W	201109	5,950
034419	UPRR #1	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	11-16N-104W	201004	2,301
038377	US GOVERNMENT #5-27	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-05N-16E	201108	5,940
003013	US GOVERNMENT 27-2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	27-5N-16E	201108	21,636
004028	USA #1-18	FOUNDATION ENERGY MGMT LLC	PRODUCING WELL	ARKANSAS	SEBASTIAN	18-7N-30W	201108	2,577
005903	USA #1-4 (APACHE)	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	4-13N-21W	201108	225
004029	USA #2-18	FOUNDATION ENERGY MGMT LLC	SHUT DOWN OR T&A	ARKANSAS	SEBASTIAN	18-7N-30W	200901	(38,790)
005982	USA #3-18	FOUNDATION ENERGY MGMT LLC	PRODUCING WELL	ARKANSAS	SEBASTIAN	18-7N-30W	201108	1,948
004257	USA CHOCTAW T-4 UNIT #2	CHESAPEAKE OPERATING, INC.	APO ONLY	OKLAHOMA	LATIMER	5-5N-19E	200905	105
033281	USA PARCEL #3-45	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201108	16,069
036645	USA PARCEL 3 #47	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	02-17N-12W	201108	6,269
037521	USA PARCEL 3 #50-ALT	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	01-17N-12W	201108	(3,842)
036611	USA PARCEL 3 #53-ALT	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	01-17N-12W	201108	840
036650	USA PARCEL 3 #54	EOG RESOURCES, INC.	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	01-17N-12W	201108	19,595
031293	USA PARCEL 3 1-1 LT & UT	EOG RESOURCES, INC.	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	1-17N-12W	200911	8,821
031669	USA PARCEL 3 3-1	EOG RESOURCES, INC.	ABANDONED WELL	LOUISIANA	BOSSIER	1-17N-12W	200712	2,810
031295	USA PARCEL 3 33-2	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201108	15,379
031296	USA PARCEL 3 34-1	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	1-17N-12W	201108	30,755
031673	USA PARCEL 3 36-2	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201108	20,435
032800	USA PARCEL 3 37-1	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	1-17N-12W	201108	2,678
032803	USA PARCEL 3 38-A	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	1-17N-12W	201108	6,895
032801	USA PARCEL 3 39-1 ALT	EOG RESOURCES, INC.	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	1-17N-12W	200805	7,848
032802	USA PARCEL 3 40 ALT	EOG RESOURCES, INC.	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	3-17N-12W	200911	4,113
031301	USA PARCEL 3 41-2 ALT	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201103	7,543
031302	USA PARCEL 3 42 ALT	EOG RESOURCES, INC.	SHUT DOWN OR T&A	LOUISIANA	BOSSIER	3-17N-12W	200601	6,787
032805	USA PARCEL 3 43-1	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	1-17N-12W	201108	15,967
032804	USA PARCEL 3 44 ALT	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	1-17N-12W	201108	13,374
031682	USA PARCEL 3 5-2	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201108	5,247
031298	USA PARCEL 3 6-2	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	2-17N-12W	201108	16,598
031299	USA PARCEL 3 7-3	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	3-17N-12W	201108	3,331
031685	USA PARCEL 3 8-3	EOG RESOURCES, INC.	PRODUCING WELL	LOUISIANA	BOSSIER	3-17N-12W	201108	5,102
006808	VALENTINE 1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	29-15N-17W	201109	3,989
023576	VALENTINE COLTHARP #1	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 51 BLK A7 H&GN SVY	201108	6,358
003795	VAN DYKE #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-4N-15E	201109	27
005048	VAN DYKE #2-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-4N-15E	201109	14,961
005518	VAN DYKE #3-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-4N-15E	201109	1,122
036543	VAN DYKE #4	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-04N-15E	201109	(18)
037819	VAN DYKE #5-35	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	35-04N-15E	201109	6,557
003015	VANCE #1	SAMSON RESOURCES COMPANY	ABANDONED WELL	CADDO	OKLAHOMA	5-9N-9W	200906	19,549
003253	VARNER #1-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CARTER	2-3S-1E	201108	(61)
032710	VARNUM #2-25	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	25-5N-18E	201109	54,371
032863	VARNUM #3	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	25-5N-18E	201109	(241)
033461	VARNUM #4-25	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	25-5N-18E	201108	9,627
004250	VARNUM UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	25-5N-18E	201109	987
041847	VAUGHN #1-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	06-24N-18W	201108	(2,925)
036375	VERA #1-21 BASAL CHESTER	SHERIDAN PRODUCTION CO LLC	PRODUCING WELL	OKLAHOMA	HARPER	21-26N-25W	201108	914
034640	VERDELL #1-13	WILLIAMS PROD MID-CONTINENT CO	PRODUCING WELL	OKLAHOMA	HASKELL	S/2 SEC 12 & N/2 SEC 13-8N-18E	201108	3,598
034845	VERDELL #4-13	WILLIAMS PROD MID-CONTINENT CO	PRODUCING WELL	OKLAHOMA	HASKELL	S/2 SEC 12&N/2 SEC 13-8N-18E	201108	4,876
040257	VERDEN 31-1LT	QEP ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	31-09N-18E	201107	1,606
006042	VERMA #1-34	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	34-7N-12W	201108	(321)
034425	VERMILLION CREEK DEEP #1	WEXPRO COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	12-13N-100W	201108	(31,095)
013286	VERNER #5-11	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	PITTSBURG	11-05N-13E	201108	(1,016)
041899	VICE 25 #1-ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	25-18N-09W	201108	2,619
006184	VICK #1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-13N-22W ALL	201108	(71)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
006563	VICK #2-31	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-13N-22W	201108	(160)
006072	VICK #3-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-13N-22W	201109	676
030896	VICK #4-31	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-13N-22W	201108	(3,500)
012051	VICTOR 1-14	CONOCOPHILLIPS COMPANY	SHUT DOWN OR T&A	WYOMING	FREMONT	14-39N-90W	201108	8,178
006779	VIERS 1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-12N-23W	201109	10,773
006409	VINCENT #1-32 (ATOKA)	SAMSON RESOURCES COMPANY	ABANDONED WELL	OKLAHOMA	CADDO	32-11N-13W	200711	9,905
045760	VINCENT 14 #1H	EOG RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	ELLIS	14-19N-25W	201108	(1,132)
003323	VINSETT A #1-29	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	CRAWFORD	29-9N-31W	201109	5,532
040383	VINSON #2	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	TEXAS	RUSK	SEC: BLK: SRV:THOMAS O’BAR ABS	201107	(3,454)
045435	VIOLET #1-21H	CONTINENTAL RESOURCES, INC.	PRODUCING WELL	NORTH DAKOTA	DIVIDE	SEC 16 & 21-160N-96W	201108	(14)
039760	VIPER #2-2	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	STEPHENS	02-01N-05W SE/4	201109	809
006423	VIRGINIA #1-31	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	CADDO	31-10N-11W	201108	(85)
008711	VOGT #1-10	CIMAREX ENERGY CO.	PRODUCING WELL	OKLAHOMA	WASHITA	10-11N-15W	201108	2,206
007353	WALKER #1-12	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-12N-25W	201109	19,360
006838	WALKER #2-35	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	35-14N-19W	201108	2,089
038140	WALKER #5-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	5,025
041681	WALKER #8-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	5,978
043283	WALKER RANCH 10 #3	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10 BLK 41 H&TC SVY	201108	(14,095)
043282	WALKER RANCH 1810	FOREST OIL CORPORATION	PRODUCING WELL	TEXAS	HEMPHILL	SEC 10 BLK 41 H&TC SVY	201108	(462)
033185	WALKER TRUST #1-20	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	20-13N-21W	201108	916
004600	WALKER, SIMPSON #2-31	CHESAPEAKE OPERATING, INC.	SHUT DOWN OR T&A	OKLAHOMA	WOODWARD	31-26N-17W	201108	(3,538)
006234	WALKUP #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	COAL	27-3N-11E CN	201109	2,614
044515	WALKUP #2-27H	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	COAL	27-03N-11E	201108	(33,493)
030731	WALLACE #5-18	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	18-10N-26W	201109	21,579
006710	WALLACE 1-35	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	35-12N-26W	201109	13,950
006283	WALLACE D #4	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	18-10N-26W 132	201108	(62)
004792	WALTER #1-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-10N-21W	201109	1,247
004793	WALTER #2-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-10N-21W	201109	22,772
038818	WALTER #5-24 (UPR D.MOINES GW)	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-10N-21W	201109	483
004790	WALTER, J.C. #1-19	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	WASHITA	19-10N-20W	201108	22,986
004791	WALTER, J.C. #2A-19	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	WASHITA	19-10N-20W	201108	(2,829)
004821	WALTER, J.C. #3-19	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	WASHITA	19-10N-20W	201108	5,070
008956	WALTER, K. B. #2-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	22-10N-21W	201109	6,069
006289	WALTER, KB #1-22	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	22-10N-21W CNE	201109	6,617
040212	WALTERS 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	20-24S-35W	201108	4,267
006688	WALTERS 4-24	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	24-10N-21W	201109	(28,271)
004586	WALTER-STEFFES #1-5	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	5-9N-19W	201108	3,232
036284	WAMSUTTER #10-34	MARATHON OIL COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	SEC 27,28,33&34-21N-94W	201108	9,980
034617	WAMSUTTER #9-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	SEC 27&34-21N-94W	201109	584
034688	WAMSUTTER #9-34	MARATHON OIL COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	SEC 5 & 34-21N-94W	201108	1,177
033930	WAMSUTTER 5-34A	MARATHON OIL COMPANY	PRODUCING WELL	WYOMING	SWEETWATER	34-21N-94W	201108	9,728
012068	WANDA MG	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LOGAN	15-15N-4W	201109	2,587
023612	WANDA 1-5	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GARVIN	5-3N-3W	201109	6,838
033686	WARD #4-31	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-3N-12E	201109	1,168
006784	WARD 2-31	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	PITTSBURG	31-3N-12E	200901	2,165
006159	WARD UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	31-3N-12E ALL	201109	29,242
023614	WARKENTIN 1-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	30-11N-14W	201109	8,459
006133	WARNER #1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	30-10N-26W &25	201108	(90,993)
007938	WARNER #2-30	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	30-10N-26W & 25-10N-27W	201109	55,564
030763	WARNER #3-30	SAMSON RESOURCES COMPANY	SHUT DOWN OR T&A	OKLAHOMA	BECKHAM	30-10N-26W	201109	1,351
040005	WARNER #7-12	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-13N-22W	201108	599
043191	WASHITA RANCH 19 #1-H	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	W/2 SEC 19 BLK A-1 H&GN SVY	201108	(4,088)
042373	WASHITA RANCH 22 #1-H	CIMAREX ENERGY CO.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 22 BLK A-1 H&GN SVY	201108	2,502
042081	WATERFIELD #3-112	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	ROBERTS	SEC 112 BLK C G&M SVY	201109	6,849
006180	WATKINS #1-21	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	21-12N-21W ALL	201108	1,277
036599	WATTS #2	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	34-05N-18E	201108	1,431
034995	WATTS BROS C 2	EAGLE ROCK MID-CONTINENT OPERA	PRODUCING WELL	OKLAHOMA	LATIMER	29-4N-18E	201108	288
030129	WATTS BROTHERS C-1	EAGLE ROCK MID-CONTINENT OPERA	PRODUCING WELL	OKLAHOMA	LATIMER	29-4N-18E	201108	(69)
003075	WEAVER	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	GRADY	21-6N-6W	201108	17,347
007825	WEBB A #1-10	CRAWLEY PETROLEUM CORP.	PRODUCING WELL	OKLAHOMA	ELLIS	10-16N-24W	201107	391
030674	WEBER #1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	2-6N-9W	201108	(539)
033022	WEIGAND #1-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201108	(94)
033240	WEINER #1 UNIT A	TORCH E & P PROCESSING	SHUT DOWN OR T&A	TEXAS	HARRISON	JOHN RAMSDALE SVY, A-596	201001	1,099
033249	WEINER #10 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-128	201108	3,139
033250	WEINER #11 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	W. T. COOK SVY, A-873	201108	(4,133)
033251	WEINER #12 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	G. J. AUSTIN SVY, A-65	201108	(3,892)
033241	WEINER #2 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	JOHN RAMSDALE SVY, A-596	201108	1,687
033242	WEINER #3 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-126	201108	1,146
033243	WEINER #4 UNIT A	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	JOHN RAMSDALE SVY, A-596	201108	1,053
033244	WEINER #5 UNIT A	TORCH E & P PROCESSING	SHUT DOWN OR T&A	TEXAS	HARRISON	JOHN RAMSDALE SVY, A-596	201010	2,186
033245	WEINER #6 UNIT A	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-126	201108	525
033246	WEINER #7 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-126	201108	(113)
033247	WEINER #8 UNIT A	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-126	201108	(1,552)
033248	WEINER #9 UNIT B	TORCH E & P PROCESSING	PRODUCING WELL	TEXAS	HARRISON	R. BOARD SVY, A-128	201108	4,117
031244	WELLS #3-8	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CUSTER	8-12N-20W	201109	852
004876	WENDLANDT #2-17	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	17-7N-20E	201108	210
030078	WENDLANDT #3-17	MUSTANG FUEL CORPORATION	PRODUCING WELL	OKLAHOMA	HASKELL	17-7N-20E	201108	611
032530	WERNER SMITH #3	CHEVRON USA INC	PRODUCING WELL	TEXAS	PANOLA	T C RR SVY, A-838	201108	27
030897	WESNER #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	12-12N-22W	201108	546
034301	WESNER #4-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	1-12N-22W	201108	(671)
038289	WESNER #5-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	01-12N-22W	201108	(65)
006776	WESNER 1-1	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	1-12N-22W	201108	1,124
006805	WESNER 1-2	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	2-12N-22W	201108	431
006287	WEST #1-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	9-11N-22W	201108	(6,068)
035576	WEST A #2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W NE NE NW	201109	4,786
037632	WEST A #3-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	03-17N-09W	201109	1,206
035200	WEST A-1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	3 17N 9W SE NW NW	201109	1,462
003082	WESTERN #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	SEBASTIAN	36-7N-32W	201109	42
030877	WFM #1-11	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	ROGER MILLS	11-12N-22W	201108	(318)
034420	WHELAN M F #1	WEXPRO COMPANY	SHUT DOWN OR T&A	WYOMING	SWEETWATER	20-16N-104W	201012	42,053
042332	WHINERY #2-9	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	09-11N-22W	201108	1,184
005579	WHISENHUNT #3-27	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	BEAVER	27-4N-28ECM	201108	(199)
005640	WHISENHUNT #4-27	CABOT OIL & GAS CORP.	PRODUCING WELL	OKLAHOMA	BEAVER	27-4N-28ECM	201108	118
040439	WHITE #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	12-24N-18W	201108	(126)
039933	WHITE #1-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	03-13N-20W	201108	874
040282	WHITE C 2	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	LATIMER	04-06N-18E	201108	(896)
040272	WHITE D 1	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	LATIMER	05-06N-18E	201108	(97,695)
040277	WHITE D 2 (CASING)	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	LATIMER	05-06N-18E	201108	(17,474)

							PRODUCTION	NET
LEASE #	LEASE NAME	OPERATOR NAME	WELL STATUS	STATE	COUNTY	LEGAL DESCRIPTION	MONTH	IMBALANCE
040270	WHITE D 2 (TUBING)	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	LATIMER	05-06N-18E	201108	915
024051	WHITE FARMS A #3	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	4-10N-7W	201108	(25,076)
025145	WHITE FARMS A #4	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	4-10N-7W	201108	(2,355)
023664	WHITE FARMS A2	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	4-10N-7W	201108	(59,093)
023665	WHITE FARMS B1	NEWFIELD EXPLORATION MID CONT	PRODUCING WELL	OKLAHOMA	CANADIAN	5-10N-7W	201108	1,782
003287	WHITE, E. B UNIT	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	17-6N-18E	201108	13,415
005177	WHITE, ERLE B #2-17	MEADE ENERGY CORPORATION	PRODUCING WELL	OKLAHOMA	LATIMER	17-6N-18E	201108	(62)
040309	WHITE, W E 4	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-07N-18E	201108	2,917
040296	WHITE, W E 6	CHEVRON USA INC	PRODUCING WELL	OKLAHOMA	PITTSBURG	32-07N-18E	201108	(285)
012087	WHITENER #1-19	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	GRADY	19-5N-6W	201109	(4,181)
003320	WHITESIDE #1-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	CRAWFORD	32-9N-31W	201109	(3,105)
004629	WHITESIDE #2-32	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	CRAWFORD	32-9N-31W	201109	16,179
006421	WHITFIELD #1-34	LAREDO PETROLEUM INC	PRODUCING WELL	OKLAHOMA	CADDO	34-5N-9W	201108	1,409
034293	WHITLEDGE #1-31	JMA ENERGY COMPANY, LLC-ROYALT	PRODUCING WELL	OKLAHOMA	ROGER MILLS	31-12N-23W	201108	(388)
006271	WHITTENBERG #2	CONOCOPHILLIPS COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	29-10N-20W C	201108	3,675
033875	WIENER ESTATE 1	SAMSON LONE STAR, LLC	SHUT DOWN OR T&A	TEXAS	PANOLA	GEORGE GILLASPY SVY, A-223	200808	13,007
033876	WIENER ESTATE 5	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	PANOLA	SAMUEL THOMPSON SVY, A-673	201109	58
007869	WILCOX L A #1-3	XTO ENERGY INC.	PRODUCING WELL	OKLAHOMA	MAJOR	3-20N-13W	201108	108
034563	WILEY #5-6	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	BECKHAM	6-10N-22W	201104	(87)
036685	WILKINS #1-18	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	18-03N-14E	201109	2,444
003666	WILKS #1	WARD PETROLEUM CORP	PRODUCING WELL	OKLAHOMA	CUSTER	27-12N-14W	201108	(9,607)
006200	WILKS #1-17	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	ROGER MILLS	17-12N-21W SW/	201108	32,041
030169	WILLAMETTE #1-36	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	LOUISIANA	BOSSIER	SEC 36, T22N-R12W	201108	13
033544	WILLAMETTE INDUSTRIES 32 #1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BOSSIER	32-22N-12W	201109	5,791
044345	WILLIAM #1-23H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WASHITA	23-11N-18W	201108	45,473
031211	WILLIAMS #31-1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201108	923
003782	WILLIAMS #31-2	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201108	5,546
032114	WILLIAMS #3-31	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	31-13N-16W	201108	363
040888	WILLIAMS O T #1-29R	LINN OPERATING INC	PRODUCING WELL	OKLAHOMA	MAJOR	N/2 NE/4 SEC 29-22N-14W	201108	8
035056	WILLIAMSON 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W SW NE SE	201109	(59,930)
035307	WILLIAMSON 2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W SW SE NE	201109	1,467
035619	WILLIAMSON 5 #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	5 17N 9W NE SE SE	201109	(2,698)
043276	WILLIAMSON A #1	UNIT PETROLEUM COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	26-06N-17E	201108	(33)
007632	WILMOT 1-16	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	16-28N-25W	201109	914
004195	WILSON #1-24	BLAIR OIL COMPANY	SHUT DOWN OR T&A	OKLAHOMA	CUSTER	24-12N-14W	200905	1,210
003935	WILSON #2-16	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CUSTER	16-15N-20W	201108	3,585
003122	WILSON, T.O. G UWI	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	BEAVER	26-2N-20ECM	201109	1,426
043264	WILT 1-10	SM ENERGY COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	10-06N-11W	201108	96
004729	WIMBERLY #2-27	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	27-8N-19E	201109	43
006150	WINGARD #1	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	3-14N-14W ALL	201108	(2,674)
006151	WINGARD #2	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	3-14N-14W ALL	201108	(5,001)
006193	WINGARD #3	NOBLE ENERGY INC	PRODUCING WELL	OKLAHOMA	CUSTER	3-14N-14W ALL	201108	21,717
038774	WINN CHARLIE #1-30 ATOKA	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-14N-24W SE/4	201109	35,785
013482	WINN CHARLIE #1-30 U. CHEROKEE	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	30-14N-24W SE/4	201109	22
023787	WINSOR 1-6	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	6-12N-13W	201108	3,454
003135	WITTKOPP	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CANADIAN	6-11N-7W	201109	36,691
008302	WOFFORD #2-31	XTO ENERGY INC.	PRODUCING WELL	ARKANSAS	FRANKLIN	31-10N-26W	201108	(22)
031154	WOOD #1	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	PITTSBURG	29-3N-14E	201108	2,029
035621	WOODARD ET AL #2 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	23 18N 8W NW NW NE	201109	883
035243	WOODARD ET AL 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	23 18N 8W SW SW NE	201109	(41,422)
035233	WOODARD HEIRS A-1 ALT	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24 18N 9W SW SE NE	201108	(3,000)
035068	WOODARD WALKER G-1-D	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	23 18N 8W W2 E2 NW	201109	(3,159)
035271	WOODARD WALKER G-2	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	BIENVILLE	23 18N 8W SE SW NW	201109	648
004458	WOODMORE #1-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	34-8N-19E	201109	8,069
003143	WOODMORE #1-6	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	6-7N-19E	201109	5,287
004609	WOODMORE #2-34	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	34-8N-19E	201109	34,754
004125	WOODROW	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LE FLORE	7,8-9N-25E	201109	246
006573	WOODWARD #1	LAREDO PETROLEUM INC	PRODUCING WELL	OKLAHOMA	CADDO	29-5N-9W	201108	(240)
008754	WOOLWORTH #2	DEVON ENERGY PRODUCTION, CO LP	PRODUCING WELL	TEXAS	PANOLA	J. F. JOHNS SURVEY A-364	201108	3,187
006138	WORK #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ALFALFA	31-25N-12W ALL	201104	—
037982	WORSHAM 10 #1-ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	10-17N-09W	201109	305
035290	WORSHAM A-1	EL PASO E&P COMPANY LP	PRODUCING WELL	LOUISIANA	WEBSTER	24-18N-09W NW SW SW	201108	673
003159	WRIGHT UNIT #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	32-14N-26W	201109	1,498
036583	WRIGHT, MINNIE S ET AL 3	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	03-17N-09W SW/SE	201109	4,254
003163	WRIGHT, THELMA UNIT	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HASKELL	11-7N-21E	201109	1,497
007204	WYCKOFF #2-3	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	3-20N-17W	201108	(5,217)
032280	WYLIE A GU #1	VALENCE OPERATING CO.	ABANDONED WELL	TEXAS	RUSK	A G WALLING SVY, A-811	200604	587
040782	WYNN #1-12	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	WOODWARD	12-24N-18W	201108	1,918
004202	YATES #1-31	KAISER-FRANCIS OIL COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	31-5N-10W	201108	1,504
035205	YATES 1	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W SE NW SW	201109	7,050
040214	YATES 1-2	NOBLE ENERGY INC	PRODUCING WELL	KANSAS	KEARNY	27-23S-38W	201105	35,683
008307	YEAGER #1-8	MARATHON OIL COMPANY	PRODUCING WELL	OKLAHOMA	WASHITA	8-9N-19W	201108	10,999
003173	YEAGER #1C & #1T	SAMSON RESOURCES COMPANY	PRODUCING WELL	ARKANSAS	JOHNSON	20-9N-24W	201109	215
030284	YEARWOOD DUANE 1-33 BPO	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	CADDO	33-11N-13W	201109	9,629
006120	YELL #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	TEXAS	27-1N-18ECM ALL	201101	(31)
006467	YOUNG #1-33	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	OKLAHOMA	CADDO	33-10N-12W	201108	1,655
044632	YOUNG #303H	CHESAPEAKE OPERATING, INC.	PRODUCING WELL	TEXAS	HEMPHILL	SEC 3 BLK M-1 H&GN SVY	201108	8,150
003716	YOUNG RANCH #1-28	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	28-6N-19E	201109	44,289
004006	YOUNG RANCH #2-27 REDRILL	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	LATIMER	27-6N-19E	201109	89,025
006388	YOUNG TRUST #1-4	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	HEMPHILL	SEC 4 BLK M-1 H&GN RR CO SURVE	201109	9,050
006668	YOUNG, E.L. 1-28	SAMSON RESOURCES COMPANY	APO ONLY	OKLAHOMA	CADDO	28-10N-12W	201109	20,400
023829	YOUNG, J W ETAL UNIT	CHEVRON USA INC	PRODUCING WELL	TEXAS	WHEELER	SEC 20, BLK L, J.M. LINDSEY	201108	2,589
006449	YOUNG, MARSHALL #2-4	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	BECKHAM	4-10N-22W	201108	11,753
035615	YOUNGBLOOD ET AL #1 ALT	SAMSON CONTOUR ENERGY E&P, LLC	PRODUCING WELL	LOUISIANA	WEBSTER	9 17N 9W NE NW NW	201109	22,455
006044	YOUNKIN TRUST #1-29	APACHE CORPORATION	PRODUCING WELL	OKLAHOMA	CADDO	29-11N-12W	201108	19,487
036843	YOUNKIN TRUST #2-29	CREST RESOURCES, INC.	PRODUCING WELL	OKLAHOMA	CADDO	29-11N-12W	201108	1,534
006654	YOWELL #1	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	36-14N-26W	201109	27,809
003179	YOWELL #1-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	26-14N-26W	201109	15,453
030756	YOXSIMER #2-15	BP AMERICA PRODUCTION COMPANY	SHUT DOWN OR T&A	OKLAHOMA	ROGER MILLS	15-15N-22W	200912	(36,803)
030845	YOXSIMER #6-15	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-15N-22W	201108	572
030320	YOXSIMER 1-15	BP AMERICA PRODUCTION COMPANY	PRODUCING WELL	OKLAHOMA	ROGER MILLS	15-15N-22W	201108	(5,539)
033716	YUMA #1-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201109	4,177
033756	YUMA #2-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201109	6,581
034664	YUMA #3-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201109	1,347
034730	YUMA #4-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201109	1,425
034840	YUMA #6-26	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	PITTSBURG	26-4N-15E	201109	2,585
005364	ZOLLINGER #1-10	QUAIL OIL & GAS	PRODUCING WELL	OKLAHOMA	HARPER	10-26N-24W	201108	(3)
005167	ZOLLINGER, GEBHARDT #2-10	SAMSON RESOURCES COMPANY	PRODUCING WELL	OKLAHOMA	HARPER	10-26N-24W	201105	(4,275)
006742	ZYBACH 1-13	SAMSON LONE STAR, LLC	PRODUCING WELL	TEXAS	WHEELER	13 CAMP CO. SCHOOL LAND	201109	315

TOTAL NET IMBALANCE								11,849,354

Schedule 8.19

Closing Date Marketing Agreements

Samson Contract No.	Counterparty	Field/Area/Service	Term
005885	DCP Midstream	Midcontinent Gas Sales Agreement	09/17/85 – 9/17/95 (Y2Y)

Schedule 8.20

Closing Date Hedge Agreements

Existing Agreements:

1. ISDA Master Agreement, dated as of the Closing Date, by and between JPMorgan Chase Bank, N.A. and Samson Investment Company.

2. ISDA Master Agreement, dated as of the Closing Date, by and between Bank of Montreal and Samson Investment Company.

3. ISDA Master Agreement, dated as of the Closing Date, by and between Wells Fargo Bank Texas NA and Samson Investment Company.

4. ISDA Master Agreement, dated as of the Closing Date, by and between Barclays Bank PLC and Samson Investment Company.

5. ISDA Master Agreement, dated as of July 3, 2009, by and between Compass Bank and Samson Investment Company.

6. ISDA Master Agreement, dated as of March 31, 2011, by and between Macquarie Bank Limited and Samson Investment Company.

7. ISDA Master Agreement, dated as of October 13, 2000, by and between BNP Paribas and Samson Investment Company.

8. ISDA Master Agreement, dated as of August 13, 2003, by and between The Bank of Nova Scotia and Samson Investment Company.

Existing Trades: See Attached

Counterparty Confirmation No.	Contract Period	Transaction Date	Counterparty	Volume Sold (Bought) MMBtu/d	Contract Transaction Price

BASIS SWAPS

PANHANDLE EASTERN PIPE LINE CO. - TEXAS, OKLAHOMA (MAINLINE)

360711	Cal 12	05/14/08	Bank of Montreal	10,000	($0.6300)
360761	Cal 12	05/14/08	Bank of Montreal	10,000	($0.6250)
360889	Cal 12	05/15/08	Bank of Montreal	10,000	($0.6250)

EL PASO NATURAL GAS CO. - SAN JUAN

HH58697080	Cal 12	08/05/11	Macquarie	10,000	($0.2200)
226662	Cal 12	OS/26/09	Paribas	10,000	($0.7000)

COLUMBIA GULF TRANSMISSION CO. - MAINLINE

HOUSTON SHIP CHANNEL

1795373	Nov 11 - Mar 12	11/25/09	Paribas	10,000	($0.1650)
1731420	Nov 11 - Mar 12	11/04/09	Paribas	10,000	($0.2400)
1732180	Nov 11 - Mar 12	11/04/09	Paribas	10,000	($0.2350)
230901	Apr 12 - Oct 12	06/27/11	Bank of Montreal	10,000	($0.0475)
3128352	Apr 12 - Oct 12	06/24/11	Paribas	10,000	($0.0500)

NATURAL GAS NYMEX SWAPS

36736341	Nov 11 - Mar 12	10104/10	JP Morgan	10,000	$5.1225
91474	Nov 11 - Mar 12	10/05/10	Scotia Capital	10,000	$5.1400
N1614232	Nov 11 - Mar 12	10105/10	Wells Fargo	10,000	$5.1400
183512	Cal 12	08/03/10	Bank of Montreal	5,000	$5.5150
199053	Cal 12	11/08/10	Bank of Montreal	10,000	$4.9900
199432	Cal 12	11/09/10	Bank of Montreal	10,000	$5.0500
35895942	Cal 12	07/27/10	JP Morgan	10,000	$5.4850
35980864	Cal 12	08/03/10	JP Morgan	10,000	$5.5150
2584267	Cal 12	08/03/10	Paribas	5,000	$5.5150
2779654	Cal 12	11/08/10	Paribas	10,000	$4.9950
2778946	Cal 12	11/08/10	Paribas	10,000	$5.0200
2779340	Cal 12	11/08/10	Paribas	10,000	$5.0250
N1701983	Cal 12	11/08/10	Wells Fargo	10,000	$4.9900
36736344	Apr 12 - Oct 12	10104/10	JP Morgan	10,000	$5.0000
36742626	Apr 12 - Oct 12	10/05/10	JP Morgan	10,000	$5.0200
194427	Nov 12	10108/10	Bank of Montreal	10,000	$5.3700
194426	Dec 12	10/08/10	Bank of Montreal	10,000	$5.6000
94129	Dec 12	10108/10	Scotia Capital	10,000	$5.6000

* Multiple month swap prices shown above are period averages of the actual monthly prices of the actual transaction. Please refer to individual confirmations for actual shaping.

CRUDE OIL CALENDAR MONTH AVERAGE SWAPS

165610	Cal 11	03/26/10	Bank of Montreal	1,000	$84.0000
170635	Cal 11	04/26/10	Bank of Montreal	500	$92.4000
171822	Cal 11	05/03/10	Bank of Montreal	500	$94.3500
183001	Cal 11	08/02/10	Bank of Montreal	500	$85.0200
126402	Cal 11	11/18/09	Bank of Montreal	1,000	$87.5000
344280	Cal 11	11/20/07	Bank of Montreal	250	$83.3500
165828	Cal 11	03/29/10	Bank of Montreal	1,000	$84.0000
33166433	Cal 11	01/06/10	JP Morgan	500	$89.6000
34299800	Cal 11	04/05/10	JP Morgan	1,000	$88.9000

Counterparty Confirmation No.	Contract Period	Transaction Date	Counterparty	Volume Sold (Bought) MMBtu/d	Contract Transaction Price
34779311	Cal 11	05/03/10	JP Morgan	500	$94.3000
36742917	Cal 11	10105/10	JP Morgan	500	$85.9000
32673811	Cal 11	11/18/09	JP Morgan	1,000	$87.4500
11685024	Cal 11	11/20107	JP Morgan	250	$83.3500
34505248	Cal 11	04/15/10	JP Morgan	500	$91.3000
2735110	Cal 11	10105/10	Paribas	500	$86.1000
1748419	Cal 11	11/10109	Paribas	1,000	$86.6000
73524	Cal 11	08/04/10	Scotia Capital	500	$86.5500
91174	Cal 11	10105/10	Scotia Capital	500	$86.0000
91177	Cal 11	10105/10	Scotia Capital	500	$86.1000
37559686	Jul 11 - Dec 11	12/07/10	JP Morgan	1,000	$91.2500
236807	Sep 11 - Dec 11	08/05/11	Bank of Montreal	(1,000)	$86.2000
236751	Sep 11 - Dec 11	08/05/11	Bank of Montreal	(500)	$87.4500
41499894	Sep 11 - Dec 11	08/05/11	JP Morgan	(500)	$87.5000
217423	Sep 11 - Dec 11	08/05/11	Scotia Capital	(500)	$86.9700
204823	Cal 12	01/03/11	Bank of Montreal	500	$94.0100
165829	Cal 12	03/29/10	Bank of Montreal	1,000	$84.9500
168457	Cal 12	04/15/10	Bank of Montreal	500	$92.2500
171075	Cal 12	04/29/10	Bank of Montreal	500	$93.5000
172666	Cal 12	05/10/10	Bank of Montreal	1,000	$89.5500
183002	Cal 12	08/02/10	Bank of Montreal	500	$86.6000
183686	Cal 12	08/04/10	Bank of Montreal	500	$88.0000
183703	Cal 12	08/04/10	Bank of Montreal	500	$88.0800
236806	Cal 12	08/05/11	Bank of Montreal	(1,000)	$89.6000
237599	Cal 12	08/08/11	Bank of Montreal	(1,000)	$86.6000
237381	Cal 12	08/08/11	Bank of Montreal	(500)	$88.6000
193953	Cal 12	10105/10	Bank of Montreal	1,000	$89.0000
194094	Cal 12	10106/10	Bank of Montreal	500	$89.0000
34299876	Cal 12	04/05/10	JP Morgan	1,000	$89.5000
34873461	Cal 12	05/06/10	JP Morgan	1,000	$89.5500
34876370	Cal 12	05/06/10	JP Morgan	1,000	$90.0000
36756907	Cal 12	10105/10	JP Morgan	500	$88.9000
1881908	Cal 12	01/06/10	Paribas	1,000	$90.0000
1884872	Cal 12	01/06/10	Paribas	500	$91.1500
242963	Cal 12	03/29/10	Paribas	1,000	$84.9000
3198794	Cal 12	08/05/11	Paribas	(1,000)	$90.4000
3198523	Cal 12	08/05/11	Paribas	(500)	$91.1000
130028	Cal 12	01/03/11	Scotia Capital	500	$94.2000
217810	Cal 12	08/08/11	Scotia Capital	(500)	$88.6000
259103	Cal 12	11/08/11	Bank of Montreal	1,000	$95.0000
259091	Cal 12	11/08/11	Bank of Montreal	1,000	$95.0200
259061	Cal 12	11/08/11	Bank of Montreal	1,000	$95.4000
259060	Cal 12	11/08/11	Bank of Montreal	1,000	$95.4000
259054	Cal 12	11/08/11	Bank of Montreal	1,000	$95.5700
259053	Cal 12	11/08/11	Bank of Montreal	1,000	$95.6800
208182	Cal 13	01/26/11	Bank of Montreal	500	$95.5700
172985	Cal 13	05/11/10	Bank of Montreal	1,000	$90.8000
236783	Cal 13	08/05/11	Bank of Montreal	(1,000)	$93.1500
236776	Cal 13	08/05/11	Bank of Montreal	(500)	$93.5500
236771	Cal 13	08/05/11	Bank of Montreal	(1,000)	$93.5700
193900	Cal 13	10105/10	Bank of Montreal	500	$89.0500
193901	Cal 13	10105/10	Bank of Montreal	500	$89.1500
193952	Cal 13	10105/10	Bank of Montreal	500	$89.6000
198357	Cal 13	11/04/10	Bank of Montreal	500	$90.6500
198895	Cal 13	11/05/10	Bank of Montreal	500	$90.9000
37806240	Cal 13	01/03/11	JP Morgan	1,000	$93.0000
37798683	Cal 13	01/03/11	JP Morgan	1,000	$93.2000
38201808	Cal 13	01/26/11	JP Morgan	500	$95.5000

Counterparty Confirmation No.	Contract Period	Transaction Date	Counterparty	Volume Sold (Bought) MMBtu/d	Contract Transaction Price
34874001	Cal 13	05/06/10	JP Morgan	1,000	$90.8000
34875094	Cal 13	05/06/10	JP Morgan	1,000	$91.0000
41541880	Cal 13	08/08/11	JP Morgan	(500)	$90.0000
41541945	Cal 13	08/08/11	JP Morgan	(500)	$90.3500
41527111	Cal 13	08/08/11	JP Morgan	(1,000)	$91.4000
36717923	Cal 13	10101/10	JP Morgan	500	$89.0500
36750014	Cal 13	10105/10	JP Morgan	500	$89.0600
36756108	Cal 13	10105/10	JP Morgan	500	$89.6500
36755655	Cal 13	10105/10	JP Morgan	500	$89.7000
2735341	Cal 13	10105/10	Paribas	500	$89.1500
2777008	Cal 13	11/05/10	Paribas	500	$91.0000
109895	Cal 13	11/04/10	Scotia Capital	500	$90.7000
43254956	Cal 13	11/08/11	JP Morgan	1,000	$92.9500
43247985	Cal 13	11/08/11	JP Morgan	1,000	$93.3500
259055	Cal 13	11/08/11	Bank of Montreal	1,000	$93.4300
43247003	Cal 13	11/08/11	JP Morgan	1,000	$93.5500
236779	Cal 14	08/05/11	Bank of Montreal	(500)	$94.4000
236777	Cal 14	08/05/11	Bank of Montreal	(500)	$94.5500
194810	Cal 14	10/13/10	Bank of Montreal	1,000	$90.2000
37975323	Cal 14	01/12/11	JP Morgan	1,000	$94.5200
41502512	Cal 14	08/05/11	JP Morgan	(500)	$94.5500
36756820	Cal 14	10105/10	JP Morgan	500	$90.2500
36769330	Cal 14	10/06/10	JP Morgan	500	$90.3500
37143730	Cal 14	11/04/10	JP Morgan	500	$90.7000
37152467	Cal 14	11/04/10	JP Morgan	500	$90.8000
37139304	Cal 14	11/04/10	JP Morgan	500	$91.0100
217809	Cal 14	08/08/11	Scotia Capital	(500)	$93.4000
96923	Cal 14	10/13/10	Scotia Capital	500	$90.2500
236787	Cal 15	08/05/11	Bank of Montreal	(500)	$94.6500
37975537	Cal 15	01/12/11	JP Morgan	1,000	$94.5500
41506371	Cal 15	08/05/11	JP Morgan	(500)	$94.4000
41503633	Cal 15	08/05/11	JP Morgan	(500)	$94.6500
36867762	Cal 15	10/13/10	JP Morgan	1,000	$91.1500
37171986	Cal 15	11/05/10	JP Morgan	500	$91.3000
37172114	Cal 15	11/05/10	JP Morgan	500	$91.3000
37183889	Cal 15	11/08/10	JP Morgan	500	$91.3500
37184141	Cal 15	11/08/10	JP Morgan	500	$91.4000
37186287	Cal 15	11/08/10	JP Morgan	500	$91.6000
37191983	Cal 15	11/08/10	JP Morgan	500	$91.7500

POST NOVEMBER 22. 2011 HEDGING

NATURAL GAS NYMEX SWAPS - POST NOVEMBER 22, 2011

	Jan 12	12/13/11	JP Morgan	35,145	$4.2180
	Feb 12	12/13/11	JP Morgan	36,848	$4.2180
	Mar 12	12113/11	JP Morgan	32,445	$4.2180
	Apr 12	12/13/11	JP Morgan	33,773	$4.2180
	May 12	12/13/11	JP Morgan	31,252	$4.2180
	Jun 12	12/13/11	JP Morgan	31,713	$4.2180
	Jul 12	12/13/11	JP Morgan	29,523	$4.2180
	Aug 12	12/13/11	JP Morgan	28,761	$4.2180
	Sep 12	12/13/11	JP Morgan	29,347	$4.2180
	Oct 12	12/13/11	JP Morgan	27,355	$4.2180
	Nov 12	12/13/11	JP Morgan	28,943	$4.2180
	Dec 12	12113/11	JP Morgan	26,065	$4.2180
	Jan 13	12/13/11	JP Morgan	36,468	$4.2180
	Feb 13	12/13/11	JP Morgan	39,754	$4.2180

Counterparty Confirmation No.	Contract Period	Transaction Date	Counterparty	Volume Sold (Bought) MMBtu/d	Contract Transaction Price
	Mar 13	12/13/11	JP Morgan	35,365	$4.2180
	Apr 13	12/13/11	JP Morgan	35,990	$4.2180
	May 13	12/13/11	JP Morgan	34,339	$4.2180
	Jun 13	12/13/11	JP Morgan	35,003	$4.2180
	Jul 13	12/13/11	JP Morgan	33,429	$4.2180
	Aug 13	12/13/11	JP Morgan	33,006	$4.2180
	Sep 13	12113/11	JP Morgan	33,677	$4.2180
	Oct 13	12/13/11	JP Morgan	32,223	$4.2180
	Nov 13	12/13/11	JP Morgan	32,920	$4.2180
	Dec 13	12/13/11	JP Morgan	31,461	$4.2180
	Jan 14	12/13/11	JP Morgan	31,074	$4.2180
	Feb 14	12/13/11	JP Morgan	33,975	$4.2180
	Mar 14	12/13/11	JP Morgan	30,245	$4.2180
	Apr 14	12/13/11	JP Morgan	30,863	$4.2180
	May 14	12/13/11	JP Morgan	29,523	$4.2180
	Jun 14	12/13/11	JP Morgan	30,163	$4.2180
	Jul 14	12/13/11	JP Morgan	28,865	$4.2180
	Aug 14	12113/11	JP Morgan	28,539	$4.2180
	Sep 14	12/13/11	JP Morgan	29,170	$4.2180
	Oct 14	12/13/11	JP Morgan	27,923	$4.2180
	Nov 14	12/13/11	JP Morgan	28,550	$4.2180
	Dec 14	12/13/11	JP Morgan	27,342	$4.2180
	Jan 15	12/13/11	JP Morgan	27,061	$4.2180
	Feb 15	12/13/11	JP Morgan	29,654	$4.2180
	Mar 15	12113/11	JP Morgan	26,506	$4.2180
	Apr 15	12113/11	JP Morgan	27,110	$4.2180
	May 15	12113/11	JP Morgan	25,984	$4.2180
	Jun 15	12/13/11	JP Morgan	26,603	$4.2180
	Jul 15	12113/11	JP Morgan	25,503	$4.2180
	Aug 15	12/13/11	JP Morgan	25,245	$4.2180
	Sep 15	12113/11	JP Morgan	25,827	$4.2180
	Oct 15	12/13/11	JP Morgan	24,742	$4.2180
	Nov 15	12/13/11	JP Morgan	25,310	$4.2180
	Dec 15	12/13/11	JP Morgan	24,239	$4.2180
	Jan 16	12/13/11	JP Morgan	23,990	$4.2180
	Feb 16	12/13/11	JP Morgan	25,372	$4.2180
	Mar 16	12/13/11	JP Morgan	23,487	$4.2180
	Apr 16	12/13/11	JP Morgan	24,020	$4.2180
	May 16	12/13/11	JP Morgan	23,013	$4.2180
	Jun 16	12113/11	JP Morgan	23,547	$4.2180
	Jul 16	12/13/11	JP Morgan	22,568	$4.2180
	Aug 16	12/13/11	JP Morgan	22,352	$4.2180
	Sep 16	12/13/11	JP Morgan	22,880	$4.2180
	Oct 16	12113/11	JP Morgan	21,935	$4.2180
	Nov 16	12/13/11	JP Morgan	22,453	$4.2180
	Dec 16	12/13/11	JP Morgan	21,529	$4.2180

CRUDE OIL CALENDAR MONTH AVERAGE SWAPS - POST NOVEMBER 22,2011

N2798827	Cal 13	11/29/11	Wells Fargo	1,000	$93.5000
N2798888	Jul 13 - Dec 13	11/29/11	Wells Fargo	1,000	$92.3000
N2799392	Jul 13 - Dec 13	11/29/11	Wells Fargo	500	$92.4500
265463	Cal 14	11/29/11	Bank of Montreal	1,000	$90.4800
43676438	Cal 14	11/29/11	JP Morgan	1,000	$90.7000
265910	Cal 14	11/30/11	Bank of Montreal	500	$91.0000
265782	Cal 14	11/30/11	Bank of Montreal	1,000	$91.1000
43692371	Cal 14	11/30/11	JP Morgan	1,000	$91.0200

Counterparty Confirmation No.	Contract Period	Transaction Date	Counterparty	Volume Sold (Bought) MMBtu/d	Contract Transaction Price
43691369	Cal 14	11/30/11	JP Morgan	1,000	$91.0500
43691340	Cal 14	11/30/11	JP Morgan	1,000	$91.2400
N2802862	Cal 14	11/30/11	Wells Fargo	500	$91.0500
N2802822	Cal 14	11/30/11	Wells Fargo	500	$91.1500

Schedule 9.9

Closing Date Affiliate Transactions

Consulting Agreement, dated as of the Closing Date, among Kohlberg Kravis Roberts & Co. L.P., NGP Energy Capital Management, L.L.C., Crestview Advisors, L.L.C. and JD Rockies Resources Limited, and Samson Resources Corporation.

Schedule 9.13(b)

Further Assurances

None.

Schedule 10.1

Closing Date Indebtedness

Senior Redeemable Preferred Stock (as defined in the Stock Purchase Agreement).

Schedule 10.2

Closing Date Liens

None.

Schedule 10.4

Scheduled Dispositions

None.

Schedule 10.5

Closing Date Investments

The list of Subsidiaries set forth on Schedule 8.12 is incorporated herein by reference.

Schedule 10.8

Closing Date Negative Pledge Agreements

None.

Schedule 13.2

Notice Addresses

Entity	Notice Addresses
Borrower:	Samson Investment Company
Samson Plaza
Two West Second Street
Tulsa, Oklahoma 74103

	Contact Name:	Michael G. Daniel
Vice President – General Counsel
	Facsimile number:	918-591-7007
	Email:	mdaniel@samson.com
	Telephone number:	918-591-1007

With copy to:

	Contact Name:	Judy Hughes
Assistant Treasurer
	Facsimile number:	918-591-7916
	Email:	jhughes@samson.com
	Telephone number:	918-591-1916

And with copy to:

Kohlberg Kravis Roberts & Co. L.P.
9 W. 57th St., Suite 4200
New York, New York 10019

	Contact Name:	Jonathan D. Smidt
	Facsimile number:	212-750-0003
	Email:	SmidJ@KKR.com
	Telephone number:	212-750-8300

Administrative Agent:	JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 07
Chicago , IL 60603

	Contact Name:	Nan Wilson
	Facsimile number:	1-888-292-9533
	Email:	nanette.wilson@jpmchase.com
	Telephone number:	312-385-7084

Collateral Agent:	JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 07
Chicago , IL 60603

	Contact Name:	Nan Wilson
	Facsimile number:	1-888-292-9533
	Email:	nanette.wilson@jpmchase.com
	Telephone number:	312-385-7084

Swingline Lender:	JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 07
Chicago , IL 60603

	Contact Name:	Nan Wilson
	Facsimile number:	1-888-292-9533
	Email:	nanette.wilson@jpmchase.com
	Telephone number:	312-385-7084

Letter of Credit Issuer:	JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor 07
Chicago , IL 60603

	Contact Name:	Cristie Picowicz
	Facsimile number:	1-888-292-9533
	Email:	cristie.m.pisowicz@chase.com
	Telephone number:	312-732-9519

EXHIBIT A

FORM OF RESERVE REPORT CERTIFICATE

This Reserve Report Certificate (this “Certificate”), dated as of             , 201[ ], relates to the Reserve Report dated as of [December 31][June 30] [other date in case of Interim Redetermination], 201[ ] delivered pursuant to Section 9.14 [(a)] [(b)] of that certain Credit Agreement dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto. Each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified. The undersigned certifies he/she is an Authorized Officer and, on behalf of the Borrower, certifies that in all material respects:

(a) [in the case of Reserve Reports prepared by or under the supervision of the chief engineer of the Borrower or by the Borrower (other than June 30 Reserve Reports)] such Reserve Report has been prepared, except as set forth in an exhibit to such certificate or otherwise specified herein, in accordance with the procedures used in the immediately preceding June 30 Reserve Report [or the Initial Reserve Report, if no June 30 Reserve Report has been delivered],

(b) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects,

(c) [except as set forth on Annex I hereto,] the Borrower or another Credit Party has good and defensible title to the Borrowing Base Properties evaluated in such Reserve Report (other than those (i) Disposed of in compliance with Section 10.4 since delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent) and such Borrowing Base Properties are free of all Liens except for Liens permitted by Section 10.2,

(d) [except as set forth on Annex II hereto,] on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.18 with respect to the Credit Parties’ Oil and Gas Property evaluated in such Reserve Report that would require the Borrower or any other Credit Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor,

(e) none of the Borrowing Base Properties have been Disposed since the date of the last Borrowing Base determination except those Borrowing Base Properties listed on such Certificate as having been Disposed,

(f) Annex III sets forth a list of (i) all material marketing agreements (which are not cancellable on 60 days’ notice or less without penalty or detriment) entered into subsequent to the later of the Closing Date and the most recently delivered Reserve Report for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Borrower’s average monthly production of Hydrocarbon volumes and (ii) have a maturity date or expiry date of longer than six months from the last day of such fiscal year or period, as applicable and (ii) all Borrowing Base Properties evaluated by such Reserve Report that are

A-1

Collateral and demonstrating that the PV-9 of the Mortgaged Properties (calculated at the time of delivery of such Reserve Report) meets the Collateral Coverage Minimum.

[Remainder of page intentionally left blank; signature page follows]

A-2

EXECUTED AND DELIVERED as of the date first set forth above.

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

Signature Page

Samson Investment Company

Reserve Report Certificate

EXHIBIT B

FORM OF NOTICE OF BORROWING

[Letterhead of Borrower]

[Date] 1

JPMorgan Chase Bank, N.A.

as Administrative Agent

Re:	Samson Investment Company Notice of Borrowing

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto (such terms and each other capitalized term used but not defined herein having the meaning provided in Section 1 of the Credit Agreement).

The Borrower hereby requests that a Loan as follows:

(i) Aggregate amount of the requested Loan is $[                     ];

(ii) Date of such Borrowing is [                     ], 201[     ];

(iii) Requested Borrowing is to be [an ABR Loan] [a LIBOR Loan][Swingline Loan];

(iv) In the case of a LIBOR Loan, the initial Interest Period applicable thereto is [                     ];2

(v) Amount of Borrowing Base in effect on the date hereof is $[                     ];

(vi) Total Exposures on the date hereof (i.e., outstanding principal amount of Loans and total Letter of Credit Exposure) is $[                     ];

(vii) Pro forma Total Exposures (giving effect to the requested Borrowing) is $[                     ]; and

[1]	Date of Notice of Borrowing: To be submitted (A) prior to 1:00 p.m. at least three Business Days’ prior to each Borrowing of Loans if such Loans are to be initially LIBOR Loans; (B) prior to 12:00 noon on the date of each Borrowing of Loans that are to be ABR Loans; or (C) prior to 3:00 p.m. on the date of each Borrowing of Loans that are to be Swingline Loans.
[2]	If no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

B-1

(viii) Location and number of the Borrower’s account to which funds are to be disbursed is as follows:

[                                                 ]

[                                                 ]

[                                                 ]

[                                                 ]

[                                                 ]

The Borrower hereby represents and warrants that:

(i) Each of the representations and warranties of the Credit Parties set forth in the Credit Documents are true and correct in all material respects on and as of the date hereof, both before and after giving effect to the Loan requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(ii) No Default or Event of Default has occurred and is continuing under the Credit Agreement.

[Remainder of page intentionally left blank; signature page follows]

B-2

IN WITNESS WHEREOF, the undersigned has duly executed this Notice of Borrowing by its authorized representative as of the day and year first above written.

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

Signature Page

Samson Investment Company

Notice of Borrowing

EXHIBIT C

FORM OF LETTER OF CREDIT REQUEST

[Letterhead of Borrower]

[Date] 3

[JPMorgan Chase Bank, N.A.

as Administrative Agent and a Letter of Credit Issuer]

[[                    ],

as a Letter of Credit Issuer

Re:	Samson Investment Company Letter of Credit Request

Ladies and Gentlemen:

This Letter of Credit Request is delivered to you pursuant to Section 3.2 of the Credit Agreement, dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto (such terms and each other capitalized term used but not defined herein having the meaning provided in Section 1 of the Credit Agreement).

The Borrower hereby requests that a Letter of Credit be issued:

(i) on [insert date of issuance]

(ii) in the aggregate Stated Amount of $[                    ];

(iii) in favor of [insert name and address of beneficiary];

(iv) which expires on [insert date at least five days prior to Maturity Date]; and

(v) which specifies that a drawing may be made only in the event of the occurrence of the following conditions: [insert drawing conditions]

The Borrower hereby represents and warrants that:

(i) The Stated Amount of the Letter of Credit requested by this Letter of Credit Request shall not (x) when added to the Letters of Credit Outstanding at this time, exceed the Letter of Credit Commitment now in effect or (y) cause the aggregate amount of the Lenders’ Total Exposures to exceed the Loan Limit now in effect.

[3]	Date of Letter of Credit Request (prior to 1:00 p.m. at least two Business Days prior to the date of issuance or such lesser number as may be agreed by the Administrative Agent and the Letter of Credit Issuer).

C-1

(ii) Each of the representations and warranties of the Credit Parties set forth in the Credit Documents are true and correct in all material respects on and as of the date hereof, both before and after giving effect to the issuance of the Letter of Credit requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(iii) No Default or Event of Default has occurred and is continuing under the Credit Agreement.

The undersigned hereby agrees that the Letter of Credit Issuer is expressly authorized to make such changes from the forms of this Request as the Letter of Credit Issuer in its sole discretion may deem advisable, provided no such changes shall vary the principal terms hereof.

[Remainder of page intentionally left blank; signature page follows]

C-2

IN WITNESS WHEREOF, the undersigned has duly executed this Letter of Credit Request by its authorized representative as of the day and year first above written.

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

Signature Page

Samson Investment Company

Letter of Credit Request

EXHIBIT D

FORM OF GUARANTEE

D-1

EXECUTION VERSION

GUARANTEE

made by

each of the Guarantors

from time to time party hereto

in favor of

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

Dated as of December 21, 2011

GUARANTEE

GUARANTEE, dated as of December 21, 2011 (this “Guarantee”), is made by Samson Resources Corporation, a Delaware corporation (“Holdings”) and each of the Restricted Subsidiaries of the Borrower that is a signatory hereto (Holdings and each of the other signatories hereto, together with any other Restricted Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, each, individually a “Guarantor” and, collectively, the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Samson Investment Company, a Nevada corporation, (the “Borrower”), the banks, financial institutions and other lending institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto;

WHEREAS, (a) pursuant to the Credit Agreement, among other things, the Lenders have severally agreed to make Loans to the Borrower (including Swingline Loans to be made by the Swingline Lender) and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower or the Restricted Subsidiaries upon the terms and subject to the conditions set forth therein, (b) one or more Cash Management Banks or Hedge Banks have or may from time to time enter into Secured Cash Management Agreements or Secured Hedge Agreements with the Borrower and/or its Restricted Subsidiaries and (c) one or more Cash Management Banks have or may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower and/or any of its Restricted Subsidiaries (clauses (a), (b), and (c), collectively, the “Extensions of Credit”);

WHEREAS, the Borrower is a wholly-owned subsidiary of Holdings and each other Guarantor is a Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligations of the Secured Parties to make their respective Extensions of Credit to the Borrower that the Guarantors shall have executed and delivered this Guarantee to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers, the Swingline Lender and the Lenders to enter into the Credit Agreement and the Lenders (including the Swingline Lender) and the Letter of Credit Issuers to make the Extensions of Credit to the Borrower under the Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower and/or its Restricted Subsidiaries and to induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements with the Borrower and/or its Restricted Subsidiaries, the Guarantors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. Definitions

1.1 Defined Terms.

(a) Unless otherwise defined herein, each term defined in the Credit Agreement and used herein (including terms used in the preamble and recitals hereto) shall have the meaning given to it in the Credit Agreement.

(b) The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Guarantee, including terms defined in the preamble and recitals hereto.

(c) As used herein, “Guaranteed Transaction Document” means the Credit Documents, any Secured Cash Management Agreement and any Secured Hedge Agreement.

(d) As used herein, “Termination Date” means the date on which all Obligations are paid in full (other than Hedging Obligations under any Secured Hedging Agreements, Cash Management Obligations under any Secured Cash Management Agreements or contingent indemnification obligations not then due) and the Total Commitment and all Letters of Credit are terminated (other than Letters of Credit that have been cash collateralized on terms reasonably satisfactory to each Letter of Credit Issuer in respect thereof or back-stopped following the termination of the Commitments).

SECTION 2. Guarantee

2.1 Guarantee.

(a) Subject to the provisions of Section 2.1(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (including any extensions, modifications, substitutions, amendments and renewals of any or all of such Obligations).

(b) Anything herein or in any other Guaranteed Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Guaranteed Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable federal and state Requirements of Law relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.

(c) To the extent that the Borrower would be required to make payments pursuant to Section 13.5 of the Credit Agreement, each Guarantor further agrees to pay any and all expenses (including without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Termination Date, notwithstanding that from time to time prior thereto no amounts may be outstanding under the Guaranteed Transaction Documents.

(d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

(e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of, or in payment of, the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments (other than payments made by the Borrower or such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

(f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent or any other Secured Party on account of its liability hereunder, it will notify the Collateral Agent in writing that such payment is made under this Guarantee for such purpose.

(g) The Obligations of Holdings under this Guarantee are limited recourse obligations payable solely from the Collateral pledged by Holdings pursuant to the Pledge Agreement and, following realization of the Collateral pledged by Holdings and the application thereof in accordance with this Guarantee and the Pledge Agreement, such Obligations of Holdings hereunder shall be extinguished and shall not revive. None of Holdings’ shareholders, officers, members and directors shall be liable for any of the obligations or agreements or breach thereof or any covenant, representation or warranty of Holdings under this Guarantee, and no recourse or action may be taken, directly or indirectly, with respect to any of the obligations or agreements or breach thereof or any covenant, representation or warranty of Holdings under this Guarantee against any of Holdings’ shareholders, officers, members or directors, except that the foregoing will not (i) prevent recourse to the Collateral pledged by Holdings pursuant to the Pledge Agreement for the sums due or to become due under any security, instrument or agreement which is part of the Collateral, (ii) relieve any Person from (A) any liability for any unpaid consideration for stock, any unpaid capital contribution or any unpaid capital call or other similar obligation, (B) any obligation, agreement or liability under any agreement or instrument other than Holdings’ shareholders, officers, members or directors in respect of the Guarantee hereunder by Holdings or (C) any liability resulting from such Person’s bad faith, gross negligence or willful misconduct with respect to any obligation, agreement, covenant, representation or warranty under this Guarantee, (iii) affect service of process on Holdings or (iv) limit the obligations of any Credit Party under any Credit Document to which it is a party.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.4. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 Right of Set-off. In addition to any rights and remedies of the Secured Parties provided by applicable Requirements of Law, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time following the occurrence and during the continuance of any Event of Default, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held by such Guarantor as a fiduciary for others), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor. Each Secured Party shall notify such Guarantor and the Collateral Agent promptly of any such set-off and the appropriation and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such set-off and appropriation and application.

2.4 No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation or application of funds of any of the Guarantors by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations until the Termination Date, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with Section 11 of the Credit Agreement.

2.5 Amendments, etc. with respect to the Obligations; Waiver of Rights. Except for termination of a Guarantor’s obligations hereunder as provided in Section 5.14, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor: (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued; (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party (with the consent of the applicable Credit Parties where required by the terms hereof or thereof); (c) the Credit Agreement and the other Guaranteed Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, waived, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable documents; and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any of the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the fullest extent permitted by applicable Requirement of Law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to, or upon, the Borrower or any other Guarantor with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Guaranteed Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Credit Parties for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent and the other Secured Parties against such Guarantor. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from financing arrangements contemplated by the Guaranteed Transaction Documents and the waivers set forth herein are knowingly made in contemplation of such benefits. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties, and their respective successors, indorses, transferees and assigns, until the Termination Date, notwithstanding that from time to time any Guaranteed Transaction Documents may be free from any Obligations. A Guarantor shall automatically be released from its obligations hereunder and the Guarantee of such Guarantor shall be automatically released under the circumstances described in Section 13.17 of the Credit Agreement.

2.7 Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.8 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the office of the Collateral Agent located at 270 Park Avenue, New York, New York 10017. Each Guarantor agrees that the provisions of Sections 5.4 and 13.19 of the Credit Agreement shall apply to such Guarantor’s obligations under this Guarantee.

SECTION 3. Representations and Warranties

3.1 Representations and Warranties. Each Guarantor hereby represents and warrants that, in the case of such Guarantor, the representations and warranties set forth in Section 8 of the Credit Agreement as they relate to such Guarantor or to the other Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Collateral Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on and as of the date of each Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

SECTION 4. Covenants

4.1 Covenants. Each Guarantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that, from and after the date of this Guarantee until the Termination Date, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.

4.2 Authority of Collateral Agent. Each Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Guarantee with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and such Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting in the manner set forth in Section 12 of the Credit Agreement, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 5. Miscellaneous

5.1 Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

5.2 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Guarantee and the making of the Loans hereunder.

5.3 Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Guarantee signed by all the parties shall be lodged with the Borrower and the Collateral Agent.

5.4 Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

5.5 Integration. This Guarantee and the other Credit Documents represent the agreement of the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Guarantors, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

5.6 Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

5.7 GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.8 Submission to Jurisdiction; Waivers. Each Guarantor hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Guaranteed Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor in care of the Borrower at the Borrower’s address referred to in Section 5.1 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.8 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

5.9 Acknowledgments. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Guaranteed Transaction Documents;

(b) no Agent nor any Secured Party has any fiduciary relationship with or duty to such Guarantor arising out of or in connection with this Guarantee or any of the other Guaranteed Transaction Documents, and the relationship between the Agents and the Secured Parties, on one hand, and such Guarantor, on the other hand, in connection herewith or therewith is solely that of guarantor and creditor; and

(c) no joint venture is created hereby or by the other Guaranteed Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the other Secured Parties or among the Borrower, the Agents and the other Secured Parties.

5.10 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

5.11 Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Collateral Agent in accordance with Section 13.1 of the Credit Agreement.

(b) Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 5.10(a), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or any Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and not exclusive of any other rights, remedies, powers and privileges provided by law.

5.12 Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns.

5.13 Additional Obligors. Each Restricted Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 9.11 of the Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guarantee upon execution and delivery by such Subsidiary of a supplement in the form of Annex A hereto or such other form reasonably satisfactory to the Collateral Agent (each an “Assumption Agreement”). The execution and delivery of any instrument adding an additional Guarantor as a party to this Guarantee shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee.

5.14 Termination or Release.

(a) This Guarantee shall terminate on the Termination Date.

(b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary.

(c) In connection with any termination or release, the Collateral Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.14 shall be without recourse to or warranty by the Collateral Agent.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the day and year first above written.

SAMSON RESOURCES CORPORATION
SAMSON RESOURCES COMPANY
SAMSON HOLDINGS, INC.
SAMSON CONTOUR ENERGY CO.
SAMSON CONTOUR ENERGY E & P, LLC
SAMSON LS, LLC
GEODYNE RESOURCES, INC.
SAMSON-INTERNATIONAL, LTD. each as Guarantor

By:
Name:
Title: Authorized Officer

Signature Page

Samson Investment Company

Guarantee

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

Signature Page

Samson Investment Company

Guarantee

ANNEX A

TO GUARANTEE

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                         , 201    , is made by                                 , a                          (the “Additional Obligor”), in favor of JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below and all other Secured Parties.

R E C I T A L S

A. Reference is made to that certain Credit Agreement, dated as of December 21, 2011 (the “Credit Agreement”) among Samson Investment Company, a Nevada corporation (the “Borrower”), the banks, financial institutions and other lending institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto.

B. In connection with the Credit Agreement, certain Restricted Subsidiaries (other than the Additional Obligor) have entered into the Guarantee, dated as of even date with the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Collateral Agent and the other Secured Parties.

C. Capitalized terms used herein and not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Guarantee or the Credit Agreement, as applicable. The rules of construction and the interpretive provisions specified in Section 1.1(b)) of the Guarantee shall apply to this Assumption Agreement, including terms defined in the preamble and recitals hereto.

D. The Guarantors have entered into the Guarantee in order to induce the Agents, the Lenders, the Swingline Lender and the Letter of Credit Issuers to enter into the Credit Agreement and to (a) induce the Lenders, the Swingline Lender and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, (b) to induce one or more Hedge Banks to enter into Secured Hedging Agreements with the Borrower or any Restricted Subsidiary of the Borrower and (c) induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower or any Restricted Subsidiary of the Borrower.

E. Section 5.13 of the Guarantee provides that each Subsidiary of the Borrower that is required to become a party to the Guarantee pursuant to Section 9.11 of the Credit Agreement and the terms thereof shall become a Guarantor, with the same force and effect as if originally named as a Guarantor therein, for all purposes of the Guarantee upon execution and delivery by such Subsidiary of an instrument in the form of this Assumption Agreement. The Additional Obligor is executing this Assumption Agreement in accordance with the requirements of the Guarantee to become a Guarantor under the Guarantee in order to induce (a) the Lenders, the Swingline Lender and the Letter of Credit Issuers to make additional Extensions of Credit to the Borrower under the Credit Agreement and as consideration for Extensions of Credit previously made, (b) one or more Hedge Banks to enter into Secured Hedging Agreements with the Borrower or any Restricted Subsidiary of the Borrower and (c) one or more Cash Management Banks may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower or any Restricted Subsidiary of the Borrower.

Annex A - 1

F. Now, therefore, it is agreed:

SECTION 1. By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in Section 5.13 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and expressly guarantees, jointly and severally, to the Secured Parties the Obligations. The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date). Each reference to a Guarantor in the Guarantee shall be deemed to include each Additional Obligor. The Guarantee is hereby incorporated herein by reference.

SECTION 2. Each Additional Obligor represents and warrants to the Collateral Agent and the other Secured Parties that this Assumption Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION 3. This Assumption Agreement may be executed by one or more of the parties to this Assumption Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Assumption Agreement signed by all the parties shall be lodged with the Borrower and the Collateral Agent. This Assumption Agreement shall become effective as to each Additional Obligor when the Collateral Agent shall have received counterparts of this Assumption Agreement that, when taken together, bear the signatures of such Additional Obligor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Assumption Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and of the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Annex A - 2

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each Additional Obligor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

Annex A - 3

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly Authorized Officer as of the date first above written.

[ADDITIONAL OBLIGOR],
each as Guarantor

By:
Name:
Title:

Signature Page

Samson Investment Company

Assumption Agreement to Guarantee

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

Signature Page

Samson Investment Company

Assumption Agreement to Guarantee

EXHIBIT E

FORM OF SECURITY AGREEMENT

E-1

EXECUTION VERSION

SECURITY AGREEMENT

among

Samson Investment Company,

each of the Subsidiary Grantors

from time to time party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

Dated as of December 21, 2011

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of December 21, 2011 (this “Agreement”), among Samson Investment Company, a Nevada corporation, each of the Subsidiaries of the Borrower listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.13 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively as the “Grantors”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Collateral Agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) under the Credit Agreement for the benefit of the Secured Parties.

W I T N E S S E T H :

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the banks, financial institutions and other lending institutions or entities from time to time party thereto (the “Lenders”), JPMorgan, as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto;

WHEREAS, (a) pursuant to the Credit Agreement, among other things, the Lenders have severally agreed to make Loans to the Borrower (including Swingline Loans to be made by the Swingline Lender) and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower or the Restricted Subsidiaries upon the terms and subject to the conditions set forth therein, (b) one or more Cash Management Banks or Hedge Banks have or may from time to time enter into Secured Cash Management Agreements or Secured Hedge Agreements with the Borrower and/or its Restricted Subsidiaries and (c) one or more Cash Management Banks have or may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower and/or any of its Restricted Subsidiaries (clauses (a), (b), and (c), collectively, the “Extensions of Credit”);

WHEREAS, pursuant to the Guarantee, dated as of the date hereof (the “Guarantee”), each Subsidiary Grantor has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, each Grantor other than the Borrower is a Guarantor;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Secured Parties to make their respective Extensions of Credit to the Borrower that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers and the Lenders to enter into the

Credit Agreement and the Lenders and the Letter of Credit Issuers to make the Extensions of Credit to the Borrower under the Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower and/or its Subsidiaries and to induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements with the Borrower and/or its Subsidiaries, the Grantors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein (including terms used in the preamble and the recitals) shall have the meanings given to them in the Credit Agreement.

(b) Terms used herein that are not defined herein or in the Credit Agreement, but that are defined in the UCC have the meanings given to them in the UCC, and if defined in more than one article of the UCC shall have the meanings set forth in Article 9 thereof, including the following terms (which are capitalized herein): Chattel Paper, Commodity Contract, Deposit Accounts, Documents, Instruments, Inventory, Investment Property, Letter of Credit, Letter-of-Credit Right, Record, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

(c) The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals to this Agreement.

(d) The following terms shall have the following meanings:

“Accounts” means all now present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).

“Agreement” shall have the meaning provided in the preamble to this Agreement.

“Borrower” shall have the meaning provided in the Credit Agreement

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble to this Agreement.

“Control” shall mean “control,” as such term is defined in Section 9-104, 9-106 or 8-106, as applicable, of the UCC.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

2

“Copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country or group of countries, whether as author, assignee, transferee or otherwise and (ii) all registrations and applications for registration of any such copyright in the United States or any other country or group of countries, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Property” shall mean (i) any Subject Property, (ii) any property included in the definition of “Collateral” in the Pledge Agreement, (iii) any Excluded Stock, (iv) any property that is subject to a Lien permitted pursuant to Section 10.2(c) of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) validly prohibits the creation of any other Lien on such property; provided that such property shall be Excluded Property only to the extent and for so long as such prohibition is in effect, (v) any Vehicles and other assets subject to certificates of title the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (vi) any property (a) with respect to which the Collateral Agent and the Borrower reasonably agree that the costs or other consequences of granting or perfecting a security interest in is excessive in view of the benefits to be obtained by the Secured Parties or (b) to the extent that granting or perfecting a security interest in such property would result in materially adverse tax consequences as reasonably determined by the Borrower, (vii) any Intellectual Property, including any United States intent-to-use trademark applications, in relation to which any applicable Requirement of Law, or any agreement with a domain name registrar or any other Person entered into by any Grantor, prohibits the creation of a security interest therein or would otherwise invalidate such Grantor’s right, title or interest therein and (viii) any Oil and Gas Properties not constituting Borrowing Base Properties.

“Extension of Credit” shall have the meaning provided in the recitals to this Agreement.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

“Grantor” shall have the meaning provided in the preamble to this Agreement.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

3

“License” shall mean any license, sublicense or cross-license to which any Grantor is a party.

“Obligations” shall have the meaning given such term in the Credit Agreement; provided that references herein to (i) the Obligations of the Borrower shall refer to the Obligations (as defined in the Credit Agreement), and (ii) the Obligations of any Subsidiary Grantor shall refer to such Subsidiary Grantor’s Subsidiary Grantor Obligations.

“Patent Licenses” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, have made, use, import or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, import and/or sell the inventions disclosed or claimed therein.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other Disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License, and (v) past, present or future misappropriation of any trade secret now or hereafter owned by any Grantor and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Intellectual Property” shall mean United States federal issued Patents, pending Patent applications, Trademark registrations, pending Trademark applications, Copyright registrations and United States domain names.

“Secured Debt Documents” shall mean, collectively, the Credit Documents, each Secured Hedge Agreement entered into with a Hedge Bank and each Secured Cash Management Agreement entered into with a Cash Management Bank.

“Security Interest” shall have the meaning provided in Section 2.

4

“Subject Property” shall have the meaning provided in Section 2.

“Subsidiary Grantor Obligations” shall mean, with respect to any Subsidiary Grantor, all Obligations (as defined in the Credit Agreement) of such Subsidiary Grantor which may arise under or in connection with the Guarantee and any other Secured Debt Document to which such Subsidiary Grantor is a party.

“Subsidiary Grantors” shall have the meaning provided in the recitals to this Agreement.

“Termination Date” shall mean the date on which all Obligations are paid in full (other than Hedging Obligations under any Secured Hedge Agreements, Cash Management Obligations under any Secured Cash Management Agreements or contingent indemnification obligations not then due) and the Total Commitment and all Letters of Credit are terminated (other than Letters of Credit that have been cash collateralized on terms reasonably satisfactory to each Letter of Credit Issuer in respect thereof or back-stopped following the termination of the Commitments).

“Trademark Licenses” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and General Intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Vehicles” shall mean all cars, trucks, trailers, and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

(e) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

5

2. Grant of Security Interest.

(a) Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a lien on and security interest in (the “Security Interest”), all of such Grantor’s right, title and interest in, to and under all of the following property, whether now owned or existing or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(i) all Accounts;

(ii) all cash;

(iii) all Chattel Paper;

(iv) all Commodity Contracts;

(v) all Deposit Accounts;

(vi) all Documents;

(vii) all Equipment;

(viii) all Fixtures;

(ix) all General Intangibles;

(x) all Goods;

(xi) all Instruments;

(xii) all Intellectual Property;

(xiii) all Inventory;

(xiv) all Investment Property;

(xv) all Letters of Credit and Letter-of-Credit Rights;

(xvi) all Money;

(xvii) all Securities Accounts and Securities Entitlements;

(xviii) all Supporting Obligations;

(xix) all books and records pertaining to the Collateral; and

(xx) substitutions, replacements, accessions, products, and proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) and to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided, however, that notwithstanding any other provision of this Agreement:

6

(A) this Agreement shall not constitute a grant of a Security Interest in (1) any property to the extent that such grant of a Security Interest is prohibited by any Requirement of Law or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, (2) any property to the extent that such grant of a Security Interest is (x) prohibited by, or constitutes a breach or default under, or results in (or would result in) the termination of (or would give any other party a right of termination of), or requires any consent not obtained under, any Contractual Requirement, or, in the case of any Investment Property, any applicable equity holder or similar agreement or (y) otherwise constitutes or results (or would result) in the abandonment, invalidation or unenforceability of (or would give any other party a right of abandonment, invalidation or unenforceability of) any right, title or interest of any Grantor under any Contractual Requirement, except, in each case, to the extent that such Requirement of Law or the term in such Contractual Requirement or equity holder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Requirements of Law or purports to prohibit the granting of a Security Interest over all assets of any Grantor or (3) any property to the extent that such grant of a Security Interest would result in the forfeiture of the Grantor’s rights in the property including any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark (any such property subject to the exclusions described in clause (1), (2) or (3), “Subject Property”); provided, however, that the foregoing exclusions shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Requirement of Law; and provided, further, that the Security Interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified above including any Proceeds of such Subject Property; and

(B) the Collateral shall not include any other Excluded Property.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent and its counsel or other representatives at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that contain the information required by Article 9 of the UCC for the filing of any financing statement or amendment or continuation, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and in the case of a financing statement filed as a fixture filing or covering the Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Agent.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b) including the Intellectual Property filings referred to below.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office and United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

7

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3. Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party on the date hereof:

3.1. Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, (b) the Liens permitted by the Credit Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. None of the Grantors has filed or consented to the filing of any (i) security agreement, financing statement or analogous document under the UCC or any other Requirement of Law covering any Collateral, (ii) assignment for security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, which security agreement, financing statement or similar instrument or assignment is still in effect or (iii) assignment for security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except in the case of each of clauses (i), (ii) and (iii) above such as (A) have been filed in favor of the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement or (B) are permitted by the Credit Agreement.

3.2. Perfected First Priority Liens.

(a) This Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the ratable benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(b) Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the UCC of any jurisdiction, the filing of financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the applicable filing offices listed on Schedule I, (B) in the case of Instruments, Chattel Paper and Certificated Securities, the earlier of the delivery thereof to the Collateral Agent (or its bailee) properly endorsed for transfer in blank and the filing of the financing statements referred to in clause (A) and (C) in the case of material Registered Intellectual Property, the completion of the filing, registration and recording of fully executed agreements in the form of the Intellectual Property Security Agreement set forth in Exhibit 2 hereto (x) in the United States Patent and Trademark Office and (y) in the United States Copyright Office, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.

8

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Agreement (including Security Interests in cash, Money, Deposit Accounts, Securities Accounts, Commodity Contracts, Letters of Credit, Letter of Credit Rights, Supporting Obligations and Investment Property included in the Collateral) by any means other than by (i) filings pursuant to the UCC of the relevant State(s), (ii) filings in the United States Patent and Trademark Office, United States Copyright Office, or successor offices, that are necessary or advisable for the purpose of perfecting, confirming, enforcing, or protecting the Security Interests granted in certain Intellectual Property and (iii) delivery to the Collateral Agent (or its bailee) to be held in its possession in the United States of all Collateral consisting of Tangible Chattel Paper, Instruments or any Certificated Securities (other than Checks received in the ordinary course of business) with a Fair Market Value in excess of $10,000,000 individually.

(d) It is understood and agreed that the Security Interests created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses or as otherwise permitted by the Credit Agreement.

3.3. Grantor Information. Schedule I hereto sets forth under the appropriate headings as of the Closing Date: (a) (i) the full legal name of such Grantor, (ii) to the knowledge of the Grantor, all trade names or other names under which such Grantor currently conducts business, (iii) the type of organization or corporate structure of such Grantor, (iv) the jurisdiction of incorporation or organization of such Grantor, (v) its Federal Taxpayer Identification Number, (vi) its organizational identification number, if any, and (vii) the jurisdiction where the chief executive office of such Grantor is located and (b) as of the date hereof (i) Schedule II hereto sets forth, in all material respects, all of each Grantor’s material Copyright Licenses, (ii) Schedule III hereto sets forth in all material respects, in proper form for filing with the United States Copyright Office, all of each Grantor’s Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth in all material respects all of each Grantor’s material Patent Licenses, (iv) Schedule V hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of each Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth in all material respects all of each Grantor’s material Trademark Licenses and (vi) Schedule VII hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of each Grantor’s Trademarks (and all applications therefore).

4. Covenants. Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Termination Date:

4.1. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 3.2(b) subject to Liens permitted pursuant to Section 10.2 of the Credit Agreement and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b) Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.

(c) Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required

9

under Section 3.2(b)(C)), which may be required under any applicable Requirement of Law, or which the Collateral Agent or the Majority Lenders may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(d) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets created or acquired by such Grantor after the Closing Date that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement or this Section 4.1.

4.2. Damage or Destruction of Collateral. The Grantors agree promptly to notify the Collateral Agent if any portion of the Collateral is damaged or destroyed in any manner or to any extent that would reasonably be expected to have a Material Adverse Effect.

4.3. Notices. Each Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4. Changes in Grantor Information or Status. Each Grantor will furnish to the Collateral Agent prompt written notice (which shall in any event be provided within 30 days (or such longer period as the Collateral Agent may reasonably agree) of such change) of any change (i) in its legal name, (ii) in its jurisdiction of incorporation or organization, (iii) in its identity or type of organization or corporate structure or, in the case of any Grantor that is a partnership, the sole place of business and chief executive office or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide, if available, the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph and to take all action reasonably required by the Collateral Agent in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected Security Interest in all the Collateral having at least the priority described in Section 3.2(b).

5. Remedial Provisions.

5.1. Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable written notice to the Borrower and any other relevant Grantor, the Administrative Agent shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that the Administrative Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as such Agent may require in connection with such test verifications. Such Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

10

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after written notice is provided by the Collateral Agent to such Grantor after the occurrence and during the continuance of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s written request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

5.2. Communications with Credit Parties; Grantors Remain Liable.

(a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable written notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party; provided that the provisions of Section 13.16 of the Credit Agreement shall apply to such information.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

11

5.3. Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order specified in Section 11 of the Credit Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable Requirement of Law or in equity and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere, for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Requirement of Law now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable

12

notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Except for the termination of a Grantor’s Obligations hereunder as provided in Section 6.5, each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Secured Debt Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Secured Debt Document, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any other Grantor or any other Person or any release of the Borrower or any other Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.8. License to Use Intellectual Property. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent such Grantor has the right to do so, an irrevocable, assignable, non-exclusive license to use, license or sublicense any of the Intellectual Property now owned or held, or hereafter acquired, by such Grantor, wherever the same may be located. To the extent permitted, such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

13

5.9. Conflict with Credit Agreement. In the event of any conflict between the terms of this Section 5 and the Credit Agreement, the Credit Agreement shall control.

6. The Collateral Agent.

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain, pay and adjust insurance required to be maintained by such Grantor pursuant to Section 9.3 of the Credit Agreement;

(vi) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

14

(vii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii) assign any Intellectual Property, throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

15

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5. Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date, notwithstanding that from time to time prior to the Termination Date, the Grantors may be free from any Obligations.

(b) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the Collateral of such Subsidiary Grantor shall be automatically released upon consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Grantor ceases to be a Restricted Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary; provided that, the Majority Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

16

(c) The Security Interest granted hereby in any Collateral shall be automatically released from the Liens of this Agreement (i) upon any Disposition by any Grantor of any Collateral that is permitted under the Credit Agreement (other than to another Grantor) and (ii) upon the effectiveness of any written consent to the release of the security interest granted in such Collateral pursuant to Section 13.17 of the Credit Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or Disposed of, as applicable, free and clear of the Liens of this Agreement.

(d) In connection with any termination or release pursuant to Section 6.5(a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, or authorize the filing of, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6. Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7. Collateral Agent As Agent.

(a) JPMorgan has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lenders under the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Majority Lenders. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder; it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the Secured Parties in accordance with the terms of this Section 7(a).

(b) The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of the Collateral Agent shall also constitute removal under this Agreement; and appointment of a Collateral Agent pursuant to Section 12.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 12.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the

17

retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

(c) The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Secured Cash Management Agreement or a Secured Hedge Agreement the obligations under which constitute Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Secured Cash Management Agreement or Secured Hedge Agreement.

8. Miscellaneous.

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor(s) and the Collateral Agent in accordance with Section 13.1 of the Credit Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through agreements substantially in the form of Exhibit 1, in each case duly executed by each Grantor directly affected thereby .

8.2. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof or of any other applicable Secured Debt Document. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Requirement of Law.

18

8.4. Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay any and all reasonable and documented out of pocket expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Credit Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Credit Agreement.

(c) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

8.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Credit Agreement.

8.6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

8.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9. Integration. This Agreement together with the other Secured Debt Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and thereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Debt Documents.

19

8.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11. Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which such Person shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Debt Documents to which it is a party;

(b) (i) neither the Collateral Agent nor any other Agent or Secured Party has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Grantor with respect to any of the transactions contemplated in this Agreement or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Secured Debt Document (irrespective of whether the Collateral Agent or any other Agent or Secured Party has advised or is currently advising any of the Grantors or their respective Affiliates on other matters) and neither the Collateral Agent or other Agent or Secured Party has any obligation to any of the Grantors or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Secured Debt Documents; (ii) the Collateral Agent and its Affiliates, each other Agent and each other Secured Party and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Grantors and their respective Affiliates, and neither the Collateral Agent nor any other Agent or Secured Party has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iii) neither the Collateral Agent nor any other Agent or Secured Party has provided and none will provide

20

any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Secured Debt Document) and the Grantors have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Grantor agrees that it will not claim that the Collateral Agent or any other Agent or Secured Party, as the case may be, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Grantor, in connection with the transactions contemplated in this Agreement or the process leading thereto.

(c) no joint venture is created hereby or by the other Secured Debt Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, the Agents and any other Secured Party or among the Grantors and the Lenders, the Agents and any other Secured Party.

8.13. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Exhibit 1. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGES FOLLOW]

21

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

SAMSON INVESTMENT COMPANY

SAMSON RESOURCES COMPANY

SAMSON HOLDINGS, INC.

SAMSON CONTOUR ENERGY CO.

SAMSON CONTOUR ENERGY E & P, LLC SAMSON LS, LLC,

GEODYNE RESOURCES, INC.

SAMSON-INTERNATIONAL, LTD.

    each as Grantor

By:
Name:
Title: Authorized Officer

Signature Page

Samson Investment Company

Security Agreement

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Signature Page

Samson Investment Company

Security Agreement

SCHEDULE I

Legal Name	Trade Names or Other Names	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number	Organization Identification Number (if any)	Jurisdiction of Chief Executive Office
Samson Investment Company	—	NV	Corporation	73-1281091	C4456-1986	Tulsa County, OK
Samson Resources Company	Icecycle (active trade name in WY)	OK	Corporation	73-0928007	1900242520	Tulsa County, OK

Samson LS, LLC	—	DE	LLC	45-3939455	5071293	Tulsa County, OK
Samson Holdings, Inc.	—	DE	Corporation	73-1498587	2635448	Tulsa County, OK
Samson Contour Energy Co.	—	DE	Corporation	76-0447267	2436474	Tulsa County, OK
Samson Contour Energy E&P, LLC	—	DE	LLC	76-0082502	2007071	Tulsa County, OK
Geodyne Resources, Inc.	—	DE	Corporation	73-1052703	0860472	Tulsa County, OK
Samson-International, Ltd.	—	OK	Corporation	73-1404039	1900508159	Tulsa County, OK

Schedules to Security Agreement

SCHEDULE II

MATERIAL COPYRIGHT LICENSES

None.

SCHEDULE III

COPYRIGHTS

None.

SCHEDULE IV

MATERIAL PATENT LICENSES

None.

SCHEDULE V

PATENTS

None.

SCHEDULE VI

MATERIAL TRADEMARK LICENSES

None.

SCHEDULE VII

TRADEMARKS

None.

Schedules to Security Agreement

EXHIBIT 1 TO THE SECURITY AGREEMENT

SUPPLEMENT NO. [     ], dated as of [                 ], 201     (this “Supplement”), to the Security Agreement, dated as of December 21, 2011 (the “Security Agreement”), among Samson Investment Company, a Nevada corporation, each of the subsidiaries of the Borrower listed on the signature pages thereto or that becomes a party thereto pursuant to Section 8.13 thereof (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively herein as the “Grantors”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as collateral agent (in such capacity, together with its successors, in such capacity the “Collateral Agent”) under the Credit Agreement referred to below for the benefit of the Secured Parties.

A. Reference is made to that certain Credit Agreement, dated as of December 21, 2011 (the “Credit Agreement”) among the Borrower, the banks, financial institutions and other lending institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto.

B. Capitalized terms used herein and not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Security Agreement or the Credit Agreement, as applicable. The rules of construction and the interpretive provisions specified in Section 1(c) of the Security Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.

C. The Grantors have entered into the Security Agreement in order to induce the Agents, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to (a) induce the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, (b) to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower or any Subsidiary of the Borrower and (c) induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower or any Subsidiary of the Borrower.

D. Section 8.13 of the Security Agreement provides that each Subsidiary of the Borrower that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement and the terms hereof shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce (a) the Lenders and the Letter of Credit Issuers to make additional Extensions of Credit to the Borrower under the Credit Agreement and as consideration for Extensions of Credit previously made, (b) one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower or any Subsidiary of the Borrower and (c) one or more Cash Management Banks may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower or any Subsidiary of the Borrower.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with Section 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and

Exhibit 1 - 1

warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date). In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Collateral of such New Grantor, in each case, whether now owned or existing or at any time hereafter acquired or existing by such New Grantor or in which such New Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4. Such New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the full legal name of such New Grantor, (ii) to the knowledge of such New Grantor, all trade names or other names under which such New Grantor currently conducts business, (iii) the type of organization or corporate structure of such New Grantor, (iv) the jurisdiction of incorporation or organization of such Grantor, (v) its Federal Taxpayer Identification Number, (vi) its organizational identification number, if any, and (vii) the jurisdiction where the chief executive office of such Grantor is located and (b) as of the date hereof (i) Schedule II hereto sets forth, in all material respects, all of each New Grantor’s material Copyright Licenses, (ii) Schedule III hereto sets forth in all material respects, in proper form for filing with the United States Copyright Office, all of each New Grantor’s Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth in all material respects all of each New Grantor’s material Patent Licenses, (iv) Schedule V hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth in all material respects all of each New Grantor’s material Trademark Licenses and (vi) Schedule VII hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Exhibit 1 - 2

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

Exhibit 1 - 3

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Exhibit 1 - 4

SCHEDULE I

TO SUPPLEMENT NO. ___

TO THE SECURITY AGREEMENT

Legal Name	Trade Names or Other Names	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number	Organization Identification Number (if any)	Jurisdiction of Chief Executive Office

Schedule IV

SCHEDULE II

TO SUPPLEMENT NO. ___

TO THE SECURITY AGREEMENT

MATERIAL COPYRIGHT LICENSES

SCHEDULE III

TO SUPPLEMENT NO. ___ TO THE

SECURITY AGREEMENT

COPYRIGHTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE IV

TO SUPPLEMENT NO. ___ TO THE

SECURITY AGREEMENT

MATERIAL PATENT LICENSES

Schedule IV

SCHEDULE V

TO SUPPLEMENT NO. ___ TO THE

SECURITY AGREEMENT

PATENTS

SCHEDULE VI

TO SUPPLEMENT NO. ___ TO THE

SECURITY AGREEMENT

MATERIAL TRADEMARK LICENSES

SCHEDULE VII

TO SUPPLEMENT NO. ___ TO THE

SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

Schedule VII

EXHIBIT 2 TO THE SECURITY AGREEMENT

THIS [COPYRIGHT][TRADEMARK][PATENT] SECURITY AGREEMENT, effective as of [            ], 201     (this “Agreement”), among Samson Investment Company, a Nevada corporation, each of the subsidiaries of the Borrower listed on the signature pages hereto or that becomes a party hereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Borrower are referred to collectively herein as the “Grantors”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as collateral agent (in such capacity, together with its successors, in such capacity the “Collateral Agent”) under the Credit Agreement referred to below for the benefit of the Secured Parties.

A. Reference is made to that certain Credit Agreement, dated as of December 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the banks, financial institutions and other lending institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto.

B. Reference is made to that certain Security Agreement, dated as of December 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Borrower, each of the subsidiaries of the Borrower listed on the signature pages thereto or that becomes a party thereto pursuant to Section 8.13 thereof, and JPMorgan, as Collateral Agent under the Credit Agreement for the benefit of the Secured Parties.

C. Capitalized terms used herein and not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Security Agreement or the Credit Agreement, as applicable. The rules of construction and the interpretive provisions specified in Section 1(c) of the Security Agreement shall apply to this Agreement, including terms defined in the preamble and recitals hereto.

D. The Grantors have entered into the Security Agreement in order to induce the Agents, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to (a) induce the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, (b) to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower or any Subsidiary of the Borrower and (c) induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower or any Subsidiary of the Borrower

E. Pursuant to Section 3.2(b) of the Security Agreement, the Grantors have agreed to execute or otherwise authenticate this Agreement for recording the Security Interest granted under the Security Agreement to the Collateral Agent in each such Grantor’s material Registered Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office (or successor offices thereto).

Accordingly, the Collateral Agent and Grantors agree as follows:

SECTION 1. Grant of Security.1 Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of each such Grantor’s right, title and interest in and to the [United States Trademark registrations and applications] [United States Patent

[1]	Separate agreements should be entered in respect of patents, trademarks, and copyrights.

Exhibit 2-1

registrations and applications] [United States Copyright registrations and applications] set forth in Schedule I hereto (collectively, the “Collateral”)[; provided that, applications in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks will not be deemed to be Collateral unless and until a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted in the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral]2.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by each Grantor under this Agreement secures the payment of all amounts that constitute part of such Grantor’s Obligations and would be owed to the Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantors.

SECTION 3. Recordation. Each Grantor authorizes and requests that [the Register of Copyrights,] [the Commissioner for Patents,] [the Commissioner for Trademarks] record this Agreement.

SECTION 4. Grants, Rights and Remedies. This Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the Security Agreement shall control.

SECTION 5. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

SECTION 6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

[2]	For Trademark Agreement only.

Exhibit 2-2

SECTION 9. Expenses. Each Grantor agrees to pay any and all reasonable and documented out of pocket expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, each such Grantor under this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

Exhibit 2-3

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the             day of [            ], 20[    ].

SAMSON INVESTMENT COMPANY, as Grantor

By:
Name:
Title:

[NAME OF ADDITIONAL GRANTOR], as Grantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO THE [COPYRIGHT][TRADEMARK][PATENT]

SECURITY AGREEMENT

[UNITED STATES TRADEMARKS][UNITED STATES PATENTS]

[UNITED STATES COPYRIGHTS]

Schedule I

EXHIBIT F

FORM OF PLEDGE AGREEMENT

F-1

EXECUTION VERSION

PLEDGE AGREEMENT

among

SAMSON RESOURCES CORPORATION,

SAMSON INVESTMENT COMPANY,

each of the Subsidiary Pledgors

from time to time party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

Dated as of December 21, 2011

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of December 21, 2011 (this “Agreement”), among Samson Resources Corporation, a Delaware corporation (“Holdings”), Samson Investment Company, a Nevada corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages hereto or that becomes a party hereto pursuant to Section 9 (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, Holdings and the Borrower are referred to collectively as the “Pledgors”) and JPMorgan Chase Bank, N.A. as Collateral Agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below for the benefit of the Secured Parties.

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the banks, financial institutions and other lending institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto;

WHEREAS, (a) pursuant to the Credit Agreement, among other things, the Lenders have severally agreed to make Loans to the Borrower (including Swingline Loans to be made by the Swingline Lender) and the Letter of Credit Issuers have agreed to issue Letters of Credit for the account of the Borrower or the Restricted Subsidiaries upon the terms and subject to the conditions set forth therein, (b) one or more Hedge Banks have or may from time to time enter into Secured Hedge Agreements with the Borrower and/or its Restricted Subsidiaries and (c) one or more Cash Management Banks have or may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower and/or any of its Restricted Subsidiaries (clauses (a), (b), and (c), collectively, the “Extensions of Credit”);

WHEREAS, pursuant to the Guarantee, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), Holdings and each Subsidiary Pledgor has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, the Borrower is a wholly-owned subsidiary of Holdings;

WHEREAS, each Subsidiary Pledgor is a Domestic Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Subsidiary Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; WHEREAS, it is a condition precedent to the obligation of the Secured Parties to make their respective Extensions of Credit to the Borrower that the Borrower, Holdings and the Subsidiary Pledgors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties; and

WHEREAS, (a) the Pledgors are the legal and beneficial owners of the Equity Interests described in Schedule 1 and issued by the entities named therein (such Equity Interests are, together with any other Equity Interests required to be pledged pursuant to Section 9.11 of the Credit Agreement (the “After-

acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness owed to it described in Schedule 1 and issued by the entities named therein (such Indebtedness, together with any other Indebtedness owed to any Pledgor hereafter and required to be pledged pursuant to Section 9.11(a) of the Credit Agreement (the “After-acquired Debt”) is referred to collectively herein as the “Pledged Debt”), in each case as such Schedule may be amended pursuant to Section 9.11 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the Lenders and Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower and/or its Restricted Subsidiaries and to induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements with the Borrower and/or its Restricted Subsidiaries, the Pledgors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used in this Agreement (including terms used in the preamble and the recitals) shall have the meanings given to them in the Credit Agreement.

(b) Terms used herein that are not defined herein or in the Credit Agreement, but that are terms defined in the UCC and not defined in this Agreement or in the Credit Agreement shall have the meanings specified therein (and if defined in more than one article of the UCC, shall have the meaning specified in Article 9 thereof); the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(c) The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals to this Agreement.

(d) The following terms shall have the following meanings:

“After-acquired Debt” shall have the meaning assigned to such term in the recitals.

“After-acquired Shares” shall have the meaning assigned to such term in the recitals.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Collateral” shall have the meaning assigned to such term in Section 2.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Credit Agreement” shall have the meaning assigned to such term in the recitals.

“Equity Interests” shall mean Stock and Stock Equivalents.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals.

“Guarantee” shall have the meaning assigned to such term in the recitals.

“Lenders” shall have the meaning assigned to such term in the recitals.

“Obligations” shall have the meaning given such term in the Credit Agreement; provided that references herein to (i) the Obligations of Holdings or the Borrower shall refer to the Obligations (as defined in the Credit Agreement), and (ii) the Obligations of any Subsidiary Pledgor shall refer to such Subsidiary Pledgor’s Subsidiary Pledgor Obligations.

“Pledged Debt” shall have the meaning assigned to such term in the recitals.

“Pledged Shares” shall have the meaning assigned to such term in the recitals.

“Pledgors” shall have the meaning assigned to such term in the preamble.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Pledgor (a) any consideration received from the sale, exchange, license, lease or other Disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, (b) all cash and negotiable instruments received by or held on behalf of the Collateral Agent and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Debt Documents” shall mean, collectively, the Credit Documents, each Secured Hedge Agreement and each Secured Cash Management Agreement.

“Subsidiary Pledgor Obligations” shall mean, with respect to any Subsidiary Pledgor, all Obligations (as defined in the Credit Agreement) of such Subsidiary Pledgor which may arise under or in connection with the Guarantee and any other Secured Debt Document to which such Subsidiary Pledgor is a party.

“Subsidiary Pledgors” shall have the meaning assigned to such term in the preamble.

“Termination Date” shall mean the date on which all Obligations are paid in full (other than Hedging Obligations under any Secured Hedge Agreements, Cash Management Obligations under any Secured Cash Management Agreements or contingent indemnification obligations not then due) and the Total Commitment and all Letters of Credit are terminated (other than Letters of Credit that have been cash collateralized on terms reasonably satisfactory to each Letter of Credit Issuer in respect thereof or back-stopped following the termination of the Commitments).

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(e) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof.

2. Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a lien on and a security interest in (the “Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following assets and properties, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Pledgor’s Obligations:

(a) the Pledged Shares held by such Pledgor and the certificates, if any, representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; provided that the Pledged Shares under this Agreement shall not include any Excluded Stock;

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral.

3. Security for Obligations. This Agreement secures the payment of all the Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any Pledgor to the Collateral Agent or the other Secured Parties under the Secured Debt Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Pledgor.

4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto to the extent required by the Credit Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares and After-acquired Debt) shall be accompanied by a schedule describing the assets theretofore and then being pledged hereunder, which shall be attached hereto as part of Schedule 1 and made a part hereof; provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities. Each schedule so delivered shall supplement any prior schedules so delivered.

5. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Schedule 1 (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, if any, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged

Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged pursuant to Sections 6.2 and 9.11 of the Credit Agreement and Section 9(b) hereof. Except as set forth on Schedule 1, the Pledged Shares represent all (or 66% of all the issued and outstanding voting Equity Interests in the case of pledges of Equity Interests in Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for Liens permitted by Section 10.2 of the Credit Agreement and the Lien created by this Agreement.

(c) As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Pledgor of this Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, (i) in the case of certificates or instruments representing or evidencing the Collateral, upon the earlier of (x) delivery of such Collateral to the Collateral Agent in the State of New York and (y) the filing of the applicable Uniform Commercial Code financing statements described in Section 3.2(b) of the Security Agreement and (ii) in the case of all other Collateral, upon the filing of the applicable Uniform Commercial Code financing statements described in Section 3.2(b) of the Security Agreement, shall create a perfected first priority security interest in such Collateral, securing the payment of the Obligations, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(e) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Agreement and this Agreement, constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a) Any Equity Interests required to be pledged hereunder in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall either (i) be represented by a certificate and the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following in order to provide that such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The Partnership/LLC hereby irrevocably elects that all membership interests in the Partnership/LLC shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/LLC shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

or (ii) the applicable Pledgor shall cause the issuer of such interests not to elect to have such interests treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable.

(b) Each Pledgor will comply with Section 9.11 of the Credit Agreement.

7. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable Requirements of Law, or which the Collateral Agent or the Administrative Agent may reasonably request, in order (a) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (b) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8. Voting Rights; Dividends and Distributions; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Secured Debt Documents.

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) of this Section 8, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent not prohibited by any Secured Debt Document; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(c) Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default,

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default; provided that, unless otherwise directed by the Majority Lenders, the Collateral Agent shall have the right (but not the obligation) from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b), to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i), and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and 8(c)(iii), such Pledgor shall from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request in writing.

9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not (i) except as permitted by the Credit Agreement (including pursuant to waivers and consents thereunder), sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien created by this Agreement; provided that, in the event such Pledgor sells or otherwise Disposes of assets as permitted by the Credit Agreement (including pursuant to waivers and consents thereunder), and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien created by this Agreement concurrently with the consummation of such sale or Disposition in accordance with Section 13.17 of the Credit Agreement and Section 14;

(b) pledge and, if applicable, cause each Domestic Subsidiary required to become a party to this Agreement to pledge, to the Collateral Agent for the ratable benefit of the Secured Parties, immediately upon acquisition thereof, all the After-acquired Shares and After-acquired Debt required to be pledged hereunder pursuant to Section 9.11 of the Credit Agreement, in each case pursuant to a supplement to this Agreement substantially in the form of Annex A or such other form reasonably acceptable to the Collateral Agent (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement); and

(c) defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than Liens permitted by Section 10.2 of the Credit Agreement and the Lien created by this Agreement), however arising, and any and all Persons whomsoever.

10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default and with notice to such Pledgor, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable Requirement of Law or in equity and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Requirement of Law now existing or hereafter enacted. The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral in the manner specified in Section 11 of the Credit Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

13. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Except for the termination of a Pledgor’s Obligations hereunder as provided in Section 14, each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Secured Debt Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Secured Debt Document, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Pledgor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Pledgor or any other person or any release of the Borrower or any Pledgor or any other person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14. Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date, notwithstanding that from time to time prior to the Termination Date, the Pledgors may be free from any Obligations.

(b) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the Collateral of such Subsidiary Pledgor shall be automatically released upon consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Pledgor ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary; provided that, the Majority Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) The Collateral shall be automatically released from the Liens of this Agreement (i) upon any Disposition by any Pledgor of any Collateral that is permitted under the Credit Agreement (other than to another Pledgor) and (ii) upon the effectiveness of any written consent to the release of the security interest granted in such Collateral pursuant to Section 13.17 of the Credit Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or Disposed of, as applicable, free and clear of the Liens of this Agreement.

(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

17. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or a “tif” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of copies of this Agreement signed by all of the parties shall be lodged with the Collateral Agent and the Borrower.

18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19. Integration. This Agreement together with the other Secured Debt Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and thereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Debt Documents.

20. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor(s) and the Collateral Agent in accordance with Section 13.1 of the Credit Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through agreements substantially in the form of Annex A, in each case duly executed by each Pledgor directly affected thereby.

(b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof or of any other applicable Secured Debt Document. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Requirement of Law.

21. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, except pursuant to a transaction permitted by the Credit Agreement.

23. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

25. Acknowledgments. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Debt Documents to which it is a party;

(b) (i) neither the Collateral Agent nor any other Agent or Secured Party has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Pledgor with respect to any of the transactions contemplated in this Agreement or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Secured Debt Document (irrespective of whether the Collateral Agent or any other Agent or Secured Party has advised or is currently advising any of the Pledgors or their respective Affiliates on other matters) and neither the Collateral Agent or other Agent or Secured Party has any obligation to any of the Pledgors or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Secured Debt Documents; (ii) the Collateral Agent and its Affiliates, each other Agent and each other Secured Party and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Pledgors and their respective Affiliates, and neither the Collateral Agent nor any other Agent or Secured Party has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iii) neither the Collateral Agent nor any other Agent or Secured Party has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Secured Debt Document) and the Pledgors have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Pledgor agrees that it will not claim that the Collateral Agent or any other Agent or Secured Party, as the case may be, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Pledgor, in connection with the transactions contemplated in this Agreement or the process leading thereto; and

(c) no joint venture is created hereby or by the other Secured Debt Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, the Agents and any other Secured Party or among the Pledgors and the Lenders, the Agents and any other Secured Party.

26. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the day and year first above written.

SAMSON INVESTMENT COMPANY
SAMSON RESOURCES CORPORATION
SAMSON RESOURCES COMPANY
SAMSON HOLDINGS, INC.
SAMSON CONTOUR ENERGY CO.
SAMSON CONTOUR ENERGY E & P, LLC
SAMSON LS, LLC
GEODYNE RESOURCES, INC.
SAMSON-INTERNATIONAL, LTD. each as Pledgor

By:
Name:
Title: Authorized Officer

Signature Page

Samson Investment Company

Pledge Agreement

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

Signature Page

Samson Investment Company

Pledge Agreement

SCHEDULE 1

TO THE PLEDGE AGREEMENT

PLEDGED SHARES AND PLEDGED DEBT

Pledged Shares

Pledgor	Issuer	Issuer’s Jurisdiction of Formation	Class of Equity Interest	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units
Samson Resources Corporation	Samson Investment Company	Nevada	common stock	63	116,929,402	100%
Samson Investment Company	Samson Resources Company	Oklahoma	common stock	25, 29, 30	1,257,637	100%
Samson Resources Company	Samson LS, LLC	Delaware	membership interest	2, 4	11	1%
Samson Holdings, Inc.	Samson LS, LLC	Delaware	membership interest	1, 3	1,089	99%
Samson Investment Company	Samson Holdings, Inc.	Delaware	common stock	1, 5	1,000	10.84%
Samson-International, Ltd.	Samson Holdings, Inc.	Delaware	common stock	4, 6	8,225	89.16%
Samson Investment Company	Samson-International, Ltd.	Oklahoma	common stock	1, 2	600	100%
Samson Resources Company	Samson Contour Energy Co.	Delaware	common stock	17, 18	2,200	100%
Samson Contour Energy Co.	Samson Contour Energy E&P, LLC	Delaware	membership interest	2	1,000	100%
Samson Investment Company	Geodyne Resources, Inc.	Delaware	common stock	GR-002	500	100%

Pledged Debt

None.

Schedule I-2

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [ ], dated as of [         ], 201         (this “Supplement”) to the PLEDGE AGREEMENT, dated as of December 21, 2011 (the “Pledge Agreement”), among Samson Resources Corporation, a Delaware corporation (“Holdings”), Samson Investment Company, a Nevada corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto or that becomes a party thereto pursuant to Section 9 thereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors, Holdings and the Borrower are referred to collectively as the “Pledgors”) and JPMorgan Chase Bank, N.A., as collateral agent (in such capacity, together with its successors, in such capacity the “Collateral Agent”) under the Credit Agreement referred to below for the benefit of the Secured Parties.

A.	Reference is made to (a) that certain Credit Agreement, dated as of December 21, 2011 (the “Credit Agreement”) among the Borrower, the banks, financial institutions and other lending institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto and (b) the Guarantee, dated as of December 21, 2011 (the “Guarantee”), among the Guarantors party thereto and the Collateral Agent.

B.	Capitalized terms used herein and not otherwise defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Pledge Agreement or the Credit Agreement, as applicable. The rules of construction and the interpretive provisions specified in Section 1(c) of the Pledge Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.

C.	The Pledgors have entered into the Pledge Agreement in order to induce the Agents, the Lenders (including the Swingline Lender) and the Letter of Credit Issuers to enter into the Credit Agreement and to (a) induce the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Credit Agreement, (b) to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower or any Restricted Subsidiary of the Borrower and (c) induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower or any Restricted Subsidiary of the Borrower.

D.	The undersigned [Pledgor] [Domestic Subsidiary] (each an “Additional Pledgor”) is (a) the legal and beneficial owner of the Equity Interests described in Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with all other Equity Interests required to be pledged under the Pledge Agreement (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owner of the Indebtedness owed to it and described under Schedule 1 hereto (such pledged Indebtedness, together with all other Indebtedness owed to any Additional Pledgor hereafter and required to be pledged under the Pledge Agreement (the “After-acquired Additional Pledged Debt”) referred to collectively herein as the “Additional Pledged Debt”).

E.

Section 9.11 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide [that additional Subsidiaries of the Borrower may become Subsidiary Pledgors under the Pledge Agreement] [that existing Pledgors may pledge Additional Pledged Shares and Additional Pledged Debt] by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Agent, for the ratable benefit of the Secured Parties, the Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce (a) the Lenders (including the Swingline Lender) and the Letter of Credit Issuers to make additional Extensions of Credit to the Borrower under the Credit Agreement and as consideration for Extensions of Credit previously made, (b) one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrower or any Restricted Subsidiary of the Borrower and (c) one or more Cash Management Banks may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to the Borrower or any Restricted Subsidiary of the Borrower.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”) as collateral security for the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations:

(a)	the Additional Pledged Shares held by such Additional Pledgor and the certificates, if any, representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares; provided that the Additional Pledged Shares under this Supplement shall not include any Excluded Stock;

(b)	the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c)	to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral.

For purposes of the Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor, and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.]

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows:

(a)

Schedule 1 correctly represents as of the date hereof (A) the issuer, the certificate number, if any, the Additional Pledgor and record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Additional Pledgor and holder, date of issuance and maturity date of all Additional Pledged Debt. Except as set forth on Schedule 1, the Pledged Shares represent all (or 66% of all the issued and outstanding voting Equity Interests, in the case of pledges of Equity Interests in Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b)	Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for Liens permitted by Section 10.2 of the Credit Agreement and the Lien created by this Supplement to the Pledge Agreement.

(c)	As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d)	The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, (i) in the case of certificates or instruments representing or evidencing the Collateral, upon the earlier of (x) delivery of such Collateral to the Collateral Agent in the State of New York and (y) the filing of the applicable Uniform Commercial Code financing statements described in Section 3.2(b) of the Security Agreement and (ii) in the case of all other Collateral, upon the filing of the applicable Uniform Commercial Code financing statements described in Section 3.2(b) of the Security Agreement, shall create a perfected first priority security interest in such Collateral, securing the payment of the Obligations, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(e)	Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement, and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION [3] [4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif” file)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION [4] [5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5] [6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6] [7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7] [8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[ADDITIONAL PLEDGOR],
as Additional Pledgor

By:
Name:
Title:

Signature Page

Samson Investment Company

Supplement to Pledge Agreement

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

Signature Page

Samson Investment Company

Supplement to Pledge Agreement

SCHEDULE 1

TO SUPPLEMENT NO. [ ]

TO THE PLEDGE AGREEMENT

PLEDGED SHARES AND PLEDGED DEBT

Pledged Shares

Pledgor	Issuer	Issuer’s Jurisdiction of Formation	Class of Equity Interest	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units

Pledged Debt

Pledgor	Issuer	Issuer’s Jurisdiction of Formation	Initial Principal Amount	Date of Issuance	Maturity Date

EXHIBIT G

FORM OF MORTGAGE/DEED OF TRUST (TEXAS)

G-1

WHEN RECORDED OR FILED,

PLEASE RETURN TO:

Space above for County Recorder’s Use

DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL,

SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

FROM

[            ]

(Organizational ID: [            ])

TO

RONALD L. DIERKER, AS TRUSTEE

FOR THE BENEFIT OF

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent,

and the Other Secured Persons

A CARBON, PHOTOGRAPHIC, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS

SUFFICIENT AS A FINANCING STATEMENT.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES, A POWER OF SALE MAY ALLOW THE TRUSTEE OR THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS INSTRUMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

THIS INSTRUMENT COVERS PROCEEDS OF MORTGAGED PROPERTY.

THIS INSTRUMENT COVERS MINERALS, AS EXTRACTED COLLATERAL AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS) AND THE ACCOUNTS RELATED THERETO, WHICH WILL BE FINANCED AT THE WELLHEADS OF THE WELL OR WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO. THIS FINANCING STATEMENT IS TO BE FILED OR FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON THE EXHIBITS HERETO. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN THE EXHIBITS ATTACHED HERETO.

PORTIONS OF THE MORTGAGED PROPERTY ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN THE EXHIBITS HERETO. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF EACH COUNTY IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED. THE MORTGAGOR IS THE OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OR THE UCC RECORDS.

TABLE OF CONTENTS

TABLE OF CONTENTS

Page
SECTION 1
Definitions

Terms Defined Above	2
UCC and Other Defined Terms	2
Definitions	2

SECTION 2
Grant of Lien and Obligations

Grant of Liens	4
Grant of Security Interest	5
Obligations	5
Fixture Filing, Etc.	6
Pro Rata Benefit	6
Excluded Properties	6

SECTION 3
Assignment of As-Extracted Collateral

Assignment	7
No Modification of Payment Obligations	8

SECTION 4
Representations, Warranties and Covenants

Title	8
Defend Title	9
Not a Foreign Person	9

SECTION 5
Rights and Remedies
Event of Default	9
Foreclosure and Sale	9
Substitute Trustees and Agents	11
Judicial Foreclosure; Receivership	11
Foreclosure for Installments	11
Separate Sales	11
Possession of Mortgaged Property	11

i

Occupancy After Foreclosure	12
Remedies Cumulative, Concurrent and Nonexclusive	12
Discontinuance of Proceedings	12
No Release of Obligations	12
Release of and Resort to Collateral	13
Waiver of Redemption, Notice and Marshalling of Assets, Etc.	13
Application of Proceeds	13
Resignation of Operator	14
Indemnity	14
Failure to Perform	14

SECTION 6
The Trustee.

Duties, Rights, and Powers of Trustee	14
Successor Trustee	15
Retention of Moneys	15

SECTION 7
Miscellaneous

Releases	15
Severability	16
Successors and Assigns	16
Satisfaction of Prior Encumbrance	16
Application of Payments to Certain Obligations	16
Nature of Covenants	17
Notices	17
Expenses	17
Counterparts	17
Governing Law	17
Financing Statement; Fixture Filing	17
Filing of Financing Statements	17
Limit on Obligations and Collateral	18
References	19

Exhibit A Hydrocarbon Interests

ii

THIS DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Mortgage”) is entered into as of December [    ], 2011 (the “Effective Date”) by [            ], a [            ] (the “Mortgagor”), in favor of Ronald L. Dierker as Trustee for the benefit of JPMORGAN CHASE BANK, N.A., in its capacity as Collateral Agent (as defined in the Credit Agreement (as hereinafter defined), together with its successors and assigns in such capacity, the “Mortgagee”), for its benefit and the benefit of the Other Secured Persons (as hereinafter defined) with respect to all Mortgaged Properties (as hereinafter defined) and with respect to all UCC Collateral (as hereinafter defined).

R E C I T A L S

A. On even date herewith, Samson Investment Company, as borrower (the “Borrower”), the banks, financial institutions and other lending institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer (as each such term is defined in the Credit Agreement) from time to time party thereto, executed a Credit Agreement (such agreement, as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to such, upon the terms and conditions stated therein, the Lenders agreed to make loans and other extensions of credit to the Borrower.

B. The Borrower and its Restricted Subsidiaries and certain Hedge Banks have or may enter into Secured Hedge Agreements (as defined in the Credit Agreement).

C. The Borrower and its Restricted Subsidiaries and certain Cash Management Banks have or may enter into Secured Cash Management Agreements (as defined in the Credit Agreement).

D. The Credit Agreement, the Secured Hedge Agreements and the Secured Cash Management Agreements are collectively referred to herein as the “Secured Transaction Documents”.

E. The Mortgagor, each of the other signatories thereto, and Mortgagee, executed a Guarantee dated as of even date herewith (such agreement, as may from time to time be amended, restated, supplemented or otherwise modified, the “Guarantee”) pursuant to which, upon terms and conditions stated therein, the Mortgagor has agreed to guarantee the Obligations under the Secured Transaction Documents.

F. The Mortgagee and the Other Secured Persons have conditioned their obligations under the Secured Transaction Documents upon the execution and delivery by the Mortgagor of this Mortgage, and the Mortgagor has agreed to enter into this Mortgage to secure all obligations owing to the Mortgagee and the Other Secured Persons under the Secured Transaction Documents and the other Credit Documents.

G. Therefore, in order to comply with the terms and conditions of the Secured Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby agrees as follows:

1

SECTION 1

DEFINITIONS

1.1. Terms Defined Above. As used in this Mortgage, each term defined above has the meaning indicated above.

1.2. UCC and Other Defined Terms. Each capitalized term used in this Mortgage and not defined in this Mortgage shall have the meaning ascribed to such term in the Credit Agreement. Any capitalized term not defined in either this Mortgage or the Credit Agreement shall have the meaning ascribed to such term in the Applicable UCC. The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Credit Agreement shall apply to this Mortgage, including terms defined in the preamble and recitals to this Mortgage.

1.3. Definitions.

“Applicable UCC” means the provisions of the Uniform Commercial Code presently in effect in the jurisdiction in which the relevant UCC Collateral is situated or which otherwise is applicable to the creation or perfection of the Liens described herein or the rights and remedies of Mortgagee under this Mortgage.

“Collateral” means collectively all the Mortgaged Property and all the UCC Collateral.

“Event of Default” has the meaning ascribed to such term in Section 5.1.

“Future Advances” means future obligations and future advances that the Mortgagee or any Other Secured Person may make pursuant to any Secured Transaction Document.

“Hydrocarbons” means all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests or other properties constituting Oil and Gas Properties.

“Hydrocarbon Interests” means all rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to the oil and gas leases, oil, gas and mineral leases, wellbore interests, and/or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, and other interests and estates and the lands and premises covered or affected thereby, including any reserved or residual interests of whatever nature, in each case, which are described on Exhibit A.

“Indemnified Parties” means the Trustee, the Mortgagee, each Other Secured Person and their Related Parties.

“Mortgaged Property” means the Oil and Gas Properties and other properties and assets described in Section 2.1(a) through Section 2.1(f).

2

“Obligations” has the meaning assigned to such term in Section 2.3.

“Oil and Gas Properties” means (a) the Hydrocarbon Interests; (b) the properties now or hereafter pooled or unitized with the Hydrocarbon Interests; (c) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules or other official acts of any Governmental Authority and units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including, without limitation, production sharing contracts and agreements, production sales contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, and equipment leases, described or referred to in this Mortgage or which relate to any of the Hydrocarbon Interests or interests in the Hydrocarbon Interests or the production, sale, purchase, exchange, processing, handling, storage, transporting or marketing of the Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands pooled or unitized therewith and the Mortgagor’s interests therein, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, the lands pooled or unitized therewith and the Mortgagor’s interests therein; and (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, the rights, titles, interests and estates described or referred to above, which are now owned or which are hereafter acquired by the Mortgagor, including, without limitation, any and all property, real or personal, immoveable or moveable, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property or the lands pooled or unitized therewith, including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements, servitudes, licenses and other surface and subsurface rights, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Other Secured Persons” means each Lender, each Agent under the Credit Agreement, each Issuing Bank under the Credit Agreement, each Hedge Bank, each Cash Management Bank and each sub-agent pursuant to Section 12 of the Credit Agreement.

“Permitted Encumbrances” means all Liens permitted under Section 10.2 of the Credit Agreement.

“Termination Date” shall mean the date on which all Obligations are paid in full (other than Hedging Obligations under any Secured Hedge Agreements, Cash Management Obligations under any Secured Cash Management Agreements or contingent indemnification obligations not then due) and the Total Commitment and all Letters of Credit are terminated (other than Letters of Credit that have been cash collateralized on terms reasonably satisfactory to each Letter of Credit Issuer in respect thereof or back-stopped following the termination of the Commitments).

3

“Trustee” means Ronald L. Dierker of Harris County, Texas, 77002 whose address for notice hereunder is 712 Main Street, Houston, Texas, 77002, and any successors and substitutes in trust hereunder.

“UCC Collateral” means the property and other assets described in Section 2.2.

SECTION 2

GRANT OF LIEN AND OBLIGATIONS

2.1. Grant of Liens. To secure payment of the Obligations when due, the Mortgagor does by these presents hereby:

GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE and CONVEY to the Trustee, for the use and benefit of the Mortgagee and the Other Secured Persons, all the following properties, rights and interests which are located in Texas, TO HAVE AND TO HOLD unto the Trustee forever to secure the Secured Obligations:

(a) All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to the Oil and Gas Properties.

(b) All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to all geological, geophysical, engineering, accounting, title and other technical or business data concerning the Oil and Gas Properties or the Hydrocarbons, and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data.

(c) All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to all Hydrocarbons.

(d) Any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the Liens hereof by the Mortgagor or by anyone on the Mortgagor’s behalf; and the Trustee and/or the Mortgagee are hereby authorized to receive the same at any time as additional security hereunder.

(e) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by the Mortgagor in and to the Oil and Gas Properties and all other rights, titles, interests and estates and every part and parcel thereof, including, without limitation, any rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Encumbrances to which any of such Oil and Gas Properties or other rights, titles, interests or estates are subject or otherwise; all rights of the Mortgagor to Liens securing payment of proceeds from the sale of production from any of such Oil and Gas Properties, together with any and all renewals and extensions of any of such related rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by the Mortgagor in and to the such related rights, titles, interests or estates.

4

(f) All of the Mortgagor’s rights, titles and interests in and to all surface fees and fee estates described in Exhibit A, if any, compressor sites, settling ponds, equipment or pipe yards, office sites and all property and fixtures located thereon, whether such surface fees, fee estates, compressor sites, settling ponds, equipment or pipe yards, office sites, office buildings are fee simple estates, leasehold estates or otherwise, together with all present and future rights, titles, easements and estates now owned or hereafter acquired by the Mortgagor under or in connection with such interest.

It is the intention of the Mortgagor and the Mortgagee herein to cover and affect hereby all interests which the Mortgagor may now own or may hereafter acquire in and to the interests and Property described on Exhibit A, even though the Mortgagor’s interests or the property be incorrectly described on Exhibit A or a description of a part or all of the interests or property described on Exhibit A or the Mortgagor’s interests therein be omitted, and notwithstanding that the interests as specified on Exhibit A may be limited to particular lands, specified depths or particular types of property interests.

Notwithstanding any provision in this Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Mortgage. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

2.2. Grant of Security Interest. To further secure payment of the Obligations when due, the Mortgagor hereby grants to the Mortgagee, for its benefit and the benefit of the Other Secured Persons, a security interest in and to all of the following (whether now or hereafter acquired by operation of law or otherwise):

(a) all As-Extracted Collateral from or attributable to the Oil and Gas Properties;

(b) all Fixtures on the Mortgaged Property described or to which reference is made herein or on Exhibit A; and

(c) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing.

2.3. Obligations. This Mortgage is executed and delivered by the Mortgagor to secure the payment and performance when due of the following (the “Obligations”): all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party (and any Restricted Subsidiary of the Borrower in the case of any Secured Transaction Document) arising under any Credit Document or arising otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement, in each case, whether

5

direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party, Restricted Subsidiary of the Borrower or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents and the other Secured Transaction Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents or the other Secured Transaction Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts (including reimbursement obligations for amounts drawn under Letters of Credit) payable by any Credit Party (or any Restricted Subsidiary, as the case may be) under any Credit Document or any other Secured Transaction Document (including amounts payable in respect of an early termination under Secured Hedge Agreements and any unpaid amounts owing in respect thereof). Notwithstanding the foregoing, (a) the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Mortgage and the other Credit Documents shall not require the consent of the holders of Hedge Obligations under Secured Hedge Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements.

2.4. Fixture Filing, Etc. Without in any manner limiting the generality of any of the other provisions of this Mortgage: (i) some portions of the goods described or to which reference is made herein are or are to become Fixtures on the land described or to which reference is made herein or on Exhibit A; (ii) the security interests created hereby under applicable provisions of the Applicable UCC will attach to all As-Extracted Collateral and all other Hydrocarbons; (iii) this Mortgage is to be filed of record in the real estate records or other appropriate records as a financing statement; and (iv) the Mortgagor is the record owner of the real estate or interests in the real estate or immoveable property comprised of the Mortgaged Property. Pro Rata Benefit. This Mortgage is executed and granted for the pro rata benefit and security of the Mortgagee and the Other Secured Persons to secure the Obligations for so long as same remains unpaid and thereafter until the Termination Date.

2.6. Excluded Properties. Notwithstanding anything herein to the contrary, in no event shall the Mortgaged Property include, and the Mortgagor shall not be deemed to have granted a Lien in, any of the Mortgagor’s right, title or interest in any of the following property but only to the extent such property constitutes personal property (and for the avoidance of doubt, not (i) real property, including the Hydrocarbon Interests or (ii) As-Extracted Collateral or Fixtures):

(a) (i) any personal property to the extent that such grant of a Lien is prohibited by any Requirement of Law or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, (ii) any personal property to the extent that such grant of a Lien is (x) prohibited by, or constitutes a breach or default under, or results in (or would result in) the termination of (or would give any other party a right of termination of), or requires any

6

consent not obtained under, any Contractual Requirement or (y) otherwise constitutes or results (or would result) in the abandonment, invalidation or unenforceability (or would give any other party a right of abandonment, invalidation or unenforceability of) any right, title or interest of the Mortgagor under any Contractual Requirement, except, in each case, to the extent that such Requirement of Law or the term in such Contractual Requirement or equity holder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Requirements of Law or purports to prohibit the granting of a Lien over all assets of the Mortgagor or (iii) any personal property to the extent that such grant of a Lien would result in the forfeiture of the Mortgagor’s rights in the personal property; provided, however, that the foregoing exclusions shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Applicable UCC of any relevant jurisdiction or any other applicable Requirement of Law; and provided, further, that the Mortgagor shall be deemed to have granted a Lien in all its rights, title and interests in any portion of such personal property that does not result in any of the consequences specified above including any Proceeds of such personal property; or

(b) any personal property constituting “Excluded Property” as such term is defined in the Security Agreement.

SECTION 3

ASSIGNMENT OF AS-EXTRACTED COLLATERAL

3.1. Assignment.

(a) The Mortgagor has assigned, transferred, conveyed and granted a security interest, to the Mortgagee, for its benefit and the benefit of the Other Secured Persons in and to the property described in Sections 2.1 and 2.2 of this Mortgage, including all of its As-Extracted Collateral from or attributable to the Oil and Gas Properties.

(b) If an Event of Default shall occur and only for so long as such event shall be continuing, after written notice is provided to the Mortgagor by the Mortgagee, and to the extent permitted by applicable Requirement of Law:

(i) All Hydrocarbons and products thereof shall be delivered into pipe lines connected with the Mortgaged Property, or to the purchaser thereof, to the credit of the Mortgagee, for its benefit and the benefit of the Other Secured Persons and all such revenues and proceeds thereof shall be paid directly to the Mortgagee, at its offices in New York, New York, with no duty or obligation of any party paying the same to inquire into the rights of the Mortgagee to receive the same, what application is made thereof, or as to any other matter;

(ii) The Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be reasonably required or desired by the Mortgagee, after receipt of a written request from the Mortgagee, in order to have said proceeds and revenues so paid to the Mortgagee and, in addition to any and all rights of a secured party under Sections 9-607 and 9-609 of the

7

Applicable UCC, the Mortgagee is fully authorized to receive and receipt for said revenues and proceeds, to endorse and cash any and all checks and drafts payable to the order of the Mortgagor or the Mortgagee for the account of the Mortgagor received from or in connection with said revenues or proceeds and to hold the proceeds thereof in a Deposit Account with the Mortgagee, a Lender or other acceptable commercial bank as additional collateral securing the Obligations, and to execute transfer and division orders in the name of the Mortgagor, or otherwise, with warranties binding the Mortgagor. All proceeds received by the Mortgagee pursuant to this grant and assignment shall be applied as provided in Section 5.14;

(iii) The Mortgagee shall not be liable for any delay, neglect or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder, but the Mortgagee shall have the right, at its election after written notice is provided to the Mortgagor, in the name of the Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Mortgagee in order to collect such funds and to protect the interests of the Mortgagee and/or the Mortgagor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Mortgagor; and

(iv) The Mortgagor hereby appoints the Mortgagee as its attorney-in-fact to pursue any and all rights of the Mortgagor to Liens in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons, which power of attorney shall be coupled with an interest and shall be irrevocable until the Termination Date.

(c) The Mortgagor does hereby specifically agree that third-parties shall be entitled to rely, and shall be fully protected in relying, upon any written notice by the Mortgagee that an Event of Default has occurred and is continuing for the purposes of clause (b) above.

3.2. No Modification of Payment Obligations. Nothing herein contained shall modify or otherwise alter the obligation of the Mortgagor to make prompt payment of all amounts constituting Obligations when and as the same become due regardless of whether the proceeds of the As-Extracted Collateral and Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations. Nothing in this Article III is intended to be an acceptance of collateral in satisfaction of the Obligations.

SECTION 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Mortgagor hereby represents, warrants and covenants as follows:

4.1. Title. The Mortgagor has good and defensible title to and is possessed of the Hydrocarbon Interests and has good title to the UCC Collateral. The Collateral is free of all Liens except Permitted Encumbrances.

8

4.2. Defend Title. This Mortgage is, and always will be kept, a first priority Lien upon the Collateral; subject to any Permitted Encumbrances (provided that Liens permitted by Section 10.2 of the Credit Agreement may exist and attach to the Mortgaged Properties and may have whatever priority such Liens have under applicable law, provided that for the avoidance of doubt, no intent to subordinate priority of the Liens created hereby is intended or to be inferred by the existence thereof). The Mortgagor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on a parity with the Lien of this Mortgage upon the Collateral or any part thereof other than such Permitted Encumbrances. The Mortgagor will warrant and defend the title to the Collateral against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby (and its priority) until the Termination Date. If (i) an adverse claim be made against or a cloud develop upon the title to any part of the Collateral other than a Permitted Encumbrance or (ii) any Person shall challenge the priority or validity of the Liens created by this Mortgage, then the Mortgagor agrees to immediately defend against such adverse claim or take appropriate action to remove such cloud, in each case, at the Mortgagor’s sole cost and expense. The Mortgagor further agrees that the Trustee and/or the Mortgagee may take such other action as they deem advisable to protect and preserve their interests in the Collateral, and in such event the Mortgagor will indemnify the Trustee and/or the Mortgagee against any and all cost, attorneys’ fees and other expenses which they may incur in defending against any such adverse claim or taking action to remove any such cloud.

4.3. Not a Foreign Person. The Mortgagor is not a “foreign person” within the meaning of the Code, Sections 1445 and 7701 (i.e., the Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

SECTION 5

RIGHTS AND REMEDIES

5.1. Event of Default. An Event of Default under the Credit Agreement shall be an “Event of Default” under this Mortgage.

5.2. Foreclosure and Sale.

(a) If an Event of Default shall occur and be continuing, to the extent provided by applicable Requirement of Law, the Mortgagee shall have the right and option to proceed with foreclosure by directing the Trustee to proceed with foreclosure and to sell all or any portion of such Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one jurisdiction, notice as above provided shall be posted and filed in all such jurisdictions (if such notices are required by law), and all such Mortgaged Property may be sold in any such jurisdiction and any such notice shall designate the jurisdiction where such Mortgaged Property is to be sold. Nothing contained in this Section 5.2 shall be construed so as to limit in any way any rights to sell the Mortgaged Property or any portion thereof by private sale if and to the extent that such private sale is permitted under the Requirements of Law of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. The Mortgagor hereby irrevocably appoints, effective upon the

9

occurrence and during the continuance of an Event of Default, the Trustee and the Mortgagee, with full power of substitution, to be the attorney-in-fact of the Mortgagor and in the name and on behalf of the Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which the Mortgagor ought to execute and deliver and do and perform any and all such acts and things which the Mortgagor ought to do and perform under the covenants herein contained and generally, to use the name of the Mortgagor in the exercise of all or any of the powers hereby conferred on the Trustee and/or the Mortgagee. At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for the Trustee or the Mortgagee, as appropriate, to have physically present, or to have constructive possession of, the Mortgaged Property (the Mortgagor hereby covenanting and agreeing to deliver any portion of the Mortgaged Property not actually or constructively possessed by the Trustee or the Mortgagee immediately upon the Mortgagee’s demand) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by the Trustee or the Mortgagee shall contain a general warranty of title, binding upon the Mortgagor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by the Trustee or the Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of the Trustee, Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, the Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under the Mortgagor, and (vii) to the extent and under such circumstances as are permitted by law, the Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Obligations (in the order of priority set forth in Section 5.14) in lieu of cash payment.

(b) If an Event of Default shall occur and be continuing, then (i) the Mortgagee shall be entitled to all of the rights, powers and remedies afforded a secured party by the Applicable UCC with reference to the UCC Collateral and/or (ii) the Trustee or the Mortgagee may proceed as to any Collateral in accordance with the rights and remedies granted under this Mortgage or applicable law in respect of the Collateral. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Trustee or the Mortgagee under any other provision of this Mortgage or under any other Credit Document. Written notice mailed to the Mortgagor as provided herein at least ten (10) days prior to the date of public sale of any part of the Collateral which is personal property subject to the provisions of the Applicable UCC, or prior to the date after which private sale of any such part of the Collateral will be made, shall constitute reasonable notice.

10

5.3. Substitute Trustees and Agents. The Trustee or Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee or Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Trustee or Mortgagee. If the Trustee or Mortgagee shall have given notice of sale hereunder, any successor or substitute trustee or mortgagee agent thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute trustee or mortgagee agent conducting the sale.

5.4. Judicial Foreclosure; Receivership. Upon the occurrence of and during the continuance of an Event of Default, the Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy.

5.5. Foreclosure for Installments. Upon the occurrence of and during the continuance of an Event of Default, the Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Obligations which have not been paid when due either through the courts or by directing the Trustee to proceed with foreclosure in satisfaction of the matured but unpaid portion of the Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest and other Obligations then due; such sale may be made subject to the unmatured portion of the Obligations, and any such sale shall not in any manner affect the unmatured portion of the Obligations, but as to such unmatured portion of the Obligations this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that upon the occurrence of and during the continuance of an Event of Default, several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Obligations, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Obligations.

5.6. Separate Sales. Upon the occurrence of and during the continuance of an Event of Default, the Collateral may be sold in one or more parcels and to the extent permitted by applicable Requirement of Law in such manner and order as the Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

5.7. Possession of Mortgaged Property. If an Event of Default shall have occurred and be continuing, then, to the extent permitted by applicable law, the Trustee or the Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Collateral in the possession of the Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude the Mortgagor, its successors or assigns, and all persons claiming under the Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding

11

the same, the Mortgagee may use, administer, manage, operate and control the Collateral and conduct the business thereof to the same extent as the Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of the Mortgagor, in the name, place and stead of the Mortgagor, or otherwise as the Mortgagee shall deem best.

5.8. Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale the Mortgagor or the Mortgagor’s heirs, devisees, representatives, successors or assigns or any other person claiming any interest in the Collateral by, through or under the Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction.

5.9. Remedies Cumulative, Concurrent and Nonexclusive. Every right, power, privilege and remedy herein given to the Trustee or the Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC in effect and applicable to the Collateral or any portion thereof). Each and every right, power, privilege and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or the Mortgagee, and the exercise, or the beginning of the exercise, or the abandonment, of any such right, power, privilege or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power, privilege or remedy. No delay or omission by the Trustee or the Mortgagee or any Other Secured Person in the exercise of any right, power or remedy shall impair any such right, power, privilege or remedy or operate as a waiver thereof or of any other right, power, privilege or remedy then or thereafter existing.

5.10. Discontinuance of Proceedings. If the Trustee or the Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under any Credit Document or available at law and shall thereafter elect to discontinue or abandon same for any reason, then it shall have the unqualified right so to do and, in such an event, the parties shall be restored to their former positions with respect to the Obligations, this Mortgage, the Credit Agreement, the Collateral and otherwise, and the rights, remedies, recourses and powers of the Trustee and the Mortgagee, as applicable, shall continue as if same had never been invoked.

5.11. No Release of Obligations. Neither the Mortgagor, any Guarantor nor any other person hereafter obligated for payment of all or any part of the Obligations shall be relieved of such obligation, to the extent the Obligations remain due and owing, by reason of: (a) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (b) any agreement or stipulation between any subsequent owner of the Mortgaged Property and the Mortgagee extending,

12

renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to the Mortgagor, any Guarantor or such other Person, and in such event the Mortgagor, Guarantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Mortgagee; or (c) by any other act or occurrence save and except upon the Termination Date.

5.12. Release of and Resort to Collateral. The Mortgagee may release, regardless of consideration, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Mortgage or its stature as a first and prior Lien, in and to the Collateral, provided that Permitted Encumbrances may exist, and without in any way releasing or diminishing the liability of any Person liable for the repayment of the Obligations. For payment of the Obligations, the Mortgagee may resort to any other security therefor held by the Mortgagee in such order and manner as the Mortgagee may elect.

5.13. Waiver of Redemption, Notice and Marshalling of Assets, Etc. To the fullest extent permitted by law, the Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to the Mortgagor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment and (b) any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Mortgage and now in force, of which the Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. If the laws of any state which provides for a redemption period do not permit the redemption period to be waived, the redemption period shall be specifically reduced to the minimum amount of time allowable by statute.

5.14. Application of Proceeds. The proceeds of any sale of the Mortgaged Property or any part thereof and all other monies received in any proceedings for the enforcement hereof or otherwise, whose application has not elsewhere herein been specifically provided for, shall be applied:

(a) First, to the payment of all reasonable expenses incurred by the Trustee or the Mortgagee incident to the enforcement of this Mortgage, the Credit Agreement or any Credit Document to collect any portion of the Obligations (including expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees, a reasonable commission to the Trustee acting and reasonable legal fees, and to the payment of all other reasonable charges, expenses, liabilities and advances incurred or made by the Trustee or the Mortgagee under this Mortgage or in executing any trust or power hereunder; and

(b) Second, as set forth in Section 11 of the Credit Agreement.

13

5.15. Resignation of Operator. In addition to all rights and remedies under this Mortgage, at law and in equity, if any Event of Default shall occur and be continuing and the Trustee or the Mortgagee shall exercise any remedies under this Mortgage with respect to any portion of the Mortgaged Property (or the Mortgagor shall transfer any Mortgaged Property “in lieu of” foreclosure) whereupon the Mortgagor is divested of its title to any of the Collateral, the Mortgagee shall have the right to request that any operator of any Mortgaged Property which is either the Mortgagor or any Affiliate of the Mortgagor to resign as operator under the joint operating agreement applicable thereto, and no later than 60 days after receipt by the Mortgagor of any such request, the Mortgagor shall resign (or, to the extent it is able to do so, cause such other Person to resign) as operator of such Collateral.

5.16. Indemnity. THE INDEMNIFIED PARTIES SHALL NOT BE LIABLE, IN CONNECTION WITH ANY ACTION TAKEN, FOR ANY LOSS SUSTAINED BY THE MORTGAGOR RESULTING FROM AN ASSERTION THAT THE MORTGAGEE HAS RECEIVED FUNDS FROM THE PRODUCTION OF HYDROCARBONS CLAIMED BY THIRD PERSONS OR ANY ACT OR OMISSION OF ANY INDEMNIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE MORTGAGED PROPERTY INCLUDING SUCH LOSS WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF AN INDEMNIFIED PARTY UNLESS SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT, BAD FAITH OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTY SEEKING INDEMNITY OR ANY OF ITS RELATED PARTIES. NO INDEMNIFIED PARTY SHALL BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF THE MORTGAGOR. THE MORTGAGOR AGREES TO PAY, AND TO SAVE THE INDEMNIFIED PARTIES HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND ADMINISTRATION OF THIS MORTGAGE TO THE EXTENT THE BORROWER WOULD BE REQUIRED TO DO SO PURSUANT TO SECTION 13.5 OF THE CREDIT AGREEMENT. THE LIABILITIES OF THE MORTGAGOR AS SET FORTH IN THIS SECTION 5.16 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE.

5.17. Failure to Perform. The Mortgagor agrees that if it fails to perform any act or to take any action which it is required to perform or take hereunder or pay any money which the Mortgagor is required to pay hereunder, the Mortgagee, in the Mortgagor’s name or its or their own name, may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money.

SECTION 6

THE TRUSTEE.

6.1. Duties, Rights, and Powers of Trustee. The Trustee shall have no duty to see to any recording, filing or registration of this Mortgage or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Property, or any part thereof, or against the Mortgagor, or to see to

14

the performance or observance by the Mortgagor of any of the covenants and agreements contained herein. The Trustee shall not be responsible for the execution, acknowledgment or validity of this Mortgage or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the Mortgagee. The Trustee shall have the right to consult with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. The Trustee shall not incur any personal liability hereunder except for the Trustee’s own willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

6.2. Successor Trustee. The Trustee may resign by written notice addressed to the Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed on behalf of the Mortgagee. In case of the death, resignation or removal of the Trustee, a successor may be appointed by the Mortgagee by instrument of substitution complying with any applicable Governmental Requirements, or, in the absence of any such requirement, without formality other than appointment and designation in writing. Written notice of such appointment and designation shall be given by the Mortgagee to the Mortgagor, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited. Upon the making of any such appointment and designation, this Mortgage shall vest in the successor all the estate and title in and to all of the Mortgaged Property, and the successor shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate an additional successor but such right may be exercised repeatedly until the Termination Date. To facilitate the administration of the duties hereunder, the Mortgagee may appoint multiple trustees to serve in such capacity or in such jurisdictions as the Mortgagee may designate.

6.3. Retention of Moneys. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law) and the Trustee shall be under no liability for interest on any moneys received by him hereunder.

SECTION 7

MISCELLANEOUS

7.1. Releases.

(a) Full Release. On the Termination Date, the Mortgagee shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record at the expense of the Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be reasonably necessary or desirable for the release of the Liens created hereby on the Mortgaged Property. Other than as set forth in the foregoing sentence, this Mortgage shall remain and continue in full force and effect and be binding in accordance with and to the extent of its terms upon the Mortgagor and the successors and assigns

15

thereof and shall inure to the benefit of the Mortgagee and the Other Secured Persons and their respective successors, indorsees, transferees and assigns; notwithstanding that from time to time prior to the Termination Date, the Mortgagor may be free from any Obligations.

(b) Partial Release. The Mortgagee, at the request and sole expense of the Mortgagor, shall promptly execute and deliver to the Mortgagor all releases, re-conveyances or other documents reasonably necessary or desirable for the release of the Liens created hereby on the Mortgaged Property, which shall include, without limitation, the agreement of the Mortgagee (on behalf of itself and on behalf of the Other Secured Persons) to release the security interests in, and the Liens on, the Collateral granted herein and created hereby, (i) upon any Disposition by the Mortgagor of any Mortgaged Property that is permitted under the Credit Agreement (other than to a Guarantor) and (ii) upon the effectiveness of any written consent to the release of the security interest granted in such Mortgaged Property pursuant to Section 13.17 of the Credit Agreement.

(c) Possession of Notes. The Mortgagor acknowledges and agrees that possession of any Note (or any replacements of any said Note or other instrument evidencing any part of the Obligations) at any time by the Mortgagor or any other guarantor shall not in any manner extinguish the Obligations or this Mortgage, and the Mortgagor shall have the right to issue and reissue any of the Notes from time to time as its interest or as convenience may require, without in any manner extinguishing or affecting the Obligations or the Lien of this Mortgage.

7.2. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Mortgagee and the Other Secured Persons in order to effectuate the provisions hereof. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

7.3. Successors and Assigns. The terms used to designate any party or group of person s shall be deemed to include the respective heirs, legal representatives, successors and assigns of such Persons.

7.4. Satisfaction of Prior Encumbrance. To the extent that proceeds of the Credit Agreement are used to pay indebtedness secured by any outstanding Lien against the Mortgaged Property then the parties agree that: (a) such proceeds have been advanced at the Mortgagor’s request, and (b) the Mortgagee and the Lenders shall be subrogated to any and all rights and Liens owned by any owner or holder of such outstanding Liens, irrespective of whether said Liens are or have been released. It is expressly understood that, in consideration of the payment of such other indebtedness, the Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness. This Mortgage is made with full substitution and subrogation of the Trustee and the Mortgagee and their successors and assigns in and to all covenants and warranties by others heretofore given or made in respect of the Mortgaged Property or any part thereof.

7.5. Application of Payments to Certain Obligations. If any part of the Obligations cannot be lawfully secured by this Mortgage or if any part of the Collateral cannot be lawfully subject to the Lien hereof to the full extent of the Obligations, then all payments made shall be applied on said Obligations first in discharge of that portion thereof which is not secured by this Mortgage.

16

7.6. Nature of Covenants. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

7.7. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement.

7.8. Expenses. The Mortgagor agrees to pay any and all reasonable and documented out of pocket expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Mortgagee in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Mortgagor under this Mortgage to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Credit Agreement.

7.9. Counterparts. This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A to such counterpart. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. Complete copies of this Mortgage containing the entire Exhibit A have been retained by the Mortgagee.

7.10. Governing Law. Insofar as permitted by otherwise applicable law, this Mortgage shall be construed under and governed by the laws of the State of Texas.

7.11. Financing Statement; Fixture Filing. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures included within the Mortgaged Property and is to be filed or filed for record in the real estate records, mortgage records or other appropriate records of each jurisdiction where any part of the Mortgaged Property (including said fixtures) are situated. This Mortgage shall also be effective as a financing statement covering As-Extracted Collateral (including oil and gas and all other substances of value which may be extracted from the ground) and accounts financed at the wellhead or minehead of wells or mines located on the properties subject to the Applicable UCC and is to be filed for record in the real estate records, UCC records or other appropriate records of each jurisdiction where any part of the Mortgaged Property is situated.

7.12. Filing of Financing Statements. Pursuant to the Applicable UCC, the Mortgagor authorizes the Mortgagee, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Mortgaged Property without the signature of the Mortgagee in such form and in such offices as the Mortgagee reasonably determines appropriate to perfect the security interests of the Mortgagee under this Mortgage. The Mortgagor also authorizes the Mortgagee, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Mortgagor”, “all personal property of the Mortgagor” or words of similar effect. The Mortgagor shall pay all costs associated with the filing of such instruments.

17

In that regard, the following information is provided:

Name of Debtor:	[ ]
Address of Debtor	[ ]
[ ]
[ ]
Attention: [ ]
State of Formation/Location	[ ]
Facsimile:	[ ]
Telephone:	[ ]

With a copy of any notice to:	[ ]
[ ]
[ ]
[ ]
Facsimile:	[ ]
Telephone:	[ ]

Principal Place of
Business of Debtor:	[ ]
[ ]
[ ]

Name of Secured Party:	JPMorgan Chase Bank, N.A.
as Collateral Agent

Address of Secured
Party:	712 Main Street
Houston, TX 77002

Facsimile:	(713) 216-7770
Telephone:	(713) 216-7739

Owner of Record of
Real Property:	Mortgagor

7.13. Limit on Obligations and Collateral. It is the intention of the Mortgagor, the Mortgagee and the Other Secured Persons that this Mortgage not constitute a fraudulent transfer or fraudulent conveyance under any state or federal law that may be applied hereto. The Mortgagor and, by the Mortgagee’s acceptance hereof, the Mortgagee and the Other Secured Persons hereby acknowledge and agree that, notwithstanding any other provision of this Mortgage, the indebtedness secured hereby shall be limited to the maximum amount of indebtedness that can be incurred or secured by the Mortgagor without rendering this Mortgage voidable under applicable law relating to fraudulent conveyances or fraudulent transfers.

18

7.14. References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Mortgage refer to this Mortgage as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Mortgage unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

[SIGNATURES BEGIN NEXT PAGE]

19

EXECUTED this              day of December, 2011, to be effective as of the date first written above.

[ ]

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

On this          day of December, 2011, before me, a notary public personally appeared                                 , known to me (or satisfactorily proven) to be                          of [            ], a [            ] corporation, and who acknowledged that such person, being authorized to do so, executed the foregoing instrument as such officer on behalf of such corporation for the purposes therein provided.

Witness my hand and Official Seal.

Notary Public

Seal:

Deed of Trust

Signature Page

EXHIBIT A

to

DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT

Introduction

All references contained in this Exhibit A to the wells are intended to include references to Mortgagor’s well identification number and well name for any existing well, including any replacement well drilled in lieu thereof from which crude oil, natural gas or other Hydrocarbons are now or hereafter produced. All references contained in this Exhibit A to the Oil and Gas Properties are intended to include: (i) the volume or book and page, file, entry or instrument number of the appropriate records of the particular county or parish in the state where each such lease or other such lease or other instrument is recorded and (ii) all valid and existing amendments to such lease or other instrument of record in such county or parish record, as applicable, regardless of whether such amendments are expressly described herein. A special reference is herein made to each such lease or other instrument and the record thereof for a more particular description of the property and the interest sought to be affected by this Mortgage and for all other purposes.

Exhibit A – Page 1

EXHIBIT H

FORM OF LEGAL OPINION OF SIMPSON THACHER & BARTLETT LLP

H-1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE: (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS

December 21, 2011

JPMorgan Chase Bank, N.A., as Administrative

Agent and as Collateral Agent under the Credit

Agreement, in each case as hereinafter defined

and

The Lenders listed on Schedule I hereto

Re:	Credit Agreement, dated as of December 21, 2011 (the “Credit Agreement”). among Samson Investment Company, a Nevada corporation (the “Borrower”), the lending institutions identified in the Credit Agreement (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), and the other parties to the Credit Agreement party thereto.

Ladies and Gentlemen:

We have acted as counsel to the Borrower, Samson Resources Corporation, a Delaware corporation (“Holdings”), the subsidiaries of the Borrower named on Part A of Schedule II attached hereto (the “Delaware Subsidiary Guarantors” and, together with Holdings, the “Delaware Credit Parties”) and the subsidiaries of the Borrower named on Part B of Schedule II attached hereto (the “Non-Delaware Subsidiary Guarantors” and, together with the Borrower, the “Non-Delaware Credit Parties”; the Non-Delaware Credit Parties, together with the Delaware Credit Parties, the “Credit Parties”) in connection with the preparation, execution and delivery of the following documents:

(i) the Credit Agreement;

(ii) the Notes delivered to the Lenders on the date hereof;

(iii) the Guarantee;

(iv) the Security Agreement;

(v) the Pledge Agreement; and

(vi) the Mortgages listed on Schedule III hereto.

BEIJING     HONG KONG      HOUSTON      LONDON      LOS ANGELES      PALO ALTO      SÃO PAULO      TOKYO     WASHINGTON, D.C.

SIMPSON THACHER & BARTLETT LLP	-2-	DECEMBER 21, 2011

The documents described in the foregoing clauses (i) through (vi) are collectively referred to herein as the “Credit Documents,” and the documents described in the foregoing clauses (iv) through (vi) are collectively referred to herein as the “Security Documents.” Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This opinion letter is furnished to you pursuant to Section 6.3 of the Credit Agreement.

We have examined the following:

(i)	the Credit Agreement, signed by the Borrower and by the Administrative Agent and certain of the Lenders;

(ii)	each other Credit Document, signed by each Credit Party that is a party thereto; and

(iii)	forms of the Notes to be delivered after the date hereof;

(iv) unfiled copies of the financing statements listed on Schedule IV hereto (the “Delaware Financing Statements”), naming the Credit Parties indicated on such Schedule IV as debtors and the Collateral Agent as secured party, which we understand will be filed in the Office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”).

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate and limited liability company records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In addition, we have relied as to certain matters of fact upon the representations made in the Credit Documents.

In addition, we have assumed that (1) the Credit Parties have rights in the Collateral (as defined in the Security Agreement and the Pledge Agreement) existing on the date hereof and will have rights in property that becomes Collateral after the date hereof and (2) “value” (as defined in Section 1-201(44) of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)) has been given by the Lenders to the Credit Parties for the security interests and other rights in the Collateral.

SIMPSON THACHER & BARTLETT LLP	-3-	DECEMBER 21, 2011

In rendering the opinion set forth in paragraph 5 below with respect to the Notes, we have assumed that at the time of any execution and delivery of Notes after the date hereof, the board of directors of the Borrower (or any committee thereof acting pursuant to authority properly delegated to such committee by such board of directors) has not taken any action to rescind or otherwise reduce the prior authorization of the issuance of such Notes.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. Each of the Credit Parties (other than the Non-Delaware Credit Parties, as to which we express no opinion in this paragraph 1) (a) is validly existing and in good standing as a corporation or limited liability company, as applicable, under the law of the State of Delaware, (b) has the corporate or limited liability company, as applicable, power and authority to execute and deliver each of the Credit Documents to which it is a party, to borrow (in the case of the Borrower) and perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

2. The execution and delivery by each Delaware Credit Party of the Credit Documents to which it is a party, the performance of its payment obligations thereunder and the granting of the security interests to be granted by it pursuant to the Security Documents (a) will not result in any violation of (1) the certificate of incorporation or by-laws, or certificate of formation or limited liability company agreement, as applicable, of such Delaware Credit Party or (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any federal or New York statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any rule or regulation issued pursuant to any federal or New York statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in any Delaware Credit Party’s properties pursuant to the terms of any agreement or instrument identified on Schedule V hereto.

3. The execution and delivery by each Non-Delaware Credit Party of the Credit Documents to which it is a party, the Borrower’s borrowings in accordance with the terms of the Credit Documents, the performance of its payment obligations thereunder and the granting of the security interests to be granted by it pursuant to the Security Documents (a) will not result in any violation of, assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any federal or New York statute or any rule or regulation issued pursuant to any federal or New York statute or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in any Non-Delaware Credit Party’s properties pursuant to the terms of any agreement or instrument identified on Schedule V hereto.

SIMPSON THACHER & BARTLETT LLP	-4-	DECEMBER 21, 2011

4. No consent, approval, authorization, order, filing, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings by the Borrower in accordance with the terms of the Credit Documents, the performance by any Credit Party of its payment obligations under the Credit Documents to which it is a party or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

5. Assuming that each of the Credit Documents (other than the Mortgages, as to which we express no opinion in this paragraph 5) is a valid and legally binding obligation of each of the parties thereto (other than the Credit Parties) and assuming that (a) each Non-Delaware Credit Party is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its organizational documents, (b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the federal laws of the United States, the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act) and (c) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach of or default under any agreement or instrument which is binding upon such Credit Party (except that we do not make the assumption in the foregoing clause (c) with respect to the agreements and instruments that are the subject of clause (b) of opinion paragraph 2 of this opinion letter), each Credit Document (other than any Mortgage) constitutes and each Note delivered to a Lender after the date hereof, assuming the due execution and delivery by the Credit Party that is the maker of such Note, will constitute the valid and legally binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its terms.

6. To our knowledge there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject, and no such action, suit or proceeding is threatened to which any Credit Party would be a party or to which the business, assets or property of any Credit Party would be subject, that in either case questions the validity of the Credit Documents.

7. No Credit Party is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

8. Assuming that the Borrower will comply with the provisions of the Credit Agreement relating to the use of proceeds, the execution and delivery of the Credit Agreement by the Borrower and the making of the Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

SIMPSON THACHER & BARTLETT LLP	-5-	DECEMBER 21, 2011

9. The Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “Security Agreement Article 9 Collateral”).

10. The security interest of the Collateral Agent for the benefit of the Secured Parties in that portion of the Security Agreement Article 9 Collateral that consists of “instruments” within the meaning of Article 9 of the New York UCC will be a perfected security interest upon delivery of such instruments to the Collateral Agent in the State of New York.

11. The Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a security interest under the New York UCC in the investment property identified on Schedule 1 to the Pledge Agreement (the “Pledged Securities”).

12. The Collateral Agent will have a perfected security interest in the Pledged Securities for the benefit of the Secured Parties under the New York UCC upon delivery to the Collateral Agent for the benefit of the Secured Parties in the State of New York of the certificates representing the Pledged Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement. Assuming neither the Collateral Agent nor any of the Secured Parties has notice of any adverse claim to the Pledged Securities, the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Parties free of any adverse claim.

Although we express no opinion as to the law of the State of Delaware (other than the Delaware General Corporation Law and the Delaware Limited Liability Company Act), we have reviewed Article 9 of the Uniform Commercial Code in effect in the State of Delaware as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through December 6, 2011 (the “Delaware UCC”) and, based solely on such review, we advise you that (a) the Delaware Financing Statements are in appropriate form for filing in the Delaware Filing Office and (b) upon the filing of the Delaware Financing Statements in the Delaware Filing Office, the Collateral Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Security Agreement Article 9 Collateral in which a security interest is perfected by filing a financing statement in the Delaware Filing Office.

Our opinions in paragraphs 5, 9 and 11 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Our opinion in paragraph 5 above also is subject to the qualification that certain provisions of the Security Documents

SIMPSON THACHER & BARTLETT LLP	-6-	DECEMBER 21, 2011

may not be enforceable in whole or in part, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the law of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

Our opinions in paragraphs 9 and 11, and our advice in the second preceding paragraph above, are limited to Article 9 of the New York UCC or the Delaware UCC, as the case may be, and our opinion in paragraph 12 is limited to Articles 8 and 9 of the New York UCC, and, therefore, those opinion and advice paragraphs do not address collateral of a type not subject to Article 8 or 9, as the case may be, of the New York UCC or the Delaware UCC. In addition we express no opinion as to what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

We express no opinion and render no advice with respect to:

(i) perfection of any security interest in (1) any collateral of a type represented by a certificate of title, and (2) any collateral consisting of money or cash equivalents;

(ii) the effect of Section 9-315(a)(2) of the New York UCC with respect to any proceeds of Collateral that are not identifiable;

(iii) perfection of any security interest the priority of which is subject to Section 9-334 of the New York UCC;

(iv) except to the extent expressed in opinion paragraph 12, the priority of any security interest;

(v) the effect of Section 552 of the Bankruptcy Code (11 U.S.C. Section 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. Section 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

(vi) the effect of any provision of the Credit Documents that is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

(vii) the effect of any provision of the Credit Documents that is intended to permit modification thereof only by means of an agreement in writing signed by the parties thereto;

(viii) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

SIMPSON THACHER & BARTLETT LLP	-7-	DECEMBER 21, 2011

(ix) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

(x) the enforceability of any provision of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to the performance of contract obligations; and

(xi) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State and County of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Credit Documents that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States district court has discretion to transfer an action from one federal court to another.

With respect to matters of Nevada law, we understand that you are relying on the opinion of Woodburn and Wedge dated the date hereof. With respect to matters of Oklahoma law, we understand that you are relying on the opinion of Conner & Winters dated the date hereof.

We do not express any opinion herein concerning any law other than the federal law of the United States, the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

SIMPSON THACHER & BARTLETT LLP	-8-	DECEMBER 21, 2011

This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent; provided that this opinion may be furnished to, but not relied upon by (i) any person that purchases an interest or a participation in the Loans, (ii) any auditor or regulatory authority having jurisdiction over a Lender on the basis that they make no further disclosure and (iii) any other person pursuant to court order or judicial process.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP
SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

THE LENDERS

JPMORGAN CHASE BANK, N.A.

BANK OF AMERICA, N.A.

BANK OF MONTREAL

BARCLAYS BANK PLC

CAPITAL ONE, NATIONAL ASSOCIATION

CITIGROUP GLOBAL MARKETS INC.

COMERICA BANK

COMPASS BANK

CREDIT SUISSE AG

JEFFERIES FINANCE LLC

KKR CORPORATE LENDING LLC

MIZUHO CORPORATE BANK, LTD.

ROYAL BANK OF CANADA

SUMITOMO MITSUI BANKING CORPORATION

TORONTO DOMINION (NEW YORK) LLC

UBS LOAN FINANCE LLC

UNION BANK, N.A.

WELLS FARGO BANK, N.A.

SIMPSON THACHER & BARTLETT LLP

SCHEDULE II

PART A:

DELAWARE SUBSIDIARY GUARANTORS

Entity Name	Jurisdiction of Organization
Geodyne Resources, Inc.	Delaware

Samson Contour Energy Co.	Delaware

Samson Contour Energy E&P, LLC	Delaware

Samson Holdings, Inc.	Delaware

Samson LS, LLC	Delaware

PART B:

NON-DELAWARE SUBSIDIARY GUARANTORS

Entity Name	Jurisdiction of Organization

Samson Resources Company	Oklahoma

Samson - International, Ltd.	Oklahoma

SIMPSON THACHER & BARTLETT LLP

SCHEDULE III

MORTGAGES

Jurisdiction	Document

Colorado	Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Samson Resources Company to and for the benefit of JPMorgan Chase Bank, N.A., as Collateral Agent, and the Other Secured Persons dated as of December 21, 2011 to be filed in La Plata County, Colorado.

Louisiana	Act of Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Samson Contour Energy E & P, LLC to JPMorgan Chase Bank, N.A., as Collateral Agent for its benefit and the benefit of the Other Secured Persons dated as of December 21, 2011 to be filed in DeSoto, Bossier, Red River, Webster and Natchitoches Parishes, Louisiana.

North Dakota	Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Samson Resources Company to JPMorgan Chase Bank, N.A., as Collateral Agent, for its benefit and the benefit of the Other Secured Persons dated as of December 21, 2011 to be filed in Divide and Williams Counties, North Dakota.

Oklahoma	Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Samson Resources Company and Geodyne Resources, Inc., as Mortgagors, to JPMorgan Chase Bank, N.A., as Mortgagee and Collateral Agent, and the Other Secured Persons dated as of December 21, 2011 to be filed in each of Washita, Caddo, Roger Mills, Pittsburg, Canadian, Custer, Beckham, Grady, Ellis, Latimer, Beaver, Texas and Major Counties, Oklahoma.

Texas	Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Samson LS, LLC, Samson Contour Energy E & P, LLC and Geodyne Resources, Inc. to Ronald L. Dierker, as Trustee for the benefit of JPMorgan Chase Bank, N.A., as Collateral Agent for its benefit and the benefit of the Other Secured Persons dated as of December 21, 2011 to be filed in Nacogdoches, Hemphill, Harrison, Wheeler, Panola, Rusk, Shelby, Lipscomb and Gregg Counties, Texas.

Wyoming	Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement from Samson Resources Company to and for the benefit of JPMorgan Chase Bank, N.A., as Collateral Agent, and the Other Secured Persons dated as of December 21, 2011 to be filed in Converse, Sweetwater and Carbon Counties, Wyoming.

SIMPSON THACHER & BARTLETT LLP

SCHEDULE IV

FINANCING STATEMENTS

The following financing statements on form UCC-1, naming the Person listed below as debtor and the Collateral Agent as secured party for the benefit of the Secured Parties, to be filed in the offices listed opposite the name of such party:

Debtor	Filing Office
Geodyne Resources, Inc.	Delaware Filing Office

Samson Contour Energy Co.	Delaware Filing Office

Samson Contour Energy E & P, LLC	Delaware Filing Office

Samson Holdings, Inc.	Delaware Filing Office

Samson LS, LLC	Delaware Filing Office

Samson Resources Corporation	Delaware Filing Office

SIMPSON THACHER & BARTLETT LLP

SCHEDULE V

AGREEMENTS AND INSTRUMENTS

Stock Purchase Agreement, dated as of November 22, 2011, by and among Holdings, Samson, and the stockholders of Samson identified therein.

Senior Interim Loan Agreement, dated as of December 21, 2011, among the Borrower, the lending institutions identified therein and JPMorgan Chase Bank, N.A., as administrative agent.

Stockholders’ Agreement, dated as of December 21, 2011, by and among Samson Resources Corporation, a Delaware corporation, Samson Aggregator L.P., a Delaware limited partnership, JDRockies Resources Limited, a Delaware corporation and, solely for purposes of Section 6.5 therein, ITOCHU Corporation, a Corporation organized under the laws of Japan.

EXHIBIT I

FORM OF CREDIT PARTY CLOSING CERTIFICATE

CLOSING CERTIFICATE

[NAME OF CERTIFYING CREDIT PARTY]

December 21, 2011

Reference is made to the Credit Agreement, dated as of December 21, 2011(the “Credit Agreement”), among Samson Investment Company, a Nevada corporation, as the initial Borrower, the banks, financial institutions and other lending institutions from time to time parties hereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

1. The undersigned [ ], [ ] of [ ] (the “Certifying Credit Party”), solely in his capacity as [ ] of the Certifying Credit Party and not individually, hereby certifies as follows:

(a) The Specified Representations made by the Certifying Credit Party in each of the Credit Documents, in each case as they relate to the Certifying Credit Party on the date hereof, are true and correct in all material respects on and as of the date hereof (except where such Specified Representations expressly relate to an earlier date, in which case such Specified Representations were true and correct in all material respects as of such earlier date).

(b) [            ] is the duly elected and qualified [Assistant] Secretary of the Certifying Credit Party and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents.

2. The undersigned [Assistant] Secretary of the Certifying Credit Party, solely in his capacity as [Assistant] Secretary of the Certifying Credit Party and not individually, hereby certifies as follows:

(a) Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the [Board of Directors/General Partner/Member] (or a duly authorized committee thereof) of the Certifying Credit Party, authorizing (i) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (ii) the extensions of credit contemplated by the Credit Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Credit Party now in force relating to or affecting the matters referred to therein;

(b) Attached hereto as Exhibit B is a true and complete copy of the charter of the Certifying Credit Party certified by the Secretary of State of the Certifying Credit Party’s jurisdiction of organization as of a recent date, as in effect at all times since the date shown on the attached certificate;

I-1

(c) Attached hereto as Exhibit C is a true and complete copy of the [by-laws/limited partnership agreement/limited liability company agreement] of the Certifying Credit Party as in effect at all times since the adoption thereof to and including the date hereof; and

(d) Set forth on Exhibit D hereto is a list of the now duly elected and qualified officers of the Certifying Credit Party holding the offices indicated next to their respective names below, and such officers hold such offices with the Certifying Credit Party on the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents.

[Remainder of page intentionally left blank; signature page follows]

I-2

IN WITNESS WHEREOF, the undersigned have hereto set our names as of the date set forth above.

Name:	Name:
Title: [President/Vice President]	Title:	[Secretary/Assistant Secretary]

Signature Page

Samson Investment Company

Closing Certificate

Exhibit A

Resolutions

[see attached]

Exhibit B

Charter

(Certificate of Organization/Formation)

[see attached]

EXHIBIT C

By-Laws / (LLC) Operating Agreement

[see attached]

EXHIBIT D

Specimen Signatures

Name	Office	Signature

EXHIBIT J

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and accepts from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters or credit) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:

3. Borrower:	Samson Investment Company

4. Administrative Agent:	JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement (as defined below).

5. Credit Agreement:	The Credit Agreement, dated as of December 21, 2011 (the “Credit Agreement”), among SAMSON INVESTMENT COMPANY, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto (such terms and each other capitalized term used but not defined herein having the meaning provided in Section 1 of the Credit Agreement).

J-1

6. Assigned Interest:

Total Commitment for all Lenders	Amount of Commitment/Loans Assigned	Commitment Percentage[1]
$	$		%

Effective Date:                     , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7. Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

[ ]	[ ]

[Remainder of page intentionally left blank; signature page follows]

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

J-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Signature Page

Samson Investment Company

Assignment and Acceptance Agreement

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Letter of Credit Issuer and Swingline Lender

By:
Name:
Title:

Signature Page

Samson Investment Company

Assignment and Acceptance Agreement

Consented to:

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

Signature Page

Samson Investment Company

Assignment and Acceptance Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ACCEPTANCE AGREEMENT

Representations and Warranties.

Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (iv) if it is a Non-U.S. Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Annex 1-1

EXHIBIT K

FORM OF PROMISSORY NOTE

New York, New York

$	[ ], 201[ ]

FOR VALUE RECEIVED, the undersigned, SAMSON INVESTMENT COMPANY, a Nevada corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [Lender][Swingline Lender] or its registered assigns (the [“Lender”] [“Swingline Lender”]), at the Administrative Agent’s Office or such other place as JPMORGAN CHASE BANK, N.A. (the “Administrative Agent”) shall have specified, in Dollars and in immediately available funds, in accordance with Section 5.3 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in Section 1 of the Credit Agreement) on the [Initial][Swingline] Maturity Date, the principal amount of [            ] US Dollars ($[            ]) or, if less, the aggregate unpaid principal amount, if any, of all advances made by the [Swingline] Lender to the Borrower in respect of [Initial][Swingline] Loans pursuant to the Credit Agreement. The Borrower further promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement.

This Promissory Note is one of the promissory notes referred to in Section 13.6 of the Credit Agreement, dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the lenders from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto (such terms and each other capitalized term used but not defined herein having the meaning provided in Section 1 of the Credit Agreement).

This Promissory Note is subject to, and the [Swingline] Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the [Initial][Swingline] Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The [Initial][Swingline] Loans evidenced hereby are subject to prepayment prior to the [Initial][Swingline] Maturity Date, in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the [Swingline] Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent or the [Swingline] Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or the [Swingline] Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.7 of the Credit Agreement, and such Person shall be treated as the [Swingline] Lender hereunder for all purposes of the Credit Agreement.

[remainder of page intentionally left blank]

K-1

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

Promissory Note

Credit Agreement

EXHIBIT L

FORM OF INTERCOMPANY NOTE

INTERCOMPANY NOTE

New York, New York

[DATE]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Capitalized terms used in this intercompany promissory note (this “Note”) but not otherwise defined herein shall have the meanings given to them in the Credit Agreement dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Samson Investment Company, a Nevada corporation, as the initial Borrower, the banks, financial institutions and other lending institutions from time to time parties hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto.

This Note shall be pledged by each Payee that is a Credit Party to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement as collateral security for the full and prompt payment when due of, and the performance of, such Payee’s Obligations. Each Payee hereby acknowledges and agrees that after the occurrence of and during the continuance of an Event of Default under and as defined in the Credit Agreement, the Collateral Agent may, in addition to the other rights and remedies provided pursuant to the Pledge Agreement and otherwise available to it, exercise all rights of the Credit Party Payees with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Credit Party to any Payee shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor (except as expressly permitted by the Credit Agreement), whether or not involving insolvency or bankruptcy, then, if an Event of Default (as defined in the Credit Agreement) has occurred and is continuing (x) the holders of Senior Indebtedness shall be irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations) before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any Event of Default (as under and defined in the Credit Agreement) occurs and is continuing, then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note;

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been irrevocably paid in full in cash (other than Hedging Obligations under Secured Hedge Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered in accordance with the Security Documents; and

(iv) each Payor agrees to file all claims against each relevant Payee in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness, and the Collateral Agent shall be entitled to all of such Payor’s rights thereunder. If for any reason a Payor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Payor hereby irrevocably appoints the Collateral Agent as its true and lawful attorney-in-fact and the Collateral Agent is hereby authorized to act as attorney-in-fact in such Payor’s name to file such claim or, in such Collateral Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of such Collateral Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Collateral Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payor hereby assigns to the Collateral Agent all of such Payor’s rights to any payments or distributions to which such Payor otherwise would be entitled. If the amount so paid is greater than such Payor’s liability hereunder, the Collateral Agent shall pay the excess amount to the party entitled thereto. In addition, each Payor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact to exercise all of such Payor’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Payee.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Collateral Agent and the other Secured Parties. The Collateral Agent and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the Collateral Agent may, on behalf of itself, and the Secured Parties, proceed to enforce the subordination provisions herein.

The subordination terms contained in this Note shall terminate on the Termination Date (as defined in the Pledge Agreement).

The indebtedness evidenced by this Note owed by any Payor that is not a Credit Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Credit Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to any other Subsidiary.

From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

[Signature Pages Follow]

EXHIBIT M

FORM OF SOLVENCY CERTIFICATE

Date: December 21, 2011

To:	The Administrative Agent and each of the Lenders party to the Credit Agreement referred to below

Re:	Credit Agreement, dated as of December 21, 2011 (the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto

Ladies and Gentlemen:

I, the undersigned, the [senior authorized financial officer] of the Borrower, in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:

1.	This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 6.10 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2.	For purposes of this certificate, the terms below shall have the following definitions:

a.	“Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Restricted Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

b.	“Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Restricted Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

c.	“Stated Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Restricted Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof),, determined in accordance with GAAP consistently applied.

d.	“Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Restricted Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof) (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

e.	“Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

For the period from the date hereof through the Maturity Date, the Borrower and its Restricted Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of Identified Contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Credit Parties as reflected in the projected financial statements and in light of the anticipated credit capacity.

f.	“Do not have Unreasonably Small Capital”

For the period from the date hereof through the Maturity Date, the Borrower and its Restricted Subsidiaries taken as a whole after consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof) is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for such period. I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Credit Parties as reflected in the projected financial statements and in light of the anticipated credit capacity.

3.	For purposes of this certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

a.	I have reviewed the financial statements (including the pro forma financial statements) referred to in Sections 6.13 and 8.9 of the Credit Agreement.

b.	I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

c.	As the [ ] of the Borrower, I am familiar with the financial condition of the Borrower and its Restricted Subsidiaries.

4.	Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that after giving effect to the consummation of the Transactions (including the execution and delivery of the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof), it is my opinion that (i) the Fair Value of the assets of the Borrower and its Restricted Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities, (ii) the Present Fair Salable Value of the assets of the Borrower and its Restricted Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (iii) the Borrower and its Restricted Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iv) the Borrower and its Restricted Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf by the undersigned [senior authorized financial officer] as of the date first written above.

SAMSON INVESTMENT COMPANY

By:
Name:
Title:

Signature Page

Samson Investment Company

Solvency Certificate

EXHIBIT N-1

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

Pursuant to Section 5.4(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated:                    , 20[     ]

Form of Non-Bank Certificate

EXHIBIT N-2

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

Pursuant to Section 5.4(e) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments on the Loan(s) are not effectively connected with the undersigned’s or any of its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Non-U.S. Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[     ]

Form of Non-Bank Certificate

EXHIBIT N-3

FORM OF

NON-BANK TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

Pursuant to Section 5.4(e) and Section 13.6(c) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[     ]

Form of Non-Bank Certificate

EXHIBIT N-4

FORM OF

NON-BANK TAX CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of December 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Samson Investment Company, a Nevada corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, and a Letter of Credit Issuer, and each other Letter of Credit Issuer from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

Pursuant to Section 5.4(e) and Section 13.6(c) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments with respect to such participation are not effectively connected with the undersigned’s or any of its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Non-U.S. Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[     ]